As filed with the Securities and Exchange Commission on November 4, 2022

Registration No. 333-267936

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

RUMBLE INC.

(Exact name of registrant as specified in its charter)

__________________________________________

Delaware	4899	85-1087461
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

444 Gulf of Mexico Dr
Longboat Key, FL 34228
(941) 210-0196
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

Christopher Pavlovski
Chief Executive Officer
444 Gulf of Mexico Dr
Longboat Key, FL 34228
(941) 210-0196
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

Copies to:

Russell L. Leaf
Sean M. Ewen
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
(212) 728-8000

__________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2022

PRELIMINARY PROSPECTUS

RUMBLE INC.

8,050,000 Shares of Class A Common Stock Underlying Warrants
333,568,989 Shares of Class A Common Stock by the Selling Holders
550,000 Warrants to Purchase Class A Common Stock by the Selling Holders

This prospectus relates to (a) the issuance by us of up to 8,050,000 shares of our common stock, par value $0.0001 per share (“Class A Common Stock”), upon the exercise of warrants, each exercisable for one share of Class A Common Stock at a price of $11.50 per share (“Warrants”) and (b) the resale from time to time by the selling securityholders named in this prospectus (each a “Selling Holder” and collectively, the “Selling Holders”) of (i) up to 333,568,989 shares of Class A Common Stock, consisting of 333,018,989 shares of Class A Common Stock and 550,000 shares of Class A Common Stock issuable upon the exercise of Warrants and (ii) 550,000 Warrants. With respect to the 333,568,989 shares of Class A Common Stock held by the Selling Holders, we are registering the resale of (i) 8,300,000 shares of Class A Common Stock that were issued on a private placement basis at a price of $10.00 per share in the PIPE Investment in connection with our Business Combination pursuant to customary registration rights that we granted to our PIPE Investors, (ii) 227,891,189 shares of Class A Common Stock that were previously issued and registered on Form S-4 in connection with our Business Combination (as well as the resale of 86,752,800 shares underlying options to be registered on Form S-8) pursuant to the Registration Rights Agreement (as further described herein), which provides for, among other things, customary resale underwritten demand and related “piggyback rights” for certain Selling Holders and which shares of Class A Common Stock (including those shares of Class A Common Stock underlying options) were received by existing shareholders of Rumble Canada (as defined below) in exchange for their securities in Rumble Canada as part of the consummation of the Business Combination, (iii) 10,075,000 shares of Class A Common Stock held by the Sponsor and its related parties pursuant to the Registration Rights Agreement and/or certain registration rights granted in connection with CF VI’s initial public offering, which are comprised of (A) 1,875,000 shares of Class A Common Stock issued to the Sponsor pursuant to the Forward Purchase Contract at an effective price of $8.00 per share, (B) 7,500,000 shares of Class A Common Stock issued to the Sponsor and former independent directors of CF VI in exchange for the 7,500,000 shares of Class B Common Stock issued to them in connection with the formation of CF VI at a price of $0.003 per share, and (C) 700,000 shares of Class A Common Stock issued to the Sponsor in connection with a private placement at a price of $10.00 per share, and (iv) 550,000 shares of Class A Common Stock issuable upon the exercise of Warrants at an exercise price of $11.50 per Warrant.

As described above, the Selling Holders acquired the shares of Class A Common Stock covered by this prospectus at prices ranging from $0.003 per share to $10.00 per share of Class A Common Stock. By comparison, the offering price to public shareholders in the CF VI initial public offering was $10.00 per unit, which consisted of one share and one-fourth of one Warrant. Consequently, certain Selling Holders may realize a positive rate of return on the sale of their shares covered by this prospectus even if the market price per share of Class A Common Stock is below $10.00 per share, in which case the public shareholders may experience a negative rate of return on their investment. For example, a Selling Holder who sells 1,000,000 shares of Class A Common Stock (which it originally acquired as “founder shares” for $0.003 per share) at a price per share of $12.27 per share (the closing price of the Class A Common Stock on November 3, 2022) will earn a realized profit of $12,267,000, while a public stockholder who sells the same number of shares of Class A Common Stock (which it originally acquired for $10.00 per share in the initial public offering) will only earn a realized profit of $2,270,000.

Certain Selling Holders, including Rumble Chairman and CEO Christopher Pavlovski and other company insiders, are subject to contractual lock-up restrictions that prohibit them from selling stock at this time. The shares of Class A Common Stock held by the Sponsor (other than the 1,500,000 shares of Class A Common Stock constituting the Forward Purchase Shares and the 1,159,000 shares of Class A Common Stock that were acquired by the Sponsor in the PIPE Investment) are also subject to contractual lock-up restrictions. See the section entitled “Plan of Distribution.” However, because the current market price of our Class A Common Stock, which was $12.27 per share at the closing on November 3, 2022, is higher than the price the Selling Holders paid for their shares of Class A Common Stock (ranging from $0.003 per share to $10.00 per share) or the exercise price of the Warrants ($11.50 per share), there is more likelihood that Selling Holders holding shares of Class A Common Stock or Warrants will sell their shares of Class A Common Stock after the registration statement that includes this prospectus is declared effective (subject, in the case of certain Selling Holders, to compliance with the contractual lock-up restrictions referred to above). Such sales, or the prospect of such sales, may have a material negative impact on the market price of our Class A Common Stock. After the effectiveness of the registration statement that includes this prospectus, (i) 25,447,437 shares of Class A Common Stock registered on the registration statement that includes this prospectus and that were purchased by Selling Holders for prices below current market prices will be able to be sold immediately pursuant to such registration statement without any contractual lock-up restrictions and (ii) an additional 315,621,552 shares of Class A Common Stock registered on the registration statement that includes this prospectus and that were purchased by Selling Holders for prices below current market prices will be able to be sold pursuant to such registration statement once the contractual lock-up restrictions that apply to such Selling Holders expire. It should be noted that the share numbers in the immediately preceding sentence are given on a fully diluted basis (inclusive of all shares of Class A Common Stock issuable upon exchange of ExchangeCo Shares, and which also includes shares of Class A Common Stock and ExchangeCo Shares placed in escrow pursuant to the terms of the BCA).

This prospectus provides you with a general description of such securities and the general manner in which the Selling Holders may offer or sell the securities. More specific terms of any securities that the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

On September 16, 2022, we consummated the business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated as of December 1, 2021 (as amended, the “BCA”), by and between CF Acquisition Corp. VI, a Delaware corporation (“CF VI”), and Rumble Inc., a corporation formed under the laws of the Province of Ontario, Canada (“Rumble Canada”). In connection with the consummation of the Business Combination, CF VI changed its name from CF Acquisition Corp. VI to Rumble Inc. and Rumble Canada changed its name from Rumble Inc. to Rumble Canada Inc.

We will bear all costs, expenses and fees in connection with the registration of the securities offered pursuant to this prospectus and will not receive any proceeds from the sale of the securities offered pursuant to this prospectus. The Selling Holders will bear all commissions and discounts, if any, attributable to their sales of the securities offered pursuant to this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Class A Common Stock and Warrants are listed on The Nasdaq Global Market under the symbols “RUM” and “RUMBW”, respectively. On November 3, 2022, the closing sale prices of our Class A Common Stock and Warrants were $12.27 and $2.63, respectively. We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our Class A Common Stock and Warrants involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale of the securities offered pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants offered hereby (to the extent such Warrants are exercised for cash).

Neither we nor the Selling Holders (as defined below) have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On September 16, 2022, we consummated the business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated as of December 1, 2021 (as amended, the “BCA”), by and between CF Acquisition Corp. VI, a Delaware corporation (“CF VI”), and Rumble Inc., a corporation formed under the laws of the Province of Ontario, Canada (“Rumble Canada”). In connection with the consummation of the Business Combination, CF VI changed its name from CF Acquisition Corp. VI to Rumble Inc. and Rumble Canada changed its name from Rumble Inc. to Rumble Canada Inc. In connection with the Business Combination, we filed a definitive proxy statement/prospectus with the SEC on August 12, 2022 (the “Proxy Statement/Prospectus”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Proxy Statement/Prospectus.

Unless the section herein specifies otherwise, references to the “Company,” “we,” “us” or “our” are to, (a) prior to the closing of the Business Combination, either (i) CF VI or (ii) Rumble Canada, as the context may require, and (b) following the closing of the Business Combination, Rumble Inc., a Delaware corporation. Unless the section herein specifies otherwise, references to “Rumble” are to (x) prior to the closing of the Business Combination, Rumble Canada and (y) following the closing of the Business Combination, Rumble Inc., a Delaware corporation. References to “ExchangeCo” are to 1000045728 Ontario Inc., a corporation formed under the laws of the Province of Ontario, Canada, and an indirect, wholly owned subsidiary of Rumble, and references to “ExchangeCo Shares” are to the exchangeable shares of ExchangeCo.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot provide assurance that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Investors should read statements that contain these words carefully because they:

•        discuss future expectations;

•        contain projects of future results of operations or financial condition; or

•        state other “forward-looking” information.

We believe it is important to communicate our expectations to our securityholders. However, there may be events in the future that management is not able to predict accurately or over which we have no control. The risk factors and cautionary language contained in this prospectus provide examples of risks, uncertainties, and events that may cause actual results to differ materially from the expectations described in such forward-looking statements, including among other things:

•        Rumble’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of Rumble to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

•        the possibility that Rumble may be adversely impacted by economic, business, and/or competitive factors;

•        Rumble’s limited operating history makes it difficult to evaluate its business and prospects;

•        Rumble’s recent and rapid growth may not be indicative of future performance;

•        Rumble may not continue to grow or maintain its active user base, and may not be able to achieve or maintain profitability;

•        Rumble collects, stores, and processes large amounts of user video content and personal information of its users and subscribers. If Rumble’s security measures are breached, its sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing its content or using its services, its business and operating results could be harmed, and it could face legal claims from users and subscribers;

•        Rumble may fail to comply with applicable privacy laws;

•        Rumble is subject to cybersecurity risks and interruptions or failures in Rumble’s information technology systems and as it grows and gains recognition, it will likely need to expend additional resources to enhance Rumble’s protection from such risks. Notwithstanding Rumble’s efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss;

•        Rumble may be found to have infringed on the intellectual property of others, which could expose Rumble to substantial losses or restrict its operations;

•        Rumble may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of section 230 of the Communications Decency Act;

•        Rumble may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law;

•        Rumble’s traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that it does not control;

•        Rumble’s business depends on continued and unimpeded access to its content and services on the Internet. If Rumble or those who engage with its content experience disruptions in Internet service, or if Internet service providers are able to block, degrade or charge for access to Rumble’s content and services, Rumble could incur additional expenses and the loss of traffic and advertisers;

•        Rumble faces significant market competition, and if Rumble is unable to compete effectively with its competitors for traffic and advertising spend, its business and operating results could be harmed;

•        changes to Rumble’s existing content and services could fail to attract traffic and advertisers or fail to generate revenue;

•        Rumble depends on third-party vendors, including Internet service providers, advertising networks, and data centers, to provide core services;

•        hosting and delivery costs may increase unexpectedly;

•        we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements often involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are typically based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity;

•        changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new U.S. or international tax legislation, or exposure to additional tax liabilities may adversely impact Rumble’s financial results;

•        compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in the U.S. and Canada, or industry practices may adversely affect Rumble’s business;

•        the ongoing COVID-19 pandemic has caused a global health crisis that has caused significant economic and social disruption, and its impact on Rumble’s business is uncertain; and

•        other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC by Rumble.

Forward-looking statements are based on information available as of the date of this prospectus and involve a number of judgments and assumptions, known and unknown risks and uncertainties and other factors, many of which are outside the control of Rumble and its management team. Accordingly, forward-looking statements should not be relied upon as representing Rumble’s views as of any subsequent date. Rumble does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Before you invest in our securities, you should be aware that the occurrence of one or more of the events described in the “Risk Factors” section and elsewhere in this prospectus may adversely affect us.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the heading “Risk Factors.”

Company Overview

Unless the section herein specifies otherwise, references to the “Company,” “we,” “us” or “our” are to, (a) prior to the closing of the Business Combination, either (i) CF VI or (ii) Rumble Canada, as the context may require, and (b) following the closing of the Business Combination, Rumble Inc., a Delaware corporation. Unless the section herein specifies otherwise, references to “Rumble” are to (x) prior to the closing of the Business Combination, Rumble Canada and (y) following the closing of the Business Combination, Rumble Inc., a Delaware corporation.

Our Story

Rumble is a high-growth video sharing platform designed to help content creators manage, distribute, and monetize their content by connecting them with brands, publishers, and directly to their subscribers and followers. In the third quarter of 2020, we welcomed Devin Nunes, former U.S. Representative for California, and Dan Bongino, political commentator, to our platform. These additions, along with tailwinds from the U.S. election season, led to dramatic growth in our user base from 1.2 million monthly active users (“MAUs”) in Q2 2020 to 21 million MAUs in Q4 2020.1

Over the course of 2021 and into 2022, we have continued to strengthen our content offering with increasing adoption from top creators, such as Jorge Masvidal, Dr. Drew, Glenn Greenwald, finance analyst Matt Kohrs, and Russell Brand. In 2022, we added significant creators outside of North America, starting with “Monark,” a creator described by the New York Times as “Brazil’s Joe Rogan.” As a result, our user base has grown to 44 million MAUs on average in Q2 2022, an increase of 76% from Q2 2021. We have also made significant strides in scaling our business and our opportunity through the acquisition of Locals.com, a premier subscription-based service for multimedia content and community, in October 2021.

For the past year and for the immediate future our focus has been and will continue to be growing users and usage consumption, and not maximizing revenue. We will continue to focus on growing consumption by enhancing the user experience across all access modes, pursuing international growth, and expanding our content volume and variety. In the future, we expect to monetize this consumption by increasing ad load and increasing ad pricing by building our own ad ecosystem rather than today’s programmatic exchanges. Monetization has the potential to be further enhanced as we continue to expand into additional creator services that bring more value and earnings to our creators, such as subscriptions via Locals, tipping and licensing. Lastly, we also expect to drive revenue by offering Cloud Infrastructure-as-a-Service (“IaaS”) via our spare capacity in order to meet the unsolicited demand for cloud services many small and medium-sized enterprises (“SMEs”) have requested of us.

Our Growth Strategy

•        Grow our platform’s consumption — Growth in our user base and user engagement is an important driver to our business’s growth, and we believe that there is a significant opportunity to expand user consumption on our platform. Since our inception, our user base has primarily grown organically.

•        Content acquisition — Our user base and user engagement growth are directly driven by the content available on our platform. We have on-boarded a number of top content creators onto our platform over the last year which has enabled our significant consumption growth. Our goal is to attract even more top creators to our platform, further accelerating our platform’s growth, and we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform. These incentives have included and may continue to include equity grants or cash payments, including

____________

1        Operating metrics presented do not include Locals.com, which was acquired in October 2021.

arrangements under which we may agree to pay fixed compensation to content creators (in certain cases, for multiple years) irrespective of whether the actual revenue or user growth generated by the content creator on our platform meets our original modeled financial projections for that creator.

•        Product development — We plan to continue to build new features and technologies to develop and improve our platform and value proposition. We are currently working on implementing and upgrading livestreaming, mobile application camera integration, gifting and tipping functionality, user interface enhancements, and deep linking into our products.

•        Mobile application — We expect mobile application (“app”) users will be a key component of our user base and engagement in the future. An improved user interface and user experience will serve our existing app users, attract new app users to our platform, and grow app engagement.

•        International expansion — Historically, we have focused on growing our U.S. and Canadian user base; any historic consumption from international countries has been purely opportunistic. Moving forward, we expect to focus on growing our international user base. The recent addition of “Monark,” a prominent Brazilian podcast host, marks Rumble’s first significant expansion outside of North America.

•        Build in-house advertising ecosystem — Historically, we have used several third party ad networks and ad exchanges to fill our ad inventory. By developing our own advertising marketplace and direct ad sales team, we can reduce value leakage to exchanges, expand our advertiser base and drive better monetization. We introduced the alpha version of this marketplace in January 2022, and eventually all ads on Rumble’s platform will be served through Rumble’s own advertising system.

•        Expand Locals subscription and tipping service — Locals.com’s platform allows us to provide content creators additional revenue streams besides advertising revenue share, thereby expanding our creator value proposition and monetization opportunities.

•        Develop enterprise cloud IaaS opportunity — Our consumer business is supported by a network of in-house infrastructure which we plan on leveraging to offer an enterprise cloud solution to SMEs. We expect that our solution will include video streaming, email services, storage and cloud & website hosting and is expected to be cost-competitive to incumbent cloud players.

Marketing and Advertising

•        Users & Creators — With the tremendous amount of organic growth experienced to date, most of our marketing efforts have been focused on amplifying earned media and accelerating the word-of-mouth momentum through creator advocacy. As a result, we have been able to build our user base and brand with relatively minimal marketing costs. In the future, we will look to drive user growth and video consumption through (1) content creator partnerships and advocacy, including by offering incentives, including economic incentives, to content creators to join our platform, (2) continued earned media strategies, and (3) increased marketing spend, primarily through digital paid media channels.

•        Advertisers — We currently use several third party ad networks and ad exchanges to fill our ad inventory. By developing our own ad network, we will be in position to drive our value proposition and expand our advertiser base. In January 2022, we announced the deployment of an alpha version of our own advertising marketplace. Several advertisers have begun to run campaigns through the new system, and eventually, all ads on the Rumble platform will be served through its own advertising system. As we scale our platform, we expect to eventually drive significant and differentiated value to advertisers through the development of this independent advertising marketplace.

•        Enterprise — As we look to expand into the IaaS space and offer Cloud Solutions to the enterprise segment, we plan to build out our business-to-business subscription-based marketing -model. We expect that these services will include video streaming, email services, storage and cloud & website hosting.

Human Capital

As a software technology company, we believe our employees are our number one resource. As of June 30, 2022, we had 50 full-time employees, of whom 18 were based in Canada and 32 were based in the U.S. None of our employees are covered by collective bargaining agreements. Overall, we consider our relations with our employees to be good.

Our Company Culture

First and foremost, we hire those who are united in our mission to protect a free and open Internet. Like the creators we exist to serve, our Rumble team is full of people who like to think, to question, to build, to listen, and who want to do work that will change the world. As a team, we are:

•        Focused on our mission

•        Free in our expression

•        Fast in our execution

•        Fearless in our pursuit

The collective passion in our mission is uniquely powerful. We see this passion shared every day not only by our employees, but by our users, creators, and our customers. It is this passion and our approach to business which we believe will continue to differentiate Rumble from our competition.

Competition

We compete in almost every aspect of our business with companies (many of which are much larger and more well capitalized than us) that also provide video streaming platforms to content creators, including YouTube, Roku, TikTok, Snapchat and Facebook. We compete with these companies to attract, engage and retain users and subscribers.

Government Regulation

We are subject to domestic and foreign laws that affect companies conducting business on the Internet generally, including laws relating to the liability of providers of online services for their operations and the activities of their users.

Because we host user-uploaded content, we may be subject to laws concerning such content. In the U.S., we rely, to a significant degree, on laws that limit the liability of online providers for user-uploaded content, including the Digital Millennium Copyright Act of 1998 (DMCA) and Section 230 of the Communications Decency Act of 1996. Countries outside the U.S. generally do not provide as robust protections for online providers and may instead regulate such entities to a higher degree. For example, in certain countries, online providers may be liable for hosting certain types of content or may be required to remove such content within a short period of time upon notice. We or our customers may also be subject to laws that regulate streaming services or online platforms, such as the EU’s Audiovisual Media Services Directive or EU Regulation 2019/1150, which regulates platform-to-business relations.

Because we receive, store and use a substantial amount of information received from or generated by our users, we are also impacted by laws and regulations governing privacy and data security in the U.S. and worldwide. Examples of such regimes include Section 5 of the Federal Trade Commission Act, the EU’s General Data Protection Regulation (GDPR), and the California Consumer Privacy Act (CCPA). These laws generally regulate the collection, storage, transfer and use of personal information.

Because our platform facilitates online payments, including subscription fees and tipping, we are subject to a variety of laws governing online transactions, payment card transactions and the automatic renewal of online agreements. In the U.S., these matters are regulated by, among other things, the federal Restore Online Shoppers Confidence Act (ROSCA) and various state laws.

As a U.S.-based company with Canadian operations, we are subject to a variety of foreign laws governing our foreign operations, as well as Canadian and U.S. laws that restrict trade and certain practices.

Product Development

With relatively limited access to capital for most of the company’s history, our product and engineering teams have worked in an environment based on efficiency and speed with a stringent focus on end-user value. With new access to capital upon consummation of the Business Combination and the ability to scale, it will be critical to maintain this culture as we look to bring new innovations to our users and creators.

Infrastructure

Guided by our overarching philosophy to technology, our business plan contemplates spending considerable resources and investment on the underlying infrastructure that supports our products, such as building out and networking multiple points of presence (PoPs) and optimizing at a scale of billions of minutes of video consumption on our platform every month to millions of users, which requires significant investments in IT equipment, servers, bandwidth and data centers and data hosting/storage. Rumble has made initial investments in the first half of 2022 and, as our business continues to grow and scale, we expect such investments to grow proportionately over time.

Intellectual Property

Our intellectual property includes trademarks, such as RUMBLE in the United States and Canada, pending international trademarks for RUMBLE, and a pending U.S. trademark application for LOCALS; the domain names rumble.com and locals.com; copyrights in our source code, website, apps and creative assets; and trade secrets. In addition, our platforms are powered by a proprietary technology platform. We rely on, and expect to continue to rely on, a combination of work for hire, assignment, and confidentiality agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, trade dress, domain name, copyright, and trade secret laws to protect our brands, proprietary technology, and other intellectual property rights. We intend to continue to file additional applications with respect to our intellectual property rights.

Acquisitions

In October 2021, we bolstered our value proposition for content creators by acquiring Locals Technology Inc., a solution for (1) creators looking to monetize their content through subscription, and (2) for users to gain access to premium content from their favorite content creators. The acquisition was designed to accelerate our subscription revenue model and brought approximately 86,000 subscribers to our platform. Prior to our acquisition of Locals, we did not offer a consumer-facing subscription service.

Facilities

We are headquartered in Longboat Key, Florida, and maintain offices in both the United States and Canada. A number of our U.S. employees work remotely. All of our facilities are leased. We believe that our current facilities are adequate to meet our current needs. We intend to procure additional space in the future as we continue to add employees and expand geographically. We also believe that, if we require additional space, we will be able to lease additional facilities on commercially reasonable terms.

Recent Developments

The Business Combination

On September 16, 2022, we consummated the Business Combination between CF VI and Rumble Canada. In connection with the consummation of the Business Combination, CF VI changed its name from CF Acquisition Corp. VI to Rumble Inc. and Rumble Canada changed its name from Rumble Inc. to Rumble Canada Inc.

Corporate Information

Rumble Inc. is a Delaware corporation. Our principal executive offices are located at 444 Gulf of Mexico Drive, Longboat Key, Florida, 34228, and our telephone number is (941) 210-0196. Our principal website address is https://rumble.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

•        presenting only two years of audited financial statements and only two years of selected financial data;

•        an exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•        reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements, and registration statements; and

•        exemptions from the requirements of holding nonbinding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards, and therefore, we will not be subject to the same new or revised accounting standards at the same time as other public companies that are not emerging growth companies or those that have opted out of using such extended transition period, which may make comparison of our financial statements with such other public companies more difficult. We may take advantage of these reporting exemptions until we no longer qualify as an emerging growth company or, with respect to adoption of certain new or revised accounting standards, until we irrevocably elect to opt out of using the extended transition period.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of the CF VI initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these reduced reporting burdens.

Controlled Company Exemption

Chris Pavlovski, our CEO and Chairman, owns 85% of our outstanding voting power for the election of directors. As a result, we are a “controlled company” within the meaning of applicable Nasdaq rules and, consequently, qualify for exemptions from certain corporate governance requirements. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Please see the section entitled “Management — Controlled Company”.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to realize the anticipated benefits of the Business Combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

•        we may not be able to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, our ability to grow and manage growth profitably, maintain relationships with customers, compete within our industry and retain our key employees;

•        the possibility that we may be adversely impacted by economic, business, and/or competitive factors;

•        our limited operating history makes it difficult to evaluate our business and prospects;

•        our recent and rapid growth may not be indicative of future performance;

•        we may not continue to grow or maintain our active user base, and may not be able to achieve or maintain profitability;

•        we collect, store, and process large amounts of user video content and personal information of our users and subscribers. If our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, our business and operating results could be harmed, and we could face legal claims from users and subscribers;

•        we may fail to comply with applicable privacy laws;

•        we are subject to cybersecurity risks and interruptions or failures in our information technology systems and as we grow and gain recognition, we will likely need to expend additional resources to enhance our protection from such risks. Notwithstanding our efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss;

•        we may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations;

•        we may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of section 230 of the Communications Decency Act;

•        we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law;

•        our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control;

•        our business depends on continued and unimpeded access to our content and services on the Internet. If we or those who engage with our content experience disruptions in Internet service, or if Internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers;

•        we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed;

•        changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue;

•        we depend on third-party vendors, including Internet service providers, advertising networks, and data centers, to provide core services;

•        hosting and delivery costs may increase unexpectedly;

•        we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements often involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are typically based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity;

•        changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new U.S. or international tax legislation, or exposure to additional tax liabilities may adversely impact our financial results;

•        compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in the U.S. and Canada, or industry practices may adversely affect our business;

•        the ongoing COVID-19 pandemic has caused a global health crisis that has caused significant economic and social disruption, and its impact on our business is uncertain; and

•        other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” herein, and other filings that we have made or will make with the SEC.

THE OFFERING

Issuer	Rumble Inc.
Shares of Class A Common Stock offered by us	8,050,000 shares of Class A Common Stock that are issuable upon the exercise of 8,050,000 Warrants by the holders thereof.
Shares of Class A Common Stock offered by the Selling Holders

Up to 333,568,989 shares of Class A Common Stock, consisting of 333,018,989 shares of Class A Common Stock and 550,000 shares of Class A Common Stock issuable upon the exercise of Warrants. The 333,568,989 shares which are being offered for resale pursuant to this prospectus include 86,752,800 shares underlying options.

Warrants offered by the Selling Holders	550,000 Warrants.
Exercise Price of Warrants	$11.50 per share, subject to adjustment as described herein.
Shares of Class A Common Stock Outstanding

280,229,977 shares of Class A Common Stock were issued and outstanding (inclusive of all shares of Class A Common Stock issuable upon exchange of ExchangeCo Shares, and which also includes shares of Class A Common Stock and ExchangeCo Shares placed in escrow pursuant to the terms of the BCA) as of September 16, 2022. For purposes of the foregoing calculation, the issued and outstanding Class A Common Stock also includes 1,100,000 shares of Class A Common Stock issuable upon vesting of restricted stock units granted to Christopher Pavlovski, the Chief Executive Officer of Rumble.

Use of Proceeds

We will not receive any proceeds from the sale of the securities offered pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants offered hereby (to the extent such Warrants are exercised for cash). We intend to use any such proceeds for general corporate purposes, although we believe we can fund our operations with cash on hand.

Liquidity

This offering involves the potential sale of up to 341,068,989 shares of our Class A Common Stock, which represents approximately 90.9% of our total outstanding shares of Class A Common Stock on a fully diluted basis (inclusive of all shares of Class A Common Stock issuable upon exchange of ExchangeCo Shares, and which also includes shares of Class A Common Stock and ExchangeCo Shares placed in escrow pursuant to the terms of the BCA). Once the registration statement that includes this prospectus is effective and during such time as it remains effective, the Selling Holders will be permitted (subject to compliance with the contractual lock-up restrictions that apply to certain Selling Holders, as described under “Plan of Distribution”) to sell the shares registered hereby. The resale, or anticipated or potential resale, of a substantial number of shares of our Class A Common Stock may have a material negative impact on the market price of our Class A Common Stock and could make it more difficult for our shareholders to sell their shares of Class A Common Stock at such times and at such prices as they deem desirable.

Market for our Securities

Our Class A Common Stock and Warrants are currently traded on The Nasdaq Global Market under the symbols “RUM” and “RUMBW”, respectively. On November 3, 2022, the closing prices of our Class A Common Stock and Warrants were $12.27 per share and $2.63 per Warrant, respectively.

Risk Factors	Investing in our Class A Common Stock and Warrants involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” beginning on page 9 of this prospectus.

RISK FACTORS

An investment in the securities offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the following risk factors, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” together with all of the other information included in this prospectus or any accompanying prospectus supplement, before making an investment decision. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect our ability to realize the anticipated benefits of the Business Combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included elsewhere in this prospectus.

Risks Relating to Our Business

Rumble’s limited operating history makes it difficult to evaluate its business and prospects.

We have a limited operating history, which makes it difficult to evaluate our businesses and prospects or forecast our future results. We are subject to the same risks and uncertainties frequently encountered by companies in rapidly evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

•        our ability to maintain and grow traffic, content uploads, and engagement;

•        changes made to social media and other platforms, or changes in the patterns of use of those channels by users;

•        our ability to attract and retain advertisers in a particular period;

•        the number of ads shown to our traffic;

•        the pricing of our advertising products;

•        the diversification and growth of revenue sources beyond current advertising products;

•        the development and introduction of new content, products, or services by us or our competitors;

•        increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive;

•        our reliance on key vendor relationships, including our relationship with Cosmic Inc. and Kosmik Development Skopje doo (“Cosmic”) to provide content moderation and software development services, and dependence on a small number of customer relationships;

•        legislation in Canada, the European Union, or other jurisdictions that forces us to change our content moderation policies and practices;

•        our ability to maintain gross margins and operating margins; and

•        system failures or breaches of security or privacy.

Rumble may not continue to grow or maintain its active user base, may not be able to achieve or maintain profitability and may not be able to scale its systems, technology, or infrastructure effectively or grow its business at the same or similar rate as other comparable companies.

While Rumble’s key performance metrics, including MAUs and minutes watched per month have grown in recent periods, this growth rate may not be sustainable and should not be considered indicative of future levels of active viewers and future performance. In addition, Rumble may not realize sufficient revenue to achieve or, if achieved, maintain profitability. As Rumble grows its business, Rumble’s revenue growth rates may slow in future periods due to a number of reasons, which may include slowing demand for its service, increasing competition, a decrease in the growth of its overall market, an inability to scale its systems, technology or infrastructure effectively, and its failure to capitalize on growth opportunities or the maturation of its business. Rumble may incur losses in the future for a number of reasons, including insufficient growth in the level of engagement, a failure to retain its existing level of engagement, increasing competition, the failure to continue to attract content creators with large followings, the payment of fixed payment obligations to content creators who join our platform that turn out to be unprofitable over the term of the applicable contract as a result of actual performance that does not meet our original modeled financial projections for that creator, as well as other risks described in these “Risk Factors,” and Rumble may encounter unforeseen expenses, difficulties, complications and delays and other unknown factors. Rumble expects to continue to make investments in the development and expansion of its business, which may not result in increased or sufficient revenue or growth, including relative to other comparable companies, as a result of which Rumble may not be able to achieve or maintain profitability.

If we fail to maintain adequate operational and financial resources, particularly if we continue to grow rapidly, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.

We have experienced, and expect to continue to experience, rapid growth, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. Our organizational structure is becoming more complex as we scale our operational, financial, and management controls, as well as our reporting systems and procedures, and expand internationally. As we continue to grow, we face challenges of integrating, developing, training, and motivating a rapidly growing employee base in our various offices in multiple jurisdictions and navigating a complex multinational regulatory landscape. If we fail to manage our anticipated growth and change in a manner that preserves the functionality of our platforms and solutions, the quality of our products and services may suffer, which could negatively affect our brand and reputation and harm our ability to attract customers.

To manage growth in our operations and personnel, we will need to continue to grow and improve our operational, financial, and management controls and our reporting systems and procedures. We will require significant capital expenditures and the allocation of valuable management resources to grow and change in these areas. Our expansion has placed, and our expected future growth will continue to place, a significant drain on our management, customer experience, research and development, sales and marketing, administrative, financial, and other resources.

We anticipate that significant additional investments will be required to scale our operations and increase productivity, to address the needs of our customers, to further develop and enhance our products and services, to expand into new geographic areas and to scale with our overall growth. If additional investments are required due to significant growth, this will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term.

Rumble collects, stores, and processes large amounts of user video content and personal information of its users and subscribers. If Rumble’s security measures are breached, its sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing its content or using its services, its business and operating results could be harmed, and it could face legal claims from users and subscribers.

Rumble collects, stores, and processes large amounts of video content (including videos that are not intended for public consumption) and personal information of its users and subscribers. Rumble also shares such information, where appropriate, with third parties that help it operate its business. Despite Rumble’s efforts, it may fail to properly secure its systems and its user and subscriber data. This could be caused by technical issues (bugs), obsolete technology, human error or internal or external malfeasance, undiscovered vulnerabilities, and could lead to unauthorized disclosure of data, unauthorized changes or data losses. For example, Rumble routinely receives reports from security researchers regarding potential vulnerabilities in its applications. Rumble also relies on open-source software for various functions, which may contain undiscovered security flaws and create additional technical vulnerabilities. In addition, despite Rumble’s ongoing and additional investments in cybersecurity, such improvements and review may not identify abuses of Rumble’s platforms and misuse of user data. The existence of such vulnerabilities, if undetected or detected but not remediated, could result in unauthorized access to Rumble systems or the data of Rumble users.

A data breach could expose Rumble to regulatory actions and litigation. Depending on the circumstances, Rumble may be required to disclose a suspected breach to regulators, affected individuals, and the public. This could lead to regulatory actions, including the possibility of fines, class action or traditional litigation by affected individuals, reputational harm, costly investigation and remedial efforts, the triggering of indemnification obligations under data-protection agreements with subscribers, vendors, and partners, higher premiums for cybersecurity insurance and other insurance policies, and the inability to obtain cybersecurity insurance or other forms of insurance. Given industry trends generally, we expect that the extension or renewal of cybersecurity insurance coverage beyond the current term will be difficult to obtain. The term of our existing cybersecurity coverage recently expired and, while we continue to pursue an extension, renewal or replacement thereof, we do not presently have cybersecurity insurance to compensate for any losses that may result from any breach of security. As a result, our results of operations or financial condition may be materially adversely affected if we are unable to secure an extension, renewal or replacement of our cybersecurity coverage.

Rumble may fail to comply with applicable privacy laws.

We are subject to data privacy and security laws and regulations that apply to the collection, transmission, storage, use, processing, destruction, retention and security of personal information, including additional laws or regulations relating to health information. Rumble’s current privacy policies and practices, which are publicly available at rumble.com/s/privacy, are designed to comply with privacy and data protection laws in the United States and Canada. These policies and practices inform users how Rumble handles their personal information and, as permitted by law, allow users to change or delete the personal information in their user accounts. The legislative and regulatory landscape for privacy and data protection continues to evolve in jurisdictions worldwide, and these laws may at times be conflicting. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our practices, and our efforts to comply with the evolving data protection rules may be unsuccessful. We must devote significant resources to understanding and complying with this changing landscape. Failure to comply with federal, state, provincial and international laws regarding privacy and security of personal information could expose us to penalties under such laws, orders requiring that we change our practices, claims for damages or other liabilities, regulatory investigations and enforcement action (including fines and criminal prosecution of employees), litigation, significant costs for remediation, and damage to our reputation and loss of goodwill, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Even if we have not violated these laws, government investigations into these issues typically require the expenditure of significant resources and generate negative publicity, which could have a material adverse effect on our business, financial condition, results of operations and prospects. Additionally, if we are unable to properly protect the privacy and security of personal information, including protected health information, we could be found to have breached our contracts with certain third parties.

There are numerous U.S. and Canadian federal, state, and provincial laws and regulations related to the privacy and security of personal information. Determining whether protected information has been handled in compliance with applicable privacy standards and our contractual obligations can be complex and may be subject to changing interpretation. If we fail to comply with applicable privacy laws, we could face civil and criminal penalties. Failing to take appropriate steps to keep consumers’ personal information secure can also constitute unfair acts or practices in or affecting commerce and be construed as a violation of Section 5(a) of the Federal Trade Commission Act (the “FTCA”), 15 U.S.C. § 45(a). The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. In addition, state attorneys general are authorized to bring civil actions seeking either injunctions or damages in response to violations that threaten the privacy of state residents. We cannot be sure how these regulations will be interpreted, enforced or applied to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level may be costly and require ongoing modifications to our policies, procedures and systems.

Internationally, laws, regulations and standards in many jurisdictions apply broadly to the collection, transmission, storage, use, processing, destruction, retention and security of personal information. For example, in the European Union, the collection, transmission, storage, use, processing, destruction, retention and security of personal data is governed by the provisions of the General Data Protection Regulation (the “GDPR”) in addition to other applicable laws and regulations. The GDPR came into effect in May 2018, repealing and replacing the European Union Data Protection Directive, and imposing revised data privacy and security requirements on companies in relation to the processing of personal data of European Union data subjects. The GDPR, together with national legislation, regulations and guidelines of the European Union Member States governing the collection, transmission, storage, use, processing, destruction, retention and security of personal data, impose strict obligations with respect to, and restrictions on, the collection, use, retention, protection, disclosure, transfer and processing of personal data. The GDPR also imposes strict rules on the transfer of personal data to countries outside the European Union that are not deemed to have protections for personal information, including the United States. The GDPR authorizes fines for certain violations of up to 4% of the total global annual turnover of the preceding financial year or €20 million, whichever is greater. Such fines are in addition to any civil litigation claims by data subjects. Separately, Brexit has led and could also lead to legislative and regulatory changes and may increase our compliance costs. As of January 1, 2021, and the expiry of transitional arrangements agreed to between the United Kingdom and the European Union, data processing in the United Kingdom is governed by a United Kingdom version of the GDPR (combining the GDPR and the Data Protection Act 2018), exposing us to two parallel regimes, each of which authorizes similar fines and other potentially divergent enforcement actions for certain violations. On June 28, 2021, the European Commission adopted an adequacy decision for the United Kingdom, allowing for the relatively free exchange of personal information between the European Union and the United Kingdom. Other jurisdictions outside the European Union are similarly introducing or enhancing privacy and data security laws, rules and regulations, which could increase our compliance costs and the risks associated with noncompliance. We cannot guarantee that we are, or will be, in compliance with all applicable U.S., Canadian, or other international regulations as they are enforced now or as they evolve.

Rumble operates across many different markets both domestically and internationally which may subject it to cybersecurity, privacy, data security, data protection, and online content laws with uncertain interpretations, as well as impose conflicting obligations on Rumble.

International laws and regulations relating to cybersecurity, privacy, data security, data protection, and online content often are more restrictive than those in the United States. There is no harmonized approach to these laws and regulations globally. Consequently, as Rumble expands internationally from Canada and the United States, we increase our risk of non-compliance with applicable foreign data protection and online content laws, including laws that expose us to civil or criminal penalties in certain jurisdictions for our content moderation decisions. For example, in October 2022, the French government notified us of its belief that Rumble was in violation of EU regulations due to the hosting of content on the Rumble platform by certain users sanctioned in the EU. We believe the scope of the cited EU regulations is uncertain with respect to businesses like Rumble that do not have a permanent establishment in the EU and conduct their business exclusively outside of the EU. In response, we proactively decided to disable access to the Rumble platform for all users in France pending discussions with the French government and a legal challenge to the scope of the EU regulations. While this decision will not have a material effect on our business, as France represents less than one percent of our users, it is possible that similar circumstances in other jurisdictions may require us to disable access to our content to users in such jurisdictions, either temporarily or permanently, which may have an adverse effect on our business, cash flows, financial condition and results of operations.

In addition, various federal, state, provincial, and foreign legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding cybersecurity, privacy, data security, data protection and online content. For example, Rumble may need to change and limit the way it uses personal information in operating its business and may have difficulty maintaining a single operating model that is compliant. In 2018, California enacted the California Consumer Privacy Act (“CCPA”), which, among other things, requires new disclosures to California consumers and affords such consumers new abilities to opt out of certain sales of information and may restrict the use of cookies and similar technologies for advertising purposes. The CCPA, which became effective on January 1, 2020, was amended on multiple occasions and is the subject of regulations issued by the California Attorney General regarding certain aspects of the law and its application. Moreover, California voters approved the California Privacy Rights Act (the “CPRA”) in November 2020. The CPRA significantly modifies the CCPA, creating obligations relating to consumer data beginning on January 1, 2022, with implementing regulations expected on or before July 1, 2022, and enforcement beginning July 1, 2023. Aspects of the CCPA and CPRA remain unclear, resulting in further uncertainty and potentially requiring us to modify our data practices and policies and to incur substantial additional costs and expenses in an effort to comply. Similar laws have been proposed, and likely will be proposed, in other states and at the federal level, and if passed, such laws may have potentially conflicting requirements that would make compliance challenging. For example, on March 2, 2021, the Virginia Consumer Data Protection Act (“CDPA”) was signed into law. The CDPA becomes effective January 1, 2023 and contains provisions that, in addition to other mandates, require businesses subject to the legislation to conduct data protection assessments in certain circumstances and that require opt-in consent from Virginia consumers to process certain sensitive personal information.

Rumble is subject to cybersecurity risks and interruptions or failures in Rumble’s information technology systems and as it grows and gains recognition, it will likely need to expend additional resources to enhance Rumble’s protection from such risks. Notwithstanding Rumble’s efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss.

Rumble relies on sophisticated information technology systems and infrastructure to support its business. At the same time, cyber incidents, including deliberate attacks, are prevalent and have increased, including due to the possibility that the ongoing conflict between Russia and Ukraine could result in increased cyber-attacks or cybersecurity incidents by state actors or others. Rumble’s technologies, systems and networks and those of its vendors, suppliers and other business partners may become the target of cyberattacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of proprietary and other information, or other disruption of business operations. In addition, certain cyber incidents, such as surveillance or vulnerabilities in widely used open source software, may remain undetected for an extended period. Rumble’s systems for protecting against cybersecurity risks may not be sufficient. Like most major social media platforms, Rumble is routinely targeted by cyberattacks that can result in interruptions to its services. Rumble expects these attacks will continue in the future. As the sophistication of cyber incidents continues to evolve, Rumble is and will likely continue to be required to expend additional resources to continue to modify or enhance its protective measures or to investigate and remediate any vulnerability to cyber incidents. Additionally, any of these systems may be susceptible to outages due to fire, floods, power loss, telecommunications failures, usage errors by employees, computer viruses, cyber-attacks or other security breaches or similar events. The failure of any of Rumble’s information technology systems may cause disruptions in its operations, which could adversely affect its revenues and profitability, and lead to claims related to the disruption of our services from users of the Rumble platform, advertisers, and customers of Rumble’s cloud services.

Inadequate technical and legal intellectual property (IP) protections could prevent Rumble from defending or securing its proprietary technology and IP.

Our success is dependent, in part, upon protecting our proprietary information and technology. We may be unsuccessful in adequately protecting our intellectual property. No assurance can be given that confidentiality, non-disclosure, or invention assignment agreements with employees, consultants, or other parties will not be breached and will otherwise be effective in controlling access to and distribution of our platform or solutions, or certain aspects of our platform or solutions, and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our platform or solutions. Additionally, certain unauthorized use of our intellectual property may go undetected, or we may face legal or practical barriers to enforcing our legal rights even where unauthorized use is detected.

Current law may not provide for adequate protection of our platform or data. In addition, legal standards relating to the validity, enforceability, and scope of protection of proprietary rights in Internet-related businesses are uncertain and evolving, and changes in these standards may adversely impact the viability or value of our proprietary rights. Some license provisions protecting against unauthorized use, copying, transfer, and disclosure of our platform, or certain aspects of our platform, or our data may be unenforceable under the laws of certain jurisdictions. Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate. To the extent we expand our international activities, our exposure to unauthorized copying and use of our data or certain aspects of our platform, or our data may increase. Competitors, foreign governments, foreign government-backed actors, criminals, or other third parties may gain unauthorized access to our proprietary information and technology. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our technology and intellectual property.

To protect our intellectual property rights, we will be required to spend significant resources to monitor and protect these rights, and we may or may not be able to detect infringement by our customers or third parties. Litigation has been and may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Such litigation could be costly, time consuming, and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our platform or solutions, impair the functionality of our platform or solutions, delay introductions of new features, integrations, and capabilities, result in our substituting inferior or more costly technologies into our platform or solutions, or injure our reputation. In addition, we may be required to license additional technology from third parties to develop and market new features, integrations, and capabilities, and we cannot be certain that we could license that technology on commercially reasonable terms or at all, and our inability to license this technology could harm our ability to compete.

Rumble may be found to have infringed on the IP of others, which could expose Rumble to substantial losses or restrict its operations.

We expect to be subject to legal claims that we have infringed the IP rights of others. To date, we have not fully evaluated the extent to which other parties may bring claims that our technology, including our use of open source software, infringes on the IP rights of others. The availability of damages and royalties and the potential for injunctive relief have increased the costs associated with litigating and settling patent infringement claims. Any claims, whether or not meritorious, could require us to spend significant time, money, and other resources in litigation, pay damages and royalties, develop new IP, modify, design around, or discontinue existing products, services, or features, or acquire licenses to the IP that is the subject of the infringement claims. These licenses, if required, may not be available at all or have acceptable terms. As a result, IP claims against us could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

Rumble may face liability for hosting content that allegedly infringes on third-party copyright laws.

If content providers do not have sufficient rights to the video content or other material that they upload or make available to Rumble, or if such video content or other material infringes or is alleged to infringe the intellectual property rights of third parties, Rumble could be subject to claims from those third parties, which could adversely affect its business, results of operations and financial condition. Although our content policies prohibit users from submitting infringing content to Rumble, and require users to indemnify Rumble for claims related to the violations of the rights of third parties arising from the submission of content to Rumble (including with respect to infringements of IP rights), Rumble does not verify that content providers own or have rights to all of the video content or other material that they upload or make available. As a result, Rumble may face potential liability for copyright or other intellectual property infringement, or other claims. Litigation to defend these claims could be costly and have an adverse effect on Rumble’s business, results of operations and financial condition. Rumble can provide no assurance that it is adequately insured to cover claims related to user content or that its indemnification provisions will be adequate to mitigate all liability that may be imposed on it as a result of claims related to user content.

Rumble may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230 of the Communications Decency Act.

In the United States, Section 230 of the Communications Decency Act generally limits Rumble’s liability for hosting tortious and otherwise illegal content. The immunities conferred by Section 230 could be narrowed or eliminated through amendment, regulatory action or judicial interpretation. In 2018, Congress amended Section 230 to remove immunities for content that promotes or facilitates sex trafficking and prostitution. In 2020, various members of Congress introduced bills to further limit Section 230, and a petition was filed by a Department of Commerce entity with the Federal Communications Commission to commence a rulemaking to further limit Section 230.

Laws like Section 230 generally do not exist outside of the United States, and some countries have enacted laws that require online content providers to remove certain pieces of content within short time frames. For example, in 2020, France enacted a law requiring covered social media networks to remove terror content within one hour upon receiving notice. If Rumble fails to comply with such laws, it could be subject to prosecution or regulatory proceedings. In addition, some countries may decide to ban Rumble’s service based upon a single piece of content.

Rumble may also face liability when it removes content and accounts that it believes are violating its terms of service. While Rumble believes that Section 230 allows it to restrict or remove certain categories of content, its protections may not always end a lawsuit at an early stage, potentially resulting in costly and time-consuming litigation.

User-generated content could affect the quality of Rumble’s services and deter current or potential users from using its platforms, and Rumble may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law.

Individuals and groups may upload controversial content to Rumble’s platform. Removing or failing to remove such content may result in negative publicity, which could harm its efforts to attract and retain users and subscribers. Rumble has also faced criticism from users and subscribers for removing content and terminating accounts in compliance with the Digital Millennium Copyright Act (“DMCA”). Further, Rumble must continually manage and monitor its content and detect content that violates its terms of service. This content moderation service is provided by Cosmic, a key vendor, and we would experience a significant disruption if Cosmic were no longer able or willing to offer us that service. If a significant amount of content that violates its terms of service were not detected and removed by Rumble in a timely manner, or if a significant amount of information was perceived by users or the media to violate Rumble’s terms of service, whether or not such perceptions were accurate, Rumble’s brand, business and reputation could be harmed. This risk increases as the volume of content uploaded by users to Rumble continues to grow. In June 2022, Rumble announced the first phase of an updated content moderation process and released a new set of proposed content policies and removal and appeals process. While Rumble does not currently have a formalized removal and appeals process, the proposed policies are intended to reflect Rumble’s current practices and procedures and ensure a consistent and transparent process. Because the proposed policies are intended to formalize Rumble’s informal practices to date, Rumble does not anticipate that these changes (which are expected to be implemented by the end of 2022) will have a material impact on Rumble’s operations, although Rumble may need to hire personnel and incur additional costs to fully implement the final policies and procedures once adopted and there can be no assurance that the implementation of such policies and procedures will be effective or will be viewed favorably by Rumble’s content creators and other users. In the event Rumble’s content creators and other users do not agree with such policies and procedures or their implementation, such creators and other users could decrease their usage of Rumble (or cease using Rumble entirely), which could have a material adverse effect on our business or our results of operations for any period. Additionally, there is a risk that users will upload content that predominantly represents certain political viewpoints, leading to public perceptions that Rumble endorses those viewpoints, regardless of whether or not such perceptions are accurate. There can be no guarantee that current or future negative publicity, complaints, allegations, political controversies, investigations or legal proceedings with respect to Rumble’s content, even if baseless, will not generate adverse publicity that could damage Rumble’s reputation. Any damage to Rumble’s reputation could harm its ability to attract and retain users and subscribers.

Users are increasingly using mobile devices and connected TV applications to access content within digital media and adjacent businesses, and if Rumble is unsuccessful in attracting new users to its mobile and connected TV offerings and expanding the capabilities of its content and other offerings with respect to its mobile and connected TV platforms, Rumble’s revenues could decline.

Rumble’s future success depends in part on the continued growth in the use of its mobile applications and platforms by its users. The use of mobile technology may not continue to grow at historical rates, users may not continue to use mobile technology to access digital media and adjacent businesses, and monetization rates for content on mobile devices and connected TV applications may be lower than monetization rates on traditional desktop platforms. Further, mobile devices may not be accepted as a viable long-term platform for a number of reasons, including actual or perceived lack of security of information and possible disruptions of service or connectivity. In addition, traffic on Rumble’s mobile platforms may not continue to grow if Rumble does not continue to innovate and introduce enhanced products on such platforms, or if users believe that Rumble’s competitors offer superior mobile products. The growth of traffic on Rumble’s mobile products may also slow or decline if its mobile applications are no longer compatible with operating systems such as iOS, Android, Windows or the devices they support. If use of Rumble’s mobile platforms does not continue to grow, Rumble’s business and operating results could be harmed.

Rumble’s traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that it does not control.

We make our content available across a variety of operating systems and through websites. We are dependent on the compatibility of our content with popular devices, streaming tools, desktop and mobile operating systems, connected TV systems, web browsers that we do not control, such as Mac OS, Windows, Android, iOS, Chrome and Firefox, and mobile application stores, such as Apple’s App Store and the Google Play Store. Any changes in such systems, devices or web browsers that degrade the functionality of our content or give preferential treatment to competitive content could adversely affect usage of our content.

A significant portion of our traffic accesses our content and services through mobile devices and, as a result, our ability to grow traffic, engagement and advertising revenue is increasingly dependent on our ability to generate revenue from content viewed and engaged with on mobile devices. A key element of our strategy is focusing on mobile applications (“apps”) and connected TV apps, and we expect to continue to devote significant resources to the creation and support of developing new and innovative mobile and connected TV products, services and apps. We are dependent on the interoperability of our content and our apps with popular mobile operating systems, streaming tools, networks and standards that we do not control, such as the Android and iOS operating systems. We also depend on the availability of the Rumble app on mobile application stores, such as Apple’s App Store and the Google Play Store, and if our access to such stores is limited or terminated, regardless of the legitimacy of the stated reasons, our ability to reach users through our mobile app will be negatively impacted. We may not be successful in maintaining or developing relationships with key participants in the mobile and connected TV industries or in developing content that operates effectively with these technologies, systems, tools, networks, or standards. Any changes in such systems, or changes in our relationships with mobile operating system partners, handset and connected TV manufacturers, or mobile carriers, or in their terms of service or policies that reduce or eliminate our ability to distribute and monetize our content, impair access to our content by blocking access through mobile devices, make it hard to readily discover, install, update or access our content and apps on mobile devices and connected TVs, limit the effectiveness of advertisements, give preferential treatment to competitive, or their own, content or apps, limit our ability to measure the effectiveness of branded content, or charge fees related to the distribution of our content or apps could adversely affect the consumption and monetization of our content on mobile devices. Additionally, if the number of platforms for which we develop our product expands, it will result in an increase in our operating expenses. In the event that it is more difficult to access our content or use our apps and services, particularly on mobile devices and connected TVs, or if our users choose not to access our content or use our apps on their mobile devices and connected TVs or choose to use mobile products or connected TVs that do not offer access to our content or our apps, or if the preferences of our traffic require us to increase the number of platforms on which our product is made available to our traffic, our traffic growth, engagement, ad targeting and monetization could be harmed and our business and operating results could be adversely affected.

Rumble’s business depends on continued and unimpeded access to its content and services on the Internet. If Rumble or those who engage with its content experience disruptions in Internet service, or if Internet service providers are able to block, degrade or charge for access to Rumble’s content and services, Rumble could incur additional expenses and the loss of traffic and advertisers.

Our products and services depend on the ability of users to access our content and services on the Internet. Currently, this access is provided by companies that have significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies and government-owned service providers. Laws or regulations that adversely affect the growth, popularity or use of the Internet, including changes to laws or regulations impacting Internet neutrality, could decrease the demand for our products or offerings, increase our operating costs, require us to alter the manner in which we conduct our business and/or otherwise adversely affect our business. We could experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expense or otherwise negatively affect our business. For example, paid prioritization could enable Internet service providers, or ISPs, to impose higher fees and otherwise adversely impact our business. Internationally, government regulation concerning the Internet, and in particular, network neutrality, may be developing or may not exist at all. Within such an environment, without network neutrality regulations, we could experience discriminatory or anti-competitive practices that could impede both our and our customers’ domestic and international growth, increase our costs or adversely affect our business.

Rumble faces significant market competition, and if Rumble is unable to compete effectively with its competitors for traffic and advertising spend, its business and operating results could be harmed.

Competition for traffic and engagement with our content, products and services is intense. We compete against many companies to attract and engage traffic, including companies that have greater financial resources and larger user bases, and companies that offer a variety of Internet and mobile device-based content, products and services. As a result, our competitors may acquire and engage traffic at the expense of the growth or engagement of our traffic, which would negatively affect our business. We believe that our ability to compete effectively for traffic depends upon many factors both within and beyond our control, including:

•        the popularity, usefulness and reliability of our content compared to that of our competitors;

•        the timing and market acceptance of our content;

•        the continued expansion and adoption of our content;

•        our ability, and the ability of our competitors, to develop new content and enhancements to existing content;

•        our ability, and the ability of our competitors, to attract, develop and retain influencers and creative talent;

•        the frequency, relative prominence and appeal of the advertising displayed by us or our competitors;

•        public perceptions about the predominance of certain political viewpoints on our platform, regardless of whether those perceptions are accurate;

•        changes mandated by, or that we elect to make to address, legislation, regulatory constraints or litigation, including settlements and consent decrees, some of which may have a disproportionate impact on us;

•        our ability to attract, retain and motivate talented employees;

•        the costs of developing and procuring new content, relative to those of our competitors;

•        acquisitions or consolidation within our industry, which may result in more formidable competitors; and

•        our reputation and brand strength relative to our competitors.

We also face significant competition for advertiser spend. We compete against online and mobile businesses and traditional media outlets, such as television, radio and print, for advertising budgets. In determining whether to buy advertising, our advertisers will consider the demand for our content, demographics of our traffic, advertising rates, results observed by advertisers, and alternative advertising options. The increasing number of digital media options available, through social networking tools and news aggregation websites, has expanded consumer choice significantly, resulting in traffic fragmentation and increased competition for advertising. In addition, some of our larger competitors have substantially broader content, product or service offerings and leverage their relationships based on other products or services to gain additional share of advertising budgets. We will need to continue to innovate and improve the monetization capabilities of our websites and our mobile products in order to remain competitive. We believe that our ability to compete effectively for advertiser spend depends upon many factors both within and beyond our control, including:

•        the size and composition of our user base relative to those of our competitors;

•        our ad targeting capabilities, and those of our competitors;

•        our ability, and the ability of our competitors, to adapt our respective models to the increasing power and significance of influencers to the advertising community;

•        the timing and market acceptance of our advertising content and advertising products, and those of our competitors;

•        our marketing and selling efforts, and those of our competitors;

•        public perceptions about the predominance of certain political viewpoints on our platform, regardless of whether those perceptions are accurate;

•        the pricing for our advertising products and services relative to those of our competitors;

•        the return our advertisers receive from our advertising products and services, and those of our competitors; and

•        our reputation and the strength of our brand relative to our competitors.

Changes to Rumble’s existing content and services could fail to attract traffic and advertisers or fail to generate revenue.

We may introduce significant changes to our existing content. The success of our new content depends substantially on consumer tastes and preferences that change in often unpredictable ways. If this new content fails to engage traffic and advertisers, we may fail to generate sufficient revenue or operating profit to justify our investments, and our business and operating results could be adversely affected. In addition, we have launched and expect to continue to launch strategic initiatives, which do not directly generate revenue but which we believe will enhance our attractiveness to traffic and advertisers. In the future, we may invest in new content, products, services, and initiatives to generate revenue, but there is no guarantee these approaches will be successful or that the costs associated with these efforts will not exceed the revenue generated. If our strategic initiatives do not enhance our ability to monetize our existing content or enable us to develop new approaches to monetization, we may not be able to maintain or grow our revenue or recover any associated development costs and our operating results could be adversely affected.

Rumble derives a substantial portion of its revenue from advertising and its relationships with a small number of key advertising networks and advertisers, the loss of which could materially harm its results of operations.

A substantial portion of Rumble’s revenue is generated from a small number of key advertising networks. For the three and six months ended June 30, 2022, approximately 45% and 50%, respectively, of Rumble’s total revenue derived from two advertising networks, Google AdSense and Decide (formerly known as LockerDome). As a user of Google AdSense, Rumble is subject to Google’s standard terms and conditions under the Google AdSense Online Terms of Service, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, which provide for (i) the creation by Rumble of an AdSense Account; (ii) a grant of permission by Rumble to Google to serve, as applicable, advertisements and other content, Google search boxes and search results and related search queries and other links to Rumble’s website; and (iii) the receipt of payment by Rumble, based solely on Google’s accounting, related to the number of valid clicks on ads displayed. As a user of Decide, Rumble is subject to Decide’s standard terms and conditions under its Partner Insertion Order, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, which incorporate the IAB/AAAA General Advertising Provisions, Version 3.0 and provide for applicable payment terms to Rumble based on ad usage. Google AdSense, Decide and other advertising partners, including publishers that are a part of Rumble’s advertising network and key sponsors of host-read advertisements, may not continue to do business with Rumble, or they may reduce the prices they are willing to pay to advertise with Rumble, if Rumble does not deliver ads in an effective manner, or if they do not believe that their investment in advertising with Rumble will generate a competitive return relative to alternatives. If Rumble’s relationship with any third-party advertiser terminates for any reason, or if the commercial terms of its relationships are changed or do not continue to be renewed on favorable terms, Rumble would need to secure and integrate new advertising partners or develop its own advertising platform, which could negatively impact its revenues and profitability.

Rumble depends on third-party vendors, including Internet service providers and data centers, to provide core services.

Although we are building our own technical infrastructure, Rumble depends on third-party vendors, including Internet service providers and data centers to, among other things, provide customer support, develop software, host videos uploaded by its users, transcode videos (compressing a video file and converting it into a standard format optimized for streaming), stream videos to viewers, and process payments. These vendors provide certain critical services to Rumble’s technical infrastructure that are time-consuming and costly for Rumble to develop independently. Outages in those services would materially affect its video services and its ability to provide cloud services. Outages may expose Rumble to having to offer credits to subscribers, loss of subscribers, and reputational damage. Rumble is unlikely to be able to fully offset these losses with any credits it might receive from its vendors.

New technologies have been developed that are able to block certain online advertisements or impair Rumble’s ability to serve advertising, which could harm its operating results.

New technologies have been developed that could block or obscure the display of or targeting of Rumble’s content. For example, in June 2020, Apple announced plans to require applications using its mobile operating systems to obtain an end-user’s permission to track them or access their device’s advertising identifier for advertising and advertising measurement purposes, as well as other restrictions that could adversely affect Rumble’s ability to serve advertising, which could harm its operating results. Additionally, some providers of consumer mobile devices and web browsers have implemented, or announced plans to implement, means to make it easier for Internet users to prevent the placement of cookies or to block other tracking technologies, which could, if widely adopted, result in the use of third-party cookies and other methods of online tracking becoming significantly less effective and have a significant impact on our ability to monetize our user base.

Rumble’s future business activities in the cloud services space may revolve around a small number of key third-party service providers and a small number of customer relationships, the disruption of which could harm its operating results.

In order to build its cloud services offerings, Rumble has entered into agreements with certain third-party service providers. The success of Rumble’s future business activities in the cloud services space may depend upon such existing third-party providers, some of whom may compete with Rumble in other lines of business. If Rumble’s existing third-party service agreements terminate for any reason, or if the commercial terms of such agreements are changed or do not continue to be renewed on favorable terms, Rumble would need to enter into new third-party service agreements, which could negatively impact its revenues, ability to attract future cloud services customers, public reputation, and profitability.

In addition, Rumble’s initial cloud service offerings revolve around a small number of customer relationships, including our relationship with the Trump Media & Technology Group. If Rumble fails to deliver its product to the desired specifications of these initial customers, or if these initial customers terminate their cloud services agreements for any reason, future customers may doubt Rumble’s ability to offer cloud services, which would negatively impact the company’s revenues, public reputation, and profitability.

Rumble relies on its existing content providers, and on the recruiting of new content providers, and the loss of a material portion of its existing content providers, or its failure to recruit new providers, may materially harm its business and results of operations.

The loss of a material portion of Rumble’s existing content providers could result in material harm to Rumble’s business and results of operations. In the recent past, Rumble’s ability to recruit and maintain content providers may have been in part due to trends in American politics, where certain commentators have sought a neutral Internet platform. A change in such trends, including possible changes to existing platforms’ moderation policies that make those existing platforms more hospitable to a diverse range of viewpoints, could result in the loss of existing content providers or a failure to recruit new providers, which may materially harm Rumble’s business and results of operation. Additionally, as Rumble expands into international markets, we may fail to recruit new content providers in those markets, limiting the appeal of Rumble to international audiences.

Rumble has offered and intends to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements often involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are typically based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity.

Our user base and user engagement growth are directly driven by the content available on our platform. We have on-boarded a number of top content creators onto our platform over the last year which has enabled our significant consumption growth. Our goal is to attract even more top creators to our platform, further accelerating our platform’s growth, and we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform. These incentives have included and may continue to include equity grants or cash payments, including arrangements under which we may agree to pay fixed compensation to a content creator (in certain cases, for multiple years) irrespective of whether the actual revenue or user growth generated by the applicable content creator on our platform meets our original modeled financial projections for that creator. To the extent our revenue and/or user growth assumptions associated with any such creator does not meet our expectations, our financial performance, results of operations and liquidity may be negative impacted, since the failure to achieve these expectations is not expected to reduce our fixed payment obligations to any such creator.

Rumble’s recent and rapid growth may not be indicative of future performance.

The growth Rumble experienced between late 2020 and early 2022 may be partly or largely attributable to increased demand for online video due to social distancing undertaken in response to the COVID-19 pandemic. If, when the COVID-19 pandemic ends, the level of demand for online video returns to pre-pandemic levels, then the growth rates Rumble achieved between late 2020 and early 2022 may not be indicative of growth rates in future periods. In addition, if the COVID-19 pandemic continues, a prolonged economic downturn caused by the COVID-19 pandemic could ultimately reduce demand by reducing businesses’ ability to pay for Rumble’s services.

Rumble has made, and may in the future make, acquisitions, and such acquisitions could disrupt its operations, and may have an adverse effect on its operating results.

In order to expand our business, we have made acquisitions and may continue making similar acquisitions and possibly larger acquisitions as part of our growth strategy. The success of our future growth strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Acquisitions are inherently risky, and any acquisitions we complete may not be successful. Our past acquisitions and any mergers and acquisitions that we may undertake in the future involve numerous risks, including, but not limited to, the following:

•        difficulties in integrating and managing the operations, personnel, systems, technologies, and products of the companies we acquire;

•        diversion of our management’s attention from normal daily operations of our business;

•        our inability to maintain the key business relationships and the reputations of the businesses we acquire;

•        uncertainty of entry into markets in which we have limited or no prior experience and in which competitors have stronger market positions;

•        our inability to increase revenue from an acquisition;

•        increased costs related to acquired operations and continuing support and development of acquired products;

•        our responsibility for the liabilities of the businesses we acquire;

•        potential goodwill and intangible asset impairment charges and amortization associated with acquired businesses;

•        adverse tax consequences associated with acquisitions;

•        changes in how we are required to account for our acquisitions under U.S. generally accepted accounting principles, including arrangements that we assume from an acquisition;

•        potential negative perceptions of our acquisitions by customers, financial markets or investors;

•        failure to obtain required approvals from governmental authorities under competition and antitrust laws on a timely basis, if at all, which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of an acquisition;

•        our inability to apply and maintain our internal standards, controls, procedures and policies to acquired businesses;

•        potential loss of key employees of the companies we acquire;

•        potential security vulnerabilities in acquired products that expose us to additional security risks or delay our ability to integrate the product into our service offerings;

•        difficulties in increasing or maintaining security standards for acquired technology consistent with our other services, and related costs;

•        ineffective or inadequate controls, procedures and policies at the acquired company;

•        inadequate protection of acquired intellectual property rights; and

•        potential failure to achieve the expected benefits on a timely basis or at all.

Additionally, acquisitions or asset purchases made entirely or partially for cash may reduce our cash reserves or require us to incur additional debt under our credit agreements or otherwise. We may seek to obtain additional cash to fund an acquisition by selling equity or debt securities. We may be unable to secure the equity or debt funding necessary to finance future acquisitions on terms that are acceptable to us. If we finance acquisitions by issuing equity or convertible debt securities, our existing stockholders will experience ownership dilution. The occurrence of any of these risks could have a material adverse effect on our business, results of operations, financial condition or cash flows, particularly in the case of a larger acquisition or substantially concurrent acquisitions.

Businesses that we acquire may have greater-than-expected liabilities for which we become responsible.

Businesses that we acquire may have liabilities or adverse operating issues, or both, that we fail to discover through due diligence or the extent of which we underestimate prior to the acquisition. For example, to the extent that any business that we acquire or any prior owners, employees, or agents of any acquired businesses or properties (i) failed to comply with or otherwise violated applicable laws, rules, or regulations; (ii) failed to fulfill or disclose their obligations, contractual or otherwise, to applicable government authorities, their customers, suppliers, or others; or (iii) incurred tax or other liabilities, we, as the successor owner, may be financially responsible for these violations and failures and may suffer harm to our reputation and otherwise be adversely affected. An acquired business may have problems with internal control over financial reporting, which could be difficult for us to discover during our due diligence process and could in turn lead us to have significant deficiencies or material weaknesses in our own internal control over financial reporting. These and any other costs, liabilities and disruptions associated with any of our past acquisitions and any future acquisitions could harm our operating results.

The loss of key personnel, or failure to attract and retain other highly qualified personnel in the future, could harm Rumble’s business.

Our success depends upon our ability to attract and retain our senior officers and to attract and retain additional qualified personnel in the future. The loss of services of members of our senior management team and the uncertain transition of new members of our senior management team may strain our ability to execute our strategic initiatives, or make it more difficult to retain customers, attract or maintain our capital support, or meet other needs of our business. We may incur significant costs to attract and retain qualified personnel, and we may lose new employees to our competitors before we realize the benefit of our investment in recruiting them. If we fail to attract new personnel or if we suffer increases in costs or business operations interruptions as a result of a labor dispute, or fail to retain and motivate our current personnel, we might not be able to operate our business effectively or efficiently, serve our customers properly or maintain the quality of our content and services. We do not maintain key person life insurance policies with respect to our employees.

Our management team has limited experience managing a public company.

Some members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition.

Rumble may be exposed to risk if it cannot enhance, maintain, and adhere to its internal controls and procedures.

As a public company, we will have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company, and we are still in the process of generating a mature system of internal controls and integration across business systems. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements, and harm our operating results.

Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, which may result in a breach of the covenants under existing or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of Rumble’s common stock.

Changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new U.S. or international tax legislation, or exposure to additional tax liabilities may adversely impact Rumble’s financial results.

We are subject to taxes in other jurisdictions as well. Our provision for income taxes is based on a jurisdictional mix of earnings, statutory tax rates and enacted tax rules, including transfer pricing. There may also be tax costs associated with distributions from our subsidiaries in various jurisdictions.

Due to economic and political conditions, tax rates in various jurisdictions may be subject to significant change. As a result, our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, or changes in tax laws or their interpretation. These changes may adversely impact our effective tax rate and harm our financial position and results of operations.

We are subject to examination by the U.S. Internal Revenue Service (“IRS”) and other domestic and foreign tax authorities and government bodies. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our income tax and other tax reserves. If our reserves are not sufficient to cover these contingencies, such inadequacy could materially adversely affect our business, prospects, financial condition, operating results, and cash flows.

In addition, due to the global nature of the Internet, it is possible that various states or foreign countries might attempt to impose additional or new regulation on our business or levy additional or new sales, income or other taxes relating to our activities. Tax authorities at the international, federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in e-commerce. New or revised international, federal, state or local tax regulations or court decisions may subject us or our customers to additional sales, income and other taxes. For example, the European Union, certain member states, and other countries, as well as states within the United States, have proposed or enacted taxes on online advertising and marketplace service revenues. The application of existing, new or revised taxes on our business, in particular, sales taxes, VAT and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of selling products over the Internet. Any of these events could have a material adverse effect on our business, financial condition, and operating results.

We are currently under or subject to examination for indirect taxes in various states, municipalities and foreign jurisdictions. Management currently believes we have adequate reserves established for these matters. If a material indirect tax liability associated with prior periods were to be recorded, for which there is not a reserve, it could materially affect our financial results for the period in which it is recorded.

Compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in the U.S. and Canada, or industry practices may adversely affect Rumble’s business.

New laws could restrict Rumble’s ability to conduct marketing by, for example, restricting the emailing or targeting users or use certain technologies like artificial intelligence. Similarly, private-market participants may deploy technologies or require certain practices that limit Rumble’s ability to obtain or use certain information about its users and subscribers. For example, Google has indicated that it will ultimately phase out the use of cookies to track users of its search services in future versions of its Chrome web browser, and Apple has updated its iOS mobile operating system to require app developers to obtain opt-in consent before tracking users of its various services. If these types of changes are implemented (or as a result of their implementation), Rumble’s ability to determine how its users and subscribers are using its video services and to use targeted advertising in a cost-effective manner may be limited. New laws in Canada, the European Union, and other jurisdictions may also require us to change our content moderation practices, or privacy policies in ways that harm our business or create the risk of fines or other penalties for non-compliance.

Risks Related to Rumble and the Business Combination

Rumble is an “emerging growth company” within the meaning of the Securities Act and it has taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make Rumble’s securities less attractive to investors and may make it more difficult to compare Rumble’s performance with other public companies.

Rumble is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act and has taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result, our stockholders may not have access to certain information they may deem important. There can be no assurances whether investors will find Rumble’s securities less attractive because Rumble relies on these exemptions. If some investors find the securities less attractive as a result of reliance on these exemptions, the trading prices of Rumble’s securities may be lower than they otherwise would be, there may be a less active trading market for Rumble’s securities and the trading prices of the securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Rumble has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Rumble, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of its financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

Pursuant to the JOBS Act, Rumble’s independent registered public accounting firm will not be required to attest to the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as it is an “emerging growth company”.

Section 404 of the Sarbanes-Oxley Act of 2002 requires annual management assessments of the effectiveness of internal controls over financial reporting, and generally requires in the same report a report by a public company’s independent registered public accounting firm on the effectiveness of its internal controls over financial reporting. Rumble will continue to be required to provide management’s attestation on internal controls effective with respect to the year ended December 31, 2022, in accordance with applicable SEC guidance.

However, under the JOBS Act, Rumble’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until it is no longer an “emerging growth company.” Rumble could be an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following February 23, 2026, the fifth anniversary of CF VI’s IPO, (b) in which Rumble has total annual gross revenue of at least $1.07 billion, (c) Rumble’s non-convertible debt issued within a three year period exceeds $1 billion, or (d) if the market value of Rumble’s shares that are held by non-affiliates exceeds $700 million on the last day of its second fiscal quarter.

Legal proceedings in connection with the Business Combination or otherwise, the outcomes of which are uncertain, could adversely impact Rumble or its stockholders.

In connection with business combination transactions similar to the Business Combination, it is not uncommon for lawsuits to be filed against the parties and/or their respective directors and officers alleging, among other things, that the proxy statement/prospectus provided to stockholders contains false and misleading statements and/or omits material information concerning the transaction. On January 27, 2022, Rumble received notification of a lawsuit filed by Kosmayer Investment Inc. (“KII”) against Rumble and Mr. Pavlovski in the Ontario Superior Court of Justice, alleging fraudulent misrepresentation in connection with KII’s decision to redeem its shares of Rumble in August 2020. On June 3, 2022, Rumble served its statement of defence on KII. KII filed a reply pleading on June 15, 2022. KII is seeking rescission of such redemption such that, following such rescission, KII would own 20% of the issued and outstanding Rumble Shares or, in the alternative, damages for the lost value of the redeemed shares, which KII has alleged to be worth $419.0 million (based on the value ascribed to the Rumble Shares in the Business Combination), together with other damages including punitive damages and costs. Although Rumble believes that the allegations are meritless and intends to vigorously defend against them, the result or impact of such claim, or any other claim that may be brought or threatened in connection with the Business Combination, is uncertain, and could result in, among other things, damages, and/or awards of attorneys’ fees or expenses.

The provision of the Rumble Charter that authorizes the Rumble Board to issue preferred stock from time to time based on terms approved by the Rumble Board may delay, defer or prevent a tender offer or takeover attempt that public stockholders might consider in their best interest.

The provision of Rumble’s Amended and Restated Certificate of Incorporation (the “Rumble Charter”) that authorizes the Rumble Board to issue preferred stock from time to time based on terms approved by the Rumble Board may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest.

The Rumble Charter contains forum limitations for certain disputes between us and our stockholders that could limit the ability of stockholders to bring claims against us or our directors, officers and employees in jurisdictions preferred by stockholders.

The Rumble Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative lawsuit brought on our behalf, (ii) any lawsuit against our current or former directors, officers, employees or stockholders asserting a breach of a fiduciary duty owed by any such person to us or our stockholders, (iii) any lawsuit asserting a claim arising under any provision of the DGCL, our charter or bylaws (each, as in effect from time to time), or (iv) any lawsuit governed by the internal affairs doctrine of the State of Delaware. The foregoing forum provisions do not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. The Rumble Charter also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The foregoing forum provisions may prevent or limit a stockholder’s ability to file a lawsuit in a judicial forum that it prefers for disputes with us or our directors, officers, employees or stockholders, which may discourage such lawsuits, make them more difficult or expensive to pursue, and result in outcomes that are less favorable to such stockholders than outcomes that may have been attainable in other jurisdictions, although though stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

There is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act because Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act claims.

In addition, notwithstanding the inclusion of the foregoing forum provisions in the Rumble Charter, courts may find the foregoing forum provisions to be inapplicable or unenforceable in certain cases that the foregoing forum provisions purport to address, including claims brought under the Securities Act. If this were to occur in any particular lawsuit, we may incur additional costs associated with resolving such lawsuit in other jurisdictions or resolving lawsuits involving similar claims in multiple jurisdictions, all of which could harm our business, results of operations, and financial condition.

The CEO of Rumble will have control over key decision making as a result of his control of a majority of the voting power of Rumble’s outstanding capital stock.

As the beneficial owner of all of the Class D Common Stock, par value $0.0001 per share, of Rumble (the “Class D Common Stock”), Chris Pavlovski, who is the CEO of Rumble, will initially be able to exercise voting rights with respect to 85% of the voting power of Rumble’s outstanding capital stock. For so long as Mr. Pavlovski continues to beneficially own at least approximately 8.47 million of the issued and outstanding shares of Class D Common Stock (assuming, for this purpose, that the number of outstanding shares of all classes of capital stock of Rumble continues to equal the same number of shares outstanding as of the closing of the Business Combination),

Mr. Pavlovski will continue to control the outcome of matters submitted to stockholders of Rumble for approval. Such number represents approximately 8.0% of the shares of Class D Common Stock that Mr. Pavlovski owns. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future. Further, the Rumble Charter will not include a sunset provision for the high vote feature of the Class D Common Stock, meaning this feature will persist indefinitely (unless amended or until all of the shares of Class D Common Stock have been redeemed by Rumble in connection with future transfers (other than “permitted transfers”) of shares of Class A Common Stock or ExchangeCo Shares by Mr. Pavlovski). As a result, Mr. Pavlovski may control or effectively control the voting of Rumble, even if he holds only a small economic interest. Consequently, in the event Mr. Pavlovski liquidates a significant portion of his economic interest in Rumble, Mr. Pavlovski may no longer be incentivized (or incentivized to the same extent) to exercise his voting control, including in connection with the types of decisions further described below, in a manner that will maximize the economic value of Rumble.

Because of the voting ratio between the Class D Common Stock on the one hand, and the Class A Common Stock and Class C Common Stock of Rumble, on the other hand, Mr. Pavlovski has the ability to control the outcome of matters submitted to Rumble’s stockholders for approval, including the election of directors, amendments to Rumble’s organizational documents, and any merger, consolidation, or sale of all or substantially all of Rumble’s assets. The Rumble Charter provides that Rumble may not issue any shares of Class D Common Stock, so all of the Class D Common Stock are held by Mr. Pavlovski and/or his transferees. In this regard, no shares of Class D Common Stock may be transferred by Mr. Pavlovski unless the transfer is made to a qualified transferee as described in the Rumble Charter (a “Qualified Class D Transferee”). As a result, only Mr. Pavlovski has the right to vote and control the Class D Common Stock, meaning that Mr. Pavlovski is not entitled to transfer voting control of the Company to another person or entity not controlled by Mr. Pavlovski through the transfer of Class D Common Stock.

This concentrated control could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of Rumble’s assets that Rumble’s other stockholders support, or conversely this concentrated control could result in the consummation of such a transaction that Rumble’s other stockholders do not support. This concentrated control could also discourage a potential investor from acquiring Rumble’s publicly traded Class A Common Stock, which will have limited voting power relative to the Class D Common Stock that is held by Mr. Pavlovski, and might harm the trading price of Rumble’s Class A Common Stock. In addition, Mr. Pavlovski has the ability to control the management and major strategic investments of Rumble as a result of his position as Rumble’s CEO and his ability to control the election of Rumble’s directors. As a board member and officer, Mr. Pavlovski owes a fiduciary duty to Rumble’s stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of Rumble’s stockholders. As a stockholder, even a controlling stockholder, Mr. Pavlovski is entitled to vote his shares in his own interests, which may not always be in the interests of Rumble’s stockholders generally.

Rumble’s CEO may be incentivized to focus on the short-term share price as a result of his interest in Forfeiture Escrow Shares.

Mr. Pavlovski, the CEO and controlling shareholder of Rumble, holds shares placed in escrow and subject to forfeiture pursuant to the terms of the BCA (collectively, “Forfeiture Escrow Shares”). Such shares will vest in the event certain share price thresholds are satisfied, but if such price thresholds are not satisfied in the applicable time periods, such shares will be forfeited and cancelled. Accordingly, Mr. Pavlovski may be incentivized to focus on short-term results which may have a positive effect on Rumble’s share price at the expense of the long-term success of the Company.

Rumble does not expect to declare any dividends in the foreseeable future.

Rumble does not anticipate declaring any cash dividends to holders of its Common Stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Risks Related to Being a Public Company

Rumble has and will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

Rumble is facing significant increases in insurance, legal, accounting, administrative and other costs and expenses as a public company that Rumble did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board, the SEC and the securities exchanges, impose additional reporting and other obligations on public companies.

Compliance with public company requirements has and will increase costs and make certain activities more time-consuming. A number of those requirements require Rumble to carry out activities Rumble had not done previously. In addition, additional expenses associated with SEC reporting requirements have and will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), Rumble could incur additional costs to rectify those issues, and the existence of those issues could adversely affect Rumble’s reputation or investor perceptions of it. Being a public company could make it more difficult or costly for Rumble to obtain certain types of insurance, including director and officer liability insurance, and Rumble may be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for Rumble to attract and retain qualified persons to serve on the Rumble Board, board committees or as executive officers. Furthermore, if Rumble is unable to satisfy its obligations as a public company, it could be subject to delisting of its Class A Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs require Rumble to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third-parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

There can be no assurance that Rumble will be able to comply with the continued listing standards of Nasdaq.

If Nasdaq delists Rumble’s shares from trading on its exchange for failure to meet the listing standards and Rumble is not able to list such securities on another national securities exchange, the securities of Rumble could be quoted on an over-the-counter market. If this were to occur, Rumble and its stockholders could face significant material adverse consequences including:

•        a limited availability of market quotations for Rumble’s securities;

•        reduced liquidity for Rumble’s securities;

•        a determination that the Class A Common Stock is a “penny stock,” which will require brokers trading the Class A Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of Class A Common Stock;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

If securities or industry analysts do not publish or cease publishing research or reports about Rumble, its business, or its market, or if they change their recommendations regarding Rumble’s securities adversely, the price and trading volume of Rumble’s securities could decline.

The trading market for Rumble’s securities will be influenced by the research and reports that industry or securities analysts may publish about Rumble, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on Rumble. If no securities or industry analysts commence coverage of Rumble, Rumble’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover Rumble change their recommendation regarding Rumble’s shares of common stock adversely, or provide more favorable relative recommendations about Rumble’s competitors, the price of Rumble’s shares of common stock would likely decline. If any analyst who may cover Rumble were to cease coverage of Rumble or fail to regularly publish reports on it, Rumble could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

Substantial future sales of our Class A Common Stock by the Selling Holders could cause the market price of our Class A Common Stock to decline.

The securities registered pursuant to the registration statement that includes this prospectus represent approximately 90.9% of our total shares of Class A Common Stock outstanding on a fully diluted basis (inclusive of all shares of Class A Common Stock issuable upon exchange of ExchangeCo Shares, and which also includes shares of Class A Common Stock and ExchangeCo Shares placed in escrow pursuant to the terms of the BCA). Certain Selling Holders, including Rumble Chairman and CEO Christopher Pavlovski and other company insiders, are subject to contractual lock-up restrictions that prohibit them from selling stock at this time. The shares of Class A Common Stock held by the Sponsor (other than the 1,500,000 shares of Class A Common Stock constituting the Forward Purchase Shares and the 1,159,000 shares of Class A Common Stock that were acquired by the Sponsor in the PIPE Investment) are also subject to contractual lock-up restrictions. See the section entitled “Plan of Distribution.”

For Selling Holders who are not subject to contractual lock-up restrictions, after the registration statement that includes this prospectus is effective and until such time that it is no longer effective, the resale of these securities will be permitted pursuant to such registration statement. The resale, or expected or potential resale, of a substantial number of our shares of Class A Common Stock in the public market could adversely affect the market price for our Class A Common Stock and make it more difficult for you to sell your shares of Class A Common Stock at such times and at such prices that you deem desirable. Furthermore, we expect that because there will be a large number of securities registered pursuant to the registration statement that includes this prospectus, Selling Holders will continue to offer the securities covered by such registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement that includes this prospectus may continue for an extended period of time.

Further, the Selling Holders acquired their shares at prices ranging from $0.003 per share to $10.00 per share of Class A Common Stock. Therefore, certain of the Selling Holders may realize a positive rate of return on their investment even if the shares of Class A Common Stock are trading below $10.00 per share. If those Selling Holders decided to sell their shares to realize this return, it could have a material negative impact on the price of our Class A Common Stock. Additionally, certain Selling Holders who are subject to contractual lock-up restrictions may choose to sell their shares once those restrictions expire. See the section entitled “Plan of Distribution.” Such sales, or the prospect of such sales, may have a material negative impact on the market price of our Class A Common Stock.

The Selling Holders can earn a positive return on their investment, even if other shareholders experience a negative rate of return on their investment in the post-Business Combination company.

The Selling Holders acquired the shares of Class A Common Stock covered by this prospectus at prices ranging from $0.003 per share to $10.00 per share of Class A Common Stock. By comparison, the offering price to public shareholders in the CF VI initial public offering was $10.00 per unit, which consisted of one share and one-fourth of one Warrant. Consequently, certain Selling Holders may realize a positive rate of return on the sale of their shares covered by this prospectus even if the market price per share of Class A Common Stock is below $10.00 per share, in which case the public shareholders may experience a negative rate of return on their investment.

For example, a Selling Holder who sells 1,000,000 shares of Class A Common Stock (which it originally acquired as “founder shares” for $0.003 per share) at a price per share of $12.27 per share (the closing price of the Class A Common Stock on November 3, 2022) will earn a realized profit of $12,267,000, while a public stockholder who sells the same number of shares of Class A Common Stock (which it originally acquired for $10.00 per share in the initial public offering) will only earn a realized profit of $2,270,000.

In addition, because the current market price of our Class A Common Stock, which was $12.27 per share at the closing on November 3, 2022, is higher than the price the Selling Holders paid for their shares of Class A Common Stock (ranging from $0.003 per share to $10.00 per share) or the exercise price of the Warrants ($11.50 per share), there is more likelihood that Selling Holders holding shares of Class A Common Stock or Warrants will sell their shares of Class A Common Stock after the registration statement that includes this prospectus is declared effective (subject, in the case of certain Selling Holders, to compliance with contractual lock-up restrictions). Such sales, or the prospect of such sales, may have a material negative impact on the market price of our Class A Common Stock. After the effectiveness of the registration statement that includes this prospectus, (i) 25,447,437 shares of Class A Common Stock registered on the registration statement that includes this prospectus and that were purchased by Selling Holders for prices below current market prices will be able to be sold immediately pursuant to such registration statement without any contractual lock-up restrictions and (ii) an additional 315,621,552 shares of Class A Common Stock registered on the registration statement that includes this prospectus and that were purchased by Selling Holders for prices below current market prices will be able to be sold pursuant to such registration statement once the contractual lock-up restrictions that apply to such Selling Holders expire. It should be noted that the share numbers in the immediately preceding sentence are given on a fully diluted basis (inclusive of all shares of Class A Common Stock issuable upon exchange of ExchangeCo Shares, and which also includes shares of Class A Common Stock and ExchangeCo Shares placed in escrow pursuant to the terms of the BCA).

For more details about the contractual lock-up restrictions applicable to certain Selling Holders as referred to above, see the section entitled “Plan of Distribution.”

USE OF PROCEEDS

All of the shares of Class A Common Stock and Warrants offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts.

We will not receive any proceeds from the sale of the securities offered pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants offered hereby (to the extent such Warrants are exercised for cash). We intend to use any such proceeds for general corporate purposes, although we believe we can fund our operations with cash on hand.

The Selling Holders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Holders in disposing of their shares of Class A Common Stock and Warrants covered by this prospectus, and we will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Class A Common Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DETERMINATION OF OFFERING PRICE

Our Class A Common Stock and Warrants are currently traded on The Nasdaq Global Market under the symbols “RUM” and “RUMBW”, respectively. The actual offering price by the Selling Holders of the shares of Class A Common Stock and Warrants covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the Selling Holders or as otherwise described in the section entitled “Plan of Distribution.”

MARKET INFORMATION FOR CLASS A COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Class A Common Stock and Warrants are currently traded on The Nasdaq Global Market under the symbols “RUM” and “RUMBW”, respectively.

On November 3, 2022, the closing prices of our Class A Common Stock and Warrants were $12.27 per share and $2.63 per Warrant, respectively, based on data provided by Bloomberg Finance L.P. As of October 14, 2022, there were 104 holders of record of our Class A Common Stock and two holders of record of our Warrants. Such numbers do not include DTC participants or beneficial owners holding shares of Class A Common Stock or Warrants through nominee names.

Dividend Policy

We do not anticipate declaring or paying any cash dividends on our Class A Common Stock in the foreseeable future. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that our board of directors will declare dividends in the foreseeable future.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined balance sheet as of June 30, 2022 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 presents the historical financial statements of CF VI and Rumble, adjusted to reflect the Business Combination, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 presents the historical financial statements of CF VI, Rumble and Locals adjusted to reflect the Business Combination and Rumble’s acquisition of Locals completed on October 25, 2021. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical balance sheet of CF VI and the historical balance sheet of Rumble, on a pro forma basis as if the Business Combination, summarized below, had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 combine the historical statements of operations of CF VI and the historical statements of operations of Rumble for such periods, and the historical statement of operations for Locals from January 1, 2021 through October 25, 2021, on a pro forma basis as if the Business Combination and Locals Acquisition, summarized below, had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial statements;

•        the historical unaudited condensed consolidated financial statements of CF VI as of and for the six months ended June 30, 2022 and the related notes included elsewhere in this prospectus;

•        the historical audited consolidated financial statements of CF VI as of and for the year ended December 31, 2021 and the related notes included elsewhere in this prospectus;

•        the historical unaudited condensed consolidated financial statements of Rumble as of and for the six months ended June 30, 2022 and the related notes included elsewhere in this prospectus;

•        the historical audited consolidated financial statements of Rumble as of and for the year ended December 31, 2021 and the related notes included elsewhere in this prospectus;

•        management’s discussion and analysis of the financial condition and results of operations of Rumble in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus; and

•        other information relating to CF VI and Rumble contained in this prospectus.

Description of the Transaction

CF VI and Rumble entered into the Business Combination Agreement dated December 1, 2021. On September 15, 2022, the Business Combination Agreement was approved and adopted by CF VI Stockholders and the transactions under the Business Combination Agreement were consummated on September 16, 2022, resulting in Rumble becoming a wholly owned subsidiary of CF VI. In the consummation of the Business Combination, CF VI was renamed “Rumble, Inc.” and is referred to as the “Combined Entity” as of the time following such change of name. Under the terms of the Business Combination Agreement, upon the closing of the Business Combination, among other things:

•        for each Rumble Share held by the Electing Shareholders, such Electing Shareholder received a number of ExchangeCo Shares equal to the Rumble Exchange Ratio, and such Electing Shareholders concurrently subscribed for nominal value for a corresponding number of shares of Class C Common Stock; and

•        for each Rumble Share held by the Non-Electing Shareholders, such Non-Electing Shareholder received a number of shares of Class A Common Stock equal to the Rumble Exchange Ratio.

In addition, under the Business Combination Agreement and the Plan of Arrangement:

•        all outstanding options to purchase Rumble Shares were exchanged for the Exchanged Rumble Options; and

•        the outstanding warrant to purchase Rumble Shares was exchanged for a number of shares of Class A Common Stock equal to the product (rounded down to the nearest whole number) of the number of shares of Rumble capital stock subject to the warrant and the Rumble Exchange Ratio.

In addition, for an aggregate purchase price of $1.0 million, upon the Closing and pursuant to a subscription agreement entered into between Mr. Pavlovski and CF VI, the Combined Entity issued and sold to Mr. Pavlovski a fixed number of shares of Class D Common Stock having 11.2663 “super-voting” rights per share, such that, after taking into account the shares of Class A Common Stock and Class C Common Stock issued to Mr. Pavlovski at Closing, upon Closing, Mr. Pavlovski has 85% of the voting power of the Combined Entity on a fully-diluted basis. Such shares of Class D Common Stock to be issued to Mr. Pavlovski will be the only issued and outstanding shares of Class D Common Stock.

On October 25, 2021, Rumble and Locals entered into an Agreement and Plan of Merger, which closed concurrently with execution and pursuant to which each share of Locals Common Stock and Preferred Stock issued and outstanding immediately prior to the effective time was cancelled, extinguished and converted automatically into the right to receive a number of Rumble Class A Common Shares and Rumble Class B Common Shares. In addition, each Locals option outstanding prior to the effective time was cancelled and substituted for Rumble options to purchase a number of Rumble Class B Common Shares.

The following summarizes the pro forma number of shares of Class A Common Stock outstanding following the consummation of the Business Combination and the PIPE Investment:

	Shares	%
CF VI Public Stockholders	29,969,311	10.7%
Sponsor Related Parties and Other Holders of Founder Shares(1)(2)	12,801,500	4.6%
Rumble Shareholders(3)(4)(5)	230,785,666	82.7%
PIPE Investors(6)	5,573,500	2.0%
Closing Shares	279,129,977	100.0%

____________

(1)      Sponsor Related Parties consist of the Sponsor and officers and employees of Cantor and its affiliates (and family members of such persons), and Other Holders of Founder Shares consist of two of the independent directors of CF VI. Includes 1,159,000 PIPE Shares being issued and sold to the Sponsor, 1,567,500 PIPE Shares being issued and sold to officers and employees of Cantor and its affiliates (and family members of such persons), and the Founder Shares held by the two CF VI independent directors that own Founder Shares.

(2)      Includes 1,963,750 shares of Class A Common Stock held by the Sponsor that will be subject to forfeiture and cancellation based on the earnout in the Sponsor Support Agreement. Until these shares of Class A Common Stock held by the Sponsor are cancelled, Sponsor will have full ownership rights including the right to vote and receive dividends and distributions.

(3)      Includes a one-time grant of 1,100,000 restricted shares of Class A Common Stock, or restricted stock awards, that will be issued to Chris Pavlovski upon the closing of the Business Combination, which will vest in substantially equal annual installments for three years following the closing of the Business Combination, subject to Mr. Pavlovski’s continued employment through each vesting date. During the period of vesting of the restricted stock awards, Mr. Pavlovski will have all the rights of a stockholder as to the restricted shares of Class A Common Stock, including the right to vote such shares. Effective closing of the Business Combination, these restricted shares were exchanged to restricted share units with similar vesting conditions. As such, the table excludes these restricted share units, as these are not deemed vested and issued as of the date of the closing of the Business Combination.

(4)      Includes 76,412,604 Forfeiture Escrow Shares held by the former Rumble Shareholders that will, upon achievement of certain earnout milestones, be earned by such shareholders. Until these Forfeiture Escrow Shares are forfeited, the holders are deemed to be beneficial owner of these shares with the right to vote and receive any dividends, distributions and other earnings.

(5)      Excludes any shares issuable upon the exercise of any Exchanged Rumble Options.

(6)      Excludes 1,159,000 PIPE Shares being issued and sold to the Sponsor and 1,567,500 PIPE Shares being issued and sold to officers and employees of Cantor and its affiliates (and family members of such persons), which such shares are reflected in the “Sponsor Related Parties and Other Holders of Founder Shares” row above.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in conformity with GAAP. Under this method of accounting, CF VI will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on holders of Rumble Shares expecting to comprise a majority of the voting power of the Combined Entity, Rumble’s operations prior to the acquisition comprising the only ongoing operations of the Combined Entity, and Rumble’s senior management comprising a majority of the senior management of the Combined Entity. Following the Business Combination, the Combined Entity will be governed by the Combined Entity Board consisting of six members, all of which will be designated by Rumble prior to the closing of the Business Combination (three of which must be independent directors). Under this method of accounting, the ongoing financial statements of the Combined Entity will reflect the net assets of Rumble and CF VI at historical cost, with no goodwill or other intangible assets recognized.

CF VI and Rumble are currently evaluating the accounting treatment related to the CF VI Warrants upon the close of the Business Combination. Therefore, for purposes of the unaudited pro forma condensed combined financial information, all CF VI Warrants have continued to be classified as derivative liability instruments. However, the evaluation and finalization of accounting conclusions regarding the classification are ongoing and subject to change.

The Locals Acquisition is treated as a business combination for accounting purposes and is accounted for using the acquisition method of accounting. Rumble recorded the fair value of assets acquired and liabilities assumed from Locals in its historical balance sheet as of December 31, 2021.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information contained herein reflects that CF VI Stockholders approved the Business Combination. Certain CF VI Stockholders elected to redeem their shares of Class A Common Stock for cash even if they approve the Business Combination. As a result, the unaudited pro forma condensed combined financial statements presents actual redemptions by CF VI Stockholders of 30,689 shares of CF VI Class A Common Stock for an aggregate payment of $307,197 (based on the per share redemption price of $10.01 per share) from the Trust Account. As such, net cash received from the Trust Account is approximately $300,039,065. This net cash amount is calculated as the difference of the total amount in the Trust Account as of June 30, 2022, of $300,346,262, minus the redemption amount of $307,197.

Rumble is considered the accounting acquirer, as further discussed in Note 1 of the Notes to the Unaudited Pro Forma Combined Financial Information.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2022

			Actual Redemption
	CF Acquisition Corp. VI. (Historical)	Rumble Inc. (Historical)	Transaction Accounting Adjustments (Assuming Intermediate Redemptions)	Notes	Pro Forma Combined (Assuming Intermediate Redemptions)
Assets
Current assets
Cash and cash equivalents	$214,662	$33,529,574	$300,039,065	(O)	$366,626,824
			85,000,000	(B)
			15,000,000	(C)
			1,000,000	(D)
			16,876	(E)
			(11,000,000)	(F)
			(2,173,353)	(G)
			(55,000,000)	(H)
Accounts receivable, net	—	2,112,711	—		2,112,711
Prepaid expenses	335,347	3,707,345	—		4,042,692
Total current assets	550,009	39,349,630	332,882,588		372,782,227
Cash equivalents held in Trust Account	300,346,262	—	(300,346,262)	(O)	—
Investment in joint venture	—	—	—		—
Capital assets	—	5,019,565	—		5,019,565
Right-of-use asset	—	1,635,635	—		1,635,635
Intangible assets	—	3,057,196	—		3,057,196
Goodwill	—	662,899	—		662,899
Total assets	300,896,271	49,724,925	32,536,326		383,157,522
Liabilities and Stockholders’ Equity (Deficit):
Current liabilities
Accounts payable and accrued liabilities	$1,834,004	$8,840,308	$—		$10,674,312
Payable to related party	189,662				189,662
Sponsor loan – promissory notes	2,173,353	—	(2,173,353)	(G)	—
Franchise tax payable	33,258	—	—		33,258
Deferred revenue	—	342,166	—		342,166
Lease liabilities	—	587,969	—		587,969
Income taxes payable	—	934	—		934
Total current liabilities	4,230,277	9,771,377	(2,173,353)		11,828,301
Warrant liability	10,668,250	—	322,500	(S)	10,990,750
Forward purchase securities liability	4,154,577	—	(4,154,577)	(S)	—
Lease liabilities, long-term	—	1,113,918	—		1,113,918
Other liabilities	—	250,000	—		250,000
Total liabilities	19,053,104	11,135,295	(6,005,430)		24,182,969
Commitments and Contingencies
Class A common stock subject to possible redemption, 30,000,000 shares at redemption value of $10.00 per share as of June 30, 2022 (no shares issued and outstanding, pro forma combined)	300,000,000	—	(307,197)	(P)	—
			(299,692,803)	(P)
Preference shares, $0.001 par value per share, unlimited authorized; 606,360 shares issued and outstanding as of June 30, 2022 (no shares issued and outstanding, pro forma combined)	—	16,789,203	(16,789,203)	(J)	—
Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding as of June 30, 2022 (no shares issued and outstanding, pro forma combined)	—	—	—		—
Class A common stock, $0.0001 par value; 160,000,000 shares authorized; 700,000 issued and outstanding (excluding 30,000,000 shares subject to possible redemption) as of June 30, 2022 (279,129,977 shares issued and outstanding, pro forma combined)	70	—	850	(B)	11,167
			188	(C)
			4,897	(J)
			1,415	(K)
			2,997	(P)
			750	(L)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

June 30, 2022

			Actual Redemption
	CF Acquisition Corp. VI. (Historical)	Rumble Inc. (Historical)	Transaction Accounting Adjustments (Assuming Intermediate Redemptions)	Notes	Pro Forma Combined (Assuming Intermediate Redemptions)
Class B common stock, $0.0001 par value; 40,000,000 shares authorized; 7,500,000 shares issued and outstanding as of June 30, 2022 (no shares issued and outstanding, pro forma combined)	750	—	(750)	(L)	—
Class C common stock, $0.0001 par value; 0 shares authorized; 0 shares issued and outstanding as of June 30, 2022 (167,662,214 shares issued and outstanding, pro forma combined)	—	—	16,876	(E)	16,766
			(110)	(F)
Class D common stock, $0.0001 par value; 0 shares authorized; 0 shares issued and outstanding as of June 30, 2022 (105,782,403 shares issued and outstanding, pro forma combined)	—	—	10,643	(D)	10,578
Class A and Class B common shares, unlimited shares authorized; 8,254,910 (Class A – 8,119,690; Class B – 135,220) issued and outstanding as of June 30, 2022 (no shares issued and outstanding, pro forma combined)	—	43,353,370	(43,353,370)	(J)	—
Additional paid-in capital	175,610	4,426,638	84,999,150	(B)	438,467,910
			14,999,812	(C)
			989,357	(D)
			(10,999,890)	(F)
			(2,600,000)	(H)
			299,689,806	(P)
			60,137,672	(J)
			1,150,863	(K)
			(18,333,263)	(N)
			3,832,077	(S)
Accumulated deficit	(18,333,263)	(25,979,581)	(52,400,000)	(H)	(79,531,868)
			(1,152,287)	(K)
			18,333,263	(N)
Total Stockholders’ Equity (Deficit)	(18,156,833)	21,800,427	355,330,959		358,974,553
Total Liabilities and Stockholders’ Equity (Deficit)	300,896,271	49,724,925	32,536,326		383,157,522

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED

June 30, 2022

			Actual Redemption
	CF Acquisition Corp. VI. (Historical)	Rumble Inc. (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)	Notes	Pro Forma Combined (Assuming No Redemptions)
Revenue	$—	$8,444,077	$—		$8,444,077
Cost of revenues	—	7,181,584	—		7,181,584
Gross profit	—	1,262,493	—		1,262,493
Operating expenses
General and administrative	1,096,336	3,031,620	1,833,334	(Z)	5,961,290
Administrative expenses – related party	60,000	—	—		60,000
Franchise tax expense	103,000	—	—		103,000
Research and development	—	1,983,899	—		1,983,899
Sales and marketing	—	3,079,330	—		3,079,330
Finance costs	—	1,341,056	—		1,341,056
Foreign exchange loss	—	24,567	—		24,567
Depreciation of capital assets	—	78,552	—		78,552
Depreciation of right-of-use assets	—	232,327	—		232,327
Amortization of intangible assets	—	57,096	—		57,096
Stock based compensation	—	33,972	—		33,972
Total operating expenses	1,259,336	9,862,419	1,833,334		12,955,089
Loss from operations	(1,259,336)	(8,599,926)	(1,833,334)		(11,692,596)
Interest income on investments held in Trust Account	348,811	—	(348,811)	(U)	—
Changes in fair value of warrant liability	9,285,982	—	(453,713)	(V)	8,832,270
Changes in fair value of forward purchase securities liability	298,391	—	(298,391)	(W)	—
Interest income, net	—	21,451	—		21,451
Share of profit of a joint venture	—	—	—		—
Loss before income tax expense	8,673,848	(8,578,475)	(2,934,249)		(2,838,876)
Income tax expense	(9,653)	(22,399)	—		(32,052)
Net loss	8,664,195	(8,600,874)	(2,934,249)		(2,870,928)

Weighted average number of shares of common stock outstanding:
Class A – Public shares	30,000,000				—
Class A – Private placement	700,000				—
Class A – Common stock	—				201,120,291
Class B – Common stock	7,500,000				—
Basic and diluted net loss per share:
Class A – Public shares	$0.23				$—
Class A – Private placement	$0.23				$—
Class A – Common stock	$—			(AA)	$(0.01)
Class B – Common stock	$0.23				$—

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
December 31, 2021

	Rumble Inc. (Historical)	Locals Technology Inc. (Historical)	Transaction Accounting Adjustments (Acquisition of Locals Technology Inc.)	Notes	Pro Forma Financial Information (Adjusted for Acquisition of Locals Technology Inc.	CF Acquisition Corp. VI. (Historical)	Actual Redemptions
							Transaction Accounting Adjustments (Assuming No Redemptions)	Notes	Pro Forma Combined (Assuming No Redemptions)
Revenue	$9,466,363	$586,911	$—		$10,053,274	$—	$—		$10,053,274
Expenses
Cost of revenues, exclusive of depreciation and amortization	7,198,859	289,635	—		7,488,494	—	—		7,488,494
General and administrative	3,036,157	343,742	—		3,379,899	2,756,496	1,152,287	(T)	63,355,349
							52,400,000	(X)
							3,666,667	(Z)
Administrative expenses – related party	—	—	—		—	102,143	—		102,143
Franchise tax expense	—	—	—		—	201,515	—		201,515
Research and development	1,622,264	492,896	—		2,115,160	—	—		2,115,160
Sales and marketing	3,524,615	328,441	—		3,853,056	—	—		3,853,056
Foreign exchange loss	7,166	—	—		7,166	—	—		7,166
Depreciation of capital assets	57,402	23,731	—		81,133	—	—		81,133
Depreciation of right-of-use assets	95,322	—	—		95,322	—	—		95,322
Amortization of intangible assets	97,013	—	345,680	(Y)	442,693	—	—		442,693
Stock based compensation	1,414,479	66,281	—		1,480,760	—	—		1,480,760
Total expenses	17,053,277	1,544,726	345,680		18,943,683	3,060,154	57,218,954		79,222,791
Loss from operations	(7,586,914)	(957,815)	(345,680)		(8,890,409)	(3,060,154)	(57,218,954)		(69,169,517)
Interest income on investments held in Trust Account	—	—	—		—	23,016	(23,016)	(U)	—
Changes in fair value of warrant liability	—	—	—		—	(10,418,045)	(509,025)	(V)	(10,927,070)
Changes in fair value of forward purchase securities liability	—	—	—		—	(4,452,968)	4,452,968	(W)	—
Interest income, net	16,443	1,229	—		17,672	—	—		17,672
Other income (expense), net	168,840	(86,236)	—		82,604	—	—		82,604
Finance costs	(2,925,499)	—	—		(2,925,499)	—	—		(2,925,499)
Change in fair value of option	(3,214,286)	—	—		(3,214,286)	—	—		(3,214,286)
Loss before income tax expense	(13,541,416)	(1,042,822)	(345,680)		(14,929,918)	(17,908,151)	(53,298,027)		(86,136,096)
Income tax expense	(575)	(745)	—		(1,320)	—	—		(1,320)
Deferred tax recovery	128,459	—	—		128,459	—	—		128,459
Net loss	(13,413,532)	(1,043,567)	(345,680)		(14,802,779)	(17,908,151)	(53,298,027)		(86,008,957)

Weighted average number of shares of common stock outstanding:
Class A – Public shares						25,643,836			—
Class A – Private placement						598,356			—
Class A – Common stock						—			187,877,763
Class B – Common stock						7,500,000			—
Basic and diluted net loss per share:
Class A – Public shares						$(0.53)			$—
Class A – Private placement						$(0.53)			$—
Class A – Common stock						$—		(AA)	$(0.43)
Class B – Common stock						$(0.53)			$—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to include Transaction Accounting Adjustments (discussed within the notes below) which reflect the application of the accounting required by GAAP. The Transaction Accounting Adjustments for the Business Combination consist of those necessary to account for the Business Combination. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination, the PIPE Investments, the Forward Purchase Contract and certain other adjustments.

The Business Combination will be accounted for as a reverse recapitalization because Rumble has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration the actual redemptions by the CF VI Stockholders:

•        The pre-combination equity holders of Rumble will hold the majority of, among others, voting rights in the Combined Entity;

•        The pre-combination equity holders of Rumble will collectively hold voting power giving them the right to appoint the majority of the directors on the Combined Entity Board;

•        Senior management of Rumble will comprise the senior management of the Combined Entity;

•        Operations of Rumble will comprise the ongoing operations of the Combined Entity; and

•        Rumble is significantly larger than CF VI in terms of revenue, total assets (excluding cash) and employees.

Under the reverse recapitalization model, the Business Combination will be treated as Rumble issuing equity for the net assets of CF VI, with no goodwill or intangible assets recorded.

Note 2 — Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 are as follows:

(A)    [Intentionally omitted]

(B)    Represents the gross proceeds from the issuance in the PIPE Investment to certain investors of 8,500,000 shares of Class A Common Stock at a price of $10.00 per share. Accordingly, cash and cash equivalents increased by $85,000,000 with a corresponding increase in Class A Common Stock of $850 and $84,999,150 to additional paid-in capital. Transaction costs incurred to the PIPE Investment are discussed in tickmark (H) below. As of the closing of the transactions contemplated by the Business Combination Agreement, $83,000,000 was funded, with $2,000,000 remaining to be funded.

(C)    Represents the issuance in the Forward Purchase Contract to the Sponsor of 1,875,000 shares of Class A Common Stock at a blended price of $8.00 per share. Accordingly, cash and cash equivalents increased by $15,000,000 with a corresponding increase in Class A Common Stock of $188 and $14,999,812 to additional paid-in capital. In conjunction with the Forward Purchase Contract, CF VI will issue 375,000 Warrants to purchase Class A Common Stock, which are included within warrant liability as discussed in tickmark (S) below.

(D)    Represents gross proceeds from the issuance in the Key Individual Subscription Agreement for 105,782,403 shares of Class D Common Stock. Accordingly, cash and cash equivalents increased by $1,000,000 with a corresponding increase in Class D Common Stock of $10,578 and $989,422 to additional paid-in capital.

(E)    Represents the subscription of Class C Common Stock by Rumble Electing Shareholders as discussed in tickmark (J) below. Accordingly, cash and cash equivalents increased by $16,876 with a corresponding increase in Class C Common Stock of $16,876.

(F)    Represents the repurchase of 1,100,000 ExchangeCo Exchangeable Shares and concurrent repurchase of 1,100,000 shares of Class C Common Stock at $10.00 per share for a total repurchase price of $11,000,000. Accordingly, cash and cash equivalents decreased by $11,000,000 with corresponding decreases in Class C Common Stock of $110 and additional paid-in capital of $10,999,890.

(G)    Represents the repayment of the outstanding $2,173,353 balance on the Sponsor loan — promissory notes.

(H)    Represents the payment of $55,000,000 of estimated transaction costs at Closing in connection with the Business Combination. Of the total, $50,000,000 relates to advisory, legal and other fees, $2,600,000 relates to PIPE placement agent fees, and $2,400,000 relates to D&O insurance. Of these expenses, $2,600,000 are expected to be recorded within additional paid-in capital and the remaining $52,400,000 will be included within accumulated deficit and within net loss for the year ended December 31, 2021, as noted in pro forma adjustment tickmark (X).

Of the total estimated transaction costs, $10,500,000 business combination marketing fee, $15,000,000 advisory fee and $1,700,000 PIPE placement agent fees are payable to CF&Co., an affiliate of CF VI and the Sponsor.

(I)     [Intentionally omitted]

(J)     Represents the exchange of equity interests in Rumble, including all issued and outstanding Rumble Preference Shares, the Rumble Class A Common Shares and the Rumble Class B Common Shares by Electing and Non-Electing Shareholders. Each Rumble Preference Share that is issued and outstanding is automatically exchanged into one newly issued Rumble Class A Common Share. The Electing Shareholders exchange their respective Rumble Class A Shares for 24.7214 ExchangeCo Exchangeable Shares and pursuant to a separate subscription, subscribe for a corresponding number of shares of Class C Common Stock, as discussed in tickmark (E) above. The Non-Electing Shareholders exchange their respective Rumble Class A Common Shares for 24.571 shares of Class A Common Stock. Based on actual redemptions, Class A Common Stock increased by $4,897, Rumble Preference Shares and Rumble Class A Common Shares and Rumble Class B Common Shares decreased by $16,789,203 and $43,353,370 respectively, and additional paid-in capital increased by $60,137,676.

(K)    Represents the exchange of a performance-based Rumble Warrant for Class A Common Stock, which had a fair value of $1,152,287 on issuance date. Accordingly, Class A Common Stock increased by $1,415 with corresponding increases in additional paid-in capital of $1,150,872, and accumulated deficit increased $1,152,287.

(L)    Represents the conversion of existing CF VI Class B Common Stock into Class A Common Stock resulting in a $750 increase to Class A Common Stock and corresponding decrease to CF VI Class B Common Stock.

(M)   [Intentionally omitted]

(N)    Represents the elimination of CF VI’s historical accumulated deficit of $18,333,263.

(O)    Represents the release of the restricted cash and cash equivalents held in the Trust Account upon consummation of the Business Combination at Closing. After taking into account the actual redemptions by the CF VI Stockholders of 30,689 common shares of CF VI Class A Common Stock, cash and cash equivalents increased by $300,346,262 with a corresponding decrease to cash and cash equivalents held in Trust Account. Further, redeemable Class A Common Stock decreased by $307,197 as discussed in tickmark (P) below. Please refer to “Basis of Pro Forma Presentation” above for calculations including actual redemptions.

(P)    Represents the actual redemptions of 30,689 redeemable Class A Common Stock resulting in the reduction of Class A Common Stock and cash each by $307,197 (as described above in the “Basis for Pro Forma Presentation”) and $299,692,803 to reclassify the remaining balance to permanent equity, with an increase of $2,997 to Class A Common Stock and an increase of $299,689,806 to additional paid-in capital. As noted in the “Unaudited Condensed Combined Pro Forma Balance Sheet” above, $299,692,803 reclassified to permanent equity represents the difference between the June 30, 2022 balance of Class A Common Stock subject to possible redemption of $300,000,000 and the actual exercised redemption amount of $307,197 (as described in the “Basis for Pro Forma Presentation”).

(Q)    [Intentionally omitted]

(R)    [Intentionally omitted]

(S)    Represents the reclassification of the Forward Purchase Contract liability to equity and warrant liability. CF VI entered into Forward Purchase Contract with the Sponsor at the time of the IPO that provided (i) shares of Class A Common Stock at a price of $10.00 per share for 1,500,000 shares and 375,000 shares of Class A Common Stock (for no additional consideration) and (ii) 375,000 CF VI Warrants to purchase Class A Common Stock under similar terms as the CF VI Private Warrants. In conjunction with the consummation of the Business Combination, the Sponsor will receive shares of Class A Common Stock and Warrants. The proceeds from the Forward Purchase Contract are recorded in tickmark (C). The liability for the Forward Purchase Contract of $4,154,577 will be reclassified with corresponding increase in warrant liability of $322,500 and corresponding increase of $3,832,077 to additional paid-in capital.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2022 and Year Ended December, 2021

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 are as follows:

(T)    Represents the exchange of performance-based Rumble Warrant with fair value of $1,152,287 on issuance date.

(U)    Represents the elimination of investment income on the Trust Account.

(V)    Represents the mark-to-market activity on the warrant liability associated with the Forward Purchase Contract for the six months ended June 30, 2022 and year ended December 31, 2021. Upon the consummation of the Business Combination, the Sponsor will purchase the CF VI Warrants pursuant to the Forward Purchase Contract as described in tickmark (S) above. Accordingly, the change in fair value of the warrant liability increased $453,713 for the six months ended June 30, 2022 and increased $509,025 for the year ended December 31, 2021.

(W)   Represents the mark-to-market activity on the Forward Purchase Contract liability for the six months ended June 30, 2022 and year ended December 31, 2021. Upon the consummation of the Business Combination, the Forward Purchase Contract liability will be reclassified to equity and warrant liability as described in tickmark (S) above. Accordingly, the change in the fair value of forward purchase securities liability related to the Forward Purchase Contract will decrease by $298,391 for the six months ended June 30, 2022 and decrease by $4,452,968 for the year ended December 31, 2021.

(X)    Represents expenses incurred in conjunction with the Business Combination.

(Y)    The table below indicates the fair value and related amortization expense of each of the identifiable intangible assets acquired in the Locals Acquisition:

	Asset Fair Value	Useful Life (Years)	Pro Forma Amortization Expense For the Period January 1 to October 25, 2021
Brand	1,284,000	10	104,831
Technology	1,475,000	5	240,849
Total	2,759,000		345,680

The fair values reflected above were determined in accordance with ASC 820, Fair Value Measurements. Brand fair value was determined using an income approach under a relief-from-royalty method and the projected cash savings over an estimated period of time that would otherwise be required to license this asset. Technology fair value was determined using a replacement cost approach with an estimate developed from the direct costs associated with reproducing the technology.

(Z)    Represents the increase in stock-based compensation expense incurred following the closing of the Business Combination in conjunction with the one-time grant of 1,100,000 restricted share units issued to Chris Pavlovski upon the closing of the Business Combination that will vest in substantially equal annual installments for three years following the closing of the Business Combination, subject to Mr. Pavlovski’s continued employment through each vesting date.

(AA) Represents the net loss per share calculated using the weighted average shares outstanding and the issuance of additional shares of Class A Common Stock in connection with the Business Combination, assuming that the shares were outstanding since January 1, 2021. As Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for net loss per share assumes that the shares issuable related to the Business Combination have been outstanding for the entire period presented.

The combined financial information has been prepared by taking into account the actual redemptions by CF VI Stockholders. As Rumble was in a net loss under each scenario presented, giving effect to unvested share-based compensation or outstanding warrants was not considered in the calculation of diluted net loss per share, since the inclusion of such unvested share-based compensation and warrants would be anti-dilutive.

Six Months Ended June 30, 2022
Pro forma net loss	$(2,870,928)
Weighted average common stock outstanding, basic and diluted	201,120,291
Net loss per share of common stock, basic and diluted	(0.01)
CF VI Public Stockholders	29,969,311
Sponsor Related Parties and Other Holders of Founder Shares(1)	10,837,750
Rumble Shareholders(2)(3)	154,739,730
PIPE Investors	5,573,500
201,120,291

Year Ended December 31, 2021
Pro forma net loss	$(86,008,957)
Weighted average common stock outstanding, basic and diluted	200,753,624
Net loss per share of common stock, basic and diluted	(0.43)
CF VI Public Stockholders	29,969,311
Sponsor Related Parties and Other Holders of Founder Shares(1)	10,837,750
Rumble Shareholders(2)(3)	154,373,063
PIPE Investors	5,573,500
200,753,624

____________

(1)     Excludes 1,963,750 shares of Class A Common Stock held by the Sponsor that will be subject to forfeiture and cancellation based on the earnout in the Sponsor Support Agreement. The Sponsor shares subject to forfeiture and cancellation based on earnout are deemed to be contingently issuable shares and excluded from the calculation of basic and diluted net loss per share in accordance with ASC 260, Earnings Per Share.

(2)      1,100,000 restricted share units issued to Chris Pavlovski upon the closing of the Business Combination, which will vest in substantially equal annual instalments for three years following the closing of the Business Combination, subject to Mr. Pavlovski’s continued employment through each vesting date. The continued employment vesting requirement is considered a contingency and any unvested restricted stock awards are excluded from the calculation of basic and diluted net loss per share until vested in accordance with ASC 260, Earnings Per Share. As such, 733,333 and 1,100,000 shares are excluded for the six months ended June 30, 2022 and year ended December 31, 2021, respectively.

(3)      Excludes 76,410,222 Forfeiture Escrow Shares held by the former Rumble Shareholders that will, upon achievement of certain earnout milestones, be earned by such shareholders. The Forfeiture Escrow Shares subject to earnout are deemed to be contingently issuable shares and excluded from the calculation of basic and diluted net loss per share in accordance with ASC 260, Earnings Per Share.

BUSINESS

Our Story

Rumble is a high-growth video sharing platform designed to help content creators manage, distribute, and monetize their content by connecting them with brands, publishers, and directly to their subscribers and followers. In the third quarter of 2020, we welcomed Devin Nunes, former U.S. Representative for California, and Dan Bongino, political commentator, to our platform. These additions, along with tailwinds from the U.S. election season, led to dramatic growth in our user base from 1.2 million MAUs in Q2 2020 to 21 million MAUs in Q4 2020.2

Over the course of 2021 and into 2022, we have continued to strengthen our content offering with increasing adoption from top creators, such as Jorge Masvidal, Dr. Drew, Glenn Greenwald, finance analyst Matt Kohrs, and Russell Brand. In 2022, we added significant creators outside of North America, starting with “Monark,” a creator described by the New York Times as “Brazil’s Joe Rogan.” As a result, our user base has grown to 44 million MAUs on average in Q2 2022, an increase of 76% from Q2 2021. We have also made significant strides in scaling our business and our opportunity through the acquisition of Locals.com, a premier subscription-based service for multimedia content and community, in October 2021.

For the past year and for the immediate future our focus has been and will continue to be growing users and usage consumption, and not maximizing revenue. We will continue to focus on growing consumption by enhancing the user experience across all access modes, pursuing international growth, and expanding our content volume and variety. In the future, we expect to monetize this consumption by increasing ad load and increasing ad pricing by building our own ad ecosystem rather than today’s programmatic exchanges. Monetization has the potential to be further enhanced as we continue to expand into additional creator services that bring more value and earnings to our creators, such as subscriptions via Locals, tipping and licensing. Lastly, we also expect to drive revenue by offering IaaS via our spare capacity in order to meet the unsolicited demand for cloud services many SME have requested of us.

Our Video Platform

Rumble is a free-to-use video sharing platform where users can watch, share, like, comment, and upload their own videos. Users can subscribe to channels to stay in touch with recent creator content and access video on-demand (“VOD”) uploaded, and live content streamed, by creators.

Rumble’s platform is distributed through four primary means:

•        Web — Users can access our full platform at rumble.com to view videos without an account, but must be logged-in in order to like, comment, subscribe, or upload videos.

•        Mobile application — Our platform is available for both iOS and Android-based devices.

•        Connected TV — Our content can also be accessed through Rumble-branded channel tiles on several connected TV devices including Roku, Amazon Fire, and Android TV.

•        Embedded Video — Our content can be accessed through third-party websites and applications that use Rumble’s content and video technology.

In addition to the Rumble products, we also offer Locals.com where users can purchase a subscription to access exclusive content in creator communities. Creators and subscribers are able to engage through VOD, podcasts, live chat, polls, and community discussions. Locals.com and Rumble are operated as two separate brands but will share infrastructure and include some cross-platform integration on their respective sites, thereby allowing creators to monetize content from both advertising and subscriptions. We acquired Locals in October 2021. Prior to our acquisition of Locals, Rumble did not have a consumer-facing subscription platform service, although Rumble provided, and continues to provide, a business-to-business service where third party websites can pay a monthly subscription fee to embed a Rumble-powered, customizable web video player platform into their own website. We refer to this as our business-to-business subscription service. This service is designed to permit the seamless sharing of Rumble’s content onto a third party web page and is separate and distinct from the consumer-facing subscription service for creators offered through Locals.

____________

2        Operating metrics presented do not include Locals.com which was acquired in October 2021.

Our Business Model

We have only recently begun to focus on the monetization of our distribution, but we are contemplating four primary revenue sources.

Advertising — We currently limit the amount of display, pre-roll, and mid-roll video advertising shown to our users. Historically, we have filled most of our advertising inventory through third-party ad networks and exchanges. In January 2022, we announced the deployment of an alpha version of our own advertising marketplace. Several advertisers have begun to run campaigns through the new system, and eventually, all ads on the Rumble platform will be served through Rumble’s own advertising system. As we scale our platform, we expect to eventually drive significant and differentiated value to advertisers through the development of this independent advertising marketplace.

Subscription/Tipping — We continually seek to diversify our revenue profile beyond traditional advertising sources. In Q3 2021, we successfully launched our livestreaming and tipping functionality to our web platform, which we plan to extend to the rest of the Rumble access modes. In addition to tipping, we acquired Locals.com in October 2021, which we expect to drive subscription revenue. On Locals.com, users subscribe, for a monthly fee, to communities of content creators and can additionally tip the creators. Creators can build multiple tiers of subscription and gate exclusive content and prizes by tier.

Content licensing — When content is uploaded to Rumble, creators can choose from several licensing options, including:

1.      Exclusive Video Management:    We receive the exclusive rights to represent and distribute content and such content may not be uploaded to other media platforms without Rumble’s permission. We will look to promote user videos across a network of broadcasters and websites.

2.      Non-exclusive video license via Rumble Player:    Video is monetized on Rumble.com; however, creators may separately monetize their content on other websites and media platforms.

Historically, our business generated revenue from third-party broadcasters and websites using videos under the video management licensing option. Going forward, we do not anticipate content licensing to be a key part of our revenue strategy and will primarily distribute content on our own platform.

Cloud Infrastructure-as-a-Service (“IaaS”) — We are also planning to offer Rumble Cloud Solutions to small and medium-sized enterprises (“SMEs”) in exchange for subscription/usage fees. From a technology perspective, this offering is a natural extension as we can utilize excess capacity from the cloud infrastructure being built to support our video sharing business. Our infrastructure services offerings are still currently in early development, but our tentative roadmap includes: video player (player & encoding), e-mail services (content management and delivery), storage (at scale with analytics and applications), and cloud services (secure, sizable compute capacity).

Our Constituents and Engagement

We have grown rapidly in the past year with our global MAUs reaching 44 million on average in Q2 2022, an increase of 76% from our 25 million average MAUs achieved in Q2 2021.

Over time, Rumble has demonstrated its ability to drive engagement from viewers. We estimate that minutes watched per month on our platform have grown from 0.2 billion in Q3 2020 to 8.1 billion in Q2 2022. Estimated minutes watched per month represent the monthly average within a quarter and are calculated by converting actual bandwidth consumption into minutes watched using management’s best estimate of video resolution quality mix and various encoding parameters. Bandwidth consumption includes video traffic across the entire Rumble platform (website, apps, embedded video, Connected TV, etc.), as well as what management believes is a nominal amount of non-video traffic. Starting in the second quarter of 2022 we began transitioning a portion of Locals’ bandwidth consumption to Rumble’s infrastructure. While this currently represents an immaterial amount of consumption, we expect this to grow in the coming quarters.

In the second half of 2021 and first half of 2022, we have secured top content creators across a diverse set of content verticals and have onboarded content creators such as:

Jorge Masvidal — Professional mixed martial artist

Russell Brand — Comedian, actor, and radio show host

Dr. Drew — Media personality, internist, and addiction medicine specialist

Matt Kohrs — Cryptocurrency and investing content creator

Glenn Greenwald — Journalist, author, and lawyer

Monark — Podcast host, called “Brazil’s Joe Rogan” by the New York Times

Our goal is to attract even more top creators to our platform, further accelerating our platform’s growth, and we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform.

We view expanding our content library and creator base as paramount to attracting more users and driving engagement on our platform. Hours of uploaded video per day were 8,948 on average in Q2 2022, an increase of 283% from Q2 2021.

As we bring top creators and their content pipeline to our platform, we believe that we can draw more users onto our platform and keep them engaged for longer, in turn offering better monetization opportunities for creators, and allowing us to bring on more creators. This flywheel effect is the key mechanism by which we are approaching growing our consumer video business.

Competitive Strengths

Competitive Overview

Rumble operates in a highly competitive environment and the market for video content is rapidly evolving. Traditionally, video content had limitations on how it was distributed to consumers, posing challenges for companies aiming to engage consumers across traditional and digital technologies. Today, video content is consumed across all mediums in various formats, which has both increased the opportunities for consumer engagement and altered the competitive dynamic for new and incumbent players.

Further, the market expectation of instant, high-definition delivery and a diversified content offering has altered the strategy and go-to-market approach for even the most successful video platforms.

Rumble competes with traditional video distribution platforms, but also with social media networks, entertainment businesses, video on demand providers, major film and television studios, cable/news television networks, and more. What we believe has differentiated Rumble is its ability to quickly establish and maintain trust with its users, creating an enjoyable and open viewing experience that welcomes content of all genres. Rumble takes tremendous pride in operating what it views as the go-to neutral video platform in the market, which we believe has allowed us to maintain our competitive positioning versus incumbent platforms. Future market preference could include more decentralized options for video distribution.

A Significant Market Shift

We believe that secular market friction points are driving creators and users to seek alternatives to incumbent platforms. Increasingly, household technology names have adopted several principles and behaviors that we believe have opened significant market opportunity for Rumble to establish a sticky relationship with our community.

•        “Arbiters of Truth”:    “Big Tech” has increasingly adopted strict and evolving content moderation policies on user-generated and other published content. Constantly shifting policies have created controversy among creators and users who may believe their content, or content from other creators, is being restricted by partial practices, policies, and algorithms that have been altered to accommodate evolving trends in the digital ecosystem. This has led users and creators to seek reliable, alternative platforms that would not, outside of clearly defined content guidelines, restrict or shield creators’ content from reaching their potential audience.

•        Large Creator Focus:    Additionally, Rumble’s biggest competitors are increasingly catering to the “large creators,” which represent individual and corporate accounts that attract only the most viewers for the content they choose to feature, creating increasing barriers for smaller creators to freely create and distribute content on those platforms.

Our Competitive Differentiation

We believe that Rumble is uniquely positioned to address the various concerns in the video distribution marketplace. Rumble is one of the few, neutral, independent, and scaled video platform that operates with a consistent and user-friendly moderation policy, employing only reasonable, obvious, and minimal clearly defined standards of conduct rather than attempting to discern opinion from fact.

Rumble is unique because we simply distribute the content how and where consumers want it, with no preferential treatment. This was a founding principle of ours in 2013 that we have maintained to this day.

We have built a differentiated product for both users and creators, which has fueled our recent user growth and, we believe, positions us for further widespread adoption.

•        Value proposition for users:

•        We aim to allow consumers of our content to see simply what they search, with no preferential treatment for “large” creators or algorithms that suppress certain points of view. We have attracted and retained a global user base on the simple premise that Rumble offers our community the best experience in the market — which is the single most important component to our strategy. Our open search algorithm allows our community to access our entire content library within the search function. As our library continues to expand from both user-generated content and through our world-class content creators, this value proposition will only continue to expand opportunities and create an even better experience for the Rumble community.

•        Value proposition for creators:

•        Most of the key elements of our value proposition to users also benefit our creators. At the same time, Rumble is also laser focused on attracting the best talent to the platform and has built tools to facilitate content production, distribution and monetization. Simply put: if a creator uploads great content, it will be seen (and will not be preferenced behind other creators’ work). This creates favorable monetization opportunities for the best content on the platform and highlights the value of our offering to content creators of all magnitudes.

•        Rumble’s offering includes a world-class SDRM (social digital rights management) service for our creators, helping them to manage their library and ensure maximum efficiency on and off the Rumble platform. This further enhances Rumble’s relationship with its creators and also allows us to capture, record and enhance our offering through data analytics.

Rumble sits at the intersection of a secular trend away from “Big Tech” and has capitalized on the opportunity with a differentiated offering, while maintaining the user and creator experience. It is our mission to continue to exceed the expectations of our community and we continue to invest in the tools to grow our network and enhance our offerings. As we continue to develop our in-house technology, we expect that our competitive differentiation will extend beyond distribution to infrastructure, offering a similar value proposition to both markets: being a neutral platform built to meet the needs of our community.

Our Growth Strategy

We are focusing on the following areas to drive our growth:

•        Grow our platform’s consumption — Growth in our user base and user engagement is an important driver to our business’s growth, and we believe that there is a significant opportunity to expand user consumption on our platform. Since our inception, our user base has primarily grown organically.

•        Content acquisition — Our user base and user engagement growth are directly driven by the content available on our platform. We have on-boarded a number of top content creators onto our platform over the last year which has enabled our significant consumption growth. Our goal is to attract even more top creators to our platform, further accelerating our platform’s growth, and we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform. These incentives have included and may continue to include equity grants or cash payments, including arrangements under which we may agree to pay fixed compensation to content creators (in certain cases, for multiple years) irrespective of whether the actual revenue or user growth generated by the content creator on our platform meets our original modeled financial projections for that creator.

•        Product development — We plan to continue to build new features and technologies to develop and improve our platform and value proposition. We are currently working on implementing and upgrading livestreaming, mobile application camera integration, gifting and tipping functionality, user interface enhancements, and deep linking into our products.

•        Mobile application — We expect mobile application (“app”) users will be a key component of our user base and engagement in the future. An improved user interface and user experience will serve our existing app users, attract new app users to our platform, and grow app engagement.

•        International expansion — Historically, we have focused on growing our U.S. and Canadian user base; any historic consumption from international countries has been purely opportunistic. Moving forward, we expect to focus on growing our international user base. The recent addition of “Monark,” a prominent Brazilian podcast host, marks Rumble’s first significant expansion outside of North America.

•        Build in-house advertising ecosystem — Historically, we have used several third party ad networks and ad exchanges to fill our ad inventory. By developing our own advertising marketplace and direct ad sales team, we can reduce value leakage to exchanges, expand our advertiser base and drive better monetization. We introduced the alpha version of this marketplace in January 2022, and eventually all ads on Rumble’s platform will be served through Rumble’s own advertising system.

•        Expand Locals subscription and tipping service — Locals.com’s platform allows us to provide content creators additional revenue streams besides advertising revenue share, thereby expanding our creator value proposition and monetization opportunities.

•        Develop enterprise cloud IaaS opportunity — Our consumer business is supported by a network of in-house infrastructure which we plan on leveraging to offer an enterprise cloud solution to SMEs. We expect that our solution will include video streaming, email services, storage and cloud & website hosting and is expected to be cost-competitive to incumbent cloud players.

Marketing and Advertising

Users & Creators

With the tremendous amount of organic growth experienced to date, most of our marketing efforts have been focused on amplifying earned media and accelerating the word-of-mouth momentum through creator advocacy. As a result, we have been able to build our user base and brand with relatively minimal marketing costs. In the future, we will look to drive user growth and video consumption through (1) content creator partnerships and advocacy, including by offering incentives, including economic incentives, to content creators to join our platform, (2) continued earned media strategies, and (3) increased marketing spend, primarily through digital paid media channels.

Advertisers

We currently use several third party ad networks and ad exchanges to fill our ad inventory. By developing our own ad network, we will be in position to drive our value proposition and expand our advertiser base. In January 2022, we announced the deployment of an alpha version of our own advertising marketplace. Several advertisers have begun to run campaigns through the new system, and eventually, all ads on the Rumble platform will be served through its own advertising system. As we scale our platform, we expect to eventually drive significant and differentiated value to advertisers through the development of this independent advertising marketplace.

Enterprise

As we look to expand into the IaaS space and offer Cloud Solutions to the enterprise segment, we plan to build out our business-to-business subscription-based marketing model. We expect that these services will include video streaming, email services, storage and cloud & website hosting.

Human Capital

As a software technology company, we believe our employees are our number one resource. As of June 30, 2022, we had 50 full-time employees, of whom 18 were based in Canada and 32 were based in the U.S. None of our employees are covered by collective bargaining agreements. Overall, we consider our relations with our employees to be good.

Our Company Culture

First and foremost, we hire those who are united in our mission to protect a free and open Internet. Like the creators we exist to serve, our Rumble team is full of people who like to think, to question, to build, to listen, and who want to do work that will change the world. As a team, we are:

•        Focused on our mission

•        Free in our expression

•        Fast in our execution

•        Fearless in our pursuit

The collective passion in our mission is uniquely powerful. We see this passion shared every day not only by our employees, but by our users, creators, and our customers. It is this passion and our approach to business which we believe will continue to differentiate Rumble from our competition.

Competition

We compete in almost every aspect of our business with companies (many of which are much larger and more well capitalized than us) that also provide video streaming platforms to content creators, including YouTube, Roku, TikTok, Snapchat and Facebook. We compete with these companies to attract, engage and retain users and subscribers.

Government Regulation

We are subject to domestic and foreign laws that affect companies conducting business on the Internet generally, including laws relating to the liability of providers of online services for their operations and the activities of their users.

Because we host user-uploaded content, we may be subject to laws concerning such content. In the U.S., we rely, to a significant degree, on laws that limit the liability of online providers for user-uploaded content, including the Digital Millennium Copyright Act of 1998 (DMCA) and Section 230 of the Communications Decency Act of 1996. Countries outside the U.S. generally do not provide as robust protections for online providers and may instead regulate such entities to a higher degree. For example, in certain countries, online providers may be liable for hosting certain types of content or may be required to remove such content within a short period of time upon notice. We or our customers may also be subject to laws that regulate streaming services or online platforms, such as the EU’s Audiovisual Media Services Directive or EU Regulation 2019/1150, which regulates platform-to-business relations.

Because we receive, store and use a substantial amount of information received from or generated by our users, we are also impacted by laws and regulations governing privacy and data security in the U.S. and worldwide. Examples of such regimes include Section 5 of the Federal Trade Commission Act, the EU’s General Data Protection Regulation (GDPR), and the California Consumer Privacy Act (CCPA). These laws generally regulate the collection, storage, transfer and use of personal information.

Because our platform facilitates online payments, including subscription fees and tipping, we are subject to a variety of laws governing online transactions, payment card transactions and the automatic renewal of online agreements. In the U.S., these matters are regulated by, among other things, the federal Restore Online Shoppers Confidence Act (ROSCA) and various state laws.

As a U.S.-based company with Canadian operations, we are subject to a variety of foreign laws governing our foreign operations, as well as Canadian and U.S. laws that restrict trade and certain practices.

Product Development

With relatively limited access to capital for most of the company’s history, our product and engineering teams have worked in an environment based on efficiency and speed with a stringent focus on end-user value. With new access to capital upon consummation of the Business Combination and the ability to scale, it will be critical to maintain this culture as we look to bring new innovations to our users and creators.

Infrastructure

Guided by our overarching philosophy to technology, our business plan contemplates spending considerable resources and investment on the underlying infrastructure that supports our products, such as building out and networking multiple points of presence (PoPs) and optimizing at a scale of billions of minutes of video consumption on our platform every month to millions of users, which requires significant investments in IT equipment, servers, bandwidth and data centers and data hosting/storage. Rumble has made initial investments in the first half of 2022 and, as our business continues to grow and scale, we expect such investments to grow proportionately over time.

Intellectual Property

Our intellectual property includes trademarks, such as RUMBLE in the United States and Canada, pending international trademarks for RUMBLE, and a pending U.S. trademark application for LOCALS; the domain names rumble.com and locals.com; copyrights in our source code, website, apps and creative assets; and trade secrets. In addition, our platforms are powered by a proprietary technology platform. We rely on, and expect to continue to rely on, a combination of work for hire, assignment, and confidentiality agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, trade dress, domain name, copyright, and trade secret laws to protect our brands, proprietary technology, and other intellectual property rights. We intend to continue to file additional applications with respect to our intellectual property rights.

Acquisitions

In October 2021, we bolstered our value proposition for content creators by acquiring Locals Technology Inc., a solution for (1) creators looking to monetize their content through subscription, and (2) for users to gain access to premium content from their favorite content creators. The acquisition was designed to accelerate our subscription revenue model and brought approximately 86,000 subscribers to our platform. Prior to our acquisition of Locals, we did not offer a consumer-facing subscription service.

Facilities

We are headquartered in Longboat Key, Florida, and maintain offices in both the United States and Canada. A number of our U.S. employees work remotely. All of our facilities are leased. We believe that our current facilities are adequate to meet our current needs. We intend to procure additional space in the future as we continue to add employees and expand geographically. We also believe that, if we require additional space, we will be able to lease additional facilities on commercially reasonable terms.

Terms of Service

Rumble’s Content Policies, which are available at https://rumble.com/s/terms, are politically neutral terms that ensure a safe and respectful exchange of views on the Rumble Platform. Among other things, they prohibit content that infringes on the rights of third parties, violates any law, is pornographic or obscene in nature, promotes or supports violence or unlawful acts (including content that promotes or supports Antifa, the KKK, white supremacist groups, and entities designated by the U.S. or Canadian government as terrorist organizations), or exploits minor children (including disclosing personally identifying information about minor children).

In June 2022, Rumble announced the first phase of an updated content moderation process and released a new set of proposed content policies and removal and appeals process, which are intended to formalize Rumble’s current practices and procedures and ensure a consistent and transparent process. The proposed policies include (i) automated flagging for copyright infringement and pornographic material, (ii) a manual ad hoc review of other potentially contravening content and (iii) an appeals process by which a creator can appeal the removal of any of its content to a panel of Rumble Quality Control Community Members, consisting of Rumble creators with a proven track record of consistent and active content creation, who are in good standing within the Rumble community, and have a sufficient following on the platform, as determined by Rumble. Rumble has published its proposed content policies and removal and appeals process on its website and is continuing to solicit feedback from its community of creators and other users. Although Rumble has no obligation to implement any changes to these policies and processes, Rumble expects any changes to be implemented by the end of 2022.

Rumble’s website and the information contained on, or that can be accessed through, Rumble’s website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Legal Proceedings

Rumble is, and from time to time may become, involved in various legal proceedings arising in the normal course of our business activities, such as copyright infringement and tort claims arising from user-uploaded content, patent infringement claims, breach of contract claims, putative class actions based upon consumer protection or privacy laws and other matters. The amounts that may be recovered in such matters may be subject to insurance coverage.

On January 27, 2022, Rumble received notification of a lawsuit filed by Kosmayer Investment Inc. (“KII”) against Rumble and Mr. Pavlovski in the Ontario Superior Court of Justice, alleging fraudulent misrepresentation in connection with KII’s decision to redeem its shares of Rumble in August 2020. On June 3, 2022, Rumble served its statement of defence on KII. KII filed a reply pleading on June 15, 2022. KII is seeking rescission of such redemption such that, following such rescission, KII would own 20% of the issued and outstanding Rumble Shares or, in the alternative, damages for the lost value of the redeemed shares, which KII has alleged to be worth $419.0 million (based on the value ascribed to the Rumble Shares in the Business Combination), together with other damages including punitive damages and costs. Although Rumble believes that the allegations are meritless and intends to vigorously defend against them, the result or impact of such claim is uncertain, and could result in, among other things, damages, and/or awards of attorneys’ fees or expenses.

In January 2021, Rumble filed an antitrust lawsuit against Google in the United States District Court for the Northern District of California, alleging that Google unlawfully gives an advantage to its YouTube platform over Rumble in search engine results and in the mobile phone market. In June 2021, Google filed a partial motion to dismiss the lawsuit and a motion to strike; in July 2022, the court denied Google’s motion. On September 16, 2022, the court issued a scheduling order setting a trial date of November 4, 2024.

In August 2022, Rumble received notification of a patent infringement lawsuit in the United States District Court for the Middle District of Florida by Interactive Content Engines LLC (“ICE”), a non-practicing entity. On October 5, 2022, Rumble filed its answer to ICE’s complaint and counterclaims asserting non-infringement and invalidity of the asserted patents. Although Rumble believes that the allegations of infringement are meritless and intends to vigorously defend against them, the result or impact of such lawsuit is uncertain, and could result in, among other things, damages and/or awards of attorneys’ fees or expenses.

In October 2022, Rumble received notification of a putative class action lawsuit alleging violations of the Video Privacy Protection Act in the United States District Court for the Middle District of Florida. Although Rumble believes that the allegations are meritless and intends to vigorously defend against them, the result or impact of such lawsuit is uncertain, and could result in, among other things, damages and/or awards of attorneys’ fees or expenses.

Impact of this Offering on Liquidity

This offering involves the potential sale of up to 341,068,989 shares of our Class A Common Stock, which represents approximately 90.9% of our total outstanding shares of Class A Common Stock on a fully diluted basis (inclusive of all shares of Class A Common Stock issuable upon exchange of ExchangeCo Shares, and which also includes shares of Class A Common Stock and ExchangeCo Shares placed in escrow pursuant to the terms of the BCA). Once the registration statement that includes this prospectus is effective and during such time as it remains effective, the Selling Holders will be permitted (subject to compliance with the contractual lock-up restrictions that apply to certain Selling Holders, as described under “Plan of Distribution”) to sell the shares registered hereby. The resale, or anticipated or potential resale, of a substantial number of shares of our Class A Common Stock may have a material negative impact on the market price of our Class A Common Stock and could make it more difficult for our shareholders to sell their shares of Class A Common Stock at such times and at such prices as they deem desirable.

We will not receive any proceeds from the sale of the securities offered pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants offered hereby (to the extent such Warrants are exercised for cash). We intend to use any such proceeds for general corporate purposes, although we believe we can fund our operations with cash on hand.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers named in the “— Summary Compensation Table” below.

Overview

Because we are an emerging growth company, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” when detailing the executive compensation of our executives, as such term is defined under the Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to our principal executive officer and our two next most highly compensated executive officers. These individuals are referred to as our “named executive officers” or “NEOs.”

The compensation reported in this summary compensation table below is not necessarily indicative of how we will compensate our named executive officers in the future. We expect that we will continue to review, evaluate and modify our compensation framework, and our compensation program could vary significantly from our historical practices.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Christopher Pavlovski(2) President and Chief Executive Officer	2021	197,799		175,085	(3)	—	—		372,884
Michael Ellis, General Counsel and Corporate Secretary	2021	36,932	(4)	70,000	(5)	1,000,000	—		1,106,932
Tyler Hughes(2) Chief Operating Officer	2021	$180,651		—		500,000	18,266	(6)	698,917

____________

(1)      The amounts shown in the “Option Awards” column represent the aggregate grant date fair value of the stock options granted to Messrs. Ellis and Hughes in 2021, in each case, computed in accordance with FASB ASC Topic 718. Mr. Pavlovski did not receive an equity grant during 2021. The amounts above reflect the aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by our NEOs, which depends on the market value of our common stock on a date in the future. For details regarding the vesting conditions of these equity awards, see the “Outstanding Equity Awards at Fiscal Year-End” table below.

(2)      The amounts paid to Messrs. Pavlovski and Hughes reflected herein have been converted from Canadian dollar to U.S. dollar using the average annual conversion ratio as of December 31, 2021: 1.2538 CAD to 1.00 USD.

(3)      Represents payment for a discretionary bonus paid to Jokaroo on May 11, 2021, inclusive of Canadian sales tax, for services rendered by Mr. Pavlovski, which was based on our performance for the fiscal years 2017 and 2020, as described below under “— Annual Bonuses.”

(4)      Mr. Ellis began providing services to us on November 6, 2021, and, as such, this number represents the salary amount actually paid to Mr. Ellis for the period in the year during which he provided services to us.

(5)      Represents payment of a $70,000 sign-on bonus paid to Mr. Ellis upon his commencement of employment with us.

(6)      The amounts in this column represent the amounts paid in 2021 in respect of a relocation reimbursement to Mr. Hughes.

Narrative Disclosure to Summary Compensation Table

Certain of the compensation paid to our named executive officers reflected in the Summary Compensation Table was provided pursuant to the agreements, plans and programs which are summarized below. Mr. Pavlovski was not party to an employment agreement with us during 2021. For a discussion of the severance pay and other benefits to be provided to our NEOs in connection with a termination of employment and/or a change in control, please see “— Potential Payments Upon Termination or Change In Control” below.

Executive Employment Agreements

Christopher Pavlovski.

Employment Agreement.    We entered into an employment agreement, effective as of September 16, 2022, with Mr. Pavlovski in his capacity as Chief Executive Officer. The employment agreement provides for an indefinite term of employment, during which time Mr. Pavlovski is entitled to an annual base salary of $1,000,000; an annual bonus with a target of 50% of his then annual salary, payable subject to Mr. Pavlovski’s continued employment through the payment date; a one-time cash bonus of $750,000 payable upon the closing of the Business Combination; a one-time grant of 1,100,000 restricted shares of Class A Common Stock, which will vest in substantially equal annual installments for three years following the closing of the Business Combination, subject to Mr. Pavlovski’s continued employment through each vesting date (note: see “— RSU Grant” below for a description of the restricted stock units granted to Mr. Pavlovski in lieu of such restricted shares); and an annual equity grant with a value of up to $4,000,000 during his employment, which will include performance vesting terms with respect to at least two-thirds of the award. The employment agreement also provides that Mr. Pavlovski is eligible to participate in all employee benefit plans, programs and arrangements made available to our employees or, if no such plans exist, Mr. Pavlovski will receive reimbursement of medical and dental costs for himself, his spouse and dependents, until such time that we have medical and dental insurance plans in place. Additionally, during the term of employment, Mr. Pavlovski is entitled to long-term disability insurance coverage equal to at least 80% of his annual salary regardless of whether such benefit is offered to other similarly situated executives and at no expense to him. The employment agreement contains an indefinite non-disparage provision, customary confidentiality and invention assignment covenants, as well as non-competition and employee and customer non-solicitation covenants that apply during the term of employment and for a period of one year thereafter. If Mr. Pavlovski is terminated by us without “cause” or due to his resignation for “good reason” (each as defined in Mr. Pavlovski’s employment agreement), subject to his execution and non-revocation of a general release of claims in favor of us and our affiliates and his continued compliance with the restrictive covenants in the employment agreement, he will be entitled to severance consisting of (i) any unpaid annual bonus in respect of any completed performance period that has ended prior to the date of such termination or pro rata portion thereof, which amount will be paid at such time annual bonuses are paid to our other senior executives, and (ii) (x) payment of his regular wages in lieu of the minimum amount of working notice of termination prescribed by the ESA, (y) statutory severance pay, if any, prescribed by the ESA, and (z) any other minimum statutory entitlement that may be payable to Mr. Pavlovski under the ESA, without duplication. Additionally, on September 16, 2022, Rumble and Mr. Pavlovski entered into an amendment to Mr. Pavlovski’s employment agreement pursuant to which the parties (A) agreed that Mr. Pavlovski’s salary will be paid in Canadian dollars in lieu of U.S. dollars and (B) established the mechanism for Mr. Pavlovski’s salary to be converted from U.S. dollars into Canadian dollars. The amendment to Mr. Pavlovski’s employment agreement does not alter, amend or supersede any other terms of the employment agreement, all of which will continue in full force and effect.

RSU Grant.    On September 16, 2022, the Company granted Mr. Pavlovski restricted stock units covering 1.1 million shares of the Company’s Class A Common Stock (the “RSUs”) pursuant to the Stock Incentive Plan (as defined below). The RSUs were granted in lieu of the 1.1 million restricted shares of Class A Common Stock that Mr. Pavlovski was entitled to be granted pursuant to his employment agreement and, by signing the grant agreement, Mr. Pavlovski waived his right to receive the restricted stock grant contemplated by his employment agreement. Subject to Mr. Pavlovski’s continuous employment through the applicable vesting dates, one-third of the RSUs will vest on each of September 16, 2023, September 16, 2024 and September 16, 2025.

Michael Ellis.    On November 4, 2021, Rumble USA Inc. entered into an employment letter agreement with Mr. Ellis, pursuant to which Mr. Ellis began serving as General Counsel and Corporate Secretary effective as of November 6, 2021. The employment letter agreement provides for an indefinite term of employment. Pursuant to the employment letter agreement, Mr. Ellis is entitled to an annual base salary of $250,000; a one-time signing bonus equal to $70,000 which was paid on the first regularly scheduled payroll date following the commencement of his employment; an annual bonus determined at the discretion of our board of directors based on our individual performance targets consistent with those applicable to other members of the executive team; and a grant of a stock option to purchase Class A Common Stock with a grant date fair value equal to $1,000,000, which was converted into a stock option to purchase shares of CF VI Class A Common Stock in connection with the Business Combination. The employment letter agreement also provides that Mr. Ellis will be eligible to participate in all employee benefit plans, programs and arrangements made available to other employees and will receive an annual reimbursement for professional expenses of up to $6,000. The severance provisions contained in Mr. Ellis’

employment letter agreement are described below under “— Potential Payments Upon Termination or Change in Control.” Mr. Ellis’ employment letter agreement contains an indefinite non-disparagement clause in favor of Rumble USA Inc. and its subsidiaries and affiliates. Simultaneously with the execution of the employment letter agreement, Mr. Ellis also entered into a restrictive covenant agreement with us, which contains customary confidentiality and invention assignment covenants, as well as a non-competition covenant that applies during the term of employment and for a period of six months thereafter and employee and customer non-solicitation covenants that apply during the term of employment and for a period of two years thereafter.

Tyler Hughes.    On July 26, 2021, we entered into an employment letter agreement with Mr. Hughes, pursuant to which Mr. Hughes began serving as our Chief Operating Officer effective as of August 16, 2021. The employment letter agreement provides for an indefinite term of employment. Pursuant to the employment letter agreement, Mr. Hughes is entitled to an annual base salary of CAD$604,000; a one-time relocation reimbursement of up to $20,000; and a grant of a stock option to purchase 19,000 Rumble Class B Common Shares (as adjusted in connection with our stock split), which was converted into a stock option to purchase shares of Class A Common Stock in connection with the Business Combination. The employment letter agreement also provides that Mr. Hughes will be eligible to participate in health insurance and other benefits plans, programs and arrangements made available to other employees. The severance provisions contained in Mr. Hughes’ employment letter agreement are described below under “— Potential Payments Upon Termination or Change in Control.” Mr. Hughes’ employment letter agreement contains an indefinite non-disparagement clause in favor of Rumble and our subsidiaries and affiliates. Simultaneously with the execution of the employment letter agreement, Mr. Hughes also entered into a restrictive covenant agreement with us, which contains customary confidentiality and invention assignment covenants, as well as a non-competition covenant that applies during the term of employment and for a period of six months thereafter and employee and customer non-solicitation covenants that apply during the term of employment and for a period of two years thereafter.

Annual Bonuses

On May 17, 2021, we paid Mr. Pavlovski a bonus in respect of the unpaid bonuses earned in the 2017 and 2020 fiscal years, which had not previously been paid due to financial constraints.

Long Term Equity Compensation Plans

Rumble Inc. 2022 Stock Incentive Plan

At the special meeting of stockholders held on September 15, 2022, Rumble stockholders considered and approved the Stock Incentive Plan (the “Stock Incentive Plan”) and reserved 27,121,733 shares of Common Stock for issuance to directors, officers and employees of the Company and its subsidiaries after consummation of the Business Combination, subject to an evergreen of 5% for ten years. In addition, upon achievement of either of the earn-out conditions, the number of shares included in the Stock Incentive Plan will be increased by ten percent (10%) of the shares that vest upon achievement of each such condition (including 10% of all Tandem Option Earnout Shares (assuming for this purpose, each Exchanged Company Option has been exercised in full prior to the achievement of such condition). The Stock Incentive Plan was approved by the board of directors of the Company, and became effective, on September 16, 2022.

Rumble Inc. Amended and Restated Stock Option Plan

Rumble maintains a long-term incentive plan, the Rumble Inc. Amended and Restated Stock Option Plan (the “Rumble Stock Plan”). The Rumble Stock Plan continues to govern the terms and conditions of the outstanding awards previously granted under the Rumble Stock Plan, and all options to purchase Rumble Class A Common Shares or Rumble Class B Common Shares which were converted into options to purchase shares of Class A Common Stock in connection with the Business Combination.

As of December 31, 2021, stock options covering 3,433,000 Rumble Class A Common Shares and 98,065.07 Rumble Class B Common Shares were outstanding under the Rumble Stock Plan, which were converted into options to purchase shares of Class A Common Stock in connection with the consummation of the Business Combination.

Plan Administration.    The Rumble Stock Plan is administered by Rumble’s board of directors.

Eligibility.    Employees, advisory board members, directors, officers and consultants of Rumble or its subsidiaries are eligible to receive awards under the Rumble Stock Plan.

Stock Options.    Only stock options have been granted under the Rumble Stock Plan. The administrator determines the term of the option, which may be up to 20 years from the grant date, the number and class of shares subject to an option, and the exercise price that an option may be exercised. The term of an option and the exercise price of an option are each stated in the applicable award agreement.

Upon a participant’s termination of service, other than for cause, a participant may exercise the vested portion of his or her option, including any portion that would vest in the 180 days following such a termination, for 180 days following such termination. If a participant’s service terminates for cause, all options held by such participant, whether vested or unvested, will terminate immediately. In no event will an option remain exercisable beyond its original term. If a participant does not exercise an option within the prescribed period following termination of employment, the option will terminate.

Non-Transferability of Awards.    Options granted under the Rumble Stock Plan are generally not transferable except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the participant only by the participant.

Certain Adjustments.    If any change that is made in, or other events that occur with respect to, common shares subject to the Rumble Stock Plan, including through a recapitalization, merger, consolidation, stock dividend, stock split, combination or exchange or any similar equity restructuring transaction, Rumble may appropriately adjust awards under the Rumble Stock Plan in order to prevent dilution or enlargement of the rights granted to participants under their award agreements.

Liquidity Events.    In the event of a “liquidity event” (as defined in the Rumble Stock Plan), the board of directors of Rumble will provide participants with notice of the liquidity event and the opportunity to exercise any unexpired and vested awards during the period of time specified by Rumble in such notice prior to the occurrence of the liquidity event. Any awards not vested or not exercised within this period shall be deemed to have terminated.

Amendment.    The administrator may alter, amend or vary the Rumble Stock Plan in any respect that it deems necessary or advisable; provided, that any such alteration, amendment or variation of the Rumble Stock Plan that materially affects the rights, benefits or obligations of a participant will not be effective unless the holder of such award consents in writing. The board of directors of Rumble may terminate the Rumble Stock Plan at any time.

2021 Equity Incentive Awards

In 2021, Rumble granted a stock option to purchase Rumble Class B Common Shares to Messrs. Ellis and Hughes under the Rumble Stock Plan. Mr. Pavlovski was previously granted stock options under the Rumble Stock Plan, which are fully vested. The stock option granted to Mr. Ellis vests in three substantially equal annual installments on each of November 6, 2022, 2023 and 2024, and the stock option granted to Mr. Hughes vests on the earlier to occur of (i) the closing of a “liquidity event” (as defined in the Rumble Stock Plan), (ii) the date the shares are publicly traded on a U.S or Canadian securities exchange (which includes as a result of the Business Combination), and (iii) August 16, 2022. In connection with the Business Combination, the equity awards held by our named executive officers were exchanged for corresponding equity awards in Rumble subject to the same vesting terms as were applicable to such awards immediately prior to the consummation of the Business Combination.

Each of the equity awards held by our named executive officers as of December 31, 2021 is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below, which have not been adjusted to reflect any adjustment in respect of the Business Combination.

Health and Welfare Plans.    Our named executive officers are eligible to participate in the employee benefit plans that we offer to our employees generally, including medical, life and accidental death and dismemberment, and short- and long-term disability benefits in the United States, and basic and extended health care, dental, counseling services, disability, life and accidental death and dismemberment insurance and survivor benefits in Canada.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards held by each of our named executive officers as of December 31, 2021, which were granted under the Rumble Stock Plan. The numbers in the following table have not been adjusted to reflect any adjustment in respect of the Business Combination transaction.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date
Christopher Pavlovski	1,400,000	(1)	—		$0.48	(2)	September 1, 2040
Michael Ellis	—		8,084	(3)	$165.80		November 6, 2031
Tyler Hughes	—		19,000	(4)	$41.23		August 16, 2041

____________

(1)      Mr. Pavlovski’s stock option underlies Rumble Class A Common Shares.

(2)      The exercise price of Mr. Pavlovski’s stock option is CAD $0.60 and has been converted from Canadian dollars to U.S. dollars using the average annual conversion ratio, as of December 31, 2021: 1.2538 CAD to 1.00 USD.

(3)      The option is subject to a three-year vesting schedule, with 1/3 of the option vesting on each of November 6, 2022, 2023 and 2024, subject to the option holder’s continuous service through each vesting date. In addition, 100% of any unvested options will immediately vest if Mr. Ellis is terminated by us without “cause” or due to his resignation for “good reason” (each as defined in Mr. Ellis’ employment letter agreement).

(4)      The options will vest on earliest of (i) the closing of a “liquidity event” (as defined in the Rumble Stock Plan), (ii) the date on which equity securities of Rumble or an affiliate are publicly-traded on a U.S or Canadian securities exchange (which includes as a result of the Business Combination), and (iii) August 16, 2022, in each case, subject to Mr. Hughes’ continued employment through the vesting date.

Potential Payments Upon Termination or Change in Control

Severance Benefits.    Other than as set forth below, we did not offer or have in place for our named executive officers any formal retirement, severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control as of December 31, 2021. We were not party to an employment agreement with Mr. Pavlovski during 2021.

Michael Ellis.    Pursuant to Mr. Ellis’ employment letter agreement, if Mr. Ellis is terminated by us without “cause” or due to his resignation for “good reason” (each as defined in Mr. Ellis’ employment letter agreement), subject to Mr. Ellis’ execution and non-revocation of a general release of claims in favor of us and our affiliates, Mr. Ellis is entitled to either (i) $60,000, payable over the six month period following his termination of employment if such termination occurs prior to November 6, 2022, or (ii) if such termination occurs on or after November 6, 2022, continued payment of his base salary in effect on the date of such termination through the six month anniversary of such termination. In addition, 100% of any unvested options to purchase Rumble Class B Common Shares granted to Mr. Ellis on November 6, 2021 will immediately vest if Mr. Ellis is terminated by us without “cause” or due to his resignation for “good reason.”

Tyler Hughes.    Pursuant to Mr. Hughes’ employment letter agreement, if Mr. Hughes is terminated by us, other than for “misconduct” (as defined in Mr. Hughes’ employment letter agreement), and subject to Mr. Hughes’ execution and non-revocation of a general release of claims in favor of us and our affiliates, in addition to any statutorily required termination benefits, including notice of termination or pay in lieu thereof as required by the Ontario Employment Standards Act, 2000 (the “ESA”), Mr. Hughes will be entitled to an additional severance payment, such that when combined with the pay in lieu of notice payment in accordance with the ESA, Mr. Hughes will receive a payment equal to two years of base salary, payable in either a lump sum payment or in the form of salary continuation payments as determined by us. Additionally, following a termination of employment, the options to purchase Rumble Class B Common Shares granted to Mr. Hughes on August 16, 2021 will remain outstanding and eligible to vest through the end of the minimum period of notice of termination required under the ESA.

Director Compensation

The following table sets forth information concerning compensation paid to each of our non-employee directors during the year ended December 31, 2021.

Name	Option Awards ($)(1)		Total ($)
Paul Cappuccio	100,000	(2)	100,000

____________

(1)      The amounts shown in the “Option Awards” column represent the aggregate grant date fair value of the stock options granted to our directors in 2021, computed in accordance with FASB ASC Topic 718. The amounts above reflect the aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by our directors, which depends on the market value of our common stock on a date in the future.

(2)      Mr. Cappuccio was granted a stock option to purchase 3,810 Rumble Class B Common Shares under the Rumble Stock Plan on October 25, 2021, which fully vested on May 31, 2022. Mr. Cappuccio’s option was structured to comply with Section 409A of the Code, and accordingly, vested options may only be exercised during the 2026 calendar year or, if earlier, upon one of the following events: (i) Mr. Cappuccio’s separation from service with us; (ii) Mr. Cappuccio’s death or disability; or (iii) the occurrence of a “liquidity event.” Mr. Cappuccio’s option was not accelerated in connection with the Business Combination, and his option to purchase Rumble Class B Common Shares was converted into an option to purchase shares of CF VI Class A Common Stock.

Narrative to Director Compensation Table

Rumble entered into a board offer letter with Mr. Cappuccio on December 17, 2021 to memorialize his service on our board of directors, effective as of January 26, 2021. Pursuant to the offer letter, Mr. Cappuccio is entitled to receive a one-time service fee in an amount equal to $150,000, which was paid on January 7, 2022. The offer letter subjects him to customary confidentiality restrictions. No other members of the board of directors of Rumble have been compensated for their service on the board of directors as of December 31, 2021, whether in the form of cash or an equity award.

We reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings or performing other related board services.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with the “Business” section and Rumble’s audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020, its condensed consolidated interim financial statements as of and for the three and six months ended June 30, 2022 and 2021 and other information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Rumble’s actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus. Additionally, Rumble’s historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Overview

Rumble is a high growth, video sharing platform designed to help content creators manage, distribute, and monetize their content by connecting them with brands, publishers, and directly to their subscribers and followers. The mailing address of Rumble’s principal executive office is 218 Adelaide Street West, Suite 400, Toronto, Ontario, Canada M5H 1W7.

The results of Rumble include the financial results of the Company, and its wholly-owned subsidiaries, Rumble USA Inc and Locals Technology Inc. (“Locals”).

Revenues

Rumble generates revenues primarily from advertising and licensing fees. The revenues are generated by delivering content either via Rumble’s own or third-party platforms. For the past year and for the immediate future our focus has been and will continue to be growing users and usage consumption — and not maximizing revenue.

Advertising customers pay on a cost-per-click or cost-per-view basis, which means that Rumble is paid only when a user clicks or views an advertisement. Thus, advertising revenue is recognized when a user engages with the advertisement, such as when the user clicks or views the advertisement or when the advertisement is displayed.

Licensing fees are charged on a per video or on a flat-fee per month basis. Licensing fee revenue is recognized as the related performance obligations are satisfied in line with the nature of the intellectual property being licensed.

Other revenues include fees earned from tipping features within the Rumble platform as well as certain cloud, subscription, provision of one-time content, and professional services. Fees from tipping features are recognized at a point in time when a user tips on the Rumble platform. Both cloud and subscription services are recognized over time for the duration of the contract. Revenues related to provision of one-time content and professional services have stand-alone functionality to the customer and are recognized at a point in time as services are provided.

Refer to Note 2, Summary of Significant Accounting Policies, to Rumble’s condensed consolidated interim financial statements for the three and six months ended June 30, 2022 and 2021 included in Exhibit 99.2 to the Current Report on Form 8-K filed on September 22, 2022.

Cost of Revenues

Cost of revenues consist of amounts paid to content creators and publishers who provide content and videos, and hosting and bandwidth costs related to Rumble’s platforms. Other costs of revenues include third-party service provider costs such as data center and networking as well as staffing costs directly related to professional services fees. Effective January 1, 2022, the Company allocates a proportionate share of amortization and depreciation charges to its costs of revenues. This change in accounting policy has been applied retrospectively in line with ASC 250 Accounting Changes and Errors Corrections.

Operating Expenses

Operating expenses primarily include general and administrative, research and development, sales and marketing, finance costs, stock-based compensation expenses, foreign exchange, and depreciation and amortization. The most significant component of Rumble’s operating expenses are personnel-related costs such as salaries, benefits, and bonuses.

Rumble expects to continue to invest substantial resources to support its growth and anticipates that each of the following categories of operating expenses will increase in absolute dollar amounts for the foreseeable future.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and employee benefits related to Rumble’s executives, finance team, and administrative employees. It also includes legal and professional fees, business insurance costs and other costs. Rumble expects that after completion of the Business Combination, Rumble will incur additional audit, tax, accounting, legal and other costs related to compliance with applicable securities and other regulations, as well as additional insurance, investor relations and other costs associated with being a public company.

Research and Development Expenses

Research and development expenses consist primarily of salaries, employee benefits and consultant fees related to Rumble’s development activities to originate, develop and enhance Rumble’s platforms.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of salaries, employee benefits, consultant fees, direct marketing costs related to the promotion of Rumble’s platforms/solutions and certain costs related to content acquisition. Sales and marketing expenses are expected to increase over time as Rumble increases marketing activities, grows domestic and international operations, and continues to build brand awareness.

Non-Operating Income and Other Items

Interest Income

Interest income consists of interest earned on Rumble’s cash balances and cash equivalents, offset by interest expenses on leases, loans and bank indebtedness. Rumble invests in highly liquid securities such as money market funds.

Finance Cost

Finance costs consist of transaction expenses related to the Business Combination.

Share of Profit in Joint Venture

Share of profits from joint venture relates to profit earned by one of the group’s subsidiaries from which the subsidiary has a 30% membership interest.

Key Business Metrics

To analyze Rumble’s business performance, determine financial forecasts and help develop long-term strategic plans, Rumble reviews the following key business metrics. See “Information about Rumble — Our Constituents and Engagement” included elsewhere in this prospectus for certain historical information regarding these metrics.

Monthly Active Users (“MAUs”)

Rumble uses MAUs as a measure of audience engagement to help it understand the volume of users engaged with its content on a monthly basis. MAUs represent the total web and app users of Rumble for each month, reflecting unique web and app users, based on data provided by third-party analytics providers using company-set parameters. The analytics systems and the resulting data have not been independently verified. There is a potential for minor overlap in the resulting data due to users who access Rumble’s content from both the web and the app in a given measurement period; however, given that we believe this minor overlap to be immaterial, we do not separately track or report “unique users” as distinct from MAUs. MAUs do not include embedded video, certain connected TV users, or users of the Locals platform. Like other major social media platforms, fraud and unauthorized access, if undetected, may contribute, from time to time, to some amount of overstatement of our performance indicators, including reporting of MAUs by our third-party analytics provider. Fraudulent activity is typically designed to inflate payments to individual rights holders. We strive to detect and disrupt this fraudulent activity.

MAUs were 44 million on average in the second quarter of 2022, an increase of 76% from the second quarter of 2021. This growth is attributable to: our growing pool of content, content creators and formats; our value proposition as competing platforms continue to censor and cancel the voices of creators; the increased time spent on social media by individuals during the COVID-19 pandemic.

Minutes Watched Per Month (“MWPM”)

Rumble uses MWPM as a measure of audience engagement to help it understand the volume of users engaged with its content on a monthly basis and the intensity of users’ engagement with the platform. MWPM represents the monthly average of minutes watched per user within a quarterly period. MWPM is calculated by converting actual bandwidth consumption into minutes watched, using Rumble management’s best estimate of video resolution quality mix and various encoding parameters. Bandwidth consumption includes video traffic across the entire Rumble platform (website, apps, embedded video, connected TV, etc.), as well as what Rumble management believes is a nominal amount of non-video traffic. Starting in the second quarter of 2022 we began transitioning a portion of Locals’ bandwidth consumption to Rumble’s infrastructure. While this currently represents an immaterial amount of consumption, we expect this to grow in the coming quarters.

MWPM was 8.1 billion on average in the second quarter of 2022, an increase of 62% from the second quarter of 2021. This growth is attributable to: our growing pool of content creators; our value proposition as competing platforms continue to censor and cancel the voices of creators; a number of new platform features; and the increased time spent on social media by individuals during the COVID-19 pandemic.

Hours of Uploaded Video Per Day

Rumble uses the amount of hours of uploaded video per day as a measure of content creation to help it understand the volume of content being created and uploaded to Rumble on a daily basis.

Hours of uploaded video per day were 8,948 on average in the second quarter 2022, an increase of 283% from the second quarter of 2021. This growth is attributable to: our growing pool of content creators; our value proposition as competing platforms continue to censor and cancel the voices of creators; a number of new platform features; and the increased time spent on social media by individuals during the COVID-19 pandemic.

Results of Operations

The results of operations presented below should be reviewed in conjunction with the condensed consolidated interim financial statements and notes included in Exhibit 99.2 to the Current Report on Form 8-K filed on September 22, 2022. The following table sets forth Rumble’s results of operations data for the periods presented:

Comparisons for six months ended June 30, 2022 and 2021:

The following table sets forth Rumble’s condensed consolidated interim statements of comprehensive income (loss) for the six months ended June 30, 2022 and 2021 and the dollar and percentage change between the two periods.

For the six months ended June 30,	2022	2021	Variance, $	Variance, %
Revenues	$8,444,077	$4,457,342	$3,986,735	89%
Cost of revenues	7,181,584	2,926,300	4,255,284	145%
Gross profit	1,262,493	1,531,042	(268,549)	(18)%
Gross profit %	15%	34%

General and administrative	3,031,620	590,727	2,440,893	413%
Research and development	1,983,899	526,589	1,457,310	277%
Sales and marketing	3,079,330	695,322	2,384,008	343%
Finance costs	1,341,056	304,627	1,036,429	340%
Stock-based compensation	33,972	—	33,972	NM *
Foreign exchange loss (gain)	24,567	(207,222)	231,789	(112)%
Depreciation of capital assets	78,552	2,714	75,838	2,794%
Depreciation of right-of-use assets	232,327	25,024	207,303	828%
Amortization of intangible assets	57,096	—	57,096	NM *
Total operating expenses	9,862,419	1,937,781	7,924,638	409%

Income (loss) from operations	(8,599,926)	(406,739)	(8,193,187)	2,014%

Interest income (expense), net	21,451	(8,263)	29,714	(360)%
Other income, net	—	175,000	(175,000)	(100)%
Share of profit from joint venture	—	—	—	NM *
Income (loss) before income taxes	(8,578,475)	(240,002)	(8,338,473)	(3,474)%
Income tax (expense) recovery	(22,399)	—	(22,399)	NM*
Net and comprehensive income (loss)	$(8,600,874)	$(240,002)	$(8,360,872)	3,484%

____________

NM*  Percentage change not meaningful.

Revenues

Revenues increased by $4.0 million in the six months ended June 30, 2022 compared to the six months ended June 30, 2021. The increase was driven by an increase in consumption during the six months ended June 30, 2022 which resulted in higher advertising revenues of $1.4 million and an increase in licensing and other revenues of $2.6 million.

Cost of Revenues

Cost of revenues increased by $4.3 million in the six months ended June 30, 2022 compared to the six months ended June 30, 2021. The increase was due to an increase in creator and publisher payments of $0.8 million as a result of higher revenues, and an increase in hosting expenses of $3.5 million due to higher consumption and costs associated with the growth in cloud and professional services.

General and Administrative Expense

General and administrative expense increased by $2.4 million in the six months ended June 30, 2022 compared to the six months ended June 30, 2021. The increase was due to a $1.5 million increase in staffing-related costs, as well as a $0.9 million increase in other administrative expenses which include accounting, legal, investor relations, and other administrative services.

Research and Development Expense

Research and development expense increased by $1.5 million in the six months ended June 30, 2022 compared to the six months ended June 30, 2021. The increase was due to a $0.9 million increase in staffing-related costs, as well as a $0.6 million increase in costs related to computer software, hardware and other administrative expenses.

Sales and Marketing Expense

Sales and marketing expense increased by $2.4 million in the six months ended June 30, 2022 compared to the six months ended June 30, 2021. The increase was due to a $0.9 million increase in staffing related costs, a $1.1 million increase in onboarding of certain content creators to promote Rumble, as well as a $0.4 million increase in other marketing and public relation activities.

Finance Costs

Finance costs increased by $1.0 million in the six months ended June 30, 2022 compared to the six months ended June 30, 2021. Finance costs for the six months ended June 30, 2022 consist of transaction expenses related to the Business Combination. For the six months ended June 30, 2021, finance costs consist primarily of expenses attributed to issuance of Class A Preferred shares.

Stock-based Compensation

Stock-based compensation increased by $34.0 thousand in the six months ended June 30, 2022 compared to the six months ended June 30, 2021 due to the vesting conditions of certain previously granted stock options.

Foreign Exchange

Foreign exchange loss increased by $0.2 million in the six months ended June 30, 2022 compared to a foreign exchange gain in the six months ended June 30, 2021. The increased loss was primarily due to lower foreign currency rate fluctuation as Rumble maintained the majority of its cash balance in its functional currency as of June 30, 2022.

Depreciation of Capital Assets

Depreciation of capital assets increased by $75.8 thousand in the six months ended June 30, 2022 compared to the six months ended June 30, 2021 as Rumble commenced building out its infrastructure subsequent to Q2 2021.

Depreciation of Right-of-use Assets

Depreciation of right-of-use assets increased by $0.2 million in the six months ended June 30, 2022 compared to the six months ended June 30, 2021 due to the new leased facilities in 2022.

Amortization of Intangible Assets

Amortization of intangible assets increased by $57.5 thousand in the six months ended June 30, 2022 compared to the six months ended June 30, 2021 as there were no definite intangible assets during the same six months in the prior year.

Interest Income (Expense)

Rumble recorded interest income of $21.5 thousand in the six months ended June 30, 2022 compared to $8.3 thousand interest expense in the six months ended June 30, 2021. The increase was primarily due to carrying a higher balance in cash and cash equivalents in 2022 than the same six months in the prior year.

Income Tax Expense

Income tax expense increased by $22.4 thousand in the six months ended June 30, 2022 compared to the six months ended June 30, 2021.

Comparisons for three months ended June 30, 2022 and 2021:

The following table sets forth Rumble’s condensed consolidated interim statements of comprehensive income (loss) for the three months ended June 30, 2022 and 2021 and the dollar and percentage change between the two periods

For the three months ended June 30,	2022	2021	Variance, $	Variance, %
Revenues	$4,399,312	$2,124,879	$2,274,433	107%
Cost of revenues	3,686,411	1,450,934	2,235,477	154%
Gross profit	712,901	673,945	38,956	6%
Gross profit %	16%	32%

General and administrative	1,601,898	355,500	1,246,398	351%
Research and development	1,191,567	297,642	893,925	300%
Sales and marketing	1,850,944	433,240	1,417,704	327%
Finance costs	530,239	304,627	225,612	74%
Stock-based compensation	16,986	—	16,986	NM *
Foreign exchange loss (gain)	(3,010)	(244,221)	241,211	(99)%
Depreciation of capital assets	47,975	2,714	45,261	1,668%
Depreciation of right-of-use assets	138,639	12,606	126,033	1,000%
Amortization of intangible assets	28,548	—	28,548	NM *
Total operating expenses	5,403,786	1,162,108	4,241,678	365%

Income (loss) from operations	(4,690,885)	(488,163)	(4,202,722)	861%
Interest income (expense), net	12,753	(2,641)	15,394	(583)%
Other income, net	—	175,000	(175,000)	(100)%
Share of profit from joint venture	(1,124)	—	(1,124)	NM *
Income (loss) before income taxes	(4,679,256)	(315,804)	(4,363,452)	(1,382)%
Income tax (expense) recovery	(9,424)	—	(9,424)	NM *
Net and comprehensive income (loss)	$(4,688,680)	$(315,804)	$(4,372,876)	1,385%

____________

NM*  Percentage change not meaningful.

Revenues

Revenues increased by $2.3 million in the three months ended June 30, 2022 compared to the three months ended June 30, 2021. The increase was driven by an increase in consumption during the three months ended June 30, 2022 which resulted in higher advertising revenues of $0.6 million and an increase in licensing and other revenues of $1.7 million.

Cost of Revenues

Cost of revenues increased by $2.2 million in the three months ended June 30, 2022 compared to the three months ended June 30, 2021. The increase was due to an increase in creator and publisher payments of $0.5 million as a result of higher revenues, and an increase in hosting expenses of $1.7 million due to higher consumption and costs associated with the growth in cloud and professional services.

General and Administrative Expense

General and administrative expense increased by $1.2 million in the three months ended June 30, 2022 compared to the three months ended June 30, 2021. The increase was due to a $0.8 million increase in staffing-related costs, as well as a $0.4 million increase in other administrative expenses which include accounting, legal, investor relations, and other administrative services.

Research and Development Expense

Research and development expense increased by $0.9 million in the three months ended June 30, 2022 compared to the three months ended June 30, 2021. The increase was due to a $0.5 million increase in staffing-related costs, as well as a $0.4 million increase in costs related to computer software, hardware and other administrative expenses.

Sales and Marketing Expense

Sales and marketing expense increased by $1.4 million in the three months ended June 30, 2022 compared to the three months ended June 30, 2021. The increase was due to a $0.5 million increase in staffing related costs, a $0.7 million increase in onboarding of certain content creators to promote Rumble, as well as a $0.2 million increase in other marketing and public relation activities.

Finance Costs

Finance costs were $0.2 million in the three months ended June 30, 2022 compared to the three months ended June 30, 2021. For the three months ended June 30, 2021, finance costs consist primarily of expenses attributed to issuance of Class A Preferred shares.

Stock-based Compensation

Stock-based compensation increased by $17.0 thousand in the three months ended June 30, 2022 compared to the three months ended June 30, 2021 due to the vesting conditions of certain previously granted stock options.

Foreign Exchange

Foreign exchange gain decreased by $0.2 million in the three months ended June 30, 2022 compared to the three months ended June 30, 2021. The decrease was primarily due to lower foreign currency rate fluctuation as Rumble maintained the majority of its cash balance in its functional currency as of June 30, 2022.

Depreciation of Capital Assets

Depreciation of capital assets increased by $45.3 thousand in the three months ended June 30, 2022 compared to three months ended June 30, 2021 as Rumble commenced building out its infrastructure at the conclusion of the same three months in the prior year.

Depreciation of Right-of-use Assets

Depreciation of right-of-use assets increased by $0.1 million in the three months ended June 30, 2022 compared to the three months ended June 30, 2021 due to the new leased facilities in 2022.

Amortization of Intangible Assets

Amortization of intangible assets increased by $28.5 thousand in the three months ended June 30, 2022 compared to the three months ended June 30, 2021 as there were no definite intangible assets during the same three months in the prior year.

Interest Income (Expense)

Rumble recorded interest income of $12.8 thousand in the three months ended June 30, 2022 compared to $2.6 thousand of interest expense in the three months ended June 30, 2021. The increase was primarily due to carrying a higher balance in cash and cash equivalents in 2022 than the same three months in the prior year.

Share of Profit from Joint Venture

Share of profit from joint venture decreased by an insignificant amount in the three months ended June 30, 2022 compared to $0 in the three months ended June 30, 2021 as the joint venture was non-operational until 2022.

Income Tax Expense

Income tax expense increased by $9.4 thousand in the three months ended June 30, 2022 compared to the three months ended June 30, 2021.

Liquidity and Capital Resources

Rumble has historically financed operations primarily through cash generated from operating activities and most recently from proceeds from financings. The primary short-term requirements for liquidity and capital are to fund general working capital and capital expenditures.

As of June 30, 2022, cash and cash equivalents balance was $33.5 million. Cash and cash equivalents consist of interest-bearing deposit accounts and money market accounts managed by third-party financial institutions, and highly liquid investments with maturities of three months or less. The existing cash and cash equivalents are sufficient to fund Rumble’s liquidity needs for the next 12 months. At this time, Rumble does not anticipate the need to raise additional capital upon consummation of the Business Combination based on the amount of capital raised in the Business Combination and the PIPE Investment, in addition to cash generated from operating activities. As our present focus is to grow users and usage consumption, and not to maximize revenue and profitability in the immediate term, this could have a negative impact on liquidity.

The following table shows Rumble’s cash flows from operating activities, investing activities and financing activities for the stated periods:

Net cash provided by (used in):	Six months ended June 30,		Variance
	2022	2021
Operating activities	$(9,111,779)	$524,802	$(9,636,581)
Investing activities	(4,018,919)	(671,500)	(3,347,419)
Financing activities	(187,103)	23,925,260	(24,112,363)

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2022 was $9.1 million compared to $0.5 million provided in operating activities during the six months ended June 30, 2021. The increase in cash used in operating activities was due to an overall increase in operating expenses and prepaid expenses as a result of business growth, coupled with a partial offset from an increase in accounts payable and accrued liabilities compared to the same six months in the prior year.

Investing Activities

Net cash used in investing activities for the six months ended June 30, 2022 was $4.0 million compared to $0.7 million used in the six months ended June 30, 2021. The increase in cash used in investing activities was due to $4.0 million used in the purchases of capital assets.

Financing Activities

Net cash used in financing activities for the six months ended June 30, 2022 was $0.2 million compared to $23.9 million provided in financing activities for the six months ended June 30, 2021. The decrease in cash was the result of Rumble receiving proceeds from the issuance of Class A Preferred Shares in the six months ended June 30 2021, compared to lease payments of $0.2 million in the six months ended June 30, 2022.

Summary of Quarterly Results

Information for the most recent quarters presented are as follows:

	June 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021*
Total revenue	$4,399,312	$4,044,765	$2,939,548	$2,069,473
Net and comprehensive income (loss)	$(4,688,680)	$(3,912,194)	$(10,548,573)	$(2,624,957)
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Total revenue	$2,124,879	$2,332,463	$2,237,187	$865,944
Net and comprehensive income (loss)	$(315,804)	$75,802	$76,859	$(1,164,650)

____________

*        The interim financial statements for the period ended September 30, 2021 have been revised to adjust the fair value of the Option Liabilities and Class A Preferred Shares associated with the May 14, 2021 financing arrangement, along with the allocation of transaction costs, resulting in a net decrease impact on the statement of net and comprehensive income (loss) of $1.3 million.

Critical Accounting Policies and Significant Management Estimates

Rumble prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of consolidated financial statements also requires Rumble to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. Rumble bases its estimates on historical experience and on various other assumptions that Rumble believes to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by Rumble’s management. To the extent that there are differences between Rumble’s estimates and actual results, Rumble’s future financial statement presentation, financial condition, results of operations and cash flows will be affected. Rumble believes that the accounting policies discussed below are critical to understanding Rumble’s historical and future performance, as these policies relate to the more significant areas involving Rumble management’s judgments and estimates. Critical accounting policies and estimates are those that Rumble considers the most important to the portrayal of Rumble’s financial condition and results of operations because they require Rumble’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Rumble believes that the accounting policies described below involve a significant degree of judgment and complexity. Accordingly, Rumble believes these are the most critical to aid in fully understanding and evaluating Rumble’s financial condition and results of operations. For further information, see Note 2, Summary of Significant Accounting Policies, to Rumble’s condensed consolidated interim financial statements for the three and six months ended June 30, 2022 and 2021 included in Exhibit 99.2 to the Current Report on Form 8-K filed on September 22, 2022.

Revenues

On January 1, 2018, Rumble adopted ASC Topic 606, Revenue from Contracts with Customers. To determine revenue recognition for contractual arrangements that Rumble determines are within the scope of ASC 606, Rumble performs the following five steps: (1) identify each contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when (or as) the relevant performance obligation is satisfied. Rumble only applies the five-step model to contracts when it is probable that Rumble will collect the consideration it is entitled to in exchange for the goods or services Rumble provides to the customer.

Rumble generates revenues primarily from advertising and licensing fees. The revenues are generated by delivering content either via Rumble’s own or third-party platforms.

Advertising customers pay on a cost-per-click or cost-per-view basis, which means that Rumble is paid only when a user clicks or views an advertisement. Thus, advertising revenue is recognized when a user engages with the advertisement, such as when the user clicks or views the advertisement or when the advertisement is displayed.

Licensing fees are charged on a per video or on a flat-fee per month basis. Licensing fee revenue is recognized as the related performance obligations are satisfied in line with the nature of the intellectual property being licensed.

Other revenues include fees earned from tipping features within the Rumble’s platform as well as certain cloud, subscription, provision of one-time content, and professional services. Fees from tipping features are recognized at a point in time when a user tips on the Rumble platform. Both cloud and subscription services are recognized over time for the duration of the contract. Revenues related to provision of one-time content and professional services have stand-alone functionality to the customer and are recognized at a point in time as services are provided.

Stock-Based Compensation Expense

Stock Options

Rumble estimates the fair value of stock options granted to employees and directors using the Black-Scholes option-pricing model (“BSM”). The grant date fair value of stock options is recognized as compensation expense on a straight-line basis over the requisite service period. Forfeitures are accounted for when they occur.

BSM considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include:

Fair value of common stock:    Because Rumble Class A Common Shares (also referred to as “Rumble’s common stock” below) were not publicly traded prior to the closing of the Business Combination, Rumble estimated the fair value of Rumble’s common stock in 2019, 2020 and 2021. Rumble’s board of directors considers numerous objective and subjective factors to determine the fair value of Rumble’s common stock as discussed in “Common Stock Valuations” below.

Expected Term:    The expected term represents the period that Rumble’s stock-based awards are expected to be outstanding and was determined to be the contractual term of the options.

Expected Volatility:    Since Rumble does not have a trading history of Rumble’s common stock, the expected volatility was derived from the average historical stock volatilities of several public companies within Rumble’s industry that Rumble considers to be comparable to Rumble’s business over a period equivalent to the expected term of the stock option grants.

Risk-Free Interest Rate:    The risk-free interest rate is based on the implied yield available on U.S. Treasury zero-coupon issues with the remaining term equivalent to the expected term.

Expected Dividend:    Rumble has not issued any dividends in Rumble’s history and does not expect to issue dividends over the life of the options and, therefore, have estimated the dividend yield to be zero.

Common Stock Valuations

Prior to the closing of the Business Combination, given the absence of a public trading market for Rumble’s common stock and in accordance with the American Institute of Certified Public Accountants Accounting and Valuation Guide, Valuation of Privately Held Company Equity Securities Issued as Compensation, Rumble’s board of directors determined the best estimate of fair value of Rumble’s common stock exercising reasonable judgment and considering numerous objective and subjective factors. These factors include:

•        the valuation at which Rumble conducted most recent rounds of equity financing;

•        contemporaneous third-party valuations of Rumble’s common stock;

•        the transaction prices at which Rumble or other holders sold Rumble’s common stock to outside investors in arms-length transactions;

•        Rumble’s financial condition, results of operations and capital resources;

•        the industry outlook;

•        consideration that option awarded reflect rights in illiquid securities in a private company;

•        the valuation of comparable companies;

•        the lack of marketability of Rumble’s common stock;

•        the likelihood of achieving a liquidity event, such as an initial public offering or a sale of Rumble given prevailing market conditions;

•        the history and nature of Rumble’s business, industry trends and competitive environment; and

•        general economic outlook including economic growth, inflation, unemployment, interest rate environment and global economic trends.

Rumble’s board of directors determined the fair value of Rumble’s common stock by first determining the enterprise value of Rumble’s business, and then using the enterprise value to derive the per share value of Rumble’s common stock.

The enterprise value of Rumble’s business was estimated by considering several factors, including estimates using the market approach. The market approach was estimated based on the projected value of comparable public companies in a similar line of business that are publicly traded. In addition to the market approach described above, Rumble factors in recent arms-length transactions such as the closest round of equity financing preceding the date of valuation.

After determining Rumble’s enterprise value, an allocation of the enterprise value is assigned to each of Rumble’s various classes of shares with consideration of the different rights associated with each share class, including liquidation preferences, seniority of shares, and conversion rights. The value attributed to common shares through this allocation determines the per share value of Rumble’s common stock. The BSM implementation of the option pricing method treats the rights of holders of various classes of securities (common shares, preferred shares, warrants, and options) as call options on any value of Rumble above a series of break points. The values of the break points were calculated by reviewing the liquidation preferences of preferred shares (including seniority of any series of preferred shares), the participation rights of preferred shares (including any caps on such participation), and the strike prices of warrants and options.

Application of these approaches involves the use of estimates, judgments and assumptions that are highly complex and subjective, such as those regarding discount rates, market multiples, the selection of comparable companies and the probability of possible future events. Changes in any or all of these estimates and assumptions, or the relationships between those assumptions, impact Rumble’s valuations as of each valuation date and may have a material impact on the valuation of Rumble’s common stock.

For valuations after the completion of the Business Combination, the Combined Entity Board will determine the fair value of each share of underlying Class A Common Stock based on the closing price of Class A Common Stock as reported on the date of grant.

Warrants

Warrants to purchase shares of common stock are freestanding financial instruments classified as equity in Rumble’s balance sheet as the underlying shares of common stock are not considered to be mandatorily redeemable, do not include an obligation of Rumble to repurchase its equity shares or to issue a variable number of equity shares. The Rumble Warrants are measured at fair value on the issuance date. The fair value of the underlying common stock is measured using a BSM option-pricing model. The following assumptions and inputs were utilized within the BSM option-pricing model: exercise price, fair value of the underlying common stock, risk-free interest rate, expected term, expected dividend yield and expected volatility, which are all determined in the same manner with

Rumble’s stock options as detailed in the above “Stock-Based Compensation Expense” section. The outstanding Rumble Warrants are also subject to a performance condition. Management assesses the probability of the performance condition being met at each reporting date.

New Accounting Pronouncements

See Note 2, Summary of Significant Accounting Policies, to Rumble’s condensed consolidated interim financial statements for the three and six months ended June 30, 2022 and 2021 included in Exhibit 99.2 to the Current Report on Form 8-K filed on September 22, 2022.

JOBS Act Accounting Election

Rumble is an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Rumble intends to elect to adopt new or revised accounting standards under private company adoption timelines. Accordingly, the timing of Rumble’s adoption of new or revised accounting standards will not be the same as other public companies that are not emerging growth companies or that have opted out of using such extended transition period and our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Quantitative and Qualitative Disclosures about Market Risk

Rumble is exposed to certain market risks as part of Rumble’s ongoing business operations.

Credit Risk

Rumble is exposed to credit risk on its cash and cash equivalents and accounts receivable. Rumble places cash and cash equivalents with financial institutions with high credit standing and excess cash in marketable investment grade debt securities. Rumble is exposed to credit risk on its accounts receivable in the event of default by a customer. Rumble bills its customers under customary payment terms and reviews customers for credit worthiness. The term between invoicing and payment due date is not significant. A meaningful portion of Rumble’s revenue is attributable to service agreements with few customers. For the three and six months ended June 30, 2022, a few customers accounted for $2.6 million and $5.2 million or 60% and 62% of revenue, respectively. For the three and six months ended June 30, 2021, a few customers accounted for $1.8 million and $3.9 millions or 85% and 88% of revenue, respectively. As of June 30, 2022, a few customers accounted for 38% of accounts receivable (December 31, 2021 — 90%); the expected credit loss is not considered material.

Interest Rate Risk

Rumble is exposed to interest rate risk on Rumble’s cash and cash equivalents. As of June 30, 2022, Rumble has cash and cash equivalents $33.5 million, consisting of investments in interest-bearing money market accounts for which the fair market value would be affected by changes in the general level of interest rates. However, due to the short-term maturities and the low-risk profile of Rumble’s investments, an immediate 10% change in interest rates would not have a material effect on the fair market value of Rumble’s cash and cash equivalents.

MANAGEMENT

Executive Officers and Board of Directors

The following persons serve as our executive officers and directors:

Name	Age	Position
Chris Pavlovski	39	Chief Executive Officer and Chairman
Wojciech Hlibowicki	40	Chief Technology Officer
Brandon Alexandroff	45	Chief Financial Officer
Tyler Hughes	39	Chief Operating Officer
Michael Ellis	38	General Counsel and Corporate Secretary
Claudio Ramolo	35	Chief Content Officer
Nancy Armstrong	56	Director
Paul Cappuccio	61	Director
Robert Arsov	48	Director
Ryan Milnes	40	Director
Ethan Fallang	38	Director

Executive Officers

Chris Pavlovski is the Founder and Chief Executive Officer of Rumble and director of the Company. As a three-time successful entrepreneur, Mr. Pavlovski has over 20 years’ experience in the online marketing and advertising space. After building websites daily in his teenage years, Mr. Pavlovski founded Jolted Media Group and served as its Chief Executive Officer. During the same time, Mr. Pavlovski served as the director of marketing for NASA’s Next Giant Leap from 2009 through 2012 leading corporate donations, sponsorships, and Internet marketing strategies. Mr. Pavlovski also founded Cosmic Development in 2011, a global IT business employing 150+ employees with offices in Europe and North America. The business was ranked as the 2nd best employer in Macedonia and has been the recipient of numerous awards. Mr. Pavlovski also sits on numerous boards, including Macedonia 2025, a not-for-profit organization focused on economic and educational development in Macedonia. As a result of his success, Mr. Pavlovski became a finalist for the Ernst & Young Entrepreneur of the Year in 2010. Prior to his entrepreneurial journey, Mr. Pavlovski served as a Network Administrator at Microsoft and studied at the University of Toronto.

Wojciech Hlibowicki is the Chief Technology Officer of the Company, a position he has held since Rumble’s inception in 2013. As the architect behind the Rumble products and its infrastructure, Mr. Hlibowicki has consistently demonstrated his versatility, being able to fill any gap from networking to development, learning new technologies on the fly, all while leading an international team of engineers. Since age 7, Mr. Hlibowicki has developed his programming skillset, learning C/C++ at age 11. Prior to joining Rumble, Mr. Hlibowicki studied Mathematics at the University of Waterloo where he combined his skillset in computer science with his entrepreneurial passion and began hosting and developing websites.

Brandon Alexandroff is the Chief Financial Officer of the Company, a position he has held since February 2016. Mr. Alexandroff has been a financial executive in the media, telecom and technology space for more than 20 years. Prior to joining Rumble, Mr. Alexandroff was co-founder and Vice President of Finance at Mobilicity, a Canadian consumer wireless business, from 2008 through 2015. From 2003 through 2008, Mr. Alexandroff was co-founder and Director of Finance and Investor Relations at XM Satellite Radio Canada, where he helped the company go public on the Toronto Stock Exchange. Mr. Alexandroff started his career with Donaldson, Lufkin & Jenrette as an investment banking analyst in their space & satellites finance group. Mr. Alexandroff holds an Honours Business Administration degree from The Ivey School of Business at the University of Western Ontario.

Tyler Hughes is the Chief Operating Officer of the Company, a position he has held since August 2021. Prior to joining Rumble, Dr. Hughes spent about a decade in the pharmaceutical industry with Bayer AG. Starting as a Medical Advisor in 2012, Dr. Hughes transitioned to a variety of commercial roles at Bayer Canada including the Director of Strategy and Operations, where he led the digital transformation efforts for the business. In 2018, Dr. Hughes served as Chief of Staff to the SVP of Commercial Operations in the Americas Region within Bayer’s Pharmaceutical business based in Pittsburgh, PA. Dr. Hughes last served Bayer as the Head of Marketing for Bayer’s newly formed AI-based enterprise software business in Pharmaceuticals, overseeing the organizational transition and commercial launch of that business. Dr. Hughes obtained his Doctorate in Physics with a specialization in Nuclear Medicine from the University of British Columbia. Dr. Hughes holds a Bachelor of Science, Honors Physics, University of British Columbia.

Michael Ellis is the General Counsel and Corporate Secretary of the Company, a position he has held since November 2021. Mr. Ellis previously served in senior legal and policy positions in the Intelligence Community, the White House, and Congress, including as General Counsel of the National Security Agency from January 2021 to April 2021, Senior Director for Intelligence Programs at the National Security Council from March 2020 to January 2021, and General Counsel of the U.S. House Permanent Select Committee on Intelligence from 2016 to 2017. He is a graduate of Yale Law School and Dartmouth College. Following law school, Mr. Ellis served as a law clerk for Judge Jeffrey Sutton of the U.S. Court of Appeals for the 6th Circuit and for Judge Amul Thapar, then of the U.S. District Court for the Eastern District of Kentucky. He is also a Visiting Fellow for Law and Technology at the Meese Center for Legal and Judicial Studies at the Heritage Foundation in Washington, DC.

Claudio Ramolo is the Chief Content Officer of the Company, a position he has held since April 2015. Mr. Ramolo has been part of the Rumble team since 2013, with a previous role as VP of Business Development. With an emphasis on growing the content ecosystem on Rumble, Mr. Ramolo’s responsibilities have included focus on content creator growth and management, audience development, and distribution strategy. Prior to joining Rumble, Mr. Ramolo worked in the digital media industry, with experience spanning over a 15-year period. Learning from the challenges faced in the tech world, Mr. Ramolo has applied his knowledge to help drive Rumble’s growth in a competitive landscape. Mr. Ramolo graduated with honors at McMaster University, with a degree in economics.

Directors

Paul Cappuccio, director of the Company, has held such position since January 2021. Mr. Cappuccio has also served as a director of two publicly-listed companies, Chipotle Mexican Grill, Inc. from 2016 to 2020 (where Mr. Cappuccio served as the chairman of the Nominating and Governance Committee and on the Audit Committee) and Central European Media Enterprises from 2009 to 2018. Since January 2020, Mr. Cappuccio has served as the Chief Legal Officer and General Counsel of NJOY, LLC, a privately-held company that sells electronic nicotine delivery systems to adult smokers and former smokers. From 2019-2020, Mr. Cappuccio served as Vice Chairman of dtx, a digital company that connects consumers with brands through QR codes. From January 2001 to June 2018, Mr. Cappuccio served as Executive Vice President and General Counsel of Time Warner, Inc, a consolidated worldwide media and entertainment company. From August 1999 to January 2001, he served as Senior Vice President and General Counsel at America Online, Inc., another publicly-listed internet access company. Prior to his time serving as general counsel, Mr. Cappuccio was a partner at Kirkland & Ellis and served as an Associate Deputy Attorney General at the U.S. Department of Justice. Additionally, Mr. Cappuccio served as a law clerk to two Justices of the Supreme Court of the United States (Hon. Anthony M. Kennedy and Hon. Antonin Scalia) as well as one U.S. Court of Appeals Judge. Mr. Cappuccio received his J.D. from Harvard Law School and a B.A. from Georgetown University.

Ryan Milnes, director of the Company, is an accomplished entrepreneur who has served as a director of Rumble since 2013. Mr. Milnes is also the co-founder and Chief Executive Officer of Cosmic Development, a global IT business employing more than 150 employees with offices in Europe and North America. Since founding Cosmic in 2013, Mr. Milnes has overseen Cosmic’s provision of content editing and moderation services to Rumble. He is the owner and director of multiple businesses which focus on tech and real estate. Mr. Milnes holds a film degree from the Toronto Film School.

Robert Arsov, director of the Company, is a Founding Partner of Hoplon Capital, which was formed in May 2021. Mr. Arsov also currently serves as a Senior Advisor at Guggenheim Partners, a position he has held since May 2021. Prior to becoming Senior Advisor, he was a Senior Managing Director at Guggenheim Partners from May 2014 to May 2021, where he advised companies across the technology and IT/business services sectors, with special focus on the insurance, financial services, healthcare, cloud/network infrastructure and communications end-markets. He also maintained an active M&A advisory practice in the biotech and pharma sectors. Mr. Arsov was previously a member of the M&A group at Credit Suisse and its predecessor company Donaldson, Lufkin & Jenrette in New York. Mr. Arsov holds a B.S. degree from the Haas School of Business at the University of California at Berkeley.

Nancy Armstrong, director of the Company, is an Emmy-nominated producer and the founder/executive producer of Happy Warrior Media. She recently launched her award-winning documentary on ADHD, “The Disruptors”. Previously, she co-founded and was an executive producer of MAKERS, a leading women’s video and media platform and library. Prior to MAKERS, Ms. Armstrong began her career in media at Ogilvy, Inc. in New York City. Ms. Armstrong is a graduate of the University of Wisconsin-Madison, and received a master’s degree in communications from Boston University.

Ethan Fallang, director of the Company, has held such position since May of 2021. Mr. Fallang also serves as a director at Riverview Health Institute, LLC. Currently, Mr. Fallang is a Partner at Narya Capital Management, LLC, where is in charge of overseeing the fund’s accounting, tax, and audit functions. Prior to joining Narya Capital Management, LLC, Mr. Fallang served as the Chief Executive Officer of Riverview Health Institute, LLC, from October 2010 to February 2020. Mr. Fallang holds a B.S. in Business Administration from the Ohio State University and a Master of Business Administration from the Isenberg School of Management at the University of Massachusetts Amherst.

Controlled Company

For purposes of the Nasdaq Listing Rules, the Company is a “controlled company.” Under the Nasdaq rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Chris Pavlovski owns 85% of the outstanding voting power for the election of directors. The Company may elect to avail itself of the exemptions available to it under Rule 5615I of Nasdaq.

Director Independence

As a “controlled company,” the Company will be exempt from the requirement that a majority of the Board be independent. An “independent director” is defined generally as a person who is not an executive officer or employee of the company and who, in the opinion of the Board, has no relationship with the company which would “interfere with the exercise of independent judgment” in carrying out director responsibilities. Each individual serving on the Board, other than Chris Pavlovski and Ryan Milnes, qualifies as an independent director under Nasdaq listing standards.

Classified Board of Directors

There is a single class of directors (other than those directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more such series, as the case may be (such directors the “Preferred Stock Directors”)). Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors, the election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon; provided, however, that the election of one (1) director will be determined by a plurality of the votes cast in respect of the Class A Common Stock by the stockholders that hold shares of Class A Common Stock (in their capacity as such) that are present in person or represented by proxy at the meeting and entitled to vote thereon (such director so elected by the holders of Class A Common Stock, in their capacity as such, the “Class A Director”).

Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.

Committees of the Board of Directors

The Company has three standing committees: an audit committee, a compensation committee and a nominating committee. The composition of each committee is set forth below.

Audit Committee

The members of our audit committee consist of Ethan Fallang, Nancy Armstrong and Paul Cappuccio. Ethan Fallang serves as the chairperson of the audit committee. Under the Nasdaq Listing Rules, we are required to have at least three (3) members on the audit committee. The Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be composed solely of independent directors, and each committee member qualifies as an independent director under applicable rules. Ethan Fallang, Nancy Armstrong and Paul Cappuccio are each financially literate and Ethan Fallang qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee

The members of our compensation committee consist of Paul Cappuccio and Robert Arsov. Paul Cappuccio serves as the chairperson of the compensation committee. Under the Nasdaq Listing Rules, we are required to have at least two members on the compensation committee. The Nasdaq Listing Rules require that the compensation committee of a listed company (other than that of a “controlled company,” which the Company is) be composed solely of independent directors, and each of Paul Cappuccio and Robert Arsov qualify as independent directors under applicable rules.

Nominating and Corporate Governance Committee

The members of our nominating committee consist of Robert Arsov, Nancy Armstrong and Ethan Fallang. Robert Arsov serves as the chairperson of the nominating committee. The Nasdaq Listing Rules require that the nominating committee of a listed company (other than that of a “controlled company,” which the Company is) be composed solely of independent directors, and each of Robert Arsov, Nancy Armstrong and Ethan Fallang qualify as independent directors under applicable rules.

Code of Conduct and Ethics

The Board has adopted a code of business conduct and ethics (“Code of Ethics”) that applies to all of the Company’s directors, officers and employees in accordance with applicable federal securities laws. The Code of Ethics is available on the Corporate Governance section of the Company’s website. In addition, the Company will post on the Corporate Governance section of the Company’s website all disclosures that are required by law or the listing standards of the Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Ethics rather than by filing a Current Report on Form 8-K.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our different classes of voting securities (i.e., Class A Common Stock, Class C Common Stock and Class D Common Stock), as of September 16, 2022, by:

•        each person known by the Company to be the beneficial owner of more than 5% of a class of voting securities on September 16, 2022;

•        each of the Company’s officers and directors; and

•        all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. For example, in the event a holder of options that were exchanged for existing options in Rumble Canada (the “Exchanged Company Options”) has the right to exercise such options within 60 days, such underlying shares (including any shares issuable with respect to such option subject to escrow and forfeiture in accordance with the terms of the BCA (such shares, the “Tandem Option Earnout Shares”)) are reflected in such holder’s beneficial ownership in both the numerator and the denominator, but not in the denominator for other unaffiliated holders, in accordance with the rules of the SEC. In addition, such securities held by all of the Company’s directors and executive officers are included in both the numerator and denominator for purposes of determining the percentage share ownership held by the directors and executive officers, calculated as a group. Notwithstanding the foregoing, however, (i) all shares of Class A Common Stock issuable upon exchange of the ExchangeCo Shares and (ii) all Forfeiture Escrow Shares and the CFAC Holdings VI, LLC’s (the “Sponsor”) shares subject to forfeiture and cancellation under that certain Sponsor Support Agreement, dated December 1, 2021, by and among Rumble Canada, CF VI and the Sponsor (for which the conditions to the achievement of the stock price-based release conditions can be achieved within 60 days) are deemed issued and outstanding and included in the denominator for all holders in order to avoid a distorted and potentially misleading presentation of percentage share ownership by holder.

The below presentation assumes as of September 16, 2022, (i) the Forfeiture Escrow Shares are deemed issued and outstanding for purposes of the denominator for all holders and have not been forfeited, (ii) the Tandem Option Earnout Shares are available for issuance to the relevant holder thereof upon the exercise of any Exchanged Company Options (and are included only within the denominator for that holder and for the directors and executive officers calculated as a group) and have not been forfeited, and (iii) the shares of Class A Common Stock issuable upon exchange of the ExchangeCo Shares are deemed issued and outstanding for purposes of the denominator for all holders, i.e., each holder has converted any ExchangeCo Shares held by such holder into shares of Class A Common Stock.

The below presentation is based on 280,229,977 shares of Class A Common Stock issued and outstanding (including all shares of Class A Common Stock issuable upon exchange of the ExchangeCo Shares) as of September 16, 2022.

	Class A Common Stock			Voting Percentage
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(6)		% of Class
Directors and Executive Officers(1)
Christopher Pavlovski	140,182,173	(2)	44.6%	85.0%
Wojciech Hlibowicki	15,356,476		5.3%	1.0%
Brandon Alexandroff	18,896,820		6.4%	1.2%
Tyler Hughes	466,854		*	*
Michael Ellis	—		*	*
Claudio Ramolo	13,574,287		4.7%	*
Ryan Milnes(3)	50,254,401		17.9%	3.2%
Paul Cappuccio	93,617		*	*
Robert Arsov(4)	27,392,307		9.4%	1.7%
Nancy Armstrong	—		*	*
Ethan Fallang	—		*	*
All executive officers and directors as a group (11 individuals)	266,415,569		72.9%	93.1%

5% or More Shareholders:
2286404 Ontario Inc.(3)	50,254,401		17.9%	3.2%
Robert Arsov(4)	27,392,307		9.4%	1.7%
Bongino Inc.(5)	15,885,353		5.7%	1.0%

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the following individuals is c/o Rumble Inc., 444 Gulf of Mexico Dr., Longboat Key, FL 34228.

(2)      Includes a grant to Mr. Pavlovski of RSUs covering 1.1 million shares of the Company’s Class A Common Stock pursuant to the Stock Incentive Plan. Subject to Mr. Pavlovski’s continuous employment through the applicable vesting dates, one-third of the RSUs will vest on each of September 16, 2023, September 16, 2024 and September 16, 2025.

(3)      2286404 Ontario Inc. (“Ontario”) is the record holder of the shares. Ontario is wholly owned by Ryan Milnes and therefore, Mr. Milnes has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The business address of Ontario is 2286404 Ontario Inc., PO Box 20112 Bayfield North, Barrie, Ontario, L4M6E9, Canada.

(4)      The business address of Mr. Arsov is c/o Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019.

(5)      Bongino Inc. is the record holder of the shares. Bongino Inc. is wholly owned by Daniel Bongino. The business address of Bongino Inc. is 2239 SW Manele Place, Palm City, FL 34990.

(6)      The Company has two other classes of equity securities outstanding, Class C Common Stock and Class D Common Stock, the beneficial ownership of which is set forth in the table below. Each holder of ExchangeCo Shares was issued one “tandem” share of Class C Common Stock, which serves to provide the holder thereof with the same voting rights at the Company as one share of Class A Common Stock. The Company issued shares of Class D Common Stock to Mr. Pavlovski such that, after taking into account the shares of Class A Common Stock (if any) and Class C Common Stock issued to Mr. Pavlovski, Mr. Pavlovski has approximately 85% of the voting power of the Company on a fully-diluted basis.

	Class C Common Stock		Class D Common Stock
	Number of Shares Beneficially Owned	% of Class	Number of Shares Beneficially Owned	% of Class
Directors and Executive Officers
Christopher Pavlovski	104,682,403	62.4%	105,782,403	100%
Wojciech Hlibowicki	4,618,833	2.8%	—	—
Brandon Alexandroff	3,048,355	1.8%	—	—
Tyler Hughes	—	—	—	—
Michael Ellis	—	—	—	—
Claudio Ramolo	2,173,220	1.3%	—	—
Ryan Milnes(1)	50,254,401	30%	—	—
Paul Cappuccio	—	—	—	—
Robert Arsov	—	—	—	—
Nancy Armstrong	—	—	—	—
Ethan Fallang	—	—	—	—
All executive officers and directors as a group (11 individuals)	164,777,212	98.3%	105,782,403	100%

5% or More Shareholders:
2286404 Ontario Inc.	50,254,401	30.0%	—	—
Robert Arsov	—	—	—	—
Bongino Inc.	—	—	—	—

____________

(1)      See note 3 above.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 700,000,000 shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), 170,000,000 shares of Class C Common Stock, par value $0.0001 per share, of the Company (the “Class C Common Stock”), 110,000,000 shares of Class D Common Stock, par value $0.0001 per share, of the Company (the “Class D Common Stock”), and 20,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”). As of September 16, 2022, the Company had 63,123,432 shares of Class A Common Stock (inclusive of 20,800,870 shares of Class A Common Stock placed in escrow pursuant to the terms of the BCA), 168,762,211 shares of Class C Common Stock (inclusive of 55,611,713 shares of Class C Common Stock placed in escrow pursuant to the terms of the BCA) and 105,782,403 shares of Class D Common Stock and no shares of Preferred Stock issued and outstanding. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to the Rumble Charter and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law (“DGCL”).

The Rumble Charter provides that the number of authorized shares of any of the preferred Stock, Class A Common Stock, Class C Common Stock or Class D Common Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding or issuable upon the exchange of other classes of capital stock of Rumble or other securities of Rumble that are exchangeable for or convertible into shares of any such class or series of capital stock of Rumble) by the affirmative vote of the holders of a majority in voting power of the stock of Rumble entitled to vote thereon.

The following table sets forth a summary the materials terms of the Rumble Charter. This summary is qualified by reference to the complete text of the Rumble Charter, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. You are encouraged to read the Rumble Charter in its entirety for a more complete description of its terms.

Subject Matter	Rumble Charter
Voting Rights

Holders of the Class A Common Stock and Class C Common Stock are entitled to one vote per share on each matter properly submitted to the stockholders and the holders of the Class D Common Stock are entitled to a number of votes per share that represent 85% of the voting power of Rumble on a fully-diluted basis.

Distributions and Dividends

The Rumble Charter provides that, subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, stock of Rumble or property of Rumble, each share of Class A Common Stock shall be entitled to receive, ratably, such dividends and other distributions as may from time to time be declared by the Rumble Board. Unless like dividends are declared on each other class of common stock substantially concurrently with Class C Common Stock and Class D Common Stock, dividends shall not be declared or paid on Class C Common Stock or Class D Common Stock.

Classified Board

There is a single class of directors (other than those directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more such series, as the case may be (such directors the “Preferred Stock Directors”)). Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors, the election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon; provided, however, that the election of one (1) director will be determined by a plurality of the votes cast in respect of the Class A Common Stock by the stockholders that hold shares of Class A Common Stock (in their capacity as such) that are present in person or represented by proxy at the meeting and entitled to vote thereon (such director so elected by the holders of Class A Common Stock, in their capacity as such, the “Class A Director”).

Subject Matter	Rumble Charter

Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.

Shareholder Action by Consent Without a Meeting

The Rumble Charter provides that, at any time when the Qualified Stockholders (as defined therein) and their Permitted Transferees (as defined therein) beneficially own, in the aggregate, more than 66.666% or more of the voting power of the stock of Rumble entitled to vote generally in the election of directors (other than the Class A Director (as defined above) or any other director who is elected by a particular class or series of stock of Rumble), any action required or permitted to be taken at any annual or special meeting of stockholders of Rumble may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to Rumble in accordance with the Rumble Bylaws and applicable law.

The Rumble Charter also provides that, notwithstanding the foregoing, any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a class or series or separately as a class with one or more other such series or classes, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

Anti-Takeover Provisions	The Rumble Charter also includes an opt out of Section 203 of the DGCL.
Mandatory Redemptions

The Rumble Charter provides for the mandatory redemption of a number of shares of Class C Common Stock held by a holder upon the issuance of a corresponding number of shares of Class A Common Stock to such holder in respect of ExchangeCo Shares held by such holder that are redeemed by ExchangeCo or 1000045707 Ontario Inc., as applicable, or to the extent such ExchangeCo Shares held by such holder have been forfeited pursuant to the terms of the BCA.

In addition, the Rumble Charter provides for the mandatory redemption of (i) a number of shares of Class D Common Stock held by a Qualified Stockholder (as defined in the Rumble Charter) upon the transfer (other than a “permitted transfer” or a transfer in connection with the repurchase under the Share Repurchase Agreement) by any Qualified Stockholder of a corresponding number of shares of Class A Common Stock or any ExchangeCo Shares held by such holder or in connection with the forfeiture of Forfeiture Escrow Shares held for such holder in accordance with the terms of the BCA; (ii) all shares of Class D Common Stock upon the death or incapacity of Mr. Pavlovski; and (iii) a number of shares of Class D Common Stock held by a Qualified Stockholder corresponding to the number of restricted shares of Class A Common Stock issued to Mr. Pavlovski under his employment agreement as part of his initial equity award that are forfeited and cancelled in accordance with the terms thereof.

Subject Matter	Rumble Charter
Transfer Restrictions

The Rumble Charter provides that no transfer of shares of Class C Common Stock may be made unless (i) such transfer is made to a Permitted Transferee and the transferor concurrently transfers to such Permitted Transferee an equal number of ExchangeCo Shares in accordance with the terms and conditions of ExchangeCo’s governing documents, (ii) such transfer is made to Rumble in connection with the redemption provisions described above, (iii) such transfer is in connection with any pledge or other encumbrance of ExchangeCo Shares and a corresponding number of shares of Class C Common Stock pursuant to a bona fide financing transaction and a Transfer of any such shares results from any foreclosure thereon, (iv) such transfer is made pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Rumble’s stockholders exchanging or having the right to exchange their shares of common stock for cash, securities or other property, or (v) such Transfer is approved by Rumble Board or a duly constituted committee thereof and the transferor concurrently transfers an equal number of ExchangeCo Shares to the transferee in accordance with the terms and conditions of ExchangeCo’s governing documents.

The Rumble Charter provides that no shares of Class D Common Stock may be transferred unless each of the following conditions is satisfied: (a) the transfer is made to a Qualified Class D Transferee; (b) concurrent with such transfer, the transferor must transfer to the transferee an equal number of shares of Class A Common Stock and/or ExchangeCo Shares; provided that if the transferor transfers ExchangeCo Shares in connection with this clause (b), then it must also concurrently transfer an equal number of shares of Class C Common Stock to the transferee; and (c) the transferor and the transferee each provide an undertaking in favor of Rumble that they shall ensure that the transferee remains a Qualified Class D Transferee at all times that the transferee owns any shares of Class D Common Stock. In addition, the Class D Common Stock may be transferred (i) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Rumble’s stockholders exchanging or having the right to exchange their shares of common stock for cash, securities or other property, or (ii) to Rumble in accordance with the redemption provisions described above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc., a Delaware corporation, and its affiliate Computershare Trust Company, N.A., a federally chartered trust company, each having a principal office and place of business at 150 Royall Street, Canton, Massachusetts 02021.

Listing

Our Class A Common Stock and Warrants are listed on The Nasdaq Global Market under the symbols “RUM” and “RUMBW”, respectively.

SELLING HOLDERS

This prospectus relates to the resale by the Selling Holders from time to time of up to (i) 333,568,989 shares of Class A Common Stock (including 550,000 shares of Class A Common Stock issuable upon exercise of Warrants) and (ii) 550,000 Warrants. The Selling Holders may from time to time offer and sell any or all of the shares of Class A Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Holders’ interest in the shares of Class A Common Stock or Warrants other than through a public sale.

The following table sets forth, based on written representations from the Selling Holders and as of the date of this prospectus, the names of the Selling Holders, the aggregate number of shares of Class A Common Stock and Warrants beneficially owned, the aggregate number of shares of Class A Common Stock and Warrants that the Selling Holders may offer pursuant to this prospectus and the number of shares of Class A Common Stock and Warrants beneficially owned by the Selling Holders after the sale of the securities offered hereby.

We have based percentage ownership on 280,229,977 shares of Class A Common Stock issued and outstanding (inclusive of all shares of Class A Common Stock issuable upon exchange of the ExchangeCo Shares and which also includes shares of Class A Common Stock and ExchangeCo Shares placed in escrow pursuant to the terms of the BCA) as of September 16, 2022. For purposes of the foregoing calculation, the issued and outstanding Class A Common Stock also includes 1,100,000 shares of Class A Common Stock issuable upon vesting of restricted stock units granted to Christopher Pavlovski, the Chief Executive Officer of Rumble.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such shares of Class A Common Stock or Warrants. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A Common Stock and Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Holder information for each additional Selling Holder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Holder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Holder and the number of securities registered on its behalf. A Selling Holder may sell or otherwise transfer all, some or none of such securities in this offering. See “Plan of Distribution.”

Registration Rights

With respect to the 333,568,989 shares of Class A Common Stock held by the Selling Holders, we are registering the resale of (i) 8,300,000 shares of Class A Common Stock that were issued on a private placement basis in the PIPE Investment in connection with our Business Combination pursuant to customary registration rights that we granted to our PIPE Investors, (ii) 227,891,189 shares of Class A Common Stock that were previously issued and registered on Form S-4 in connection with our Business Combination (as well as the resale of 86,752,800 shares underlying options to be registered on Form S-8) pursuant to the Registration Rights Agreement (as further described below), which provides for, among other things, customary resale underwritten demand and related “piggyback rights” for certain Selling Holders, (iii) 10,075,000 shares of Class A Common Stock held by the Sponsor and its related parties pursuant to the Registration Rights Agreement and/or certain registration rights granted in connection with CF VI’s initial public offering, and (iv) 550,000 shares of Class A Common Stock issuable upon the exercise of Warrants.

On September 16, 2022, in connection with the closing of the Business Combination, the Company entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with certain of the Selling Holders. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file one or more registration statements to register the resales of Class A Common Stock held by certain Selling Holders.

The Registration Rights Agreement also provides, among other things, certain Selling Holders with customary resale underwritten demand and related “piggyback rights”, subject to certain requirements and customary conditions. Under the Registration Rights Agreement, the Company agreed to indemnify the Selling Holders party thereto and certain persons or entities related to such Selling Holders such as their officers, directors, and control persons against any losses or damages resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which such Selling Holders sell their registrable securities, unless such liability arose from such Selling Holder’s misstatement or alleged misstatement, or omission or alleged omission, and the Selling Holders party thereto including registrable securities in any registration statement or prospectus agreed to indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents. The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.9 to the registration statement of which this prospectus forms a part, and is incorporated herein by reference.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Warrants Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Holder	Shares(1)	Warrants(2)			Shares	%	Warrants	%
Christopher Pavlovski(3)	140,182,173	—	140,182,173	—	—	—	—	—
2286404 Ontario Inc.(4)	50,254,401	—	50,254,401	—	—	—	—	—
Robert Arsov(5)	27,392,307	—	27,392,307	—	—	—	—	—
Brandon Alexandroff(6)	18,896,820	—	18,896,820	—	—	—	—	—
Bongino Inc.(7)	15,885,353	—	15,885,353	—	—	—	—	—
Wojciech Hlibowicki(8)	15,356,476	—	15,356,476	—	—	—	—	—
Claudio Ramolo(9)	13,574,287	—	13,574,287	—	—	—	—	—
CFAC Holdings VI, LLC(10)	11,214,000	550,000	11,214,000	550,000	—	—	—	—
Narya Capital Fund I, L.P.(11)	7,228,153	—	7,228,153	—	—	—	—	—
RML Investments LLC(12)	5,601,658	—	5,601,658	—	—	—	—	—
Former stockholders of Locals representing less than 1% of the total(13)	3,481,055	—	3,481,055	—	—	—	—	—
Assaf Lev(14)	2,987,659	—	2,987,659	—	—	—	—	—
David Rubin(15)	2,987,659	—	2,987,659	—	—	—	—	—
Former stockholders of Rumble Canada representing less than 1% of the total(16)	2,461,287	—	2,461,287	—	—	—	—	—
Alexander Karapalevski(17)	2,246,123	—	2,246,123	—	—	—	—	—
Eminence Holdings LLC(18)	1,332,714	—	1,332,714	—	—	—	—	—
Andrew Conru(19)	1,299,978	—	1,299,978	—	—	—	—	—
Virtuous Industries LLC(20)	1,040,961	—	1,040,961	—	—	—	—	—
High Plains Investments LLC(21)	1,036,658	—	1,036,658	—	—	—	—	—
Craft Ventures II, L.P.(22)	803,738	—	803,738	—	—	—	—	—
Sonoma Ventures, LLC(23)	655,554	—	655,554	—	—	—	—	—
Timoleon LLC(24)	622,881	—	622,881	—	—	—	—	—
Arbor Commercial Mortgage LLC(25)	500,000	—	500,000	—	—	—	—	—
David McCormick(26)	500,000	—	500,000	—	—	—	—	—
Jeffrey and Helen Horowitz(27)	500,000	—	500,000	—	—	—	—	—
Rumble Investment LLC(28)	450,000	—	450,000	—	—	—	—	—
Lutnick 2020 Descendants Trust UA 12/31/20(29)	375,000	—	375,000	—	—	—	—	—
2083503 Ontario Inc.(30)	323,922	—	323,922	—	—	—	—	—
Paulson Partners L.P.(31)	300,000	—	300,000	—	—	—	—	—
Islet Master Fund L.P.(32)	257,670	—	257,670	—	—	—	—	—
Steven Roth(33)	250,000	—	250,000	—	—	—	—	—
David Batalion(34)	200,000	—	200,000	—	—	—	—	—
Shannon Family Trust UA 09/20/05(35)	200,000	—	200,000	—	—	—	—	—
Valvest Inc.(36)	200,000	—	200,000	—	—	—	—	—
EC Longhorn LLC(37)	167,286	—	167,286	—	—	—	—	—

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Warrants Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Holder	Shares(1)	Warrants(2)			Shares	%	Warrants	%
Obelysk Media Inc.(38)	161,949	—	161,949	—	—	—	—	—
Krume Karapalevski(39)	153,005	—	153,005	—	—	—	—	—
Frank Gallipoli(40)	100,000	—	100,000	—	—	—	—	—
James D. Kuhn(41)	100,000	—	100,000	—	—	—	—	—
LavMac Investments LLC(42)	100,000	—	100,000	—	—	—	—	—
Lloyd Goldman(43)	100,000	—	100,000	—	—	—	—	—
Eric J Johnson TR Johnson Family Trust UA 08/08/97(44)	100,000	—	100,000	—	—	—	—	—
Peter J. Worth(45)	100,000	—	100,000	—	—	—	—	—
Robert E Griffin Jr 2010 Trust UA 10/15/10(46)	100,000	—	100,000	—	—	—	—	—
Sage Kelly(47)	100,000	—	100,000	—	—	—	—	—
Stephen J. Nicholas(48)	100,000	—	100,000	—	—	—	—	—
Highmark Long/Short Equity 4 Ltd.(49)	92,330	—	92,330	—	—	—	—	—
Kevin Brennan(50)	75,000	—	75,000	—	—	—	—	—
Allison Lutnick(51)	50,000	—	50,000	—	—	—	—	—
Anthony Orso(52)	50,000	—	50,000	—	—	—	—	—
Dean Palin(53)	50,000	—	50,000	—	—	—	—	—
Innova Capital Solutions LLC(54)	50,000	—	50,000	—	—	—	—	—
James Buccola(55)	50,000	—	50,000	—	—	—	—	—
Juda Klein(56)	50,000	—	50,000	—	—	—	—	—
Moshe Klein(57)	50,000	—	50,000	—	—	—	—	—
Pascal D. Bandelier(58)	50,000	—	50,000	—	—	—	—	—
Edith Lutnick(59)	35,000	—	35,000	—	—	—	—	—
Brian S. Waterman(60)	25,000	—	25,000	—	—	—	—	—
Happy Wife LLC(61)	25,000	—	25,000	—	—	—	—	—
Lance Stuart Korman(62)	25,000	—	25,000	—	—	—	—	—
Michael Seth Kaminer(63)	25,000	—	25,000	—	—	—	—	—
Mindy Falk(64)	25,000	—	25,000	—	—	—	—	—
Steve Golubchik(65)	25,000	—	25,000	—	—	—	—	—
Seth Kates(66)	25,000	—	25,000	—	—	—	—	—
Mahoney Family Trust UA 09/15/96(67)	20,000	—	20,000	—	—	—	—	—
Noam Goodman Professional Corporation(68)	20,000	—	20,000	—	—	—	—	—
David Gould(69)	14,932	—	14,932	—	—	—	—	—
421 East Columbus LLC(70)	12,500	—	12,500	—	—	—	—	—
Jeffrey Day(71)	12,500	—	12,500	—	—	—	—	—
John J. Jones(72)	12,500	—	12,500	—	—	—	—	—
Jonathan Yalmokas(73)	12,500	—	12,500	—	—	—	—	—
Jordan Roeschlaub(74)	12,500	—	12,500	—	—	—	—	—
The Schreiber Family Trust UA 03/18/91(75)	12,500	—	12,500	—	—	—	—	—
Harry Elam(76)	10,000	—	10,000	—	—	—	—	—
Adam Jagelewski(77)	10,000	—	10,000	—	—	—	—	—
Douglas Barnard(78)	10,000	—	10,000	—	—	—	—	—
Dr. Scott Hughes Inc.(79)	10,000	—	10,000	—	—	—	—	—
Luke T Hazlewood Holdings Inc.(80)	10,000	—	10,000	—	—	—	—	—
Mandalay Holdings Inc.(81)	10,000	—	10,000	—	—	—	—	—
Mary Pavlovski(82)	10,000	—	10,000	—	—	—	—	—
Prestige Worldwide IND Corp.(83)	10,000	—	10,000	—	—	—	—	—
Melanie Alexander(84)	8,000	—	8,000	—	—	—	—	—
2217066 Ontario Ltd(85)	7,500	—	7,500	—	—	—	—	—
Bryon Alexandroff(86)	5,000	—	5,000	—	—	—	—	—
McLaughlin Media Management, LLC (d/b/a M3 Media Management)(87)	5,000	—	5,000	—	—	—	—	—
Randy Klinofsky(88)	5,000	—	5,000	—	—	—	—	—

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Warrants Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Holder	Shares(1)	Warrants(2)			Shares	%	Warrants	%
Saul Greenberg(89)	5,000	—	5,000	—	—	—	—	—
Francine Montaldi-Lubecki(90)	3,500	—	3,500	—	—	—	—	—
Luis Lubecki(91)	3,500	—	3,500	—	—	—	—	—
Zak Muscovitch(92)	3,500	—	3,500	—	—	—	—	—
Angelo G. Ramolo(93)	2,500	—	2,500	—	—	—	—	—
Sean Lamba(94)	2,500	—	2,500	—	—	—	—	—

____________

(1)      Represents shares of Class A Common Stock, including shares of Class A Common Stock (i) that are subject to vesting conditions and forfeiture pursuant to the terms of the BCA, (ii) issuable upon the exercise of options, including shares issuable with respect to such options that are subject to vesting conditions and forfeiture pursuant to the terms of the BCA, (iii) issuable upon the exchange of ExchangeCo Shares, including ExchangeCo Shares that have been placed in escrow pursuant to the terms of the BCA, and (iv) issuable upon the exercise of Warrants.

(2)      Represents Forward Purchase Warrants and does not include Public Warrants held by the Selling Holders, which are not being offered by the Selling Holders in this offering.

(3)      Includes (i) 104,682,403 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 34,858,165 ExchangeCo Shares have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA; (ii) 34,399,769 shares of Class A Common Stock issuable upon the exercise of options, of which 11,335,655 shares of Class A Common Stock issuable upon the exercise of such options are subject to vesting conditions and forfeiture pursuant to the terms of the BCA; and (iii) a grant to Mr. Pavlovski of restricted stock units (RSUs) covering 1,100,000 shares of Class A Common Stock pursuant to the Stock Incentive Plan, which RSUs, subject to Mr. Pavlovski’s continuous employment through the applicable vesting dates, will vest in one-third installments on each of September 16, 2023, September 16, 2024 and September 16, 2025. Excludes (i) 104,682,403 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic, and (ii) 105,782,403 shares of Class D Common Stock, with each share carrying 11.2663 votes per share, which together with any shares of Class A Common Stock and Class C Common Stock held by Mr. Pavlovski as of the consummation of the transactions contemplated by the BCA, give Mr. Pavlovski approximately 85% of the voting power of the Company on a fully-diluted basis. Mr. Pavlovski is the Chief Executive Officer and Chairman of the Company. The principal business address of Mr. Pavlovski is c/o Rumble Inc., 444 Gulf of Mexico Dr., Longboat Key, FL 34228.

(4)      Represents 50,254,401 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 16,560,185 shares of Class A Common Stock issuable upon the exchange of such options are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. 2286404 Ontario Inc. is the record owner of the shares. 2286404 Ontario Inc. is wholly owned by Ryan Milnes, a member of the Rumble Board. Accordingly, Mr. Milnes has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The principal business address of 2286404 Ontario Inc. is P.O. Box 20112 Bayfield North, Barrie, Ontario, L4M6E9, Canada.

(5)     Includes (i) 11,966,204 shares of Class A Common Stock issuable upon the exercise of options, of which 3,943,188 shares of Class A Common Stock issuable upon the exercise of such options are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 5,083,317 shares of Class A Common Stock that have been placed in escrow, and are subject to vesting conditions and forfeiture, pursuant to the terms of the Business Combination Agreement. Mr. Arsov is a member of the Rumble Board. The principal business address of Mr. Arsov is c/o Willkie Farr & Gallagher LLP, New York, NY 10019-6099.

(6)      Includes (i) 3,048,355 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 1,004,515 ExchangeCo Shares have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 15,848,465 shares of Class A Common Stock issuable upon the exercise of options, of which 5,222,498 shares of Class A Common Stock issuable upon the exercise of such options are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 3,048,355 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic. Mr. Alexandroff is the Chief Financial Officer of the Company. The principal business address of Mr. Alexandroff is c/o Rumble Inc., 444 Gulf of Mexico Dr., Longboat Key, FL 34228.

(7)      Represents shares of Class A Common Stock acquired at the closing of the Business Combination by a former stockholder of Rumble Canada. Includes 5,234,653 shares of Class A Common Stock that have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Daniel John Bongino is the sole stockholder of Bongino Inc. and may be deemed to beneficially own such shares of Class A Common Stock. The principal business address of Bongino Inc. is 2239 SW Manele Place, Palm City, FL 34990.

(8)      Includes (i) 4,618,833 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 1,522,030 ExchangeCo Shares have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 10,737,641 shares of Class A Common Stock issuable upon the exercise of options, of which 3,538,343 shares of Class A Common Stock issuable upon the exercise of such options are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 4,618,833 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic. Mr. Hlibowicki is the Chief Technology Officer of the Company. The principal business address of Mr. Hlibowicki is c/o Rumble Inc., 444 Gulf of Mexico Dr., Longboat Key, FL 34228.

(9)      Represents (i) 2,173,220 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 716,134 ExchangeCo Shares have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 11,401,066 shares of Class A Common Stock issuable upon the exercise of options, of which 3,756,960 shares of Class A Common Stock issuable upon the exercise of such options are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 2,173,220 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic. Mr. Ramolo is the Chief Content Officer of the Company. The principal business address of Mr. Ramolo is c/o Rumble Inc., 444 Gulf of Mexico Dr., Longboat Key, FL 34228.

(10)    Represents 11,214,000 shares of Class A Common Stock (of which 1,159,000 shares were acquired in the PIPE Investment) and warrants to purchase 550,000 shares of Class A Common Stock. CFAC Holdings VI, LLC was the largest and controlling stockholder of the Company prior to the completion of the Business Combination. CFAC Holdings VI, LLC is controlled by its sole member, Cantor Fitzgerald, L.P., which is controlled by its management general partner, CF Group Management, Inc. (“CFGM”). Howard Lutnick, the former Chairman and Chief Executive Officer of CF VI, is the Chairman and Chief Executive Officer of CFGM. Mr. Lutnick is also the trustee of CFGM’s sole stockholder and accordingly may be deemed to have beneficial ownership of the securities reported herein. Mr. Lutnick disclaims any beneficial ownership of the securities other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(11)    Represents shares of Class A Common Stock acquired at the closing of the Business Combination by a former stockholder of Rumble Canada. Includes 2,381,872 shares of Class A Common Stock that have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Colin Greenspon and James David Vance, as the managing members of Narya GP I, LLC, the general partner of Narya Capital Fund I, L.P., may be deemed to beneficially own such shares of Class A Common Stock. Ethan Fallang, a member of the Rumble Board, is a Partner at Narya Capital Management LLC, an affiliate of Narya Capital Fund I, L.P. Mr. Fallang disclaims beneficial ownership of such shares of Class A Common Stock.

(12)    Represents shares of Class A Common Stock acquired at the closing of the Business Combination by a former stockholder of Rumble Canada. Includes 1,845,898 shares of Class A Common Stock that have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA.

(13)    Represents 3,481,055 shares of Class A Common Stock (including shares of Class A Common Stock issuable upon the exercise of options, including shares issuable with respect to such options that are subject to vesting conditions and forfeiture pursuant to the BCA), of which (i) 1,079,315 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 57,828 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.

(14)    Represents 2,987,659 shares of Class A Common Stock, of which (i) 984,514 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 52,647 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.

(15)    Represents 2,987,659 shares of Class A Common Stock, of which (i) 984,514 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 52,647 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.

(16)    Represents 2,461,287 shares of Class A Common Stock (including shares of Class A Common Stock issuable upon the exercise of options, including shares issuable with respect to such options that are subject to vesting conditions and forfeiture pursuant to the BCA), of which 91,360 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA.

(17)    Represents 2,246,123 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 740,158 ExchangeCo Shares have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 2,246,123 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic. Mr. Karapalevski is an employee of the Company.

(18)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Eminence Capital, LP serves as the investment adviser to, and may be deemed to have shared voting and dispositive power over the shares held by, Eminence Holdings LLC.

(19)    Represents 1,299,978 shares of Class A Common Stock, of which (i) 428,377 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 23,371 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.

(20)    Includes 343,025 shares of Class A Common Stock that have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Vivek Ramaswamy is the sole member of Virtuous Industries LLC and as such may be deemed to beneficially own such shares.

(21)    Represents 1,036,658 shares of Class A Common Stock, of which (i) 341,606 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 18,637 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.

(22)    Represents 803,738 shares of Class A Common Stock, of which (i) 264,853 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 14,449 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.

(23)    Represents 655,554 shares of Class A Common Stock, of which (i) 216,022 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 11,785 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.

(24)    Represents 622,881 shares of Class A Common Stock, of which 205,256 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA.

(25)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(26)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(27)   Represents shares of Class A Common Stock acquired in the PIPE Investment.

(28)    Represents shares of Class A Common Stock acquired in the PIPE Investment. The manager of Rumble Investment LLC is Albert Tylis and, accordingly, Mr. Tylis may be deemed to beneficially own such shares of Class A Common Stock.

(29)    Represents shares of Class A Common Stock acquired in the PIPE Investment. The trustee of Lutnick 2020 Descendants Trust UA 12/31/20 is Howard W. Lutnick, the former Chairman and Chief Executive Officer of CF VI.

(30)    Represents 323,922 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 106,741 ExchangeCo Shares have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 323,922 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic. Krume Karapalevski is the sole member of 2083503 Ontario Inc. and as such may be deemed to beneficially own such shares. Krume Karapalevski is related to Alexander Karapalevski, an employee of the Company.

(31)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(32)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(33)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(34)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Mr. Batalion is a Managing Director at Cantor Fitzgerald.

(35)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Kevin A Shannon is the trustee of the Shannon Family Trust UA 09/20/05 and as such may be deemed to beneficially own such shares of Class A Common Stock.

(36)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Denise Rich is the sole director of Valvest Inc. and may be deemed to beneficially own such shares of Class A Common Stock.

(37)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Eminence Capital, LP serves as the investment adviser to, and may be deemed to have shared voting and dispositive power over the shares held by, EC Longhorn LLC.

(38)    Represents 161,949 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 53,366 ExchangeCo Shares have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 161,949 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic.

(39)    Represents 153,005 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 50,419 ExchangeCo Shares have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 153,005 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic. Krume Karapalevski is related to Alexander Karapalevski, an employee of the Company.

(40)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(41)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(42)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Ryan Andrew Maconachy is the manager of LavMac Investments LLC and as such may be deemed to beneficially own such shares of Class A Common Stock.

(43)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(44)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Eric Steward Johnson is the trustee of the Eric J Johnson TR Johnson Family Trust UA 08/08/97 and as such may be deemed to beneficially own such shares of Class A Common Stock.

(45)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(46)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Robert E. Griffin, Jr. is the trustee of the Robert E Griffin Jr 2010 Trust UA 10/15/10 and as such may be deemed to beneficially own such shares of Class A Common Stock.

(47)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(48)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(49)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Joseph Samuels, as portfolio manager for Islet Management, LP, the investment adviser to Highmark Long/Short Equity 4 Ltd., may be deemed to beneficially own such shares of Class A Common Stock.

(50)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Mr. Brennan is a director at Cantor Fitzgerald.

(51)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Ms. Lutnick is the spouse of Howard W. Lutnick, the former Chairman and Chief Executive Officer of CF VI.

(52)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(53)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(54)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Mukesh Prasad, as Managing Partner of Innova Capital Solutions LLC, may be deemed to beneficially own such shares of Class A Common Stock.

(55)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(56)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(57)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(58)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(59)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(60)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(61)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(62)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(63)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(64)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(65)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(66)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(67)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Philip Mahoney, as trustee of the Mahoney Family Trust UA 09/15/96, may be deemed to beneficially own such shares of Class A Common Stock.

(68)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Noam Goodman, as President of Noam Goodman Professional Corporation, may be deemed to beneficially own such shares of Class A Common Stock.

(69)    Represents (i) 5,000 shares of Class A Common Stock acquired in the PIPE Investment and (ii) 9,932 shares of Class A Common Stock issuable upon the exercise of options, which are subject to vesting conditions and forfeiture pursuant to the terms of the BCA.

(70)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Dustin D. Stolly, as the sole member of 421 East Columbus LLC, may be deemed to beneficially own such shares of Class A Common Stock.

(71)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(72)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Mr. Jones is an employee of Cantor Fitzgerald and the former corporate secretary of CF VI.

(73)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(74)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(75)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Each of Charles Schreiber and Jill Schreiber, as trustee of The Schreiber Family Trust UA 03/18/91, may be deemed to beneficially own such shares of Class A Common Stock.

(76)   Mr. Elam is a former member of the Rumble Board.

(77)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(78)    Mr. Barnard is a former member of the Rumble Board.

(79)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Dr. Scott Hughes, as the sole member of Dr. Scott Hughes Inc., may be deemed to beneficially own such shares of Class A Common Stock. Dr. Hughes is related to Tyler Hughes, the Chief Operating Officer of the Company.

(80)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Luke Hazlewood is the sole shareholder of Luke T Hazlewood Holdings Inc. and as such may be deemed to beneficially own such shares of Class A Common Stock.

(81)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Charles Weinraub is the sole shareholder of Mandalay Holdings Inc. and as such may be deemed to beneficially own such shares of Class A Common Stock.

(82)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Ms. Pavlovski is related to Chris Pavlovski, the Chief Executive Officer of the Company.

(83)    Represents shares of Class A Common Stock acquired in the PIPE investment. Enzo Pagani is the CEO, President and sole shareholder of Prestige Worldwide IND Corp. and as such may be deemed to beneficially own such shares of Class A Common Stock.

(84)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Ms. Alexander is related to the Chief Executive Officer of the Company.

(85)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Chris Avramidis is the sole director of 2217066 Ontario Ltd and as such may be deemed to beneficially own such shares of Class A Common Stock.

(86)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Mr. Alexandroff is related to the Chief Financial Officer of the Company.

(87)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Lynda McLaughlin is the CEO of McLaughlin Media Management, LLC (d/b/a M3 Media Management) and as such may be deemed to beneficially own such shares of Class A Common Stock.

(88)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(89)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(90)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Ms. Montaldi-Lubecki is related to Christopher Pavlovski, the Chief Executive Officer of the Company.

(91)   Represents shares of Class A Common Stock acquired in the PIPE Investment. Mr. Lubecki is related to the Chief Executive Officer of the Company.

(92)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

(93)    Represents shares of Class A Common Stock acquired in the PIPE Investment. Mr. Ramolo is related to Claudio Ramolo, the Chief Content Officer of the Company.

(94)    Represents shares of Class A Common Stock acquired in the PIPE Investment.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Founder Shares

In April 2020, the Sponsor purchased 20,125,000 Founder Shares for an aggregate price of $25,000 or approximately $0.001 per Founder Share. In October 2020, the Sponsor returned to CF VI, at no cost, an aggregate of 5,750,000 Founder Shares and in January 2021, the Sponsor returned to CF VI, at no cost, an aggregate of 5,750,000 Founder Shares, which were cancelled, resulting in an aggregate of 8,625,000 Founder Shares outstanding and held by the Sponsor. In February 2021, the Sponsor transferred 10,000 Founder Shares to each of Douglas R. Barnard and Harry J. Elam, Jr., each an independent director of CF VI. In addition, in February 2021, 1,125,000 Founder Shares were forfeited by the Sponsor and cancelled in connection with the underwriters’ decision not to exercise the over-allotment option. All share and per-share amounts have been retroactively restated to reflect the stock split and Founder Shares cancellation. The Founder Shares were automatically converted into shares of Class A Common Stock in connection with the consummation of the Business Combination. The Founder Shares are subject to certain transfer restrictions described herein. The Sponsor is a Delaware limited liability company. It is not controlled by, and does not have substantial ties to, any non-U.S. person.

Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 700,000 CF VI Placement Units at a price of $10.00 per CF VI Placement Unit ($7,000,000 in the aggregate). Each CF VI Placement Unit consists of one share of CF VI Class A Common Stock and one-fourth of one CF VI Placement Warrant. Each whole CF VI Placement Warrant sold as part of the CF VI Placement Units is exercisable for one share of CF VI Class A Common Stock at a price of $11.50 per share. The proceeds from the CF VI Placement Units were added to the proceeds from the IPO held in the Trust Account. The CF VI Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its Permitted Transferees. The CF VI Placement Warrants will expire five years from September 16, 2022 or earlier upon redemption or liquidation.

Underwriting Agreement

Pursuant to an underwriting agreement dated February 18, 2021, between CF VI, on the one hand, and CF&Co. and Odeon Capital Group LLC (“Odeon”), on the other hand, CF VI paid a total of $6,000,000 in underwriting discounts and commissions for CF&Co.’s services as the representative of the underwriters in the IPO and $100,000 to Odeon for serving as the qualified independent underwriter.

PIPE Subscription Agreements

Contemporaneously with the execution of the BCA, CF VI entered into the PIPE Subscription Agreements with the PIPE Investors, including the Sponsor and a number of officers and employees of Cantor and its affiliates (and family members of such persons), to issue and sell shares of Class A Common Stock at Closing, for $10.00 per share. Pursuant to such PIPE Subscription Agreement, the Sponsor agreed to purchase 1,159,000 shares of Class A Common Stock for a total purchase price of $11.59 million, and the officers and employees of Cantor and its affiliates (and family members of such persons) participating in the PIPE Investment agreed to purchase 1,567,500 shares of Class A Common Stock in the aggregate for a total purchase price of $15,675,000.

Forward Purchase Contract

In connection with the closing of the IPO, on February 18, 2021, the Sponsor and CF VI entered into the Forward Purchase Contract, pursuant to which the Sponsor agreed to purchase, and CF VI agreed to issue and sell to the Sponsor, concurrently with the consummation of CF VI’s initial business combination, 1,875,000 shares of Class A Common Stock and 375,000 Warrants, for an aggregate purchase price of $15.0 million.

Sponsor Support Agreement

Contemporaneously with the execution of the BCA, CF VI entered into a Sponsor Support Agreement with the Sponsor and Rumble, pursuant to which, among other things, the Sponsor agreed (i) to vote its shares of CF VI Capital Stock in favor of the BCA and the transactions contemplated thereby, and to not transfer such shares, (ii) not to redeem any of its shares of CF VI Capital Stock in connection with the transactions contemplated by the BCA, (iii) to waive its anti-dilution rights with respect to its shares of CF VI Class B Common Stock under the CF VI Charter, (iv) to release CF VI and its subsidiaries from pre-Closing claims, subject to customary exceptions, and (v) to subject (a) certain of its shares of CF VI Common Stock and CF VI Private Warrants to transfer restrictions after Closing, (b) certain of its shares of CF VI Common Stock to certain restrictions and potential forfeiture pending the satisfaction of certain earnout targets, and (c) certain of its shares of CF VI Common Stock to certain restrictions and potential forfeiture based on the CF VI Available Cash at Closing and then the satisfaction of certain earnout targets and other conditions set forth in the Sponsor Support Agreement.

Cosmic Agreements

Prior to December 31, 2021, Rumble was a party to the Original Cosmic Agreements with Cosmic, pursuant to which Cosmic provided content editing and moderation services to Rumble. Cosmic is controlled by Mr. Pavlovski, and Ryan Milnes, who through his holding entity, owns a significant number of Rumble Shares. In fiscal year 2021, Cosmic received approximately $1,079,227 in service fees from Rumble under the Original Cosmic Agreements.

As part of the transactions contemplated by the BCA, effective as of December 31, 2021, the Original Cosmic Agreements were amended and restated (other than one agreement, which was terminated) to, among other things, provide a “cost” plus 10% fee structure, clarify payment terms and include performance standards in favor of Rumble. Under the A&R Cosmic Agreements, Cosmic continues to provide content editing and moderation services, along with other business process outsourcing services, as requested by Rumble. Any intellectual property created by Cosmic pursuant to the terms of the A&R Cosmic Agreements has been assigned to Rumble. The A&R Cosmic Agreements provide for an initial term of 24 months, subject to automatic renewals for subsequent 12-month terms unless either party provides written notice of non-renewal at least 6 months prior to the expiration of the current term. As of June 30, 2022, for fiscal year-to-date 2022, Cosmic invoiced approximately $829,419 in service fees from Rumble under the A&R Cosmic Agreements, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Domain License

On May 11, 2021, Rumble purchased from Jokaroo Entertainment Inc. (“Jokaroo”) the domain license for the name “rumble.com” for a purchase price of CAD$603,895 (approximately $477,077), as permitted by the terms of, and in accordance with, the License Agreement dated October 1, 2013 between Rumble and Jokaroo. Mr. Pavlovski is the controlling owner of Jokaroo. In connection with the purchase, the license for the domain name under the License Agreement automatically terminated in accordance with its terms.

PLAN OF DISTRIBUTION

The Selling Holders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A Common Stock and/or Warrants on Nasdaq or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Holders may use any one or more of the following methods when disposing of their shares of our Class A Common Stock or our Warrants:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        in underwritten transactions;

•        short sales;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the Selling Holders to sell a specified number of such shares at a stipulated price;

•        distribution to members, limited partners or shareholders of Selling Holders;

•        “at the market” or through market makers or into an existing market for the shares;

•        a combination of any such methods of sale; and

•        any other method permitted pursuant to applicable law.

The Selling Holders may, from time to time, pledge or grant a security interest in some or all of the shares of our Class A Common Stock or our Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares or Warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Holders to include the pledgee, transferee or other successors in interest as Selling Holders under this prospectus. The Selling Holders also may transfer their shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A Common Stock or Warrants or interests therein, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Holders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Holders from the sale of our Class A Common Stock or Warrants offered by them will be the purchase price of our Class A Common Stock or Warrants less discounts or commissions, if any. The Selling Holders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Class A Common Stock or Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Holders.

The Selling Holders also may in the future resell a portion of our Class A Common Stock or Warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Holders and any underwriters, broker-dealers or agents that participate in the sale of our Class A Common Stock or Warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Class A Common Stock or Warrants may be underwriting discounts and commissions under the Securities Act. If any selling security holder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling security holder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Holders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A Common Stock or Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Holders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A Common Stock or Warrants.

The Selling Holders may use this prospectus in connection with resales of our Class A Common Stock and Warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Holders, the terms of our Class A Common Stock or Warrants and any material relationships between us and the Selling Holders. The Selling Holders may be deemed to be underwriters under the Securities Act in connection with our Class A Common Stock or Warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Holders will receive all the net proceeds from the resale of our Class A Common Stock or Warrants.

A Selling Holder that is an entity may elect to make an in-kind distribution of Class A Common Stock or Warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable Class A Common Stock or Warrants pursuant to the distribution through a registration statement.

Lock-Up Agreements

Concurrently with the execution of the BCA, CF VI and Rumble Canada entered into separate lock-up agreements with a substantial number of Rumble Canada shareholders (nearly all of whom are Selling Holders hereunder) pursuant to which the Rumble securities received by such holders in the Business Combination (relating to more than 95% of the outstanding shares of Rumble Canada prior to the closing of the Business Combination) are locked-up and subject to transfer restrictions for a period of time following the closing of the Business Combination, as described below, subject to certain customary exceptions, such as transfers to affiliates, gifts or charitable donations, transfers for estate planning purposes, transfers in connection with the exercise of options or restricted stock, or for other structuring purposes. The Rumble securities held by such former Rumble Canada shareholders will be locked-up until the earlier of: (i) the one (1) year anniversary of the closing date of the Business Combination, which is September 16, 2023, (ii) the date on which the last reported sale price of Rumble’s Class A Common Stock exceeds $15.00 per share (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period commencing at least 150 days after the closing of the Business Combination, and (iii) the date on which Rumble consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after the closing of the Business Combination which results in all of Rumble’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the foregoing restrictions, collectively, the “12-Month Lock-Up”). An aggregate of 306,516,552 shares of Class A Common Stock held by the former Rumble Canada shareholders who are Selling Holders hereunder (on an as-converted basis, i.e., inclusive of all shares of Class A Common Stock issuable upon exchange of ExchangeCo Shares, and which also includes shares of Class A Common Stock and ExchangeCo Shares placed in escrow pursuant to the terms of the BCA) are subject to the 12-Month Lock-Up.

The shares of Class A Common Stock held by the Sponsor (other than the 1,500,000 shares of Class A Common Stock constituting the Forward Purchase Shares and the 1,159,000 shares of Class A Common Stock that were acquired by the Sponsor in the PIPE Investment) are also subject to the 12-Month Lock-Up. Specifically, an aggregate of 9,105,000 shares of Class A Common Stock held by the Sponsor, which is a Selling Holder hereunder (which assumes that all of the Warrants owned by the Sponsor are exercised for shares of Class A Common Stock), are subject to the 12-Month Lock-Up.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered pursuant to this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

The financial statements of CF Acquisition Corp. VI as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and the period from April 17, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report (which includes explanatory paragraphs relating to the correction of certain misstatements related to the February 23, 2021 financial statement and CF Acquisition Corp. VI’s ability to continue as a going concern) appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Rumble as of December 31, 2021 and 2020, and for the fiscal years ended December 31, 2021 and 2020 appearing in this prospectus have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the prospectus. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Locals, Inc. as of December 31, 2020, and for the fiscal year ended December 31, 2020 appearing in this prospectus have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the prospectus. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGE IN AUDITOR

On September 16, 2022, the Audit Committee of the Company’s Board of Directors approved the appointment of MNP LLP (“MNP”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2022. MNP served as the independent registered public accounting firm of Rumble Canada prior to the closing of the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of CF VI, was informed on September 16, 2022 that it would be replaced by MNP as the Company’s independent registered public accounting firm following the closing of the Business Combination.

The reports of Withum on CF VI’s balance sheet as of December 31, 2021 and December 31, 2020 and the statements of operations, changes in shareholders’ equity (deficit) and cash flows for the fiscal year ended December 31, 2021 and the period from April 17, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained explanatory paragraphs in which Withum expressed substantial doubt as to CF VI’s ability to continue as a going concern if it did not complete a business combination by February 23, 2023 and emphasized the restatement of CF VI’s financial statement as of February 23, 2021 due to its change in accounting for warrants and Class A common stock subject to possible redemption.

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods.

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, CF VI and the Company did not consult with MNP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of CF VI or the Company, and no written report or oral advice was provided that MNP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated September 22, 2022, is filed as an exhibit to the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

Rumble Inc.
444 Gulf of Mexico Dr
Longboat Key, FL 34228
Phone: (941) 210-0196

INDEX TO FINANCIAL STATEMENTS

CF ACQUISITION CORP. VI

Page
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2021 and December 31, 2020	F-3
Consolidated Statements of Operations for the Year Ended December 31, 2021 and for the Period from April 17, 2020 (inception) through December 31, 2020	F-4
Consolidated Statements of Changes in Stockholder’s Equity (Deficit) for the Year Ended December 31, 2021 and for the Period from April 17, 2020 (inception) through December 31, 2020	F-5
Consolidated Statements of Cash Flows for the Year Ended December 31, 2021 and for the Period from April 17, 2020 (inception) through December 31, 2020	F-6
Notes to Consolidated Financial Statements	F-7

Condensed Consolidated Balance Sheets as of June 30, 2022 (Unaudited) and December 31, 2021	F-27
Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2022 and 2021 (Unaudited)	F-28
Condensed Consolidated Statements of Changes in Stockholders’ Deficit for the Three and Six Months Ended June 30, 2022 and 2021 (Unaudited)	F-29
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2022 and 2021 (Unaudited)	F-30
Notes to Unaudited Condensed Consolidated Financial Statements	F-31

RUMBLE INC.

LOCALS TECHNOLOGY INC.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of
CF Acquisition Corp. VI

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CF Acquisition Corp. VI (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2021 and the period from April 17, 2020 (inception) through December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and the period from April 17, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 1 to the financial statements, the financial statement as of February 23, 2021 has been restated to correct certain misstatements.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by February 23, 2023 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.
New York, New York
March 24, 2022
PCAOB ID Number 100

CF ACQUISITION CORP. VI
CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets:
Current Assets:
Cash	$25,000	$25,000
Prepaid expenses	482,069	—
Total current assets	507,069	25,000
Deferred offering costs associated with the initial public offering	—	180,805
Other assets	64,562	—
Cash equivalents held in Trust Account	300,023,016	—
Total Assets	$300,594,647	$205,805

Liabilities and Stockholders’ Equity (Deficit):
Current Liabilities:
Accrued expenses	$1,316,833	$76,294
Payables to related party	557,123	105,805
Sponsor loan – promissory notes	949,154	—
Franchise tax payable	200,000	—
Total Current Liabilities	3,023,110	182,099
Warrant liability	19,954,232	—
FPS liability	4,452,968	—
Total Liabilities	27,430,310	182,099

Commitments and Contingencies
Class A common stock subject to possible redemption, 30,000,000 and 0 shares issued and outstanding at redemption value of $10.00 per share as of December 31, 2021 and 2020, respectively	300,000,000	—

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of both December 31, 2021 and, 2020	—	—
Class A common stock, $0.0001 par value; 160,000,000 shares authorized; 700,000 shares issued and outstanding (excluding 30,000,000 shares subject to possible redemption) as of December 31, 2021 and no shares issued or outstanding as of December 31, 2020	70	—
Class B common stock, $0.0001 par value; 40,000,000 shares authorized; 7,500,000 and 8,625,000(1) shares issued and outstanding as of December 31, 2021 and, 2020, respectively	750	863
Additional paid-in capital	160,975	24,137
Accumulated deficit	(26,997,458)	(1,294)
Total Stockholders’ Equity (Deficit)	(26,835,663)	23,706
Total Liabilities and Stockholders’ Equity (Deficit)	$300,594,647	$205,805

____________

(1)      This number has been retroactively adjusted to reflect cancellations of 5,750,000 shares of Class B common stock in October 2020 and 5,750,000 shares of Class B common stock in January 2021. On February 23, 2021, 1,125,000 shares of Class B common stock were forfeited by the Sponsor (see Note 6).

The accompanying notes are an integral part of these consolidated financial statements.

CF ACQUISITION CORP. VI
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2021	For the Period from April 17, 2020 (Inception) through December 31, 2020
General and administrative costs	$2,756,496	$1,294
Administrative expenses – related party	102,143	—
Franchise tax expense	201,515	—
Loss from operations	(3,060,154)	(1,294)
Interest income on investments held in Trust Account	23,016	—
Changes in fair value of warrant liability	(10,418,045)	—
Changes in fair value of FPS liability	(4,452,968)	—
Net loss	$(17,908,151)	$(1,294)

Weighted average number of shares of common stock outstanding:
Class A – Public shares	25,643,836	—
Class A – Private placement	598,356	—
Class B – Common stock	7,500,000	7,500,000 (1)
Basic and diluted net loss per share of common stock:
Class A – Public shares	$(0.53)	$—
Class A – Private placement	$(0.53)	$—
Class B – Common stock	$(0.53)	$(0.00)

____________

(1)      This number has been retroactively adjusted to reflect the cancellations of 5,750,000 shares of Class B common stock in October 2020 and 5,750,000 shares of Class B common stock in January 2021. On February 23, 2021, 1,125,000 shares of Class B common stock were forfeited by the Sponsor (see Note 6).

The accompanying notes are an integral part of these consolidated financial statements.

CF ACQUISITION CORP. VI
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the Year Ended December 31, 2021 and for the Period from April 17, 2020
(Inception) through December 31, 2020

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares(1)	Amount
Balance – April 17, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	—	—	(1,294)	(1,294)
Balance – December 31, 2020	—	$—	8,625,000	$863	$24,137	$(1,294)	$23,706
Sale of Class A common stock to Sponsor in private placement	700,000	70	—	—	6,782,493	—	6,782,563
Forfeiture of Class B common stock by Sponsor at $0.0001 par value	—	—	(1,125,000)	(113)	113	—	—
Accretion for redeemable shares of Class A common stock to redemption value	—	—	—	—	(6,806,743)	(9,088,013)	(15,894,756)
Stock-based compensation	—	—	—	—	160,975	—	160,975
Net loss	—	—	—	—	—	(17,908,151)	(17,908,151)
Balance – December 31, 2021	700,000	$70	7,500,000	$750	$160,975	$(26,997,458)	$(26,835,663)

____________

(1)      This number has been retroactively adjusted to reflect the cancellations of 5,750,000 shares of Class B common stock in October 2020 and 5,750,000 shares of Class B common stock in January 2021. On February 23, 2021, 1,125,000 shares of Class B common stock were forfeited by the Sponsor (see Note 6).

The accompanying notes are an integral part of these consolidated financial statements.

CF ACQUISITION CORP. VI
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2021	For the Period from April 17, 2020 (Inception) through December 31, 2020
Cash flows from operating activities
Net loss	$(17,908,151)	$(1,294)
Adjustments to reconcile net loss to net cash provided by operating activities:
General and administrative expenses paid by related party	355,844	—
Interest income on investments held in Trust Account	(23,016)	—
Changes in fair value of warrant liability	10,418,045	—
Stock-based compensation	160,975	—
Changes in fair value of FPS liability	4,452,968	—
Changes in operating assets and liabilities:
Other assets	470,673	—
Accrued expenses	1,240,539	1,294
Payables to related party	451,318	—
Franchise tax payable	200,000	—
Deferred offering costs associated with the initial public offering	180,805	—
Net cash provided by operating activities	—	—

Cash flows from investing activities
Cash deposited to Trust Account	(300,000,000)	—
Net cash used in investing activities	(300,000,000)	—

Cash flows from financing activities
Proceeds from issuance of Class B common stock	—	25,000
Proceeds from related party – Sponsor loan	949,154	—
Proceeds received from initial public offering	300,000,000	—
Proceeds received from private placement	7,000,000	—
Offering costs paid	(6,424,856)	—
Payment of related party payable	(1,524,298)	—
Net cash provided by financing activities	300,000,000	25,000

Net change in cash	—	25,000
Cash – beginning of the period	25,000	—
Cash – end of the period	$25,000	$25,000

Supplemental disclosure of non-cash financing activities:
Deferred offering costs included in accrued expenses	$—	$75,000
Offering costs paid with note payable to Sponsor	$45,346	$105,805
Prepaid expenses paid with payables to related party	$1,017,304	$—

The accompanying notes are an integral part of these consolidated financial statements.

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation

CF Acquisition Corp. VI (the “Company”) was incorporated in Delaware on April 17, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). On December 6, 2021, 1000045707 Ontario Inc., an Ontario corporation and a direct wholly owned subsidiary of the Company, and 1000045728 Ontario Inc., an Ontario corporation and an indirect, wholly owned subsidiary of the Company were incorporated (collectively referred to as the “subsidiaries”). The subsidiaries were incorporated for the purposes of consummating the Transactions (as defined below).

Although the Company is not limited in its search for target businesses to a particular industry or sector for the purpose of consummating a Business Combination, the Company intends to focus its search on companies operating in the financial services, healthcare, real estate services, technology and software industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2021, the Company had not commenced operations. All activity through December 31, 2021 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”) described below, and the Company’s efforts toward locating and completing a suitable Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has generated non-operating income in the form of interest income on investments in money market funds that invest in U.S. Treasury Securities and cash equivalents from the proceeds derived from the Initial Public Offering, and recognized changes in the fair value of the warrant liability and FPS (as defined below) liability as other income (expense).

The Company’s sponsor is CFAC Holdings VI, LLC (the “Sponsor”). The registration statement for the Initial Public Offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 18, 2021. On February 23, 2021, the Company consummated the Initial Public Offering of 30,000,000 units (each, a “Unit” and with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at a purchase price of $10.00 per Unit, generating gross proceeds of $300,000,000, which is described in Note 3. Each Unit consists of one share of Class A common stock and one-fourth of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50. Each warrant will become exercisable 30 days after the completion of the Business Combination and will expire 5 years after the completion of the Business Combination, or earlier upon redemption or liquidation.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 700,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit to the Sponsor in a private placement, generating gross proceeds of $7,000,000, which is described in Note 4. The proceeds of the Private Placement Units were deposited into the Trust Account (as defined below) and will be used to fund the redemption of the Public Shares subject to the requirements of applicable law (see Note 4).

Offering costs amounted to approximately $6,600,000, consisting of $6,100,000 of underwriting fees and approximately $500,000 of other costs.

Following the closing of the Initial Public Offering and sale of Private Placement Units on February 23, 2021, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units (see Note 4) was placed in a trust account (the “Trust Account”) located in the United States at UMB Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, which may be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

Initial Business Combination — The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share). The per share amount to be distributed to public stockholders who redeem the Public Shares will not be reduced by the Marketing Fee (as defined below in Note 4). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation (as may be amended, the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the Business Combination is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4), their Private Placement Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares held by the initial stockholders in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

On December 1, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Rumble, Inc. (“Rumble”). Pursuant to the Business Combination Agreement and by means of an arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”), subject to the terms and conditions set forth in the Business Combination Agreement and a plan of arrangement (the “Plan of Arrangement”) to be submitted to the Ontario Superior Court of Justice (Commercial List), upon the closing of the transactions contemplated by the Business Combination Agreement (the “Closing” and such transactions, the “Transactions”), in exchange for their respective shares of capital stock of Rumble:

•        For each share of Rumble capital stock held by eligible electing Canadian shareholders of Rumble (“Electing Shareholders”), the Electing Shareholder will receive a number of exchangeable shares in an indirect, wholly owned Canadian subsidiary of the Company (the “ExchangeCo Shares”) equal to the quotient obtained by dividing the Price Per Company Share (as defined below) by $10.00 (the “Company Exchange Ratio”), and such Electing Shareholders shall concurrently subscribe for nominal value for a corresponding number of shares of Class C common stock of the Company, par value $0.0001 per share (the “Class C Common Stock”), a new class of voting, non-economic shares of common stock of the Company to be created and issued in connection with the Closing; and

•        For each share of Rumble capital stock held by all other shareholders of Rumble (“Non-Electing Shareholders”, and collectively with the Electing Shareholders, the “Rumble Shareholders”), such Non-Electing Shareholder will receive a number of shares of Class A common of the Company stock equal to the Company Exchange Ratio.

The “Arrangement Consideration” means the sum of $3,150,000,000, plus the cash and cash equivalents balance held by Rumble as of the Closing (net of outstanding indebtedness), plus the aggregate exercise price of all outstanding options to purchase Rumble stock. The “Price Per Company Share” is obtained by dividing (x) the Arrangement Consideration by (y) the number of outstanding shares of capital stock of Rumble (calculated on a fully-diluted basis in accordance with the Business Combination Agreement).

In addition, under the Business Combination Agreement and the Arrangement, all outstanding options and warrants to purchase shares of Rumble capital stock will be exchanged for a certain number of options and warrants to purchase shares of Class A common stock of the Company, respectively, based upon formulas set forth in the Business Combination Agreement, including earnout provisions for the options.

At Closing, the Escrow Portion (as defined below) of the aggregate shares of Class A common stock, shares of Class C Common Stock and ExchangeCo Shares issued in connection with the Arrangement to the Rumble Shareholders in exchange for their Rumble shares will be set aside in escrow accounts (the “Forfeiture Escrow Accounts”, and the shares in the Forfeiture Escrow Accounts, the “Forfeiture Escrow Shares”). “Escrow Portion” means the quotient of (a) 105,000,000 divided by (b) the Arrangement Consideration divided by $10.00. The Forfeiture Escrow Shares will be held in escrow for five years after the Closing (such period, the “Escrow Period”), at which time, if not earned and released to the Rumble Shareholders in accordance with the terms of the Business Combination Agreement, such Forfeiture Escrow Shares will be released to the Company for cancellation. The Forfeiture Escrow Shares will be earned and released by the Rumble Shareholders upon the closing price of the Class A common stock of the Company equaling or exceeding targets of $15.00 and $17.50, respectively (with 50% released at each target, or if the latter target is reached first, 100%) for a period of 20 trading days during any 30 consecutive trading day period during the Escrow Period. In addition, the Forfeiture Escrow Shares are subject to early vesting in the event of a change of control transaction during the Escrow Period involving payments per share (including the Forfeiture Escrow Shares vested) exceeding the same target levels set forth above.

Subject to payment of the applicable exercise price of Exchanged Company Options, the holders thereof will receive corresponding Tandem Option Earnout Shares, which will be treated substantially the same as the Forfeiture Escrow Shares.

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

In addition, for an aggregate purchase price of $1.0 million (the “Class D Investment”), upon the Closing and pursuant to a subscription agreement to be entered into between Christopher Pavlovski, Rumble’s CEO and founder (“Mr. Pavlovski”) and the Company, the Company will issue and sell to Mr. Pavlovski a number of shares of Class D common stock, par value $0.001 per share (the “Class D Common Stock”), a new class of non-economic shares of common stock of the Company carrying the right to multiple votes per share to be created and issued in connection with the Closing, such that, taking into account the shares of Class A common stock (if any) and Class C Common Stock to be issued to Mr. Pavlovski at Closing, upon Closing, Mr. Pavlovski will have 85% of the voting power of the Company on a fully-diluted basis. Such shares of Class D Common Stock to be issued to Mr. Pavlovski are expected to be the only issued and outstanding shares of Class D Common Stock.

Contemporaneously with the execution of the Business Combination Agreement, the Company entered into separate Subscription Agreements (the “Subscription Agreements”) with a number of subscribers (each a “Subscriber”), including the Sponsor, pursuant to which the Subscribers agreed to purchase, and the Company agreed to sell to the Subscribers, an aggregate of 8.5 million shares of Class A common stock of the Company (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $85.0 million (the “PIPE Investments”), with the Sponsor’s Subscription Agreement accounting for up to $7.59 million of such aggregate PIPE Investments. The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the substantially concurrent Closing.

Concurrently with the execution of the Business Combination Agreement, the Company entered into a Share Repurchase Agreement with Mr. Pavlovski, pursuant to which the Company agreed to repurchase from Mr. Pavlovski, upon the Closing, 1.1 million ExchangeCo Shares and redeem a corresponding number of shares of Class C Common Stock, for a total purchase price of $11.0 million. The closing of the share repurchase is contingent upon (and will take place immediately following), the Closing.

For more information on the Transactions, the agreements described above and other related agreements, please see the Forms 8-K filed by the Company with the SEC on December 2, 2021 and the Company’s Registration Statement on Form S-4 in relation to the Transactions, initially filed with the SEC on February 14, 2022 (the “Registration Statement”).

Forward Purchase Contract — In connection with the Initial Public Offering, the Sponsor committed, pursuant to a forward purchase contract with the Company (the “FPA”), to purchase, in a private placement for gross proceeds of $15,000,000 to occur concurrently with the consummation of an initial Business Combination, 1,500,000 of the Company’s Units on substantially the same terms as the sale of Units in the Initial Public Offering at $10.00 per Unit, and 375,000 shares of Class A common stock (for no additional consideration) (the securities issuable pursuant to the FPA, the “FPS”). The funds from the sale of the FPS will be used as part of the consideration to the sellers in the initial Business Combination; any excess funds from this private placement will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their Public Shares and provides the Company with a minimum funding level for the initial Business Combination.

Failure to Consummate a Business Combination — The Company has until February 23, 2023, or a later date approved by the Company’s stockholders in accordance with the Amended and Restated Certificate of Incorporation, to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination by the end of the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account below $10.00 per share. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account, except for the Company’s independent registered public accounting firm.

Liquidity and Capital Resources

As of both December 31, 2021 and 2020, the Company had $25,000 of cash in its operating account. As of December 31, 2021 and 2020, the Company had a working capital deficit of approximately $2,516,000 and $157,000, respectively. During the year ended December 31, 2021, approximately $23,000 of the interest income earned on funds held in the Trust Account was available to pay taxes.

The Company’s liquidity needs through December 31, 2021 have been satisfied through a contribution of $25,000 from the Sponsor in exchange for the issuance of the Founder Shares, a loan of approximately $151,000 from the Sponsor pursuant to a promissory note (the “Pre-IPO Note”) (see Note 4), the proceeds from the sale of the Private Placement Units not held in the Trust Account, and the Sponsor Loan (as defined below). The Company fully repaid the Pre-IPO Note upon completion of the Initial Public Offering. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor has committed up to $1,750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements after the Initial Public Offering and prior to the Company’s initial Business Combination (the “Sponsor Loan”). If the Sponsor Loan is insufficient, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company with Working Capital Loans (as defined in Note 4). As of December 31, 2021 and 2020, there was approximately $949,000 and $0 outstanding, respectively, under the Sponsor Loan.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable,

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

identifying and evaluating prospective target businesses, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination. As of both December 31, 2021 and 2020, there were no amounts outstanding under the Working Capital Loans.

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The consolidated financial statements of the Company include its wholly owned subsidiaries. All inter-company accounts and transactions are eliminated in consolidation.

Going Concern

In connection with the Company’s going concern considerations in accordance with guidance in the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements — Going Concern, the Company has until February 23, 2023 to consummate a Business Combination. The Company’s mandatory liquidation date, if a Business Combination is not consummated, raises substantial doubt about the entity’s ability to continue as a going concern. These financial statements do not include any adjustments related to the recovery of the recorded assets or the classification of the liabilities should the Company be unable to continue as a going concern. As discussed in Note 1, in the event of a mandatory liquidation, within ten business days, the Company will redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Restatement of Previously Issued Financial Statements

Restatement 1

On April 12, 2021, the staff of the SEC (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to being treated as equity. The Company previously accounted for the warrants and the FPS as components of equity.

In light of the SEC Staff Statement, the Company reevaluated the accounting treatment of (i) the 7,500,000 Public Warrants (as defined below) that were included in the Units issued by the Company in the Initial Public Offering, (ii) the 175,000 Private Placement Warrants (as defined below) that were issued to the Company’s sponsor in a private placement that closed concurrently with the Initial Public Offering and (iii) the FPS (see Note 2 and Note 9).

Specifically, pursuant to their terms, the exercise of the Public Warrants, Private Placement Warrants and the warrants included in the FPS may be settled in cash upon the occurrence of a tender offer or exchange that involves holders of 50% or more of the Company’s shares of Class A common stock. Because not all of the Company’s stockholders need to participate in such tender offer or exchange to trigger the potential cash settlement and the Company does not control the occurrence of such an event, management concluded that the Public Warrants, Private Placement Warrants and warrants included in the FPS do not meet the conditions of equity classification set forth in ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815-40”).

As the Public Warrants, Private Placement Warrants and the FPS meet the definition of a derivative under ASC 815, Derivatives and Hedging (“ASC 815”), the Public Warrants, Private Placement Warrants and the FPS should be recorded as liabilities on the balance sheet and measured at fair value at inception and at each reporting date in accordance with ASC 820, Fair Value Measurement (“ASC 820”), with any subsequent changes in fair value recognized in the Company’s statement of operations in the period of change.

Restatement 2

In connection with the change in presentation for shares of Class A common stock subject to possible redemption in the Company’s financial statements for the quarter ended September 30, 2021, the Company re-evaluated its accounting of the Public Shares. As a result, the Company determined that at the closing of the Initial Public Offering, it had improperly valued the Public Shares. The Company has previously determined the Public Shares subject to possible redemption to be equal to the redemption value of $10.00 per share, while also taking into consideration that pursuant to the Company’s amended and restated certificate of incorporation, a redemption cannot result in net tangible assets being less than $5,000,001. Pursuant to the updated analysis, management determined that all Public Shares can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all Public Shares subject to possible redemption, resulting in the shares of Class A common stock subject to possible redemption being equal to their redemption value, reclassified the remaining Public Shares from permanent equity to temporary equity on the Company’s balance sheet, and recognized accretion from the initial book value to redemption value at the time of the Initial Public Offering, with a resulting decrease in Additional paid-in capital and increase in Accumulated deficit.

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

The Company assessed the materiality of both restatements on its prior period’s financial statement in accordance with SEC Staff Accounting Bulletins Topic 1.M, Materiality and Topic 1.A, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements and the guidance in ASC 250, Accounting Changes and Error Corrections. As a result of this assessment, the Company determined that the corrections were material to the previously filed financial statement that contained the errors as initially reported in the Company’s Form 8-K as of February 23, 2021 (the “Affected Period”). Therefore, the Company is reporting these restatements to the Affected Period in this Form 10-K.

The table below presents the effects of the financial statement adjustments related to the restatements of the Company’s previously reported balance sheet as of February 23, 2021:
	As of February 23, 2021
	As Previously Reported	Adjustment 1	Adjustment 2	As Restated
Balance Sheet
Warrant liability	$—	$9,536,188	$—	$9,536,188
FPS liability	$—	$3,859,558	$—	$3,589,558
Total liabilities	$965,432	$13,395,746	$—	$14,361,178
Class A common stock subject to possible redemption	$295,447,690	$(13,395,740)	$17,948,050	$300,000,000
Class A common stock	$116	$134	$(180)	$70
Additional paid-in-capital	$5,000,437	$3,859,421	$(8,859,858)	$—
Accumulated deficit	$(1,294)	$(3,859,560)	$(9,088,013)	$(12,948,867)
Total Stockholders’ Equity/(Deficit)	$5,000,009	$(6)	$(17,948,050)	$(12,948,047)

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the warrant liability and FPS liability. Such estimates may be subject to change as more current information becomes available and, therefore, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents in its operating account as of December 31, 2021 and 2020. The Company’s investments held in the Trust Account as of December 31, 2021 were comprised of cash equivalents.

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Deposit Insurance Corporation maximum coverage limit of $250,000, and cash equivalents held in the Trust Account. For the year ended December 31, 2021 and for the period from April 17, 2020 (inception) through December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, approximates the carrying amounts represented in the consolidated balance sheets, primarily due to their short-term nature, with the exception of the warrant and FPS liabilities.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, and other costs incurred in connection with the preparation for the Initial Public Offering. These costs, together with the underwriting discount, were charged against the carrying value of the shares of Class A common stock upon the completion of the Initial Public Offering.

Warrant and FPS Liability

The Company accounts for the warrants and FPS as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and FPS using applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815. The assessment considers whether the warrants and FPS are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the warrants and FPS are indexed to the Company’s own shares of common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the warrants and execution of the FPA and as of each subsequent quarterly period end date while the warrants and FPS are outstanding. For issued or modified warrants and for instruments to be issued pursuant to the FPA that meet all of the criteria for equity classification, such warrants and instruments are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants and for the FPA instruments that do not meet all the criteria for equity classification, such warrants and instruments are required to be recorded at their initial fair value on the date of issuance, and on each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants and the FPS are recognized on the consolidated statements of operations in the period of the change.

The Company accounts for the warrants and FPS in accordance with guidance in ASC 815-40, pursuant to which the warrants and FPS do not meet the criteria for equity classification and must be recorded as liabilities. See Note 7 for further discussion of the pertinent terms of the warrants and Note 9 for further discussion of the methodology used to determine the fair value of the warrants and FPS.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and measured at fair value. Shares of conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. All of the Public Shares feature certain redemption rights that are considered to be outside of the Company’s

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2021 and 2020, 30,000,000 and 0 shares of Class A common stock subject to possible redemption, respectively, are presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets. The Company recognizes any subsequent changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A common stock to the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value of redeemable Class A common stock. This method would view the end of the reporting period as if it were also the redemption date for the security. The change in the carrying value of redeemable Class A common stock also resulted in charges against Additional paid-in capital and Accumulated deficit.

Net Loss Per Share of Common Stock

The Company complies with the accounting and disclosure requirements of ASC 260, Earnings Per Share. Net loss per share of common stock is computed by dividing net loss applicable to stockholders by the weighted average number of shares of common stock outstanding for the applicable periods. The Company applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The Company has not considered the effect of the warrants to purchase an aggregate of 7,675,000 shares of Class A common stock sold in the Initial Public Offering and Private Placement in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share of common stock is the same as basic earnings per share of common stock for the periods presented.

The following table reflects the calculation of basic and diluted net loss per share of common stock:
	For the Year Ended December 31, 2021			For the Period from April 17, 2020 (Inception) through December 31, 2020
	Class A – Public shares	Class A – Private placement shares	Class B – Common stock	Class A – Public shares	Class A – Private placement shares	Class B – Common stock
Basic and diluted net loss per share of common stock
Numerator:
Allocation of net loss	$(13,610,073)	$(317,568)	$(3,980,510)	$—	$—	$(1,294)
Denominator:
Basic and diluted weighted average number of shares of common stock outstanding	25,643,836	598,356	7,500,000	—	—	7,500,000
Basic and diluted net loss per share of common stock	$(0.53)	$(0.53)	$(0.53)	$—	$—	$(0.00)

Income Taxes

The Company complies with the accounting and reporting requirements of ASC 740, Income Taxes (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by tax authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

No amounts were accrued for the payment of interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standard Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The standard is expected to reduce complexity and improve comparability of financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. The ASU also enhances information transparency by making targeted improvements to the related disclosures guidance. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. The new standard will become effective for the Company beginning January 1, 2024, can be applied using either a modified retrospective or a fully retrospective method of transition and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s consolidated financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 30,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, and one-fourth of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6). No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. On February 23, 2021, the Sponsor forfeited 1,125,000 shares of Class B common stock, due to the underwriters not exercising the overallotment option, such that the initial stockholders would collectively own 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (not including the Private Placement Shares).

Note 4 — Related Party Transactions

Founder Shares

In April 2020, the Sponsor purchased 20,125,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of $25,000. In October 2020, the Sponsor returned to the Company, at no cost, an aggregate of 5,750,000 Founder Shares, which the Company cancelled, and in January 2021, the Sponsor returned to the Company, at no cost, an aggregate of 5,750,000 Founder Shares, which the Company cancelled. In February 2021, the Sponsor transferred an aggregate of 20,000 Founder Shares to independent directors of the Company. As a result, the Company recognized approximately $161,000 of compensation expense at fair value that was presented in the Company’s consolidated statements of operations. On February 23, 2021, the Sponsor forfeited 1,125,000 shares of Class B common stock, due to the underwriter not exercising the overallotment option, such that the initial stockholders collectively own 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (not including the Private

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

Placement Shares), resulting in an aggregate of 7,500,000 Founder Shares outstanding and held by the Sponsor and independent directors of the Company. All share and per share amounts have been retroactively adjusted. The Founder Shares will automatically convert into shares of Class A common stock at the time of the consummation of the Business Combination and are subject to certain transfer restrictions.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 700,000 Private Placement Units at a price of $10.00 per Private Placement Unit ($7,000,000 in the aggregate). Each Private Placement Unit consists of one share of Class A common stock (the “Private Placement Shares”) and one-fourth of one warrant (each whole warrant, a “Private Placement Warrant”). Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share. The proceeds from the Private Placement Units have been added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Private Placement Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units until 30 days after the completion of the initial Business Combination.

Underwriter

Cantor Fitzgerald & Co. (“CF&Co.”), the lead underwriter of the Initial Public Offering, is an affiliate of the Sponsor (see Note 5).

Business Combination Marketing Agreement

The Company has engaged CF&Co. as an advisor in connection with the Business Combination to assist the Company in holding meetings with its stockholders to discuss any potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay CF&Co. a cash fee (the “Marketing Fee”) for such services upon the consummation of the Business Combination in an amount equal to $10,500,000, which is equal to 3.5% of the gross proceeds of the Initial Public Offering.

Related Party Loans

The Sponsor made available to the Company, under the Pre-IPO Note, up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. Prior to the closing of the Initial Public Offering, the amount outstanding under the Pre-IPO Note was approximately $151,000. The Pre-IPO Note was non-interest bearing and was repaid in full upon the completion of the Initial Public Offering.

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor has committed, pursuant to the Sponsor Loan, up to $1,750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements, including $10,000 per month for office space, administrative and shared personnel support services that will be paid to the Sponsor, for the period commencing upon the consummation of the Initial Public Offering and concluding upon the Company’s initial Business Combination. For the year ended December 31, 2021 and 2020, the Company paid approximately $102,000 and $0, respectively, for office space and administrative fees. As of December 31, 2021 and 2020, the Company had borrowed approximately $949,000 and $0, respectively, under the Sponsor Loan.

If the Sponsor Loan is insufficient to cover the working capital requirements of the Company, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of both December 31, 2021 and 2020, there were no amounts outstanding under the Working Capital Loans.

The Sponsor pays expenses on the Company’s behalf. The Company reimburses the Sponsor for such expenses paid on its behalf. The unpaid balance is included in Payables to related parties on the accompanying consolidated balance sheets. As of December 31, 2021 and 2020, the Company had accounts payable outstanding to the Sponsor for such expenses paid on the Company’s behalf of approximately $557,000 and $106,000, respectively.

Note 5 — Commitments and Contingencies

Registration Rights

Pursuant to a registration rights agreement entered into on February 18, 2021, the holders of Founder Shares and Private Placement Units (and component securities) are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted CF&Co. a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments at the Initial Public Offering price less the underwriting discounts and commissions. On February 23, 2021, simultaneously with the closing of the Initial Public Offering, CF&Co. advised the Company that it would not exercise the over-allotment option.

CF&Co. was paid a cash underwriting discount of $6,000,000 in connection with the Initial Public Offering.

The Company also engaged a qualified independent underwriter to participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. The Company paid the independent underwriter a fee of $100,000 upon the completion of the Initial Public Offering in consideration for its services and expenses as the qualified independent underwriter. The qualified independent underwriter received no other compensation.

Business Combination Marketing Agreement

The Company has engaged CF&Co. as an advisor in connection with the Company’s Business Combination. (see Note 4).

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Commitments and Contingencies (cont.)

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the pandemic could have an effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 6 — Stockholders’ Equity

Class A Common Stock — The Company is authorized to issue 160,000,000 shares of Class A common stock, par value $0.0001 per share. As of December 31, 2021, there were 700,000 shares of Class A common stock issued and outstanding, excluding 30,000,000 shares subject to possible redemption. As of December 31, 2020, there were no shares of Class A common stock issued or outstanding. The outstanding Class A common stock as of December 31, 2021 includes 700,000 shares included in the Private Placement Units. The shares of Class A common stock included in the Private Placement Units do not contain the same redemption features contained in the Public Shares.

Class B Common Stock — The Company is authorized to issue 40,000,000 shares of Class B common stock, par value $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2021 and 2020, there were 7,500,000 and 8,625,000 shares of Class B common stock issued and outstanding, respectively. In connection with the underwriter advising the Company that it would not exercise its over-allotment option, the Sponsor forfeited 1,125,000 shares of Class B common stock, such that the initial stockholders would collectively own 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (not including the Private Placement Shares).

Prior to the consummation of the Business Combination, only holders of Class B common stock have the right to vote on the election of directors. Holders of Class A common stock are not entitled to vote on the election of directors during such time. Holders of Class A common stock and Class B common stock vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination).

In October 2020, the Sponsor returned to the Company, at no cost, an aggregate of 5,750,000 Founder Shares, which the Company cancelled, and in January 2021, the Sponsor returned to the Company, at no cost, an aggregate of 5,750,000 Founder Shares, which the Company cancelled. On February 23, 2021, the Sponsor forfeited 1,125,000 shares of Class B common stock, resulting in an aggregate of 7,500,000 Founder Shares outstanding and held by the Sponsor and independent directors of the Company. Information contained in the consolidated financial statements have been retroactively adjusted for this split and cancellation.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of both December 31, 2021 and 2020, there were no shares of preferred stock issued or outstanding.

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination, provided that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        at any time during the exercise period;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20-trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Warrants (cont.)

below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8 — Income Taxes

The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible. There was no income tax expense for the year ended December 31, 2021 and for the period from April 17, 2020 (inception) through December 31, 2020.

The income tax provision (benefit) consists of the following for the year ended December 31, 2021 and for the period from April 17, 2020 (inception) through December 31, 2020:
	For the Year Ended December 31, 2021	For the Period from April 17, 2020 (Inception) through December 31, 2020
Current
Federal	$—	$—
State	—	—
Deferred
Federal	(638,081)	—
State	—	—
Change in valuation allowance	638,081	—
Income tax provision expense	$—	$—

The Company’s net deferred tax assets are as follows as of December 31, 2021 and 2020:
	December 31,
	2021	2020
Deferred tax asset
Startup/Organizational Costs	$566,509	$—
Deferred Compensation	33,805
Net operating loss carryforwards	37,767	—
Total deferred tax assets	638,081	—
Valuation allowance	(638,081)	—
Deferred tax asset, net of allowance	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Income Taxes (cont.)

There were no unrecognized tax benefits as of December 31, 2021 and 2020. No amounts were accrued for the payment of interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows for the year ended December 31, 2021 and for the period from April 17, 2020 (inception) through December 31, 2020:
	For the Year Ended December 31, 2021	For the Period from April 17, 2020 (Inception) through December 31, 2020
Statutory Federal income tax rate	21.0%	—%
Change in fair value of warrant liability	(12.2)%	—
Change in fair value of FPS liability	(5.2)%	—
Change in valuation allowance	(3.6)%	—
Income Taxes Benefit	0.0%	0.0%

Note 9 — Fair Value Measurements on a Recurring Basis

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs to valuation techniques used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These three levels of the fair value hierarchy are:

•        Level 1 measurements — unadjusted observable inputs such as quoted prices for identical instruments in active markets;

•        Level 2 measurements — inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3 measurements — unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements on a Recurring Basis (cont.)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2021 and indicates the fair value hierarchy of the inputs that the Company utilized to determine such fair value.

December 31, 2021
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
Assets held in Trust Account U.S. Treasury Securities	$300,023,016	$—	$—	$300,023,016
Liabilities:
Warrant liability	$19,499,250	$454,982	$—	$19,954,232
FPS liability	—	—	4,452,968	4,452,968
Total Liabilities	$19,499,250	$454,982	$4,452,968	$24,407,200

Level 1 assets as of December 31, 2021 include investments in a money market fund that holds U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

Warrant Liability

The warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liability on the Company’s consolidated balance sheet. The warrant liability is measured at fair value at inception and on a recurring basis, with any subsequent changes in fair value presented within change in fair value of warrant liability in the Company’s consolidated statement of operations.

Initial Measurement

The Company established the initial fair value for the warrants on February 23, 2021, the date of the closing of the Initial Public Offering. The Public Warrants and Private Placement Warrants were measured at fair value on a recurring basis, using an Options Pricing Model (the “OPM”). The Company allocated the proceeds received from (i) the sale of Units in the Initial Public Offering (which is inclusive of one share of Class A common stock and one-fourth of one Public Warrant), (ii) the sale of the Private Placement Units (which is inclusive of one share of Class A common stock and one-fourth of one Private Placement Warrant), and (iii) the issuance of Class B common stock, first to the warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to shares of Class A common stock subject to possible redemption. The warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The Company utilized the OPM to value the warrants as of February 23, 2021, with any subsequent changes in fair value recognized in the consolidated statement of operations. The estimated fair value of the warrant liability as of February 23, 2021, was determined using Level 3 inputs. Inherent in the OPM are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimated the volatility of its shares of common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate was based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants was assumed to be equivalent to their remaining contractual term. The dividend rate was based on the historical rate, which the Company anticipated to remain at zero. The aforementioned warrant liability is not subject to qualified hedge accounting.

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements on a Recurring Basis (cont.)

The following table provides quantitative information about the inputs utilized by the Company in the fair value measurement of the warrants as of February 23, 2021:
February 23, 2021 (initial measurement)
Risk-free interest rate	0.76%
Expected term (years)	5
Expected volatility	17.5%
Exercise price	$11.50
Stock price	$10.00
Dividend yield	0.0%

Subsequent Measurement

During the year ended December 31, 2021, the fair value measurement of the Public Warrants was reclassified from Level 3 to Level 1 due to the use of an observable quoted price in an active market. As the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of the Private Placement Warrants is equivalent to that of the Public Warrants. As such, the Private Placement Warrants were reclassified from Level 3 to Level 2 during the year ended December 31, 2021.

As of December 31, 2021, the aggregate fair values of the Private Placement Warrants and Public Warrants were approximately $0.5 million and $19.5 million, respectively.

The following table presents the changes in the fair value of warrant liability:
	Private Placement	Public	Warrant Liability
Fair value as of December 31, 2020	$—	$—	$—
Fair value as of February 23, 2021	217,437	9,318,750	9,536,187
Change in valuation inputs or other assumptions(1)	237,545	10,180,500	10,418,045
Fair value as of December 31, 2021(2)	$454,982	$19,499,250	$19,954,232

____________

(1)      Changes in valuation inputs or other assumptions are recognized in Change in fair value of warrant liability in the consolidated statement of operations.

(2)      Due to the use of quoted prices in an active market (Level 1) and the use of observable inputs for similar assets or liabilities (Level 2) for Public Warrants and Private Placement Warrants, respectively, subsequent to initial measurement, the Company had transfers out of Level 3 totalling $7.3 million during the year ended December 31, 2021.

FPS Liability

The liability for the FPS was valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement. Under the adjusted net assets method utilized, the aggregate commitment of $15.0 million pursuant to the FPA is discounted to present value and compared to the fair value of the shares of common stock and warrants to be issued pursuant to the FPA. The fair value of the shares of common stock and warrants to be issued under the FPA are based on the public trading price of the Units issued in the Initial Public Offering. The excess (liability) or deficit (asset) of the fair value of the shares of common stock and warrants to be issued

CF ACQUISITION CORP. VI
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements on a Recurring Basis (cont.)

compared to the $15.0 million fixed commitment is then reduced to account for the probability of consummation of the Business Combination. The primary unobservable input utilized in determining the fair value of the FPS is the probability of consummation of the Business Combination. As of December 31, 2021, the probability assigned to the consummation of the Business Combination was 80%, which was determined based on a hybrid approach of both observed success rates of business combinations for SPACs and affiliates of the Sponsor’s track record for consummating similar transactions.

The following table presents a summary of the changes in the fair value of the FPS liability:
FPS Liability
Fair value as of February 23, 2021	$3,859,558
Change in valuation inputs or other assumptions(1)	593,410
Fair value as of December 31, 2021	$4,452,968

____________

(1)      Changes in valuation inputs or other assumptions are recognized in Change in fair value of FPS liability in the consolidated statement of operations.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the consolidated balance sheet date up to the date that the consolidated financial statements were issued and determined that there have been no events that have occurred that would require adjustments to the disclosures in the consolidated financial statements other than as described below.

On February 14, 2022, the Company filed the Registration Statement with the SEC.

CF ACQUISITION CORP. VI
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets:
Current Assets:
Cash	$214,662	$25,000
Prepaid expenses	335,347	482,069
Total current assets	550,009	507,069
Other assets	—	64,562
Cash equivalents held in Trust Account	300,346,262	300,023,016
Total Assets	$300,896,271	$300,594,647

Liabilities and Stockholders’ Deficit:
Current Liabilities:
Accrued expenses	$1,834,004	$1,316,833
Payables to related party	189,662	557,123
Sponsor loan – promissory notes	2,173,353	949,154
Franchise tax payable	33,258	200,000
Total Current Liabilities	4,230,277	3,023,110
Warrant liability	10,668,250	19,954,232
FPS liability	4,154,577	4,452,968
Total Liabilities	19,053,104	27,430,310

Commitments and Contingencies
Class A common stock subject to possible redemption, 30,000,000 shares issued and outstanding at redemption value of $10.00 per share as of both June 30, 2022 and December 31, 2021	300,000,000	300,000,000

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of both June 30, 2022 and December 31, 2021	—	—
Class A common stock, $0.0001 par value; 160,000,000 shares authorized; 700,000 shares issued and outstanding (excluding 30,000,000 shares subject to possible redemption) as of both June 30, 2022 and December 31, 2021	70	70
Class B common stock, $0.0001 par value; 40,000,000 shares authorized; 7,500,000 shares issued and outstanding as of both June 30, 2022 and December 31, 2021	750	750
Additional paid-in-capital	175,610	160,975
Accumulated deficit	(18,333,263)	(26,997,458)
Total Stockholders’ Deficit	(18,156,833)	(26,835,663)
Total Liabilities and Stockholders’ Deficit	$300,896,271	$300,594,647

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CF ACQUISITION CORP. VI
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2022	For the Six Months Ended June 30, 2021

General and administrative costs	$520,144	$331,343	$1,096,336	$466,829
Administrative expenses – related party	30,000	30,000	60,000	42,169
Franchise tax expense	53,000	54,595	103,000	92,424
Loss from operations	(603,144)	(415,938)	(1,259,336)	(601,422)
Interest income on investments held in Trust Account	341,412	7,562	348,811	7,973
Changes in fair value of warrant liability	15,695,375	2,443,720	9,285,982	2,244,937
Changes in fair value of FPS liability	3,336,623	(234,372)	298,391	(3,023,766)
Net income (loss) before provision for income tax	18,770,266	1,800,972	8,673,848	(1,372,278)
Income tax provision for income taxes	9,653	—	9,653	—
Net income (loss)	$18,760,613	$1,800,972	$8,664,195	$(1,372,278)

Weighted average number of shares of common stock outstanding:
Class A – Public shares	30,000,000	30,000,000	30,000,000	21,215,470
Class A – Private placement	700,000	700,000	700,000	495,028
Class B – Common stock	7,500,000	7,500,000	7,500,000	7,500,000
Basic and diluted net income (loss) per share of common stock:
Class A – Public shares	$0.49	$0.05	$0.23	$(0.05)
Class A – Private placement	$0.49	$0.05	$0.23	$(0.05)
Class B – Common stock	$0.49	$0.05	$0.23	$(0.05)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CF ACQUISITION CORP. VI
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)

For the Three and Six Months Ended June 30, 2022

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2021	700,000	$70	7,500,000	$750	$160,975	$(26,997,458)	$(26,835,663)
Stock-based compensation	—	—	—	—	14,635	—	14,635
Net loss	—	—	—	—	—	(10,096,418)	(10,096,418)
Balance – March 31, 2022	700,000	$70	7,500,000	$750	$175,610	$(37,093,876)	$(36,917,446)
Net income	—	—	—	—	—	18,760,613	18,760,613
Balance – June 30, 2022	700,000	$70	7,500,000	$750	$175,610	$(18,333,263)	$(18,156,833)

For the Three and Six Months Ended June 30, 2021

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares(1)	Amount
Balance – December 31, 2020	—	$—	8,625,000	$863	$24,137	$(1,294)	$23,706
Sale of Class A common stock to Sponsor in private placement	700,000	70	—	—	6,782,493	—	6,782,563
Forfeiture of Class B common stock by Sponsor at $0.0001 par value	—	—	(1,125,000)	(113)	113	—	—
Accretion for redeemable shares of Class A common stock to redemption value	—	—	—	—	(6,806,743)	(9,088,013)	(15,894,756)
Net loss	—	—	—	—	—	(3,173,250)	(3,173,250)
Balance – March 31, 2021	700,000	$70	7,500,000	$750	$—	$(12,262,557)	$(12,261,737)
Net income	—	—	—	—	—	1,800,972	1,800,972
Balance – June 30, 2021	700,000	$70	7,500,000	$750	$—	$(10,461,585)	$(10,460,765)

____________

(1)      This number has been retroactively adjusted to reflect the cancellation of 5,750,000 shares of Class B common stock in October 2020 and 5,750,000 shares of Class B common stock in January 2021. On February 23, 2021, 1,125,000 shares of Class B common stock were forfeited by the Sponsor (see Note 6).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CF ACQUISITION CORP. VI
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$8,664,195	$(1,372,278)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
General and administrative expenses paid by related party	633,141	276,362
Stock-based compensation	14,635	—
Interest income on investments held in Trust Account	(348,811)	(7,973)
Changes in fair value of warrant liability	(9,285,982)	(2,244,937)
Changes in fair value of FPS liability	(298,391)	3,023,766
Changes in operating assets and liabilities:
Other assets	270,784	—
Accrued expenses	517,171	(34,640)
Payables to related party	(367,461)	87,986
Franchise tax payable	(166,742)	90,909
Deferred offering costs associated with the initial public offering	—	180,805
Net cash used in operating activities	(367,461)	—

Cash flows from investing activities
Proceeds from Trust Account to pay franchise taxes	25,565	—
Purchases of cash equivalents held in Trust Account	(600,009,095)	—
Sales and maturities of cash equivalents held in Trust Account	600,009,095	—
Cash deposited in Trust Account	—	(300,000,000)
Net cash provided by (used in) investing activities	25,565	(300,000,000)

Cash flows from financing activities
Proceeds from related party – Sponsor loan	1,224,199	706,758
Proceeds received from initial public offering	—	300,000,000
Proceeds received from private placement	—	7,000,000
Offering costs paid	—	(6,424,856)
Payment of related party payable	(692,641)	(1,247,076)
Net cash provided by financing activities	531,558	300,034,826

Net change in cash	189,662	34,826
Cash – beginning of the period	25,000	25,000
Cash – end of the period	$214,662	$59,826

Supplemental disclosure of non-cash financing activities:
Offering costs paid with note payable to Sponsor	$—	$45,346
Prepaid expenses paid with payables to related party	$—	$393,452

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CF ACQUISITION CORP. VI

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation

CF Acquisition Corp. VI (the “Company”) was incorporated in Delaware on April 17, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). On December 6, 2021, 1000045707 Ontario Inc., an Ontario corporation and a direct wholly owned subsidiary of the Company, and 1000045728 Ontario Inc., an Ontario corporation and an indirect, wholly owned subsidiary of the Company were incorporated (collectively referred to as the “subsidiaries”). The subsidiaries were incorporated for the purposes of consummating the Transactions (as defined below).

Although the Company is not limited in its search for target businesses to a particular industry or sector for the purpose of consummating a Business Combination, the Company intends to focus its search on companies operating in the financial services, healthcare, real estate services, technology and software industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2022, the Company had not commenced operations. All activity through June 30, 2022 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”) described below, and the Company’s efforts toward locating and completing a suitable Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has generated non-operating income in the form of interest income on investments in U.S. government debt securities and money market funds that invest in U.S. government debt securities classified as cash equivalents from the proceeds derived from the Initial Public Offering, and recognized changes in the fair value of the warrant liability and FPS (as defined below) liability as other income (expense).

The Company’s sponsor is CFAC Holdings VI, LLC (the “Sponsor”). The registration statement for the Initial Public Offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 18, 2021. On February 23, 2021, the Company consummated the Initial Public Offering of 30,000,000 units (each, a “Unit” and with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at a purchase price of $10.00 per Unit, generating gross proceeds of $300,000,000, which is described in Note 3. Each Unit consists of one share of Class A common stock and one-fourth of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50. Each warrant will become exercisable 30 days after the completion of the Business Combination and will expire 5 years after the completion of the Business Combination, or earlier upon redemption or liquidation.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 700,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit to the Sponsor in a private placement, generating gross proceeds of $7,000,000, which is described in Note 4. The proceeds of the Private Placement Units were deposited into the Trust Account (as defined below) and will be used to fund the redemption of the Public Shares subject to the requirements of applicable law (see Note 4).

Offering costs amounted to approximately $6,600,000, consisting of $6,100,000 of underwriting fees and approximately $500,000 of other costs.

Following the closing of the Initial Public Offering and sale of the Private Placement Units on February 23, 2021, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units (see Note 4) was placed in a trust account (the “Trust Account”) located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, which may be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Initial Business Combination — The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share). The per share amount to be distributed to public stockholders who redeem the Public Shares will not be reduced by the Marketing Fee (as defined in Note 4). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation (as may be amended, the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the Business Combination is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 4), their Private Placement Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares held by the initial stockholders in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Business Combination Agreement — On December 1, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Rumble, Inc. (“Rumble”). Pursuant to the Business Combination Agreement and by means of an arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”), subject to the terms and conditions set forth in the Business Combination Agreement and a plan of arrangement (the “Plan of Arrangement”) to be submitted to the Ontario Superior Court of Justice (Commercial List), upon the closing of the transactions contemplated by the Business Combination Agreement (the “Closing” and such transactions, the “Transactions”), in exchange for their respective shares of capital stock of Rumble:

•        For each share of Rumble capital stock held by eligible electing Canadian shareholders of Rumble (“Electing Shareholders”), the Electing Shareholder will receive a number of exchangeable shares in an indirect, wholly owned Canadian subsidiary of the Company (the “ExchangeCo Shares”) equal to the quotient obtained by dividing the Price Per Company Share (as defined below) by $10.00 (the “Company Exchange Ratio”), and such Electing Shareholders shall concurrently subscribe for nominal value for a corresponding number of shares of Class C common stock of the Company, par value $0.0001 per share (the “Class C Common Stock”), a new class of voting, non-economic shares of common stock of the Company to be created and issued in connection with the Closing; and

•        For each share of Rumble capital stock held by all other shareholders of Rumble (“Non-Electing Shareholders”, and collectively with the Electing Shareholders, the “Rumble Shareholders”), such Non-Electing Shareholder will receive a number of shares of Class A common of the Company stock equal to the Company Exchange Ratio.

The “Arrangement Consideration” means the sum of $3,150,000,000, plus the cash and cash equivalents balance held by Rumble as of the Closing (net of outstanding indebtedness), plus the aggregate exercise price of all outstanding options to purchase Rumble stock. The “Price Per Company Share” is obtained by dividing (x) the Arrangement Consideration by (y) the number of outstanding shares of capital stock of Rumble (calculated on a fully-diluted basis in accordance with the Business Combination Agreement).

In addition, under the Business Combination Agreement and the Arrangement, all outstanding options and warrants to purchase shares of Rumble capital stock will be exchanged for a certain number of options and warrants to purchase shares of Class A common stock of the Company, respectively, based upon formulas set forth in the Business Combination Agreement, including earnout provisions for the options.

At Closing, the Escrow Portion (as defined below) of the aggregate shares of Class A common stock, shares of Class C Common Stock and ExchangeCo Shares issued in connection with the Arrangement to the Rumble Shareholders in exchange for their Rumble shares will be set aside in escrow accounts (the “Forfeiture Escrow Accounts”, and the shares in the Forfeiture Escrow Accounts, the “Forfeiture Escrow Shares”). “Escrow Portion” means the quotient of (a) 105,000,000 divided by (b) the Arrangement Consideration divided by $10.00. The Forfeiture Escrow Shares will be held in escrow for five years after the Closing (such period, the “Escrow Period”), at which time, if not earned and released to the Rumble Shareholders in accordance with the terms of the Business Combination Agreement, such Forfeiture Escrow Shares will be released to the Company for cancellation. The Forfeiture Escrow Shares will be earned and released by the Rumble Shareholders upon the closing price of the Class A common stock of the Company equaling or exceeding targets of $15.00 and $17.50, respectively (with 50% released at each target, or if the latter target is reached first, 100%) for a period of 20 trading days during any 30 consecutive trading day period during the Escrow Period. In addition, the Forfeiture Escrow Shares are subject to early vesting in the event of a change of control transaction during the Escrow Period involving payments per share (including the Forfeiture Escrow Shares vested) exceeding the same target levels set forth above.

Subject to payment of the applicable exercise price of Exchanged Company Options, the holders thereof will receive corresponding Tandem Option Earnout Shares, which will be treated substantially the same as the Forfeiture Escrow Shares.

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

In addition, for an aggregate purchase price of $1.0 million (the “Class D Investment”), upon the Closing and pursuant to a subscription agreement to be entered into between Christopher Pavlovski, Rumble’s CEO and founder (“Mr. Pavlovski”) and the Company, the Company will issue and sell to Mr. Pavlovski a number of shares of Class D common stock, par value $0.001 per share (the “Class D Common Stock”), a new class of non-economic shares of common stock of the Company carrying the right to multiple votes per share to be created and issued in connection with the Closing, such that, taking into account the shares of Class A common stock (if any) and Class C Common Stock to be issued to Mr. Pavlovski at Closing, upon Closing, Mr. Pavlovski will have 85% of the voting power of the Company on a fully-diluted basis. Such shares of Class D Common Stock to be issued to Mr. Pavlovski are expected to be the only issued and outstanding shares of Class D Common Stock.

Contemporaneously with the execution of the Business Combination Agreement, the Company entered into separate Subscription Agreements (the “Subscription Agreements”) with a number of subscribers (each a “Subscriber”), including the Sponsor, pursuant to which the Subscribers agreed to purchase, and the Company agreed to sell to the Subscribers, an aggregate of 8.5 million shares of Class A common stock of the Company (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $85.0 million (the “PIPE Investments”), with the Sponsor’s Subscription Agreement accounting for up to $7.59 million of such aggregate PIPE Investments. The issuance of the PIPE Shares is contingent upon the closing of the Business Combination with Rumble and, therefore, do not affect the shares subject to possible redemption as of June 30, 2022.

Concurrently with the execution of the Business Combination Agreement, the Company entered into a Share Repurchase Agreement with Mr. Pavlovski, pursuant to which the Company agreed to repurchase from Mr. Pavlovski, upon the Closing, 1.1 million ExchangeCo Shares and redeem a corresponding number of shares of Class C Common Stock, for a total purchase price of $11.0 million. The closing of the share repurchase is contingent upon (and will take place immediately following), the Closing.

For more information on the Transactions, the agreements described above and other related agreements, please see the Forms 8-K filed by the Company with the SEC on December 2, 2021, the Company’s Registration Statement on Form S-4 in relation to the Transactions, initially filed with the SEC on February 14, 2022, as amended, and declared effective on August 11, 2022 (File No. 333-262725) (the “Rumble Registration Statement”), and the definitive proxy statement/prospectus, dated August 11, 2022, and filed by the Company with the SEC on August 12, 2022 (the “Proxy Statement”).

Forward Purchase Contract — In connection with the Initial Public Offering, the Sponsor committed, pursuant to a forward purchase contract with the Company (the “FPA”), to purchase, in a private placement for gross proceeds of $15,000,000 to occur concurrently with the consummation of an initial Business Combination, 1,500,000 of the Company’s Units on substantially the same terms as the sale of Units in the Initial Public Offering at $10.00 per Unit, and 375,000 shares of Class A common stock (for no additional consideration) (the securities issuable pursuant to the FPA, the “FPS”). The funds from the sale of the FPS will be used as part of the consideration to the sellers in the initial Business Combination; any excess funds from this private placement will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their Public Shares and provides the Company with a minimum funding level for the initial Business Combination.

Failure to Consummate a Business Combination — The Company has until February 23, 2023, or a later date approved by the Company’s stockholders in accordance with the Amended and Restated Certificate of Incorporation, to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination by the end of the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account below $10.00 per share. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account, except for the Company’s independent registered public accounting firm.

Liquidity and Capital Resources

As of June 30, 2022 and December 31, 2021, the Company had approximately $215,000 and $25,000, respectively, of cash in its operating account. As of June 30, 2022 and December 31, 2021, the Company had a working capital deficit of approximately $3,680,000 and $2,516,000, respectively. As of June 30, 2022 and December 31, 2021, approximately $346,000 and $23,000, respectively, of interest income earned on funds held in the Trust Account was available to pay taxes.

The Company’s liquidity needs through June 30, 2022 have been satisfied through a contribution of $25,000 from the Sponsor in exchange for the issuance of the Founder Shares, a loan of approximately $151,000 from the Sponsor pursuant to a promissory note (the “Pre-IPO Note”) (see Note 4), the proceeds from the sale of the Private Placement Units not held in the Trust Account, and the Sponsor Loan (as defined below). The Company fully repaid the Pre-IPO Note upon completion of the Initial Public Offering. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor has committed up to $1,750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements after the Initial Public Offering and prior to the Company’s initial Business Combination (the “Sponsor Loan”). If the Sponsor Loan is insufficient, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company with Working Capital Loans (as defined in Note 4).

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

On April 21, 2022, the Company entered into a Working Capital Loan (the “2022 Working Capital Loan”) with the Sponsor in the amount of up to $500,000 in connection with advances the Sponsor will make to the Company for working capital expenses. The 2022 Working Capital Loan bears no interest and is due and payable on the date on which the Company consummates its initial Business Combination. The principal balance may be prepaid at any time.

As of June 30, 2022 and December 31, 2021, there was approximately $2,173,000 and $949,000, respectively, outstanding under the loans payable by the Company to the Sponsor. As of June 30, 2022 and December 31, 2021, these amounts included $1,750,000 and approximately $949,000, respectively, outstanding under the Sponsor Loan, and approximately $423,000 and $0, respectively, outstanding under the Working Capital Loans.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective target businesses, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Basis of Presentation

The unaudited condensed consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of June 30, 2022 and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year or any future period. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K and the final prospectus filed by the Company with the SEC on March 24, 2022 and February 19, 2021, respectively.

Principles of Consolidation

The consolidated financial statements of the Company include its wholly owned subsidiaries. All inter-company accounts and transactions are eliminated in consolidation.

Going Concern

In connection with the Company’s going concern considerations in accordance with guidance in the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements — Going Concern, the Company has until February 23, 2023 to consummate a Business Combination. The Company’s mandatory liquidation date, if a Business Combination is not consummated, raises substantial doubt about the Company’s ability to continue as a going concern. The consummation of the Business Combination pursuant to the Business Combination Agreement is subject to, among other closing conditions, the approval of the stockholders of the Company, and other terms and conditions as described in the Current Reports on Form 8-K filed by the Company with the SEC on December 2, 2021, the Rumble Registration Statement and the Proxy Statement. These financial statements do not include any adjustments related to the recovery of the recorded assets or the classification of the liabilities should the Company be unable to continue as a going concern. As discussed in Note 1, in the event of a mandatory liquidation, within ten business days, the Company will redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these unaudited condensed consolidated financial statements is the determination of the fair value of the warrant liability and FPS liability. Such estimates may be subject to change as more current information becomes available and accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents in its operating account as of both June 30, 2022 and December 31, 2021. The Company’s investments held in the Trust Account as of both June 30, 2022 and December 31, 2021 were comprised of cash equivalents.

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Deposit Insurance Corporation maximum coverage limit of $250,000, and cash equivalents held in the Trust Account. For the three and six months ended June 30, 2022 and 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, Fair Value Measurement, approximates the carrying amounts represented in the condensed consolidated balance sheets, primarily due to their short-term nature, with the exception of the warrant and FPS liabilities.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, and other costs incurred in connection with the preparation for the Initial Public Offering. These costs, together with the underwriting discount, were charged against the carrying value of the shares of Class A common stock upon the completion of the Initial Public Offering.

Warrant and FPS Liability

The Company accounts for the warrants and FPS as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and FPS using applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants and FPS are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the warrants and FPS are indexed to the Company’s own shares of common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the warrants and execution of the FPA and as of each subsequent quarterly period end date while the warrants and FPS are outstanding. For issued or modified warrants and for instruments to be issued pursuant to the FPA that meet all of the criteria for equity classification, such warrants and instruments are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants and for the FPA instruments that do not meet all the criteria for equity classification, such warrants and instruments are required to be recorded at their initial fair value on the date of issuance, and on each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants and the FPS are recognized on the consolidated statements of operations in the period of the change.

The Company accounts for the warrants and FPS in accordance with guidance in ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815-40”), pursuant to which the warrants and FPS do not meet the criteria for equity classification and must be recorded as liabilities. See Note 7 for further discussion of the pertinent terms of the warrants and Note 8 for further discussion of the methodology used to determine the fair value of the warrants and FPS.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and measured at fair value. Shares of conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control)

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. All of the Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of both June 30, 2022 and December 31, 2021, 30,000,000 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets. The Company recognizes any subsequent changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A common stock to the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value of redeemable Class A common stock. This method would view the end of the reporting period as if it were also the redemption date for the security. The change in the carrying value of redeemable Class A common stock also resulted in charges against Additional paid-in capital and Accumulated deficit.

Net Income (Loss) Per Share of Common Stock

The Company complies with the accounting and disclosure requirements of ASC 260, Earnings Per Share. Net income (loss) per share of common stock is computed by dividing net income (loss) applicable to stockholders by the weighted average number of shares of common stock outstanding for the applicable periods. The Company applies the two-class method in calculating earnings per share and allocates net income (loss) pro-rata to shares of Class A common stock subject to possible redemption, nonredeemable shares of Class A common stock and shares of Class B common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case all classes of common stock share pro-rata in the net income (loss) of the Company. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The Company has not considered the effect of the warrants to purchase an aggregate of 7,675,000 shares of Class A common stock sold in the Initial Public Offering and Private Placement in the calculation of diluted earnings per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share of common stock is the same as basic earnings per share of common stock for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per share of common stock:
	For the Three Months Ended June 30, 2022			For the Three Months Ended June 30, 2021
	Class A – Public shares	Class A – Private placement shares	Class B – Common stock	Class A – Public shares	Class A – Private placement shares	Class B – Common stock
Basic and diluted net income per share of common stock
Numerator:
Allocation of net income	$14,733,466	$343,781	$3,683,366	$1,414,376	$33,002	$353,594

Denominator:
Basic and diluted weighted average number of shares of common stock outstanding	30,000,000	700,000	7,500,000	30,000,000	700,000	7,500,000
Basic and diluted net income per share of common stock	$0.49	$0.49	$0.49	$0.05	$0.05	$0.05

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

	For the Six Months Ended June 30, 2022			For the Six Months Ended June 30, 2021
	Class A – Public shares	Class A – Private placement shares	Class B – Common stock	Class A – Public shares	Class A – Private placement shares	Class B – Common stock
Basic and diluted net income (loss) per share of common stock
Numerator:
Allocation of net income (loss)	$6,804,342	$158,768	$1,701,085	$(996,680)	$(23,256)	$(352,342)

Denominator:
Basic and diluted weighted average number of shares of common stock outstanding	30,000,000	700,000	7,500,000	21,215,470	495,028	7,500,000
Basic and diluted net income (loss) per share of common stock	$0.23	$0.23	$0.23	$(0.05)	$(0.05)	$(0.05)

Income Taxes

The Company complies with the accounting and reporting requirements of ASC 740, Income Taxes (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As both of June 30, 2022 and December 31, 2021, the Company had deferred tax assets with a full valuation allowance recorded against them.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by tax authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

No amounts were accrued for the payment of interest and penalties as of both June 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is subject to income tax examinations by major taxing authorities since inception.

The Company’s current taxable income primarily consists of interest income on investments held in the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three and six months ended June 30, 2022 and 2021, the Company recorded income tax expense of approximately $9,700 and $0, respectively. The Company’s effective tax rate for the three and six months ended June 30, 2022 and 2021 was 0.1% and 0%, respectively, which differs from the federal statutory rate mainly due to the change in the fair value of warrant and FPS liabilities, which is not taxable and not deductible, and start-up costs which are currently not deductible as they are deferred for tax purposes, partially offset by release of a portion of the valuation allowance against net operating losses utilized in the current year.

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The standard is expected to reduce complexity and improve comparability of financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. The ASU also enhances information transparency by making targeted improvements to the related disclosures guidance. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. The new standard will become effective for the Company beginning January 1, 2024, can be applied using either a modified retrospective or a fully retrospective method of transition and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s unaudited condensed consolidated financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 30,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, and one-fourth of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6). No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. On February 23, 2021, the Sponsor forfeited 1,125,000 shares of Class B common stock, due to the underwriter not exercising the over-allotment option, such that the initial stockholders would collectively own 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (not including the Private Placement Shares).

Note 4 — Related Party Transactions

Founder Shares

In April 2020, the Sponsor purchased 20,125,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of $25,000. In October 2020, the Sponsor returned to the Company, at no cost, an aggregate of 5,750,000 Founder Shares, which the Company cancelled, and in January 2021, the Sponsor returned to the Company, at no cost, an aggregate of 5,750,000 Founder Shares, which the Company cancelled. In February 2021, the Sponsor transferred an aggregate of 20,000 Founder Shares to two of the independent directors of the Company. As a result, the Company recognized no compensation expense and approximately $15,000 of compensation expense at fair value that was presented in the Company’s consolidated statements of operations for the three and six months ended June 30, 2022, respectively. On February 23, 2021, the Sponsor forfeited 1,125,000 shares of Class B common stock, due to the underwriter not exercising the over-allotment option, such that the initial stockholders would collectively own 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (not including the Private Placement Shares), resulting in an aggregate of 7,500,000 Founder Shares outstanding and held by the Sponsor and two of the independent directors of the Company. All share and per share amounts have been retroactively adjusted. The Founder Shares will automatically convert into shares of Class A common stock at the time of the consummation of the Business Combination and are subject to certain transfer restrictions.

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 700,000 Private Placement Units at a price of $10.00 per Private Placement Unit ($7,000,000 in the aggregate). Each Private Placement Unit consists of one share of Class A common stock (the “Private Placement Shares”) and one-fourth of one warrant (each whole warrant, a “Private Placement Warrant”). Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share. The proceeds from the Private Placement Units have been added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Private Placement Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units until 30 days after the completion of the initial Business Combination.

Underwriter

Cantor Fitzgerald & Co. (“CF&Co.”), the lead underwriter of the Initial Public Offering, is an affiliate of the Sponsor (see Note 5).

Business Combination Marketing Agreement

The Company has engaged CF&Co. as an advisor in connection with the Business Combination to assist the Company in holding meetings with its stockholders to discuss any potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, and assist the Company with its press releases and public filings in connection with any Business Combination. The Company will pay CF&Co. a cash fee (the “Marketing Fee”) for such services upon the consummation of the Business Combination in an amount equal to $10,500,000, which is equal to 3.5% of the gross proceeds of the Initial Public Offering.

Related Party Loans

The Sponsor made available to the Company, under the Pre-IPO Note, up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. Prior to the closing of the Initial Public Offering, the amount outstanding under the Pre-IPO Note was approximately $151,000. The Pre-IPO Note was non-interest bearing and was repaid in full upon the completion of the Initial Public Offering.

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor has committed, pursuant to the Sponsor Loan, up to $1,750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements, including $10,000 per month for office space, administrative and shared personnel support services that will be paid to the Sponsor, for the period commencing upon the consummation of the Initial Public Offering and concluding upon the consummation of the Company’s initial Business Combination. For both the three months ended June 30, 2022 and 2021, the Company paid $30,000 for office space and administrative fees. For the six months ended June 30, 2022 and 2021, the Company paid $60,000 and approximately $42,000 respectively, for office space and administrative fees. As of June 30, 2022 and December 31, 2021, there was approximately $2,173,000 and $949,000, respectively, outstanding under the loans payable by the Company to the Sponsor. As of June 30, 2022 and December 31, 2021, these amounts included $1,750,000 and approximately $949,000, respectively, outstanding under the Sponsor Loan, and approximately $423,000 and $0, respectively, outstanding under the Working Capital Loans (as defined below).

If the Sponsor Loan is insufficient to cover the working capital requirements of the Company, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. On April 21, 2022, the Company entered into the 2022 Working Capital Loan with the Sponsor in the amount of up to $500,000. The 2022 Working Capital Loan bears no interest and is due and payable on the date on which the Company consummates its initial Business Combination. The principal balance may be prepaid at any time. Except for the foregoing, the terms of any future Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans.

The Sponsor pays expenses on the Company’s behalf. The Company reimburses the Sponsor for such expenses paid on its behalf. The unpaid balance is included in Payables to related parties on the accompanying condensed consolidated balance sheets. As of June 30, 2022 and December 31, 2021, the Company had accounts payable outstanding to the Sponsor for such expenses paid on the Company’s behalf of approximately $190,000 and $557,000, respectively.

Note 5 — Commitments and Contingencies

Registration Rights

Pursuant to a registration rights agreement entered into on February 18, 2021, the holders of Founder Shares and Private Placement Units (and component securities) are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted CF&Co. a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments at the Initial Public Offering price less the underwriting discounts and commissions. On February 23, 2021, simultaneously with the closing of the Initial Public Offering, CF&Co. advised the Company that it would not exercise the over-allotment option.

CF&Co. was paid a cash underwriting discount of $6,000,000 in connection with the Initial Public Offering.

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Commitments and Contingencies (cont.)

The Company also engaged a qualified independent underwriter to participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. The Company paid the independent underwriter a fee of $100,000 upon the completion of the Initial Public Offering in consideration for its services and expenses as the qualified independent underwriter. The qualified independent underwriter received no other compensation.

Business Combination Marketing Agreement

The Company has engaged CF&Co. as an advisor in connection with the Company’s Business Combination (see Note 4).

Risks and Uncertainties

Management continues to evaluate the impacts of the COVID-19 pandemic and the military conflict in Ukraine on the financial markets and on the industry, and has concluded that while it is reasonably possible that the pandemic and the conflict could have an effect on the Company’s financial position, results of its operations and the Company’s ability to consummate an Initial Business Combination, including the Transactions, the specific impacts are not readily determinable as of the date of the unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 6 — Stockholders’ Deficit

Class A Common Stock — The Company is authorized to issue 160,000,000 shares of Class A common stock, par value $0.0001 per share. As of both June 30, 2022 and December 31, 2021, there were 700,000 shares of Class A common stock issued and outstanding, excluding 30,000,000 shares subject to possible redemption. The outstanding shares of Class A common stock comprise of 700,000 shares included in the Private Placement Units. The shares of Class A common stock included in the Private Placement Units do not contain the same redemption features contained in the Public Shares.

Class B Common Stock — The Company is authorized to issue 40,000,000 shares of Class B common stock, par value $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of both June 30, 2022 and December 31, 2021, there were 7,500,000 shares of Class B common stock issued and outstanding. In connection with the underwriter advising the Company that it would not exercise its over-allotment option, the Sponsor forfeited 1,125,000 shares of Class B common stock, such that the initial stockholders would collectively own 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (not including the Private Placement Shares).

Prior to the consummation of the Business Combination, only holders of Class B common stock have the right to vote on the election of directors. Holders of Class A common stock are not entitled to vote on the election of directors during such time. Holders of Class A common stock and Class B common stock vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Stockholders’ Deficit (cont.)

of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination).

In October 2020, the Sponsor returned to the Company, at no cost, an aggregate of 5,750,000 Founder Shares, which the Company cancelled, and in January 2021, the Sponsor returned to the Company, at no cost, an aggregate of 5,750,000 Founder Shares, which the Company cancelled. On February 23, 2021, the Sponsor forfeited 1,125,000 shares of Class B common stock, resulting in an aggregate of 7,500,000 Founder Shares outstanding and held by the Sponsor and two of the independent directors of the Company. Information contained in the unaudited condensed consolidated financial statements has been retroactively adjusted for this split and cancellation.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of both June 30, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.

Note 7 — Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination, provided that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Warrants (cont.)

The Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        at any time during the exercise period;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20-trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8 — Fair Value Measurements on a Recurring Basis

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs to valuation techniques used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These three levels of the fair value hierarchy are:

•        Level 1 measurements — unadjusted observable inputs such as quoted prices for identical instruments in active markets;

•        Level 2 measurements — inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3 measurements — unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Fair Value Measurements on a Recurring Basis (cont.)

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2022 and December 31, 2021, and indicate the fair value hierarchy of the inputs that the Company utilized to determine such fair value.

June 30, 2022
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
Assets held in Trust Account – U.S. government debt securities	$300,346,262	$—	$—	$300,346,262

Liabilities:
Warrant liability	$10,425,000	$243,250	$—	$10,668,250
FPS liability	—		4,154,577	4,154,577
Total Liabilities	$10,425,000	$243,250	$4,154,577	$14,822,827

December 31, 2021
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
Assets held in Trust Account – U.S. government debt securities	$300,023,016	$—	$—	$300,023,016

Liabilities:
Warrant liability	$19,499,250	$454,982	$—	$19,954,232
FPS liability	—	—	4,452,968	4,452,968
Total Liabilities	$19,499,250	$454,982	$4,452,968	$24,407,200

Level 1 assets as of both June 30, 2022 and December 31, 2021 include investments in a money market fund classified as cash equivalents; the fund holds U.S government debt securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

Warrant Liability

The warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liability on the Company’s consolidated balance sheet. The warrant liability is measured at fair value at inception and on a recurring basis, with any subsequent changes in fair value presented within change in fair value of warrant liability in the Company’s consolidated statement of operations.

Initial Measurement

The Company established the initial fair value for the warrants on February 23, 2021, the date of the closing of the Initial Public Offering. The Public Warrants and Private Placement Warrants were measured at fair value on a recurring basis, using an Options Pricing Model (the “OPM”). The Company allocated the proceeds received from

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Fair Value Measurements on a Recurring Basis (cont.)

(i) the sale of Units in the Initial Public Offering (which is inclusive of one share of Class A common stock and one-fourth of one Public Warrant), (ii) the sale of the Private Placement Units (which is inclusive of one share of Class A common stock and one-fourth of one Private Placement Warrant), and (iii) the issuance of Class B common stock, first to the warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to the shares of Class A common stock subject to possible redemption. The warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The Company utilized the OPM to value the warrants as of February 23, 2021, with any subsequent changes in fair value recognized in the consolidated statement of operations. The estimated fair value of the warrant liability as of February 23, 2021, was determined using Level 3 inputs. Inherent in the OPM are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimated the volatility of its shares of common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate was based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants was assumed to be equivalent to their remaining contractual term. The dividend rate was based on the historical rate, which the Company anticipated to remain at zero. The aforementioned warrant liability is not subject to qualified hedge accounting.

The following table provides quantitative information about the inputs utilized by the Company in the fair value measurement of the warrants as of February 23, 2021:
February 23, 2021 (Initial Measurement)
Risk-free interest rate	0.76%
Expected term (years)	5
Expected volatility	17.5%
Exercise price	$11.50
Stock price	$10.00
Dividend yield	0.0%

Subsequent Measurement

During the year ended December 31, 2021, the fair value measurement of the Public Warrants was reclassified from Level 3 to Level 1 due to the use of an observable quoted price in an active market. As the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of the Private Placement Warrants is equivalent to that of the Public Warrants. As such, the Private Placement Warrants were reclassified from Level 3 to Level 2 during the year ended December 31, 2021. There were no transfers into or out of Level 3 fair value measurement during the three and six months ended June 30, 2022.

The following tables present the changes in the fair value of warrant liability for the three and six months ended June 30, 2022, for the period from February 23, 2021 through March 31, 2021, and for the three months ended June 30, 2021:
	Private Placement	Public	Warrant Liability
Fair value as of December 31, 2021	$454,982	$19,499,250	$19,954,232
Change in valuation inputs or other assumptions(1)	146,143	6,263,250	6,409,393
Fair value as of March 31, 2022	$601,125	$25,762,500	$26,363,625
Change in valuation inputs or other assumptions(1)	(357,875)	(15,337,500)	(15,695,375)
Fair value as of June 30, 2022	$243,250	$10,425,000	$10,668,250

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Fair Value Measurements on a Recurring Basis (cont.)

	Private Placement	Public	Warrant Liability
Fair value as of February 23, 2021	$217,437	$9,318,750	$9,536,187
Change in valuation inputs or other assumptions(1)	4,533	194,250	198,783
Fair value as of March 31, 2021	$221,970	$9,513,000	$9,734,970
Change in valuation inputs or other assumptions(1)	(55,720)	(2,388,000)	(2,443,720)
Fair value as of June 30, 2021(2)	$166,250	$7,125,000	$7,291,250

____________

(1)      Changes in valuation inputs or other assumptions are recognized in Change in fair value of warrant liability in the consolidated statement of operations.

(2)      Due to the use of quoted prices in an active market (Level 1) and the use of observable inputs for similar assets or liabilities (Level 2) for Public Warrants and Private Placement Warrants, respectively, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $7.3 million during the three and six months ended June 30, 2021.

FPS Liability

The liability for the FPS was valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement. Under the adjusted net assets method utilized, the aggregate commitment of $15.0 million pursuant to the FPA is discounted to present value and compared to the fair value of the shares of common stock and warrants to be issued pursuant to the FPA. The fair value of the shares of common stock and warrants to be issued under the FPA are based on the public trading price of the Units issued in the Initial Public Offering. The excess (liability) or deficit (asset) of the fair value of the shares of common stock and warrants to be issued compared to the $15.0 million fixed commitment is then reduced to account for the probability of consummation of the Business Combination. The primary unobservable input utilized in determining the fair value of the FPS is the probability of consummation of the Business Combination. As of June 30, 2022 and December 31, 2021, the probability assigned to the consummation of the Business Combination was 95% and 80%, respectively. The probability was determined based on a hybrid approach of both observed success rates of business combinations for special purpose acquisition companies and affiliates of the Sponsor’s track record for consummating similar transactions.

The following tables present the changes in the fair value of the FPS liability for the three and six months ended June 30, 2022, for the period from February 23, 2021 through March 31, 2021, and for the three months ended June 30, 2021:
FPS Liability
Fair value as of December 31, 2021	$4,452,968
Change in valuation inputs or other assumptions(1)	3,038,232
Fair value as of March 31, 2022	$7,491,200
Change in valuation inputs or other assumptions(1)	(3,336,623)
Fair value as of June 30, 2022	$4,154,577
FPS Liability
Fair value as of February 23, 2021	$3,859,558
Change in valuation inputs or other assumptions(1)	(1,070,164)
Fair value as of March 31, 2021	$2,789,394
Change in valuation inputs or other assumptions(1)	234,372
Fair value as of June 30, 2021	$3,023,766

____________

(1)      Changes in valuation inputs or other assumptions are recognized in Change in fair value of FPS liability in the consolidated statement of operations.

CF ACQUISITION CORP. VI
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the consolidated balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued and determined that there have been no events that have occurred that would require adjustments to the disclosures in the unaudited condensed consolidated financial statements other than the below.

The Rumble Registration Statement, initially filed with the SEC on February 14, 2022, was declared effective by the SEC on August 11, 2022. In addition, on August 11, 2022, the Company and Rumble issued a joint press release announcing that (i) the SEC declared effective the Rumble Registration Statement, (ii) the Company has established July 25, 2022 as the record date for the special meeting of its stockholders to be held in connection with the previously announced business combination with Rumble (the “Special Meeting”), and (iii) the Special Meeting will be held on September 15, 2022. On August 12, 2022, the Company filed the Proxy Statement in connection with the Special Meeting (see Note 1) to approve the Business Combination Agreement and the other proposals set forth in the Proxy Statement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Rumble Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Rumble Inc. and its subsidiaries (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of comprehensive loss, shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, and the results of its consolidated comprehensive loss and its consolidated cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Chartered Professional Accountants Licensed
Public Accountants

We have served as the Company’s auditor since 2019.

Toronto, Canada

May 12, 2022

Rumble Inc. Consolidated Statements of Comprehensive Loss (Expressed in U.S. Dollars)
For the year ended December 31,	2021	2020
Revenues (Note 4)	$9,466,363	$4,557,553

Expenses
Cost of revenues, exclusive of depreciation and amortization	$7,198,859	$2,713,670
General and administrative	3,036,157	585,760
Research and development	1,622,264	583,707
Sales and marketing	3,524,615	729,393
Stock-based compensation (Note 13)	1,414,479	1,102,044
Foreign exchange loss	7,166	60,132
Depreciation of capital assets (Note 6)	57,402	—
Depreciation of right-of-use assets (Note 7)	95,322	45,261
Amortization of intangible assets (Note 8)	97,013	—
Total expenses	17,053,277	5,819,967

Loss from operations	(7,586,914)	(1,262,414)
Interest income (expense), net	16,443	(3,337)
Other income (Note 14)	168,840	7,461
Finance costs	(2,925,499)	—
Change in fair value of option liability (Note 12)	(3,214,286)	—
Loss before income taxes	(13,541,416)	(1,258,290)
Income tax (expense) recovery (Note 9)	(575)	1,604
Deferred tax recovery (Note 9)	128,459	—
Net and comprehensive loss	$(13,413,532)	$(1,256,686)

Loss per share – basic	$(1.76)	$(0.13)
Loss per share – diluted	$(1.76)	$(0.13)
Weighted-average number of common shares used in computing net loss per share – basic	7,639,648	9,320,762
Weighted-average number of common shares used in computing net loss per share – diluted	7,639,648	9,320,762

The accompanying notes are an integral part of these consolidated financial statements.

Rumble Inc. Consolidated Balance Sheets (Expressed in U.S. Dollars)
December 31	2021	2020
Assets
Current assets
Cash and cash equivalents (Note 5)	$46,847,375	$1,446,047
Accounts receivable, net	1,812,790	1,051,850
Prepaid expenses	389,849	5,290
	49,050,014	2,503,187
Capital assets (Note 6)	1,286,849	—
Right-of-use assets (Note 7)	1,515,841	53,060
Intangible assets (Note 8)	3,285,578	123,143
Goodwill (Note 3)	662,899	—
	$55,801,181	$2,679,390

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities
Bank indebtedness	$—	$337,636
Accounts payable and accrued liabilities	6,853,403	2,574,628
Deferred revenue (Note 4)	30,014	20,370
Lease liabilities (Note 7)	315,159	59,375
Income taxes payable (Note 9)	934	339
	7,199,510	2,992,348
Lease liabilities, long-term (Note 7)	1,195,139	4,421
Long-term debt (Note 10)	—	23,556
Other liability (Note 11)	250,000	—
	8,644,649	3,020,325

Temporary Equity
Preference shares, $0.001 par value per share, unlimited authorized; 606,360 shares issued and outstanding (Note 12)	16,789,203	—

Commitments and contingencies (Note 14)

Shareholders’ Equity (Deficit)
Class A and Class B common shares, unlimited shares authorized; 8,254,910 (Class A – 8,119,690; Class B – 135,220) issued and outstanding (Note 13)	43,353,370	601,693
Deficit	(17,378,707)	(3,965,175)
Additional paid-in capital (Note 13)	4,392,666	3,022,547
	30,367,329	(340,935)
	$55,801,181	$2,679,390

On behalf of the Board:

Director	Director

The accompanying notes are an integral part of these consolidated financial statements.

Rumble Inc. Consolidated Statements of Shareholders’ Equity (Deficit) (Expressed in U.S. Dollars)
	Number of
	Class A Common Shares	Class B Common Shares	Class A Common Shares	Class B Common Shares	Additional Paid-in Capital	Deficit	Total
Balance, January 1, 2020	9,578,000	50,000	$582,338	$19,355	$1,920,503	$(1,962,386)	$559,810
Repurchase of Class A Common Shares (Note 13)	(2,087,000)	—	—	—	—	(746,103)	(746,103)
Stock-based compensation (Note 13)	—	—	—	—	1,102,044	—	1,102,044
Net and comprehensive loss for the year	—	—	—	—	—	(1,256,686)	(1,256,686)
Balance, December 31, 2020	7,491,000	50,000	$582,338	$19,355	$3,022,547	$(3,965,175)	$(340,935)
Issuance of Class A Common Shares (Note 13)	172,070	—	35,714,286	—	—	—	35,714,286
Issuance of Class B Common Shares (Note 13)	—	7,000	—	—	—	—	—
Issuance of Common Shares and options in connection with Locals acquisition (Note 3)	524,215	5,800	6,972,629	66,062	419	—	7,039,110
Issuance costs in connection with Locals acquisition	—	—	(45,644)	(432)	(3)	—	(46,079)
Issuance of Restricted Stock Units (Note 13)	—	4,825	—	44,776	—	—	44,776
Transfers and exchanges	(67,595)	67,595	—	—	—	—	—
Stock-based compensation (Note 13)	—	—	—	—	1,369,703	—	1,369,703
Net and comprehensive loss for the year	—	—	—	—	—	(13,413,532)	(13,413,532)
Balance, December 31, 2021	8,119,690	135,220	$43,223,609	$129,761	$4,392,666	$(17,378,707)	$30,367,329

The accompanying notes are an integral part of these consolidated financial statements.

Rumble Inc. Consolidated Statements of Cash Flows (Expressed in U.S. Dollars)
For the year ended December 31,	2021	2020
Cash flows provided by (used in)
Operating activities
Net and comprehensive loss for the year	$(13,413,532)	$(1,256,686)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization	249,737	45,261
Stock-based compensation (Note 13)	1,414,479	1,102,044
Interest expense (Note 7)	7,285	5,477
Deferred tax recovery (Note 9)	(128,459)	—
Forgiveness of long-term debt (Note 10)	—	(7,461)
Change in fair value of option liability (Note 12)	3,214,286	—
	(8,656,204)	(111,365)
Changes in non-cash working capital:
Accounts receivable	139,267	(660,737)
Prepaid expenses	(364,833)	23,242
Accounts payable and accrued liabilities	3,622,560	746,396
Deferred revenue	66,944	20,370
Income taxes payable	595	33,285
	(5,191,671)	51,191
Investing activities
Purchase of capital assets	(1,339,660)	—
Purchase of intangible assets	(500,447)	(68,806)
Cash acquired on acquisition of Locals Technology Inc. (Note 3)	3,420,060	—
	1,579,953	(68,806)
Financing activities
(Repayments of) proceeds from bank indebtedness	(337,636)	337,636
Lease payments	(118,886)	(46,067)
(Repayments of) proceeds from long-term debt (Note 10)	(23,556)	31,017
Proceeds from other liabilities (Note 11)	250,000	—
Repurchase of shares (Note 13)	—	(746,103)
Proceeds from issuance of preference shares and Class A common shares (Note 12 and 13)	50,000,000	—
Share issuance costs (Note 12)	(756,876)	—
	49,013,046	(423,517)

Foreign exchange gain on cash and cash equivalents held in foreign currency	—	(119)
Increase (decrease) in cash and cash equivalents during the year	45,401,328	(441,251)
Cash and cash equivalents, beginning of year	1,446,047	1,887,298
Cash and cash equivalents, end of year	$46,847,375	$1,446,047

Supplemental cash flow information
Cash paid for income taxes	$—	$—
Cash paid for interest	6,325	6,182
Cash paid for lease liabilities	90,881	48,526

The accompanying notes are an integral part of these consolidated financial statements.

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

1.      Overview and Basis of Presentation

Nature of Operations

Rumble Inc. (“Rumble” or “the Company”) is a full-service video technology provider offering customizable video players, original content videos, and a library of advertisements for use with its video players.

Rumble was incorporated on September 18, 2013 under the Business Corporations Act of Ontario. The Company’s head office and principal place of business is 218 Adelaide Street West, Suite 400, Toronto, Ontario, Canada, M5H 1W7.

Basis of Presentation

The accompanying consolidated financial statements (the “financial statements”) are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include the results of the Company and its wholly-owned subsidiaries, Rumble USA Inc and Locals Technology Inc. (“the Group”). Any reference in these notes to applicable guidance is meant to refer to the authoritative guidance found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”). All intercompany balances and transactions have been eliminated upon consolidation. These financial statements are presented in U.S. dollars, which is the functional currency of the Company, except where otherwise indicated.

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, as at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates the estimates used, which include but are not limited to: the evaluation of revenue recognition criteria; the collectability of accounts receivable; the valuation of stock-based compensation awards; the assessment and recoverability of long-lived assets; useful lives of long-lived assets; and the realization of tax assets, estimates of tax liabilities, and valuation of deferred taxes. These estimates, judgments, and assumptions are reviewed periodically and the impact of any revisions are reflected in the financial statements in the period in which such revisions are made. Actual results could differ materially from those estimates, judgments, or assumptions, and such differences could be material to the Company’s consolidated financial position and results of operations.

2.      Summary of Significant Accounting Policies

Foreign Currency

The functional currency of the Company and its U.S. subsidiaries is the U.S. dollar. Transactions denominated in currencies other than the U.S. dollar are remeasured using end-of-period exchange rates or exchange rates prevailing at the date of the transaction, and the resulting gains or losses are recognized as a component of operating expenses.

Fair Value Measurements

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, bank indebtedness, accounts payable and accrued liabilities, lease liabilities, long-term debt, and other liabilities approximated their fair values at December 31, 2021 and 2020.

The Company evaluates the estimated fair value of financial instruments using available market information and management’s estimates. The use of different market assumptions and/or estimation methodologies could have a significant impact on the estimated fair value amounts. See Note 15 for further details.

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

2.      Summary of Significant Accounting Policies (cont.)

Concentration Risk

A meaningful portion of the Company’s revenue (and a substantial portion of the Company’s net cash from operations that it can freely access) is attributable to a single Service Agreement with one customer. The Service Agreement is perpetual in nature. See Note 16 for further details.

Revenue Recognition

Revenues are recognized when the control of promised services is transferred to a customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Sales tax and other similar taxes are excluded from revenues.

The Company derives revenues primarily from:

•        Advertising fees

•        Licensing fees and other

Revenues from advertising and licensing fees are generated primarily by delivering content either via the Company’s own or third-party platforms. Advertising revenue customers pay on a cost-per-click or cost-per-view basis, which means that the Company is paid only when a user clicks or views an advertisement. Therefore, these revenues are recognized when a user engages with the advertisement, such as when a user clicks or views the advertisement, or when the advertisement is displayed. Licensing fees are charged on a per video or a flat-fee or monthly basis, and recognized as the related performance obligations are satisfied.

To achieve the core principle of this new standard, the Group applies the following steps:

1.      Identification of the contract, or contracts, with the customer

The Company determines to have a contract with a customer when the contract is approved, the Company can identify each party’s rights regarding the services to be transferred, the Company can identify the payment terms for the services, the Company has determined the customer has the ability and intent to pay and the contract has commercial substance.

2.      Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services and the products that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services and the products is separately identifiable from other promises in the contract. The Company’s performance obligations consist of (i) providing a hosting platform for advertisements, and (ii) licensing of Rumble player.

3.      Determination of the transaction price

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services to the customer.

4.      Allocation of the transaction price to the performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative stand-alone selling

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

2.      Summary of Significant Accounting Policies (cont.)

price (“SSP”). SSP is determined by allocating the transaction price to each performance obligation in an amount that depicts the amount of consideration the Company expects to be entitled to in exchange for transferring those services to the customer.

5.      Recognition of the revenue when, or as, the Company satisfies each performance obligation

Revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised service to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services.

Licensing Fees and Other

Under bulk license agreements, the Company’s obligations include hosting the content libraries for access and searching by the customer, updating the libraries with new content provided by the content owner, and making videos selected by the customer available for download, throughout the term of the contract.

These services are billed based on the access to the content regardless of the number of videos downloaded. All of these services are highly interdependent as the customer’s ability to derive its intended benefit from the contract depends on the entity transferring both the access to the content library overtime and making the videos available as and when required by the customer for download. These services therefore constitute a single performance obligation comprised of a series of distinct services transferred to the customer in a similar manner throughout the contract term. The predominant item in the single performance obligation is a license providing a right to access the content library throughout the license period. For these arrangements, the Company recognizes the total fixed fees under the contract as revenue ratably over the term of the contract as the performance obligation is satisfied, as this best depicts the pattern of control transfer.

For license agreements related to the Rumble player, the Company’s obligations include providing access to the current version the Rumble player throughout the term of the contract. As part of this arrangement, the customer is required to use the most current version of the player and therefore, the utility of the player to the customer is significantly affected by Rumble’s ongoing activities to maintain and support the player. Revenue is therefore recognized ratably over the term of the contract. In addition, certain arrangements related to the license of the Rumble player include the monetization of content. In these arrangements, Rumble will manage the provision of services to ad providers and share the revenues with the customers. This revenue is recognized over time as user views occur.

Other revenues include fees earned from tipping features within the Company’s platform as well as certain cloud and subscription services. Fees from tipping features are recognized at a point in time when a user tips on the platform. Both cloud and subscription services are recognized over time for the duration of the contract.

Variable Consideration

Advertising revenues are based on user engagements. Revenue is recorded at the sales price, which is the transaction price, and includes estimates of variable consideration. The amount of variable consideration that is included in the transaction price is constrained as it is based on number of views and/or clicks that will occur, and is included in the sales price only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue will not occur when the uncertainty is resolved. Further, given that the cost-per-click and/or cost-per-view may vary based on the location of the user, the revenue per click/view is also not determinable until it occurs, and therefore, constrained. Given that the transaction price is specifically related to the performance obligation of providing an advertisement hosting platform that can be viewed and/or clicked by users and the amount of consideration expected by the Company is in exchange for providing these services, advertising revenues are recognized as usage occurs over the term of the advertising contract in line with ASC 606-10-32-40.

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

2.      Summary of Significant Accounting Policies (cont.)

Further, the Company may enter into certain licensing arrangements where consideration may be paid in exchange for rights to monetize content, and therefore, total consideration to be received by the Company may be variable in nature. The Company recognizes this non-cash consideration as a contingent payment, and therefore, does not recognize fair value of the user views promised in these arrangements until control over the content is transferred over to the Company. Further, the usage-based royalty exemption has been taken by the Company for these arrangements.

Costs to Obtain a Contract

The Company expenses sales commissions when incurred when the amortization period would have been one year or less. These costs are recorded within sales and marketing expenses.

Principal vs Agent

The Company has taken the position as a principal for both advertising and licensing and other revenues, and therefore recognizes revenues on a gross basis, as it has control over both the content that is monetized as well as the platform over which the content is displayed. Further, the Company manages the monetization of content, has discretion over pricing, bears inventory risk and is the only party to the contract with its customers.

Practical Expedients and Exemptions

The Company does not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less and for contracts for which revenue is recognized at the amount to which the Company has the right to invoice for services performed.

Costs of Revenues

Costs of revenues primarily consist of costs related to obtaining, supporting and hosting the Company’s product offerings. These costs include content acquisition costs primarily related to payments to content providers from whom videos and other content are licensed; fees are paid to these providers based on revenues generated. Other fees may also be paid to licensees as part of licensing arrangements discussed above. Other costs of revenues include third-party service provider costs such as data center and networking. The Company does not allocate any amortization or depreciation charges to its costs of revenues.

Deferred Revenue

The Company records amounts that have been invoiced to its clients in either deferred revenue or revenue depending on whether the revenue recognition criteria described above have been met. Deferred revenue includes payments received in advance of performance under the contract.

Contract Assets

The adoption of Topic 606 for revenue recognition included adoption of Subtopic 340-40, Other Assets and Deferred Costs — Contracts with Customers, which requires deferral of the incremental costs of obtaining a contract with a customer. The Company does not have significant contract assets.

Marketing Costs

All marketing costs are expensed as incurred and are included in operating expenses on the consolidated statements of comprehensive loss.

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

2.      Summary of Significant Accounting Policies (cont.)

Warranties

The Company’s cloud services and software are generally warranted to perform materially in accordance with user expectation under normal use and circumstances. Warranties may not be purchased separately from services, and only provide assurance that the services comply with agreed-upon specifications. The Company has entered into service-level agreements with substantially all of its cloud services customers warranting defined levels of uptime reliability and performance, and permitting those customers to receive credits if the Company fails to meet those levels.

Income Taxes

The Company accounts for income taxes in accordance with the provisions of ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined on the basis of the difference between the tax bases of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is established for deferred tax assets for which realization is uncertain.

Uncertain tax positions are accounted for in accordance with ASC 740, “Income Taxes,” which prescribes a comprehensive model for the manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the company has taken or expects to take on a tax return. ASC 740 applies to income taxes and is not intended to be applied by analogy to other taxes, such as sales taxes, value-add taxes, or property taxes. The Company reviews its nexus in various tax jurisdictions and the Company’s tax positions related to all open tax years for events that could change the status of its ASC 740 liability, if any, or require an additional liability to be recorded. Such events may be the resolution of issues raised by a taxing authority, expiration of the statute of limitations for a prior open tax year or new transactions for which a tax position may be deemed to be uncertain. Those positions, for which management’s assessment is that there is more than a 50 percent probability of sustaining the position upon challenge by a taxing authority based upon its technical merits, are subjected to the measurement criteria of ASC 740. The Company records the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. Any ASC 740 liabilities for which the Company expects to make cash payments within the next twelve months are classified as “short term.”

Stock-Based Compensation

The Company offers a stock option plan for certain of its employees, advisory board members, directors, officers and consultants under which certain stock options have been issued. The Company applies the provisions of ASC 718, Stock-based Compensation, which requires companies to measure all employee stock-based compensation awards using the fair value method. Under this method, the fair value of each option grant is estimated on the date of grant and the Company records compensation expense based on the estimated fair value over the requisite service period for each award, which generally equals the vesting period. For service-based options, the Company uses the straight-line amortization method for recognizing stock-based compensation expense over the requisite service period.

Vesting period for the stock options granted is determined by the Board of Directors and the typical vesting for equity awards with service conditions is monthly vesting over three to five years. Requisite service period for Rumble’s stock options subject to service conditions is coterminous with the vesting period specific to those stock options.

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

2.      Summary of Significant Accounting Policies (cont.)

The Company has also issued equity awards such as warrants, restricted stock units and/or stock options to non-employees that are subject to certain performance conditions. Typical performance condition refers to a change in control and/or the Company becoming publicly traded. Vesting condition for such equity awards is met when either the performance condition is satisfied or deemed likely to be satisfied. The Company does not have any performance-based equity awards issued to its employees.

The Company has granted a warrant to a non-employee subject only to a performance condition. Under ASC 718, the Company assesses the probability of the performance condition being achieved at each reporting date and records the compensation cost based on the probability of the performance condition being met. Performance condition was met as of December 31, 2021.

The Company values stock options and warrants using the Black-Scholes option pricing model. The use of this valuation model involves assumptions that are judgmental and highly sensitive in the determination of compensation expense and include the share price, the expected life of the option and the share price volatility.

When options or warrants are exercised, the corresponding additional paid-in capital and the proceeds received by the Company are credited to share capital. If stock options are repurchased, the excess of the consideration paid over the carrying amount of the stock or stock options repurchased is charged to additional paid-in capital and/or deficit.

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for reporting and displaying comprehensive loss and its components in the financial statements. Comprehensive loss consists of net loss and other comprehensive loss.

Loss per Share

The Company calculates basic and diluted net loss per common share by dividing the net loss by the number of common shares outstanding during the period. The Company has excluded other potentially dilutive shares, which include warrants to purchase common shares and outstanding stock options, from the number of common shares outstanding as their inclusion in the computation for all periods would be anti-dilutive due to net losses incurred.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Management determines the appropriate classification of investments at the time of purchase and re-evaluates such determination at each balance sheet date.

Cash and cash equivalents primarily consist of cash on deposit with banks and amounts held in interest-bearing money market accounts. Cash equivalents are carried at amortized cost, which approximates their fair market value.

Additionally, the Company had a line of credit available, and the amount outstanding has been recorded as bank indebtedness. Bank indebtedness is carried at amortized cost.

Accounts Receivable and Allowance for Cumulative Expected Credit Losses

Accounts receivable includes current outstanding invoices billed to customers due under customary trade terms. The term between invoicing and when payment is due is not significant.

The Company maintains an allowance for credit losses for accounts receivable, which is recorded as an offset to accounts receivable and changes in such are classified as general and administrative expense in the consolidated statements of comprehensive loss. Collectability is assessed by reviewing accounts receivable

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

2.      Summary of Significant Accounting Policies (cont.)

on a collective basis where similar characteristics exist and on an individual basis when specific customers are identified with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Company considers historical collectability based on past due status, customer-specific information, market conditions, and reasonable and supportable forecasts of future economic conditions to inform adjustments to historical loss data.

For the year ended December 31, 2021, the Company considered the impact of COVID-19 on its assessment of expected credit and collectability trends. Volatility in market conditions and evolving credit trends are difficult to predict and may cause variability and volatility that may have a material impact on the allowance for credit losses in future periods. The allowance for credit losses at December 31, 2021 was $nil (2020 - $nil).

Capital Assets

Capital assets are stated at cost, net of accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which is generally as follows:
Useful Lives
Computer hardware	5 years
Furniture and fixtures	5 years
Leasehold improvements	Lesser of useful life or term of lease

Expenditures for maintenance and repairs are expensed as incurred.

Right-of-Use Assets and Lease Liabilities

The Company accounts for its right-of-use assets and lease liabilities in accordance with ASC 842, Leases. For further discussion of the Company’s accounting policies related to right-of-use assets and lease liabilities, see Note 7.

Business Combinations

The Company’s business combinations are accounted for under the acquisition method. Management allocates the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair value. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuation require management to make significant judgment and estimates including the selection of valuation methodologies, future expected cash flows, discount rates, and useful lives. The Company’s estimates of fair value are based on assumptions believed to be reasonable, but which are inherently uncertain and, as a result, actual results may differ from estimates.

Goodwill

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and identifiable intangible assets acquired. The carrying amount of goodwill is reviewed for impairment at least annually, or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For its annual goodwill impairment test in all periods to date, the Company has operated under one reporting unit and the fair value of its reporting unit has been determined by the Group’s enterprise value. The Group performs its annual goodwill impairment test during the fourth fiscal quarter.

For its annual impairment test performed in the fourth quarter of fiscal 2021, the Group completed a quantitative assessment and determined that there was no impairment of goodwill.

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

2.      Summary of Significant Accounting Policies (cont.)

Intangible Assets

Intangible assets acquired through business combination are recorded at their respective estimated fair values upon acquisition close. Other intangible assets acquired through asset acquisition are carried at cost, net of accumulated amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of the intangible assets, which is generally as follows:
Useful Lives
Intellectual property	Indefinite
Domain name	15 years
Brand	10 years
Technology	5 years

Long-Lived Assets and Other Acquired Intangible Assets

The Company reviews long-lived assets and identifiable intangible assets for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During this review, the Company re-evaluates the significant assumptions used in determining the original cost and estimated lives of long-lived assets. Although the assumptions may vary from asset to asset, they generally include operating results, cash flows, and other indicators of value. Management then determines whether the remaining useful life continues to be appropriate, or whether there has been an impairment of long-lived assets based primarily upon whether expected future undiscounted cash flows are sufficient to support the assets’ recovery. If impairment exists, the Company adjusts the carrying value of the asset to fair value, generally determined using a discounted cash flow analysis.

Government Assistance

The Company makes periodic applications for financial assistance under government incentive programs. Government assistance received during the year for current expenses is included in the determination of comprehensive loss for the year.

Interest in a Joint Venture

One of the Group’s subsidiaries has a 30% membership interest in a joint venture based in Florida, USA named Liberatio Special Ventures LLC (‘Liberatio’). Liberatio is involved in the development and operation of an ecosystem, intended to provide customers with the ability to process payments and engage in other related value-driven activities. The Group’s interest in Liberatio is accounted for using the equity method in the financial statements. Liberatio was non-operational until December 31, 2021 and no amount of capital contribution was made or agreed upon by the Group’s subsidiary as of that date.

Recently Adopted Accounting Pronouncements

Effective January 1, 2020, the Company adopted ASC 326, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. This guidance replaces the existing incurred loss impairment model with an expected credit loss model, which requires the use of forward-looking information to calculate credit loss estimates and results in earlier recognition of credit losses. The Company adopted ASC 326 using the modified retrospective approach as of January 1, 2020. The cumulative effect upon adoption was not material to the financial statements.

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

2.      Summary of Significant Accounting Policies (cont.)

COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 Outbreak”) and the risks to the international community as the virus spreads globally. On March 11, 2020, the WHO classified the COVID-19 outbreak as a global pandemic, based on the rapid increase in exposure globally.

The Company has undertaken measures to safeguard its employees and workplaces by enabling employees to work and collaborate remotely in order to continue its operations and deliver the same level of service as it did under normal operating circumstances.

Since the COVID-19 outbreak, the Company has been able to take advantage of certain government assistance programs. The Company applied for the Canada Emergency Bank Account (“CEBA”) program, details of which are included in Note 10 of these financial statements.

The full impact of the COVID-19 outbreak continues to evolve as of the date of these financial statements. Management is actively monitoring the global situation and the resulting impact it could have on the Company’s financial condition, liquidity, operations, industry, and workforce. Management believes that the nature of its services and of the related revenues and expenses has allowed for the Company to mitigate potential negative impacts of the pandemic that have affected other businesses, such as slower cash collections and potential reductions of revenues.

3.      Business Combinations

Acquisition of Locals Technology Inc.

On October 25, 2021, the Company acquired 100% of the interest in Locals Technology Inc. (“Locals”), a video streaming and content distribution platform, for a total consideration of $7,039,110. The acquisition was accounted for as a business combination using the acquisition method. The breakdown of the fair value of the assets acquired and liabilities assumed is presented as follows:

Cash	$3,420,060
Accounts receivable	900,207
Prepaid expenses	19,726
Capital assets	4,591
Intangible assets	2,759,000
Accounts payable, accruals, and other liabilities	(379,914)
Deferred revenue	(219,000)
Deferred tax liability	(128,459)
Fair value of net identifiable assets acquired	6,376,211

Add: Goodwill	662,899
Total net assets acquired	$7,039,110

Purchase consideration:
Common shares	$7,038,691
Additional paid-in capital	419
Total consideration	$7,039,110

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

3.      Business Combinations (cont.)

The acquired business contributed revenues of $161,165 and loss of $2,555,073 for the Group as of the date of acquisition to December 31, 2021. If the acquisition had occurred on January 1, 2021, consolidated pro-forma revenue and loss for the year ended December 31, 2021 would have been $10,053,274 and $14,457,099, respectively.

Acquisition-related costs of $215,494 that were not directly attributable to the issue of shares are included in general and administration expenses in the profit or loss and in operating cash flows in the statement of cash flows.

The net cash inflow as a result of this acquisition, included in investing activities in the statement of cash flows is $3,420,060.

4.      Revenue from Contracts with Customers

The following table presents revenues disaggregated by type:
	For the year ended December 31,
	2021	2020
Advertising	$6,859,059	$2,923,375
Licensing and Other	2,607,304	1,634,178
Total revenues	$9,466,363	$4,557,553

Deferred Revenue

Deferred revenue recorded at December 31, 2021 is expected to be fully recognized in the year ended December 31, 2022. The deferred revenue balance as at December 31, 2021 was $182,684 (2020 - $20,370).

5.      Cash and Cash Equivalents

Cash and cash equivalents as of December 31, 2021 and 2020 consist of the following:
	December 31, 2021
	Contracted Maturity	Amortized Cost	Fair Market Value	Balance per Balance Sheet
Cash	Demand	$2,847,375	$2,847,375	$2,847,375
Money market funds	Demand	44,000,000	44,000,000	44,000,000
		$46,847,375	$46,847,375	$46,847,375
	December 31, 2020
	Contracted Maturity	Amortized Cost	Fair Market Value	Balance per Balance Sheet
Cash	Demand	$517,545	$517,545	$517,545
Money market funds	Demand	928,502	928,502	928,502
		$1,446,047	$1,446,047	$1,446,047

The Group did not have any short-term or long-term investments at December 31, 2021 or 2020 except for the investment in Liberatio.

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

6.      Capital Assets
	2021	2020
Computer hardware	$1,289,702	$—
Furniture and fixtures	33,484	—
Leasehold improvements	21,065	—
	1,344,251	—
Accumulated depreciation	(57,402)	—
Net carrying value	$1,286,849	$—

Depreciation expense on capital assets recognized for the year ended December 31, 2021 was $57,402 (2020 — $nil).

7.      Right-of-Use Assets and Lease Liabilities

The Group leases several facilities under a non-cancelable operating leases with no right of renewal. Right-of-use assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. Right-of-use assets are recognized at the commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Group uses its respective incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.
	2021		2020
	Cost	Accumulated Depreciation	Cost	Accumulated Depreciation
Right-of-use assets	$1,698,049	$182,208	$139,946	$86,886
Net book value		$1,515,841		$53,060

Amortization expense on the right-of-use asset and interest expense recognized for the year ended December 31, 2021 was $95,322 (2020 — $45,261) and $7,285 (2020 — $5,477), respectively.

The weighted-average remaining lease term for the operating leases as at December 31, 2021 was 4.4 years (2020 — 1.2 years). The weighted-average incremental borrowing rate was 2.1% (2020 — 6.8%)

The following shows the undiscounted cash flows for the remaining years under the lease arrangement as at December 31, 2021.

2022	$345,326
2023	421,915
2024	259,001
2025	262,363
2026	265,785
2027	26,619
1,581,009
Less: imputed interest	70,711
1,510,298
Current portion	$315,159
Long-term portion	$1,195,139

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

8.      Intangible Assets
	2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intellectual property	$123,143	$—	$123,143
Domain name	500,448	19,293	481,155
Brand (Note 3)	1,284,000	23,569	1,260,431
Technology (Note 3)	1,475,000	54,151	1,420,849
	$3,382,591	$97,013	$3,285,758
	2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intellectual property	$123,143	$—	$123,143
	$123,143	$—	$123,143

Amortization expense related to intangible assets was $97,013 and $nil for the years ended December 31, 2021 and 2020, respectively.

For intangible assets held as of December 31, 2021, amortization expense for the five succeeding fiscal years is as follows:

2022	$456,763
2023	456,763
2024	456,763
2025	456,763
2026	402,612
$2,229,664

9.      Income Taxes

The Group is subject to income tax in several jurisdictions of which only Rumble Inc. is subject to Canadian taxes. Rumble Inc.’s combined statutory tax rate is 12.2% (2020 — 12.2%).

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

9.      Income Taxes (cont.)

The difference between the tax calculated on income before income tax according to the statutory tax rate and the amount of the income tax included in the income tax expense is reconciled as follows:
	2021	2020
Net loss before income taxes	$(13,541,416)	$(1,258,290)
Statutory income tax rate	12.2%	12.2%

Income tax recovery at statutory income tax rate	(1,652,053)	(153,511)
Non-deductible expenses	659	138,319
Stock-based compensation	172,566	—
Change in the fair value of option liability	392,143	—
Difference in current and deferred income tax rates	(789,824)	—
Difference in Canadian and Foreign income tax rates	(440,371)	—
Business combination	338,484	—
Other	(71,855)	(929)
Change in valuation allowance	1,922,367	14,517

	$(127,884)	$(1,604)

Current tax (expense) recovery	$575	$(1,604)
Deferred tax recovery	$(128,459)	$—

Deferred Tax Assets (Liabilities)
Other	$(8,969)	$22,249
Non-capital losses	1,986,440	32,855
Valuation allowance	(1,977,471)	(55,104)
	$—	$—

The Company’s non-capital losses expire as follows:

2039	$85,576
2041	3,120,785
No expiry	4,668,142

10.    Long-term Debt

The Company received the Canada Emergency Business Account loan (“CEBA loan”) in the amount of $31,017 delivered through its financial institution during the year ended December 31, 2020. The CEBA loan bears interest at 0% per annum until December 31, 2022. If the CEBA loan is not repaid in full by December 31, 2022, the remaining balance will be converted to a 3-year term loan at 5% annual interest, paid monthly, effective January 1, 2023, with payment due in full on December 31, 2025. If $23,556 of the outstanding principal is repaid by December 31, 2022, then the remaining $7,461 of the principal will be forgiven. The forgivable portion of the CEBA loan has been recognized in other income on the consolidated statements of comprehensive loss as it relates to expenses incurred in the current year.

During the year ended December 31, 2021, the Company made a full repayment of the outstanding principal on the CEBA loan. The balance outstanding as at December 31, 2021 was $nil (2020 — $23,556).

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

11.    Other Liability

The Company has received certain amounts from a third party to assist with certain operating expenditures of the Company. These amounts are to be repaid upon settlement of those expenditures, and non-interest bearing, and have been treated as a long-term liability. As at December 31, 2021, an amount of $250,000 related to these expenses is recorded in other liability (2020 — $nil).

12.    Temporary Equity

Preference Shares

Authorized

The Company’s Articles of Incorporation authorized an unlimited number of preference shares for issuance.

The Company filed Articles of Amendment dated May 14, 2021 to create and authorize 607,360 Class A Preferred Shares for issuance and to remove the class of preference shares previously authorized. These Class A Preferred Shares rank senior to the Common Shares and have conversion rights that allow each Class A Preferred Share to be converted at the option of the holder at any time and without payment of additional consideration into such number of fully paid and non-assessable Voting Common Shares as is determined by dividing the original issue price of such Class A Preferred Share by the conversion price at the time of conversion, which is initially equal to the original issue price subject to various adjustments.

Issued and outstanding

On May 14, 2021, the Company issued 606.36 Class A Preferred Shares, which were subsequently converted into 606,360 Class A Preference Shares on a stock split in the ratio of 1,000-to-1. No other preference shares have been issued as at or at any time prior to December 31, 2021. These Class A Preferred Shares are redeemable for Class A Common shares of the Company upon a change of control event. As part of the transaction, the holders of these Class A Preferred Shares were also granted an option to purchase additional Common shares in the Company (the “Option Liability”) at a discount of 30%, subject to certain conditions. The total fair value of this financing arrangement was determined to be $35,714,286 due to the upper limit on the discount price provided to the investors. Gross proceeds of $25,000,000 were allocated between the Class A Preferred Shares and the Option Liability by first determining the fair value of the Option Liability at $7,500,000 using a probability weighted scenario over the likelihood of this option to be exercised, with the remaining $17,500,000 allocated to equity (using a residual value method). Because these Class A Preferred Shares are redeemable upon an event that is outside the control of the Company, these have been classified and presented as temporary equity on the consolidated balance sheet.

Transaction costs of $1,015,424 were allocated pro rata between the two components: expenses of $304,627 related to the Option Liability are recorded as finance costs in the consolidated statements of comprehensive loss for the year ended December 31, 2021 with the remaining balance recorded against the value of the Class A Preferred Shares.

Option Liability

As described above, on May 14, 2021, the Class A Preferred Shareholders were granted the right to exercise options for an additional 606.36 Class A Common shares (606,360 post stock split) in the Company subject to certain conditions. The grant date fair value was determined based on the maximum discount available to these Class A Preferred Shareholders and the probability of the conditions attached to this option being met. The change in fair value of this Option Liability is on account of the Company’s re-assessment of the probability of the conditions attached to this option at each reporting period. As the Option Liability was exercised on November 24, 2021, a change in fair value of the Option Liability of $3,214,286 was recorded in

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

12.    Temporary Equity (cont.)

the consolidated statements of comprehensive loss (representing the maximum benefit of $10,714,286) and the balance of the liability was extinguished via an increase to the value of the Class A Common shares issued. See Note 13 for further details.

13.    Shareholders’ Equity

Common Shares

Authorized

The Company’s Articles of Incorporation authorized an unlimited number of common shares for issuance.

Articles of Amendment, effective on September 4, 2020, by the Company created two classes of common shares initially named Voting Common Shares, subsequently renamed Class A Common Shares, and Non-Voting Common Shares, subsequently renamed Class B Common Shares. The Company is authorized to issue an unlimited number of each of these classes of common shares.

Class A Common Shares

The holders of Class A Common Shares are entitled to receive dividends at the discretion of the board of directors and are entitled to one vote for each Class A Common Share held at any meeting of shareholders of the Company. The holders of Class A Common Shares are entitled to receive the remaining property of the Company upon liquidation, dissolution, or winding-up, whether voluntary or involuntary, and any other distribution of assets of the Company among its shareholders for the purpose of winding-up of its affairs subject to the rights of the Preference Shares described in Note 12.

Class B Common Shares

The holders of Class B Common Shares are entitled to receive dividends at the discretion of the board of directors. The holders of Class B Common Shares are also entitled to receive the remaining property of the Company upon liquidation, dissolution, or winding-up, whether voluntary or involuntary, and any other distribution of assets of the Company among its shareholders for the purpose of winding-up of its affairs subject to the rights of the Preference Shares described in Note 12. The holders of Class B Common Shares are not entitled to vote and will not receive notice of any meeting of shareholders of the Company.

Issued and outstanding

The following common shares are issued and outstanding at December 31:
		2021		2020
	Number	Amount	Number	Amount
Class A Common Shares	8,119,690	$43,223,609	7,491,000	$582,338
Class B Common Shares	135,220	129,761	50,000	19,355
Balance, December 31	8,254,910	$43,353,370	7,541,000	$601,693

On October 25, 2021, the Company effected a stock split of the then outstanding Common and Preference shares at a ratio of 1,000-to-1. Stockholders received a whole share for fractional shares (if applicable) and the par value per common stock remains unchanged. A proportionate adjustment was made to the maximum number of shares issuable under the stock option plan, as amended.

On November 24, 2021, the Company issued 172,070 Class A Common Shares upon the exercise of the Option Liability at a price of $145.29 per share for gross cash proceeds of $25,000,000.

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

13.    Shareholders’ Equity (cont.)

Share Repurchases

During the year ended December 31, 2021, the Board of Directors of the Company approved the transfer of 27,000 Class A Common Shares to a new shareholder in order for the Company to immediately exchange those shares for Class B Common Shares and cancel the Class A Common Shares that were transferred. An additional 7,000 Class B Common Shares were issued during this period to an employee of the Company. The Company recognized share-based compensation expense of $10,835 for the year ended December 31, 2021 (2020 — $nil).

During the year ended December 31, 2020, the Board of Directors of the Company approved the repurchase of 2,087,000 Class A Common Shares of the Company. The difference between the repurchase price and book value was recorded against retained earnings.

Warrants

On September 14, 2020, the Company issued a warrant to an arm’s length party in exchange for services. This warrant is convertible to Class B Common Shares equal to 5% undiluted interest in the Company’s total equity at an exercise price of $0.01 CAD per Class B Common Share and expiration term of 20 years. The warrant is subject to a performance condition that was met as of December 31, 2021. The fair value of the warrant on the grant date, estimated to be $731,281 was recorded as a stock-based compensation expense.

Restricted Stock Units

During the year ended December 31, 2021, the Company issued 10,625 Restricted Class B Common Shares as part of certain employment agreements as well as consideration for the Locals’ acquisition (Note 3). Certain of these Restricted Class B Common Shares had a performance based vesting condition that was met as of December 31, 2021. The fair value of the restricted stock units on the grant date is estimated to be $110,838. No such issuances were made in the year ended December 31, 2020. The Company recognized share-based compensation expense of $44,776 for the year ended December 31, 2021 (2020 — $nil), with the remainder related to the Locals’ acquisition recognized as the purchase consideration.

Stock Options

On September 1, 2020, the Board of Directors of the Company authorized and approved a stock option plan which was amended and restated on April 1, 2021 and October 21, 2021. The amendment dated October 21, 2021 (the “Plan”) replaces and supersedes the previous stock option plans of the Company. In accordance with the Plan, stock options may be granted to employees, advisory board members, directors and officers of the Company and any present or future subsidiaries at an exercise price determined by the Board of Directors at the date of grant. The aggregate number of shares of the Company which may be issued and sold under the stock option plan shall be subject to authorization by the Company’s Board of Directors from time to time and is currently limited to the number of options currently granted. Under the stock option plan, participants are granted options which are subject to certain performance or service conditions.

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

13.    Shareholders’ Equity (cont.)

All options to purchase common shares of the Company which were granted pursuant to earlier plans shall remain outstanding in accordance with their terms, provided that from the effective date of the Plan such existing options shall be governed by this Plan.

Conditions related to the performance based options have been met as of December 31, 2021, and as such, the Company has recognized the share-based compensation based on the grant date fair value of these options in the consolidated statement of comprehensive loss for the year ended December 31, 2021.

The grant date fair values of the options issued under the Plan on various dates were in the range of $0.27 to $30.57 per option and were determined using the Black-Scholes option pricing model based upon the following assumptions:

Share price	$1.93 – $41.23
Exercise price	$0.48 – $165.80
Risk free interest rate	0.52% – 1.33%
Volatility	60% – 85%
Expected life	3 – 20 years
Dividend rate	0.00%

The Company estimated the volatility by reference to comparable companies that are publicly traded.

Stock option transactions are summarized as follows:
	2021		2020
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Outstanding, beginning of year	3,433,000	$0.48	3,433,000	$0.61
Granted	98,064	64.28	3,433,000	0.48
Cancelled	—	—	(3,433,000)	(0.61)
Expired	—	—	—	—
Forfeited	—	—	—	—
Outstanding, end of year	3,531,064	$2.25	3,433,000	$0.48
Vested and exercisable at December 31,	3,493,297	$1.17	3,433,000	$0.48

The total unrecognized compensation cost for stock options issued as at December 31, 2021 is $141,672 (2020 — $1,123,877) which is expected to be recognized over a weighted-average period of 2.32 years (2020 — 1.87 years).

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

13.    Shareholders’ Equity (cont.)

The weighted average fair value of the outstanding options is $0.73 (2020 — $0.34). Share options outstanding at the end of the year have the following expiry dates and exercise prices:
Expiry	Exercise Price	Share Options 2021	Share Options 2020
2024	$159.87	30,144	—
2026	41.23	22,870	—
2027	4.52	8,370	—
2031	41.23	2,430	—
2040	0.48	3,433,000	3,433,000
2041	41.23	34,250	—
Total		3,531,064	3,433,000
Weighted average remaining contractual life of options outstanding		18 years	20 years

The Company recognized share-based compensation expense of $1,358,868 for the year ended December 31, 2021 (2020 — $1,102,044).

14.    Commitments and Contingencies

In the normal course of business, to facilitate transactions in services and products, the Company indemnifies certain parties. The Company has agreed to hold certain parties harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties. Several of these agreements limit the time within which an indemnification claim can be made and the amount of the claim. In addition, the Company has entered into indemnification agreements with its officers and directors, and its bylaws contain similar indemnification obligations to its agents.

Furthermore, many of the Company’s agreements with its customers and partners require the Company to indemnify them for certain intellectual property infringement claims against them, which would increase costs as a result of defending such claims, and may require that we pay significant damages if there were an adverse ruling in any such claims. Customers and partners may discontinue the use of the Company’s services and technologies as a result of injunctions or otherwise, which could result in loss of revenues and adversely impact the business.

It is not possible to make a reasonable estimate of the maximum potential amount under these indemnification agreements due to the unique facts and circumstances involved in each particular agreement. As of December 31, 2021, and 2020, there were no material indemnification claims that were probable or reasonably possible.

During the year ended December 31, 2021, the Company settled litigation resulting in a gain of $175,000 (2020 — $5,477) recorded in other income.

15.    Fair Value Measurements

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements.

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

15.    Fair Value Measurements (cont.)

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the most advantageous market for the asset or liability in an orderly transaction. Fair value measurement is based on a hierarchy of observable or unobservable inputs. The standard describes three levels of inputs that may be used to measure fair value.
Level 1 —	Inputs to the valuation methodology are quoted prices available in active markets for identical investments as of the reporting date;
Level 2 —

Inputs to the valuation methodology other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and the fair value can be determined through the use of models or other valuation methodologies; and

Level 3 —

Inputs to the valuation methodology are unobservable inputs in situations where there is little or no market activity of the asset and liability and the reporting entity makes estimates and assumptions relating to the pricing of the asset or liability, including assumptions regarding risk. This includes certain cash flow pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company may measure eligible assets and liabilities at fair value, with changes in value recognized in profit and loss. Fair value treatment may be elected either upon initial recognition of an eligible asset or liability or, for an existing asset or liability, if an event triggers a new basis of accounting. The Company did not elect to remeasure any of its existing financial assets or liabilities, and did not elect the fair value option for any financial assets or liabilities transacted in the years ended December 31, 2021 or 2020. Apart from Option Liability, all financial instruments of the Company are Level 1 instruments.

16.    Financial Instrument Risks

The Company is exposed to the following risks that arise from its use of financial instruments:

Market Risk

Market risk is the risk of loss that may arise from changes in market factors such as interest rates, foreign exchange rates, and commodity and equity prices.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company has no variable interest-bearing debt and therefore, exposure to interest rate risk is minimal at this time.

Foreign Currency Risk

For the Company’s foreign currency transactions, the fluctuations in the respective exchange rates relative to the Canadian dollar will create volatility in the Company’s cash flows on a period-to-period basis. Additional earnings variability arises from the translation of monetary assets and liabilities denominated in foreign currencies at the rates of exchange at each consolidated balance sheet date, the impact of which is reported as a foreign exchange gain or loss in the determination of comprehensive loss for the period.

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

16.    Financial Instrument Risks (cont.)

Liquidity Risk

Liquidity risk is the risk that the Company encounters difficulty in meeting its obligations associated with financial liabilities. Liquidity risk includes the risk that, as a result of operational liquidity requirements, the Company will not have sufficient funds to settle a transaction on the due date; will be forced to sell financial assets at a value which is less than what they are worth; or may be unable to settle or recover a financial asset. Liquidity risk arises primarily from the Company’s accounts payable and accrued liabilities.

The Company focuses on maintaining adequate liquidity to meet its operating working capital requirements and capital expenditures. The majority of the Company’s financial liabilities are due within one year.

Credit Risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Company is exposed to credit risk resulting from the possibility that a customer or counterparty to a financial instrument defaults on their financial obligations or if there is a concentration of transactions carried out with the same counterparty. Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable.

The Company’s cash and cash equivalents are held in reputable banks in its country of domicile and management believes the risk of loss to be remote. The Company is exposed to credit risk in the event of default by its customers. Accounts receivable are recorded at the invoiced amount, do not bear interest, and do not require collateral. One customer accounted for $6,545,000 or 69% of revenues for the year ended December 31, 2021 (2020 — $3,933,000 or 86%) and 26% of accounts receivable as at December 31, 2021 (2020 — 87%); the expected credit loss is not considered material.

17.    Related Party Transactions

The Company’s related parties include directors, shareholders and key management.

Compensation paid to related parties during the year ended December 31, 2021 totaled $1,809,528 (2020 — $1,816,562). In addition, the Company paid stock-based compensation to key management amounting to $250,717 (2020 — $1,102,044).

On May 25, 2021, the Company purchased the rights to the domain license for $500,449 from a related party. The purchase price of the domain license was determined based on a contractually agreed price.

The Company incurred related party expenses for personnel services of $1,079,227 during the year ended December 31, 2021 (2020 — $506,717). As of December 31, 2021, accounts payable for personnel service was $115,485 (2020 — $51,420).

Additionally, the Company owns $390,000 (2020 — $nil) from related parties carrying an interest rate of 0.19% per annum, for a Company’s subsidiary’s domain name.

There were no other related party transactions during these periods.

Rumble Inc. Notes to the Consolidated Financial Statements (Expressed in U.S. Dollars) December 31, 2021 and 2020

18.    Segment Information

Disclosure requirements about segments of an enterprise establish standards for reporting information regarding operating segments in annual financial statements. These requirements include presenting selected information for each segment. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding how to allocate resources and assess performance. The Company’s chief decision-maker is its chief executive officer. The Company and its chief decision-maker view the Company’s operations and manage its business as one operating segment.

The following presents the revenue by geographic region:
	2021	2020
United States	$9,188,396	$4,339,262
Canada	130,009	120,480
Other	147,958	97,811
	$9,466,363	$4,557,553

The Company tracks assets by physical location. Long-lived assets consists of capital assets, net, and are shown below:
	2021	2020
United States	$927,322	$—
Canada	359,527	—
	$1,286,849	$—

19.    Subsequent Events

On December 1, 2021, the Company and CF Acquisition Corp. VI (Nasdaq: CFVI), a special purpose acquisition company sponsored by Cantor Fitzgerald, entered into a definitive combination agreement expected to close in the second quarter of fiscal 2022. Upon closing, subject to approval from the Securities and Exchange Commission, the combined company will be called Rumble Inc. and expects to be publicly listed on the Nasdaq stock exchange.

On January 27, 2022, Rumble received notification of a lawsuit against the Company and one of its shareholders seeking damages of up to $419 million. Management is of the opinion that this allegation is meritless and the outcome of this proceeding is not determinable at the time of the issuance of these financial statements. As such, no contingent liability has been recognized on account of this claim.

In accordance with ASC 855, the Company’s management reviewed all material events through May 12, 2022, and there were no material subsequent events other than those disclosed above.

Rumble Inc. Condensed Consolidated Interim Statements of Comprehensive Loss (Expressed in U.S. Dollars) (Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenues (Note 4)	$4,399,312	$2,124,879	$8,444,077	$4,457,342

Cost of revenues	3,686,411	1,450,934	7,181,584	2,926,300

Gross profit	$712,901	$673,945	$1,262,493	$1,531,042

Operating expenses
General and administrative	$1,601,898	$355,500	$3,031,620	$590,727
Research and development	1,191,567	297,642	1,983,899	526,589
Sales and marketing	1,850,944	433,240	3,079,330	695,322
Finance costs	530,239	304,627	1,341,056	304,627
Stock-based compensation (Note 11)	16,986	—	33,972	—
Foreign exchange loss (gain)	(3,010)	(244,221)	24,567	(207,222)
Depreciation of capital assets (Note 6)	47,975	2,714	78,552	2,714
Depreciation of right-of-use assets (Note 7)	138,639	12,606	232,327	25,024
Amortization of intangible assets (Note 8)	28,548	—	57,096	—

Total operating expenses	5,403,786	1,162,108	9,862,419	1,937,781

Loss from operations	(4,690,885)	(488,163)	(8,599,926)	(406,739)
Interest income (expense), net	12,753	(2,641)	21,451	(8,263)
Other income (expense), net	—	175,000	—	175,000
Share of profit (loss) from joint venture	(1,124)	—	—	—

Loss before income taxes	(4,679,256)	(315,804)	(8,578,475)	(240,002)
Income tax expense	(9,424)	—	(22,399)	—

Net and comprehensive loss	$(4,688,680)	$(315,804)	$(8,600,874)	$(240,002)

Loss per share – basic	$(0.57)	$(0.04)	$(1.04)	$(0.03)
Loss per share – diluted	$(0.57)	$(0.04)	$(1.04)	$(0.03)
Weighted-average number of common shares used in computing net loss per share – basic	8,244,285	7,541,000	8,244,285	7,541,000
Weighted-average number of common shares used in computing net loss per share – diluted	8,244,285	7,541,000	8,244,285	7,541,000

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Rumble Inc. Condensed Consolidated Interim Balance Sheets (Expressed in U.S. Dollars) (Unaudited)
	June 30, 2022	December 31, 2021
Assets

Current assets
Cash and cash equivalents (Note 5)	$33,529,574	$46,847,375
Accounts receivable, net	2,112,711	1,812,790
Prepaid expenses	3,707,345	389,849

	39,349,630	49,050,014
Capital assets (Note 6)	5,019,565	1,286,849
Right-of-use assets (Note 7)	1,635,635	1,515,841
Intangible assets (Note 8)	3,057,196	3,285,578
Goodwill (Note 3)	662,899	662,899

	$49,724,925	$55,801,181

Liabilities and Shareholders’ Equity (Deficit)

Current liabilities
Accounts payable and accrued liabilities	$8,840,308	$6,853,403
Deferred revenue (Note 4)	342,166	30,014
Lease liabilities (Note 7)	587,969	315,159
Income taxes payable	934	934

	9,771,377	7,199,510
Lease liabilities, long-term (Note 7)	1,113,918	1,195,139
Other liability (Note 9)	250,000	250,000

	11,135,295	8,644,649

Temporary Equity
Preference shares, $0.001 par value per share, unlimited authorized; 606,360 shares issued and outstanding (Note 10)	16,789,203	16,789,203
Commitments and contingencies (Note 12)

Shareholders’ Equity (Deficit)

Class A and Class B common shares, unlimited shares authorized; 8,254,910 (Class A – 8,119,690; Class B – 135,220) issued and outstanding (Note 11)	43,353,370	43,353,370
Deficit	(25,979,581)	(17,378,707)
Additional paid-in capital (Note 11)	4,426,638	4,392,666

	21,800,427	30,367,329

	$49,724,925	$55,801,181

On behalf of the Board:

Director	Director

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Rumble Inc. Condensed Consolidated Interim Statements of Shareholders’ Equity (Deficit) (Expressed in U.S. Dollars) (Unaudited)
	Number of
	Class A Common Shares	Class B Common Shares	Class A Common Shares	Class B Common Shares	Additional Paid-in Capital	Deficit	Total
Balance, December 31, 2020	7,491,000	50,000	$582,338	$19,355	$3,022,547	$(3,965,175)	$(340,935)
Net and comprehensive loss for the period	—	—	—	—	—	(240,002)	(240,002)
Balance, June 30, 2021	7,541,000	50,000	$582,338	$19,355	$3,022,547	$(4,205,177)	$(580,937)

Balance, December 31, 2021	8,119,690	135,220	$43,223,609	$129,761	$4,392,666	$(17,378,707)	$30,367,329
Stock-based compensation (Note 11)	—	—	—	—	33,972	—	33,972
Net and comprehensive loss for the period	—	—	—	—	—	(8,600,874)	(8,600,874)
Balance, June 30, 2022	8,119,690	135,220	$43,223,609	$129,761	$4,426,638	$(25,979,581)	$21,800,427

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Rumble Inc. Condensed Consolidated Interim Statements of Cash Flows (Expressed in U.S. Dollars) (Unaudited)
For the six months ended June 30,	2022	2021
Cash flows provided by (used in)

Operating activities
Net and comprehensive loss for the period	$(8,600,874)	$(240,002)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization	754,874	27,738
Stock-based compensation (Note 11)	33,972	—
Interest expense (Note 7)	18,608	1,691
Unrealized foreign exchange gain	—	(911)

	(7,776,222)	(211,484)
Changes in non-cash working capital:
Accounts receivable	(299,921)	70,504
Prepaid expenses	(3,317,496)	(403,305)
Accounts payable and accrued liabilities	1,986,907	1,073,867
Deferred revenue	312,151	(5,718)
Income taxes payable	—	27
	(9,111,779)	523,891

Investing activities
Purchase of capital assets	(4,018,919)	(171,053)
Purchase of intellectual property	—	(500,447)
	(4,018,919)	(671,500)
Financing activities
Repayments of proceeds from bank indebtedness	—	(337,636)
Lease payments	(187,103)	(26,956)
Proceeds from long-term debt	—	649
Proceeds from issuance of preference shares and Class A common shares (Note 10 and 11)	—	25,000,000
Share issuance costs (Note 10)	—	(710,797)
	(187,103)	23,925,260

Increase (decrease) in cash and cash equivalents during the period	(13,317,801)	23,777,651

Cash and cash equivalents, beginning of period	46,847,375	1,446,047
Cash and cash equivalents, end of period	$33,529,574	$25,223,698

Supplemental cash flow information
Cash paid for income taxes	$—	$—
Cash paid for interest	—	—

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

1.      Overview and Basis of Presentation

Nature of Operations

Rumble Inc. (“Rumble” or “the Company”) is a full-service video technology provider offering customizable video players, original content videos, and a library of advertisements for use with its video players.

Rumble was incorporated on September 18, 2013 under the Business Corporations Act of Ontario. The Company’s head office and principal place of business is 218 Adelaide Street West, Suite 400, Toronto, Ontario, Canada, M5H 1W7.

Basis of Presentation

The accompanying unaudited condensed consolidated interim financial statements (the “financial statements”) are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include the results of the Company and its wholly-owned subsidiaries, Rumble USA Inc and Locals Technology Inc. (“the Group”). Any reference in these notes to applicable guidance is meant to refer to the authoritative guidance found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”). All intercompany balances and transactions have been eliminated upon consolidation. These financial statements are presented in U.S. dollars, which is the functional currency of the Company, except where otherwise indicated.

These financial statements should be read in conjunction with the Company’s annual consolidated financial statements for the year ended December 31, 2021 (“Annual Financial Statements”). These financial statements have been prepared using the same accounting policies that were described in Note 2 to the 2021 Annual Financial Statements.

The Board of Directors approved these condensed consolidated interim financial statements on August 15, 2022.

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, as of the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates the estimates used, which include but are not limited to the: evaluation of revenue recognition criteria; collectability of accounts receivable; valuation of stock-based compensation awards; assessment and recoverability of long-lived assets; useful lives of long-lived assets; and the realization of tax assets, estimates of tax liabilities, and valuation of deferred taxes. These estimates, judgments, and assumptions are reviewed periodically and the impact of any revisions are reflected in the financial statements in the period in which such revisions are made. Actual results could differ materially from those estimates, judgments, or assumptions, and such differences could be material to the Company’s consolidated financial position and results of operations.

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

2.      Summary of Significant Accounting Policies

Foreign Currency

The functional currency of the Group is the U.S. dollar. Transactions denominated in currencies other than the U.S. dollar are remeasured using end-of-period exchange rates or exchange rates prevailing at the date of the transaction, and the resulting gains or losses are recognized as a component of operating expenses.

Fair Value Measurements

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, lease liabilities, and other liabilities approximated their fair values at June 30, 2022 and December 31, 2021.

The Company evaluates the estimated fair value of financial instruments using available market information and management’s estimates. The use of different market assumptions and/or estimation methodologies could have a significant impact on the estimated fair value amounts. See Note 13 for further details.

Concentration Risk

A meaningful portion of the Company’s revenue (and a substantial portion of the Company’s net cash from operations that it can freely access) is attributable to Service Agreements with a few customers. The Service Agreements are perpetual in nature. See Note 14 for further details.

Revenue Recognition

Revenues are recognized when the control of promised services is transferred to a customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Sales tax and other similar taxes are excluded from revenues.

The Company derives revenues primarily from:

•        Advertising fees

•        Licensing fees and other

Revenues from advertising and licensing fees are generated primarily by delivering content either via the Company’s own or third-party platforms. Advertising revenue customers pay on a cost-per-click or cost-per-view basis, which means that the Company is paid only when a user clicks or views an advertisement. Therefore, these revenues are recognized when a user engages with the advertisement, such as when a user clicks or views the advertisement, or when the advertisement is displayed. Licensing fees are charged on a per video or a flat-fee or monthly basis, and recognized as the related performance obligations are satisfied.

To achieve the core principle of this new standard, the Group applies the following steps:

1. Identification of the contract, or contracts, with the customer

The Company determines to have a contract with a customer when the contract is approved, the Company can identify each party’s rights regarding the services to be transferred, the Company can identify the payment terms for the services, the Company has determined the customer has the ability and intent to pay and the contract has commercial substance.

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

2.      Summary of Significant Accounting Policies (cont.)

2. Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services and the products that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services and the products is separately identifiable from other promises in the contract. The Company’s performance obligations consist of (i) providing a hosting platform for advertisements, and (ii) licensing of Rumble player.

3. Determination of the transaction price

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services to the customer.

4. Allocation of the transaction price to the performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative stand-alone selling price (“SSP”). SSP is determined by allocating the transaction price to each performance obligation in an amount that depicts the amount of consideration the Company expects to be entitled to in exchange for transferring those services to the customer.

5. Recognition of the revenue when, or as, the Company satisfies each performance obligation

Revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised service to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services.

Licensing Fees and Other

Under bulk license agreements, the Company’s obligations include hosting the content libraries for access and searching by the customer, updating the libraries with new content provided by the content owner, and making videos selected by the customer available for download, throughout the term of the contract.

These services are billed based on the access to the content regardless of the number of videos downloaded. All of these services are highly interdependent as the customer’s ability to derive its intended benefit from the contract depends on the entity transferring both the access to the content library overtime and making the videos available as and when required by the customer for download. These services therefore constitute a single performance obligation comprised of a series of distinct services transferred to the customer in a similar manner throughout the contract term. The predominant item in the single performance obligation is a license providing a right to access the content library throughout the license period. For these arrangements, the Company recognizes the total fixed fees under the contract as revenue ratably over the term of the contract as the performance obligation is satisfied, as this best depicts the pattern of control transfer.

For license agreements related to the Rumble player, the Company’s obligations include providing access to the current version the Rumble player throughout the term of the contract. As part of this arrangement, the customer is required to use the most current version of the player and therefore, the utility of the player to the customer is significantly affected by Rumble’s ongoing activities to maintain and support the player. Revenue is therefore recognized ratably over the term of the contract. In addition, certain arrangements related to the

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

2.      Summary of Significant Accounting Policies (cont.)

license of the Rumble player include the monetization of content. In these arrangements, Rumble will manage the provision of services to ad providers and share the revenues with the customers. This revenue is recognized over time as user views occur.

Other revenues include fees earned from tipping features within the Company’s platform as well as certain cloud, subscription, provision of one-time content, and professional services. Fees from tipping features are recognized at a point in time when a user tips on the platform. Both cloud and subscription services are recognized over time for the duration of the contract. Revenues related to provision of one-time content and professional services have stand-alone functionality to the customer and are recognized at a point in time as services are provided.

Variable Consideration

Advertising revenues are based on user engagements. Revenue is recorded at the sales price, which is the transaction price, and includes estimates of variable consideration. The amount of variable consideration that is included in the transaction price is constrained as it is based on number of views and/or clicks that will occur, and is included in the sales price only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue will not occur when the uncertainty is resolved. Further, given that the cost-per-click and/or cost-per-view may vary based on the location of the user, the revenue per click/view is also not determinable until it occurs, and therefore, constrained. Given that the transaction price is specifically related to the performance obligation of providing an advertisement hosting platform that can be viewed and/or clicked by users and the amount of consideration expected by the Company is in exchange for providing these services, advertising revenues are recognized as usage occurs over the term of the advertising contract in line with ASC 606-10-32-40.

Further, the Company may enter into certain licensing arrangements where consideration may be paid in exchange for rights to monetize content, and therefore, total consideration to be received by the Company may be variable in nature. The Company recognizes this non-cash consideration as a contingent payment, and therefore, does not recognize fair value of the user views promised in these arrangements until control over the content is transferred over to the Company. Further, the usage-based royalty exemption has been taken by the Company for these arrangements.

Costs to Obtain a Contract

The Company expenses sales commissions when incurred when the amortization period would have been one year or less. These costs are recorded within sales and marketing expenses.

Principal vs Agent

The Company has taken the position as a principal for both advertising and licensing and other revenues, and therefore recognizes revenues on a gross basis, as it has control over both the content that is monetized as well as the platform over which the content is displayed. Further, the Company manages the monetization of content, has discretion over pricing, bears inventory risk and is the only party to the contract with its customers.

Practical Expedients and Exemptions

The Company does not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less and for contracts for which revenue is recognized at the amount to which the Company has the right to invoice for services performed.

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

2.      Summary of Significant Accounting Policies (cont.)

Costs of Revenues

Costs of revenues primarily consist of costs related to obtaining, supporting and hosting the Company’s product offerings. These costs include content acquisition costs primarily related to payments to content providers from whom videos and other content are licensed; fees are paid to these providers based on revenues generated. Other fees may also be paid to licensees as part of licensing arrangements discussed above. Other costs of revenues include third-party service provider costs such as data center and networking, as well as staffing costs directly related to professional services fees. On January 1, 2022, the Company changed its accounting policy to include amortization and depreciation in the cost of revenues. This change in accounting policy has been applied retrospectively in these financial statements. During the three and six months ended June 30, 2022, the Company allocated amortization and depreciation of $216,414 and $386,901, respectively. During the three and six months ended June 30, 2021, the Company allocated amortization and depreciation of $nil and $nil, respectively.

Deferred Revenue

The Company records amounts that have been invoiced to its clients in either deferred revenue or revenue depending on whether the revenue recognition criteria described above have been met. Deferred revenue includes payments received in advance of performance under the contract.

Contract Assets

The adoption of Topic 606 for revenue recognition included adoption of Subtopic 340-40, Other Assets and Deferred Costs — Contracts with Customers, which requires deferral of the incremental costs of obtaining a contract with a customer. The Company does not have significant contract assets.

Marketing Costs

All marketing costs are expensed as incurred and are included in operating expenses on the condensed consolidated interim statement of comprehensive loss.

Warranties

The Company’s cloud services and software are generally warranted to perform materially in accordance with user expectation under normal use and circumstances. Warranties may not be purchased separately from services, and only provide assurance that the services comply with agreed-upon specifications. The Company has entered into service-level agreements with substantially all of its cloud services customers warranting defined levels of uptime reliability and performance, and permitting those customers to receive credits if the Company fails to meet those levels.

Comprehensive Income (Loss)

ASC 220, Comprehensive Income, establishes standards for reporting and displaying comprehensive loss and its components in the financial statements. Comprehensive loss consists of net loss and other comprehensive loss.

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

2.      Summary of Significant Accounting Policies (cont.)

Interest in a Joint Venture

One of the Group’s subsidiaries has a 30% membership interest in a joint venture based in Florida, USA named Liberatio Special Ventures LLC (“Liberatio”). Liberatio is involved in the development and operation of an ecosystem, intended to provide customers with the ability to process payments and engage in other related value-driven activities. The Group’s interest in Liberatio is accounted for using the equity method in the financial statements.

3.      Business Combinations

Acquisition of Locals Technology Inc.

On October 25, 2021, the Company acquired 100% of the interest in Locals Technology Inc. (“Locals”), a video streaming and content distribution platform, for a total consideration of $7,039,110. The acquisition was accounted for as a business combination using the acquisition method. The breakdown of the fair value of the assets acquired and liabilities assumed is presented as follows:
Cash	$3,420,060
Accounts receivable	900,207
Prepaid expenses	19,726
Capital assets	4,591
Intangible assets	2,759,000
Accounts payable, accruals, and other liabilities	(379,914)
Deferred revenue	(219,000)
Deferred tax liability	(128,459)
Fair value of net identifiable assets acquired	6,376,211

Add: Goodwill	662,899
Total net assets acquired	$7,039,110

Purchase consideration:
Common shares	$7,038,691
Additional paid-in capital	419
Total consideration	$7,039,110

The acquired business contributed revenues of $-718,914 and $932,434 for the three and six months ended June 30, 2022, respectively. Additionally, the acquired business losses of $498,923 and $1,276,989 for the three and six months ended June 30, 2022, respectively.

4.      Revenue from Contracts with Customers

The following table presents revenues disaggregated by type:
	Three months ended June 30		Six months ended June 30
	2022	2021	2022	2021
Advertising	$2,247,680	$1,650,083	$4,757,206	$3,393,906
Licensing and other	2,151,632	474,796	3,686,871	1,063,436
Total revenues	$4,399,312	$2,124,879	$8,444,077	$4,457,342

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

4.      Revenue from Contracts with Customers (cont.)

Deferred Revenue

Deferred revenue recorded at June 30, 2022 is expected to be fully recognized in the year ended June 30, 2023. The deferred revenue balance as of June 30, 2022 was $342,166 (December 31, 2021 - $30,014).

5.      Cash and Cash Equivalents

Cash and cash equivalents as of June 30, 2022 and December 31, 2021 consist of the following:
	June 30, 2022
	Contracted Maturity	Amortized Cost	Fair Market Value	Balance per Balance Sheet
Cash	Demand	$33,529,574	$33,529,574	$33,529,574
Money market funds	Demand	—	—	—

		$33,529,574	$33,529,574	$33,529,574
	December 31, 2021
	Contracted Maturity	Amortized Cost	Fair Market Value	Balance per Balance Sheet
Cash	Demand	$2,847,375	$2,847,375	$2,847,375
Money market funds	Demand	44,000,000	44,000,000	44,000,000

		$46,847,375	$46,847,375	$46,847,375

The Group did not have any short-term or long-term investments at June 30, 2022 or December 31, 2021 except for the investment in a joint venture.

As of June 30, 2022, the Group entered into a guarantee/standby letter of credit for $1,000,000 which will be used towards the issuance of credit for running the day-to-day business operations (December 31, 2021 — $nil).

6.      Capital Assets
	June 30, 2022	December 31, 2021
Computer hardware	$5,070,757	$1,289,702
Furniture and fixtures	42,242	33,484
Leasehold improvements	250,171	21,065
	5,363,170	1,344,251
Accumulated depreciation	(343,605)	(57,402)
Net carrying value	$5,019,565	$1,286,849

Depreciation expense on capital assets for the three and six months ended June 30, 2022 was $174,766 and $286,203, respectively (three and six months ended June 30, 2021 — $2,714 and $2,714)

7.      Right-of-Use Assets and Lease Liabilities

The Group leases several facilities under non-cancelable operating leases with no right of renewal. Right-of-use assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. Right-of-use assets are recognized at

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

7.      Right-of-Use Assets and Lease Liabilities (cont.)

the commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Group uses its respective incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.
		June 30, 2022		December 31, 2021
	Cost	Accumulated Depreciation	Cost	Accumulated Depreciation
Right-of-use assets	$2,058,132	$422,497	$1,698,049	$182,208
Net book value		$1,635,635		$1,515,841

Amortization expense on the right-of-use asset recognized for the three and six months ended June 30, 2022 was $142,620 and $240,289, respectively (three and six months ended June 30, 2021 — $12,606 and $25,024). Interest expense recognized for the three and six months ended June 30, 2022 was $10,618 and $18,608, respectively (three and six months ended June 30, 2021 — $752 and $1,692).

As of June 30, 2022, the weighted-average remaining lease term and weighted-average incremental borrowing rate for the operating leases were 3.59 years and 2.43%, respectively (December 31, 2021 — 4.43 years and 2.1%).

The following shows the undiscounted cash flows for the remaining years under the lease arrangement as at June 30, 2022.
2022	$318,283
2023	595,675
2024	296,339
2025	261,461
2026	264,883
2027	26,468
1,763,109
Less: imputed interest	61,222
1,701,887
Current portion	$587,969
Long-term portion	$1,113,918

8.      Intangible Assets
		June 30, 2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intellectual property	$123,143	$—	$123,143
Domain name	500,448	35,975	464,473
Brand (Note 3)	1,284,000	87,769	1,196,231
Technology (Note 3)	1,475,000	201,651	1,273,349
	$3,382,591	$325,395	$3,057,196

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

8.      Intangible Assets (cont.)

		December 31, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intellectual property	$123,143	$—	$123,143
Domain name	500,448	19,293	481,155
Brand (Note 3)	1,284,000	23,569	1,260,431
Technology (Note 3)	1,475,000	54,151	1,420,849
	$3,382,591	$97,013	$3,285,578

Amortization expense related to intangible assets for the three and six months ended June 30, 2022 was $114,492 and $228,382, respectively (three and six months ended June 30, 2021 — $nil and $nil).

9.      Other Liability

The Company has received certain amounts from a third party to assist with certain operating expenditures of the Company. These amounts are to be repaid upon settlement of those expenditures, and non-interest bearing, and have been treated as a long-term liability. As of June 30, 2022, an amount of $250,000 related to these expenses is recorded in other liability (December 31, 2021 — $250,000).

10.   Temporary Equity

Preference Shares

Authorized

The Company’s Articles of Incorporation authorized an unlimited number of preference shares for issuance.

The Company filed Articles of Amendment dated May 14, 2021 to create and authorize 607,360 Class A Preferred Shares for issuance and to remove the class of preference shares previously authorized. These Class A Preferred Shares rank senior to the Common Shares and have conversion rights that allow each Class A Preferred Share to be converted at the option of the holder at any time and without payment of additional consideration into such number of fully paid and non-assessable Voting Common Shares as is determined by dividing the original issue price of such Class A Preferred Share by the conversion price at the time of conversion, which is initially equal to the original issue price subject to various adjustments.

Issued and outstanding

On May 14, 2021, the Company issued 606.36 Class A Preferred Shares, which were subsequently converted into 606,360 Class A Preference Shares on a stock split in the ratio of 1,000-to-1. No other preference shares have been issued as of or at any time prior to June 30, 2022. These Class A Preferred Shares are redeemable for Class A Common shares of the Company upon a change of control event. As part of the transaction, the holders of these Class A Preferred Shares were also granted an option to purchase additional Common shares in the Company (the “Option Liability”) at a discount of 30%, subject to certain conditions. The total fair value of this financing arrangement was determined to be $35,714,286 due to the upper limit on the discount price provided to the investors. Gross proceeds of $25,000,000 were allocated between the Class A Preferred Shares and the Option Liability by first determining the fair value of the Option Liability at $7,500,000 using a probability weighted scenario over the likelihood of this option to be exercised, with the remaining

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

10.    Temporary Equity (cont.)

$17,500,000 allocated to equity (using a residual value method). Because these Class A Preferred Shares are redeemable upon an event that is outside the control of the Company, these have been classified and presented as temporary equity on the condensed consolidated interim balance sheet.

Transaction costs of $1,015,424 were allocated pro rata between the two components: expenses of $304,627 related to the Option Liability are recorded as finance costs in the consolidated statements of comprehensive loss for the year ended December 31, 2021 with the remaining balance recorded against the value of the Class A Preferred Shares.

Option Liability

As described above, on May 14, 2021, the Class A Preferred Shareholders were granted the right to exercise options for an additional 606.36 Class A Common shares (606,360 post stock split) in the Company subject to certain conditions. The grant date fair value was determined based on the maximum discount available to these Class A Preferred Shareholders and the probability of the conditions attached to this option being met. The change in fair value of this Option Liability is on account of the Company’s re-assessment of the probability of the conditions attached to this option at each reporting period. As the Option Liability was exercised on November 24, 2021, a change in fair value of the Option Liability of $3,214,286 was recorded in the consolidated statements of comprehensive loss (representing the maximum benefit of $10,714,286) in the Annual Financial Statements, and the balance of the liability was extinguished via an increase to the value of the Class A Common shares issued. See Note 11 for further details.

11.    Shareholders’ Equity

Common Shares

Authorized

The Company’s Articles of Incorporation authorized an unlimited number of common shares for issuance.

Articles of Amendment, effective on September 4, 2020, by the Company created two classes of common shares initially named Voting Common Shares, subsequently renamed Class A Common Shares, and Non-Voting Common Shares, subsequently renamed Class B Common Shares. The Company is authorized to issue an unlimited number of each of these classes of common shares.

Class A Common Shares

The holders of Class A Common Shares are entitled to receive dividends at the discretion of the board of directors and are entitled to one vote for each Class A Common Share held at any meeting of shareholders of the Company. The holders of Class A Common Shares are entitled to receive the remaining property of the Company upon liquidation, dissolution, or winding-up, whether voluntary or involuntary, and any other distribution of assets of the Company among its shareholders for the purpose of winding-up of its affairs subject to the rights of the Preference Shares described in Note 10.

Class B Common Shares

The holders of Class B Common Shares are entitled to receive dividends at the discretion of the board of directors. The holders of Class B Common Shares are also entitled to receive the remaining property of the Company upon liquidation, dissolution, or winding-up, whether voluntary or involuntary, and any other

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

11.    Shareholders’ Equity (cont.)

distribution of assets of the Company among its shareholders for the purpose of winding-up of its affairs subject to the rights of the Preference Shares described in Note 10. The holders of Class B Common Shares are not entitled to vote and will not receive notice of any meeting of shareholders of the Company.

Issued and outstanding

The following common shares are issued and outstanding at:
	June 30, 2022		December 31, 2021
	Number	Amount	Number	Amount
Class A Common Shares	8,119,690	$43,223,609	8,119,690	$43,223,609
Class B Common Shares	135,220	129,761	135,220	129,761

Balance	8,254,910	$43,353,370	8,254,910	$43,353,370

On October 25, 2021, the Company effected a stock split of the then outstanding Common and Preference shares at a ratio of 1,000-to-1. Stockholders received a whole share for fractional shares (if applicable) and the par value per common stock remains unchanged. A proportionate adjustment was made to the maximum number of shares issuable under the stock option plan, as amended.

On November 24, 2021, the Company issued 172,070 Class A Common Shares upon the exercise of the Option Liability at a price of $145.29 per share for gross cash proceeds of $25,000,000.

Warrants

On September 14, 2020, the Company issued a warrant to an arm’s length party in exchange for services. This warrant is convertible to Class B Common Shares equal to 5% undiluted interest in the Company’s total equity at an exercise price of $0.01 CAD per Class B Common Share and expiration term of 20 years. The warrant is subject to a performance condition that was met as of December 31, 2021 and the fair value of the warrant on the grant date, estimated to be $731,281 was recorded in additional paid-in capital as of December 31, 2021.

Restricted Stock Units

During the year ended December 31, 2021, the Company issued 10,625 Restricted Class B Common Shares as part of certain employment agreements as well as consideration for the Locals’ acquisition (Note 3). Certain of these Restricted Class B Common Shares had a performance based vesting condition that was met as of December 31, 2021 and the fair value of the restricted stock units on the grant date, estimated to be $110,838 was recorded in Class B Common Shares as of December 31, 2021.

Stock Options

On September 1, 2020, the Board of Directors of the Company authorized and approved a stock option plan which was amended and restated on April 1, 2021 and October 21, 2021. The amendment dated October 21, 2021 (the “Plan”) replaces and supersedes the previous stock option plans of the Company. In accordance with the Plan, stock options may be granted to employees, advisory board members, directors and officers of the Company and any present or future subsidiaries at an exercise price determined by the Board of Directors at the date of grant. The aggregate number of shares of the Company which may be issued and sold under the stock option plan shall be subject to authorization by the Company’s Board of Directors from time to time and is currently limited to the number of options currently granted. Under the stock option plan, participants are granted options which are subject to certain performance or service conditions.

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

11.    Shareholders’ Equity (cont.)

All options to purchase common shares of the Company which were granted pursuant to earlier plans shall remain outstanding in accordance with their terms, provided that from the effective date of the Plan such existing options shall be governed by this Plan.

Conditions related to the performance based options had been met as of December 31, 2021, and as such, the fair value of the stock options was recognized in additional paid-in capital as of December 31, 2021.

The grant date fair values of the options issued under the Plan on various dates were in the range of $0.27 to $30.57 per option and were determined using the Black-Scholes option pricing model based upon the following assumptions:
Share price	$1.93 – $41.23
Exercise price	$0.48 – $165.80
Risk free interest rate	0.52% – 1.33%
Volatility	60% – 85%
Expected life	3 – 20 years
Dividend rate	0.00%

The Company estimated the volatility by reference to comparable companies that are publicly traded.

Stock option transactions are summarized as follows:
	Six months ended June 30, 2022		Twelve months ended December 31, 2021
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Outstanding,
beginning of year	3,531,064	$2.25	3,433,000	$0.48
Granted	—	—	98,064	64.28

Outstanding,
end of period	3,531,064	$2.25	3,531,064	$2.25
Vested and exercisable	3,501,967	$1.38	3,493,297	$1.17

The total unrecognized compensation cost for stock options issued as at June 30, 2022 is $106,279 (December 31, 2021 — $141,672) which is expected to be recognized over a weighted-average period of 1.82 years (December 31, 2021 — 2.32 years).

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

11.    Shareholders’ Equity (cont.)

The weighted average fair value of the outstanding options as of June 30, 2022 was $0.73 (December 31, 2021 — $0.73). Share options outstanding at June 30, 2022 and December 31, 2021 have the following expiry dates and exercise prices:

Expiry	Exercise Price	Share Options June 30, 2022	Share Options December 31, 2021
2024	$159.87	30,144	30,144
2026	41.23	22,870	22,870
2027	4.52	8,370	8,370
2031	41.23	2,430	2,430
2040	0.48	3,433,000	3,433,000
2041	41.23	34,250	34,250
Total		3,531,064	3,531,064
Weighted average remaining contractual life of options outstanding		18 years	20 years

The Company recognized share-based compensation expense for the three and six months ended June 30, 2022 of $16,986 and $33,972, respectively (three and six months ended June 30, 2021 — $nil and $nil).

12.    Commitments and Contingencies

In the normal course of business, to facilitate transactions in services and products, the Company indemnifies certain parties. The Company has agreed to hold certain parties harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties. Several of these agreements limit the time within which an indemnification claim can be made and the amount of the claim. In addition, the Company has entered into indemnification agreements with its officers and directors, and its bylaws contain similar indemnification obligations to its agents.

Furthermore, many of the Company’s agreements with its customers and partners require the Company to indemnify them for certain intellectual property infringement claims against them, which would increase costs as a result of defending such claims, and may require that we pay significant damages if there were an adverse ruling in any such claims. Customers and partners may discontinue the use of the Company’s services and technologies as a result of injunctions or otherwise, which could result in loss of revenues and adversely impact the business.

It is not possible to make a reasonable estimate of the maximum potential amount under these indemnification agreements due to the unique facts and circumstances involved in each particular agreement. As of June 30, 2022 and December 31, 2021, there were no material indemnification claims that were probable or reasonably possible.

As of June 30, 2022, Rumble received notification of a lawsuit against the Company and one of its shareholders seeking a variety of relief including rescission of a share sale agreement with the company or damages alleged to be worth $419.0 million. The company is defending the claim and considers that the likelihood that it will be required to make a payment to the plaintiff to be remote.

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

13.    Fair Value Measurements

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the most advantageous market for the asset or liability in an orderly transaction. Fair value measurement is based on a hierarchy of observable or unobservable inputs. The standard describes three levels of inputs that may be used to measure fair value.
Level 1 —	Inputs to the valuation methodology are quoted prices available in active markets for identical investments as of the reporting date;
Level 2 —

Inputs to the valuation methodology other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and the fair value can be determined through the use of models or other valuation methodologies; and

Level 3 —

Inputs to the valuation methodology are unobservable inputs in situations where there is little or no market activity of the asset and liability and the reporting entity makes estimates and assumptions relating to the pricing of the asset or liability, including assumptions regarding risk. This includes certain cash flow pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company may measure eligible assets and liabilities at fair value, with changes in value recognized in profit and loss. Fair value treatment may be elected either upon initial recognition of an eligible asset or liability or, for an existing asset or liability, if an event triggers a new basis of accounting. The Company did not elect to remeasure any of its existing financial assets or liabilities, and did not elect the fair value option for any financial assets or liabilities transacted in the three and six months ended June 30, 2022 and 2021.

14.    Financial Instrument Risks

The Company is exposed to the following risks that arise from its use of financial instruments:

Market Risk

Market risk is the risk of loss that may arise from changes in market factors such as interest rates, foreign exchange rates, and commodity and equity prices.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company has no variable interest-bearing debt and therefore, exposure to interest rate risk is minimal at this time.

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

14.    Financial Instrument Risks (cont.)

Foreign Currency Risk

For the Company’s foreign currency transactions, the fluctuations in the respective exchange rates relative to the Canadian dollar will create volatility in the Company’s cash flows on a period-to-period basis. Additional earnings variability arises from the translation of monetary assets and liabilities denominated in foreign currencies at the rates of exchange at each consolidated balance sheet date, the impact of which is reported as a foreign exchange gain or loss in the determination of comprehensive loss for the period.

Liquidity Risk

Liquidity risk is the risk that the Company encounters difficulty in meeting its obligations associated with financial liabilities. Liquidity risk includes the risk that, as a result of operational liquidity requirements, the Company will not have sufficient funds to settle a transaction on the due date; will be forced to sell financial assets at a value which is less than what they are worth; or may be unable to settle or recover a financial asset. Liquidity risk arises primarily from the Company’s accounts payable and accrued liabilities.

The Company focuses on maintaining adequate liquidity to meet its operating working capital requirements and capital expenditures. The majority of the Company’s financial liabilities are due within one year.

Credit Risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Company is exposed to credit risk resulting from the possibility that a customer or counterparty to a financial instrument defaults on their financial obligations or if there is a concentration of transactions carried out with the same counterparty. Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable.

The Company’s cash and cash equivalents are held in reputable banks in its country of domicile and management believes the risk of loss to be remote. The Company is exposed to credit risk in the event of default by its customers. Accounts receivables are recorded at the invoiced amount, do not bear interest, and do not require collateral. For the three and six months ended June 30, 2022, a few customers accounted for $2,646,150 and $5,228,178 or 60% and 62% of revenue, respectively. For the three and six months ended June 30, 2021, a few customers accounted for $1,813,789 and $3,938,052 or 85% and 88% of revenue, respectively. As of June 30, 2022, a few customers accounted for 38% of accounts receivables (December 31, 2021 — 90%); the expected credit loss is not considered material.

15.    Related Party Transactions

The Company’s related parties include directors, shareholders and key management.

Compensation paid to related parties totaled $347,874 and $698,019 for the three and six months ended June 30, 2022, respectively (three and six months ended June 30, 2021 — $610,910 and $779,292). In addition, the Company paid stock-based compensation to key management amounting to $1,285 and $5,903 for the three and six months ended June 30, 2022, respectively (three and six months ended June 30, 2021 — $nil and $nil).

On May 25, 2021, the Company purchased the rights to the domain license for $500,449 from a related party. The purchase price of the domain license was determined based on a contractually agreed price.

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

15.    Related Party Transactions (cont.)

The Company incurred related party expenses for personnel services of $446,369 and $829,149 during the three and six months ended June 30, 2022, respectively (three and six months ended June 30, 2021 — $255,351 and $447,274). As of June 30, 2022, accounts payable for personnel service was $149,343 (December 31, 2021 — $115,485).

As of June 30, 2022, the Company is owed $390,000 from related parties carrying an interest rate of 0.19% per annum, for a Company’s subsidiary’s domain name (December 31, 2021 — $nil).

There were no other related party transactions during these periods.

16.    Segment Information

Disclosure requirements about segments of an enterprise establish standards for reporting information regarding operating segments in annual financial statements. These requirements include presenting selected information for each segment. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding how to allocate resources and assess performance. The Company’s chief decision-maker is its chief executive officer. The Company and its chief decision-maker view the Company’s operations and manage its business as one operating segment.

The following presents the revenue by geographic region:
	Three months ended		Six months ended
	2022	June 30 2021	2022	June 30 2021
United States	$4,253,553	$2,080,913	$8,139,712	$4,283,999
Canada	80,158	3,727	157,229	23,716
Other	65,601	40,239	147,136	149,627
	$4,399,312	$2,124,879	$8,444,077	$4,457,342

The Company tracks assets by physical location. Long-lived assets consists of capital assets, net, and are shown below:
	June 30 2022	December 31, 2021
United States	$4,540,938	$927,322
Canada	478,627	359,527
	$5,019,565	$1,286,849

17.    Subsequent Events

On August 11, 2022, the Company and CF Acquisition Corp. VI (Nasdaq: CFVI), a special purpose acquisition company sponsored by Cantor Fitzgerald, announced that the Securities and Exchange Commission had declared effective, the Form S-4 (Registration Statement under the Securities Exchange Act of 1933) in connection with their proposed business combination. On September 16, 2022, following the approval of the stockholders of CFVI at its Special Meeting of Stockholders held on September 15, 2022, pursuant to the terms of the business combination agreement for the proposed business combination (the “BCA”) and by means of an arrangement under Section 182 of the Business Corporations Act (Ontario), and in accordance

Rumble Inc. Notes to the Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) (Unaudited)
For the three and six months ended June 30, 2022 and 2021

17.    Subsequent Events (cont.)

with the terms and conditions set forth in the BCA, the Company and CF VI completed the closing of the transactions contemplated by the BCA. Upon closing, the combined company was renamed Rumble Inc. and is trading on the NASDAQ Global Market under the ticker “RUM”.

In accordance with ASC 855-10-55-1, the Company’s management reviewed all material events through September 22, 2022, and there were no material subsequent events other than those disclosed above.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Locals Technology Inc.

We have audited the accompanying financial statements of Locals Technology Inc. (a Delaware corporation), which comprise the balance sheets as of December 31, 2020, and December 31, 2019, and the related statements of comprehensive loss, shareholders’ equity, and cash flows for the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Locals Technology Inc. as of December 31, 2020, and December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2020, and the period from March 4, 2019 to December 31, 2019 then ended in accordance with accounting principles generally accepted in the United States of America.

Chartered Professional Accountants
Licensed Public Accountants

Toronto, ON
January 31, 2022

Locals Technology Inc. Statements of Comprehensive Loss
	For the year ended December 31, 2020	For the period ended March 4 to December 31, 2019
Revenues	$146,431	$24
Cost of revenues	101,986	—
Gross profit	$44,445	$24

Operating expenses
General and administrative	$253,109	$76,575
Research and development	347,235	88,295
Sales and marketing	74,689	67
Stock based compensation	57,014	3,065
Depreciation and amortization	27,810	4,444
Total operating expenses	759,857	172,446
Loss from operations	(715,412)	(172,422)
Interest income, net	345	7
Other income, net	—	124
Change in fair value of Simple Agreement for Future Equity	(80,853)	25,557
Loss before income taxes	(795,920)	(146,734)
Income tax expense (Note 4)	(125)	—
Net and comprehensive loss	$(796,045)	$(146,734)

The accompanying notes are an integral part of these financial statements.

Locals Technology Inc. Balance Sheets
December 31	2020	2019
Assets
Current assets
Cash	$874,622	$402,450
Accounts receivable, net	59,700	10
Prepaid expenses	7,600	922
	941,922	403,382
Capital assets	4,703	—
Intangible asset (Note 3)	442,439	469,106
	$1,389,064	$872,488

Liabilities and Shareholders’ Equity (Deficit)

Current liabilities
Accounts payable and accrued liabilities	$142,038	$18,108
Simple Agreement for Future Equity (“SAFE”) (Note 5)	—	274,443
Due to related parties (Note 10)	36,438	10,055
	178,476	302,606
Due to related parties – long-term (Note 10)	365,000	390,000
	543,476	692,606
Commitments and contingencies (Note 7)

Shareholders’ Equity (Deficit)
Common shares, $0.0001 par value per share, 15,500,000 authorized; 9,639,871 (2019 – 10,000,000 units) issued and outstanding	57,978	76,616
Members’ contribution	—	250,000
Preference shares, $0.0001 par value per share, 4,400,000 authorized; 3,003,318 (2019 – nil) issued and outstanding	300	—
Deficit	(942,779)	(146,734)
Additional paid-in capital (Note 6)	1,730,089	—
	845,588	179,882
	$1,389,064	$872,488

On behalf of the Board:

Ryan Milnes	Director
Paul Cappuccio	Director

The accompanying notes are an integral part of these financial statements.

Locals Technology Inc. Statements of Shareholders’ Equity (Deficit) For the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019
	Units	Members’ contribution	Common shares		Preference shares		Additional paid-in capital	Deficit	Total
			Shares	Value	Shares	Value
Balance, March 4, 2019	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of founders’ units (Note 6)	8,370,000	1	—	—	—	—	—	—	1
Members’ contribution (Note 6)	630,000	250,000	—	—	—	—	—	—	250,000
Issuance of founders’ units in exchange for assets and services (Note 6)	1,000,000	76,615	—	—	—	—	—	—	70,615
Net and comprehensive loss	—	—	—	—	—	—	—	(146,734)	(146,734)
Balance, December 31, 2019	10,000,000	$326,616	—	$—	—	$—	$—	$(146,734)	$179,882
Conversion to preference shares (Note 6)	(630,000)	(250,000)	—	—	630,000	63	249,937	—	—
Conversion of units to common shares (Note 6)	(9,370,000)	(76,616)	9,370,000	937	—	—	76,616	—	937
Conversion of SAFEs to preference shares (Note 6)	—	—	—	—	691,641	69	355,227	—	355,296
Issuance of preference shares (Note 6)	—	—	—	—	1,681,675	168	1,048,309	—	1,048,477
Compensation cost for shares vesting over time	—	—	—	36,774	—	—	—	—	36,774
Issuance of restricted common shares (Note 6)	—	—	269,871	20,267	—	—	—	—	20,267
Net and comprehensive loss	—	—	—	—	—	—	—	(796,045)	(796,045)
Balance, December 31, 2020	—	$—	9,639,871	$57,978	3,003,316	$300	$1,730,089	$(942,779)	$845,588

The accompanying notes are an integral part of these financial statements.

Locals Technology Inc. Statements of Cash Flows
	For the year ended December 31, 2020	For the period ended March 4 to December 31, 2019
Cash flows provided by (used in)

Operating activities
Net and comprehensive loss for the year (period)	$(796,045)	$(146,734)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation of capital assets	1,143	—
Amortization of intangible assets	26,667	4,444
Stock based compensation (Note 6)	57,014	3,065
Change in fair value of SAFE (Note 5)	80,853	(25,557)
	(630,368)	(164,782)
Changes in non-cash working capital:
Accounts receivable, net	(59,690)	(10)
Prepaid expenses	(6,678)	(922)
Accounts payable and accrued liabilities	123,930	18,108
	(572,806)	(147,606)

Investing activities
Purchase of capital assets	(5,846)	—

Financing activities
Net advances from related parties	1,383	56
Proceeds on issuance of SAFE	—	300,000
Proceeds on members contributions	—	250,000
Proceeds on issuance of common shares	937	—
Proceeds on issuance of restricted common shares	27	—
Proceeds on issuance of preference shares	1,100,998	—
Financing costs paid on issuance of preference shares	(52,521)	—
	1,050,824	550,056

Increase in cash during the year	472,172	402,450

Cash, beginning of year	402,450	—
Cash, end of year	$874,622	$402,450

The accompanying notes are an integral part of these financial statements.

Locals Technology Inc. Notes to the Financial Statements For the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019

1.      Overview and Basis of Presentation

Nature of Operations

Locals Technology Inc. (“Locals” or “the Company”) is a technology platform for video content creators to publish their content, interact with their supporters, and monetize via subscription.

Locals was formed under Seastead Digital LLC (“Seastead”) under the California General Corporation Law. On December 10, 2019, Seastead filed an amendment to the Articles of Origination in California to change its name to Locals LLC. On March 4, 2020, Locals LLC filed a certificate of conversion in California to be a Delaware entity. Locals incorporated on March 12, 2020 under the Delaware General Corporation Law. The Company’s head office and principal place of business is 3500 S Dupont Highway, Dover, Delaware, 19901, United States of America.

Basis of Presentation

The accompanying financial statements (the “financial statements”) are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include the results of the Company. Any reference in these notes to the applicable guidance is meant to refer to the authoritative guidance found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”). These financial statements are presented in U.S. dollars, which is the functional currency of the Company, except where otherwise indicated.

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, as at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates the estimates used, which include but are not limited to: the evaluation of revenue recognition criteria; the collectability of accounts receivable; the valuation of SAFEs; the valuation of stock-based compensation awards; the assessment and recoverability of long-lived assets; useful lives of long-lived assets; and the realization of tax assets, estimates of tax liabilities, and valuation of deferred taxes. These estimates, judgments, and assumptions are reviewed periodically and the impact of any revisions are reflected in the financial statements in the period in which such revisions are made. Actual results could differ materially from those estimates, judgments, or assumptions, and such differences could be material to the Company’s financial position and results of operations.

2.      Summary of Significant Accounting Policies

Fair Value Measurements

The carrying amounts of the Company’s financial instruments, which include cash, accounts receivable, accounts payable and accrued liabilities, and due to related parties approximated their fair values at December 31, 2020 and 2019.

The Company evaluates the estimated fair value of financial instruments using available market information and management’s estimates. The use of different market assumptions and/or estimation methodologies could have a significant impact on the estimate fair value amounts. All financial instruments are considered Level 1 in the fair value hierarchy, with the exception of SAFEs which are considered Level 3. See Note 8 for further details.

Locals Technology Inc. Notes to the Financial Statements For the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019

2.      Summary of Significant Accounting Policies (cont.)

Revenue Recognition

Upon inception on March 4, 2019, the Company adopted ASC Topic 606, Revenue from Contracts with Customers.

Revenues are recognized when the control of promised goods or services is transferred to a customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Sales tax and other similar taxes are excluded from revenues.

To achieve the core principle of this new standard, the Company apply the following steps:

1.      Identification of the contract, or contracts, with the customer

The Company determines to have a contract with a customer when the contract is approved, the Company can identify each party’s rights regarding the services to be transferred, the Company can identify the payment terms for the services, the Company has determined the customer has the ability and intent to pay and the contract has commercial substance.

2.      Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services and the products is separately identifiable from other promises in the contract. The Company’s performance obligation consist of providing a platform for creators.

3.      Determination of the transaction price

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services to the customer.

4.      Allocation of the transaction price to the performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price (“SSP”).

5.      Recognition of the revenue when, or as, the Company satisfies each performance obligation

Revenue is recognized over the time the related performance obligation is satisfied by transferring the control of the promised service to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services.

The Company drives its revenue from the following sources:

Subscription Fees

Subscription fees are generated primarily via the provision of a platform for creators to create and share content. These arrangements do not provide the creators with the right to take possession of the software operating the platform. Instead, the creators are granted continuous access over their contractual period. Accordingly, revenue is recognized over time on a monthly usage basis.

Locals Technology Inc. Notes to the Financial Statements For the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019

2.      Summary of Significant Accounting Policies (cont.)

Transaction Fees

Transaction fees are generated through the processing of the Company’s digital currency that provide users access to the creators’ content over a certain period of time. Revenue is recognized over the duration of the subscription period on a straight-line basis.

Principal vs Agent Considerations

The Company evaluates whether it is a principal or an agent in its arrangements with creators as well as other users of its platforms. The Company defines the creators using the platform to provide content as its customers, has discretion in fees charged to them as well as providing access to its platform, and maintains control over its platform. As such, the Company is determined to be a principal in this relationship and records revenues generated from both subscription and transaction processing services on a gross basis. Fees charged by the creators to their end users are outside of the scope of revenue arrangements of the Company.

Costs to Obtain a Contract

The Company expenses sales commissions when incurred because the amortization period would have been one year or less. These costs are recorded within sales and marketing expenses.

Practical Expedients and Exemptions

The Company does not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less and for contracts for which revenue is recognized at the amount to which the Company has the right to invoice for services performed.

Costs of Revenues

Costs of revenues primarily consist of costs related to obtaining, supporting and hosting the Company’s service offerings. These costs include payment processing costs paid to third-parties and other fees paid to licensees as part of licensing arrangements discussed above.

Contract Assets

The adoption of Topic 606 for revenue recognition included adoption of Subtopic 340-40, Other Assets and Deferred Costs — Contracts with Customers, which requires deferral of the incremental costs of obtaining a contract with a customer. The Company does not have significant contract assets.

Software Development Costs

Costs incurred to develop software applications used in the Company’s product offerings consist of certain external direct costs of materials and services incurred in developing or obtaining internal-use computer software and other associated payroll and payroll-related costs for those employees directly associated with the software project. Capitalization begins when the preliminary project stage is complete, management authorizes and commits to funding the project, completion of the project is probable, the software will be used to perform its intended functionality, and certain quality standards are met. Qualified costs incurred once the Company’s software applications are operational that relate to upgrades and enhancements are capitalized to the extent it is probable that they will result in added functionality, while costs that cannot be separated between maintenance or minor upgrades to internal-use software are expensed as incurred. Capitalized costs are amortized on a straight-line basis over the expected useful life of the software.

Locals Technology Inc. Notes to the Financial Statements For the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019

2.      Summary of Significant Accounting Policies (cont.)

All development costs that do not meet the criteria for capitalization are expensed as incurred, and are included in research and development expenses on the Statements of Comprehensive Loss.

Marketing Costs

All marketing costs are expensed as incurred and are included in sales and marketing expenses on the Statements of Comprehensive Loss.

Warranties

The Company’s cloud services and software are generally warranted to perform materially in accordance with user documentation under normal use and circumstances. Warranties may not be purchased separately from services, and only provide assurance that the services comply with agreed-upon specifications. No credits or refunds are associated with such warranties.

Income Taxes

The Company accounts for income taxes in accordance with the provisions of ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined on the basis of the difference between the tax bases of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is established for deferred tax assets for which realization is uncertain.

Uncertain tax positions are accounted for in accordance with ASC 740, “Income Taxes,” which prescribes a comprehensive model for the manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the company has taken or expects to take on a tax return. ASC 740 applies to income taxes and is not intended to be applied by analogy to other taxes, such as sales taxes, value-add taxes, or property taxes. The Company reviews its nexus in various tax jurisdictions and the Company’s tax positions related to all open tax years for events that could change the status of its ASC 740 liability, if any, or require an additional liability to be recorded. Such events may be the resolution of issues raised by a taxing authority, expiration of the statute of limitations for a prior open tax year or new transactions for which a tax position may be deemed to be uncertain. Those positions, for which management’s assessment is that there is more than a 50 percent probability of sustaining the position upon challenge by a taxing authority based upon its technical merits, are subjected to the measurement criteria of ASC 740. The Company records the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. Any ASC 740 liabilities for which the Company expects to make cash payments within the next twelve months are classified as “short term.”

Stock-Based Compensation

The Company offers a stock option plan for certain employees, advisory board members, directors, officers and consultants under which certain stock options have been issued. The Company applies the provisions of ASC 718, Stock-based Compensation, which requires companies to measure all employee stock-based compensation awards using the fair value method. Under this method, the fair value of each option grant is estimated on the date of grant and the Company records compensation expense based on the estimated fair value over the requisite service period for each award, which generally equals the vesting period. For service-based options, the Company uses the straight-line amortization method for recognizing stock-based compensation expense over the requisite service period.

Locals Technology Inc. Notes to the Financial Statements For the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019

2.      Summary of Significant Accounting Policies (cont.)

The Company values stock options using the Black-Scholes option pricing model. The use of this valuation model involves assumptions that are judgmental and highly sensitive in the determination of compensation expense and include the share price, the expected life of the option and the share price volatility.

When options are exercised, the corresponding additional paid-in capital and the proceeds received by the Company are credited to share capital. If stock options are repurchased, the excess of the consideration paid over the carrying amount of the stock or stock options repurchased is charged to additional paid-in capital and/or deficit.

Comprehensive Income (Loss)

ASC 220, Comprehensive Income, establishes standards for reporting and displaying comprehensive income (loss) and its components in the financial statements. Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss).

Accounts Receivable and Allowance for Cumulative Expected Credit Losses

Accounts receivable includes current outstanding invoices billed to customers due under customary trade terms. The term between invoicing and when payment is due is not significant.

The Company maintains an allowance for credit losses for accounts receivable, which is recorded as an offset to accounts receivable and changes in such are classified as general and administrative expense in the Statements of Comprehensive Loss. Collectability is assessed by reviewing accounts receivable on a collective basis where similar characteristics exist and on an individual basis when specific customers are identified with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Company considers historical collectability based on past due status, customer-specific information, market conditions, and reasonable and supportable forecasts of future economic conditions to inform adjustments to historical loss data.

For the year ended December 31, 2020, the Company considered the impact of COVID-19 on its assessment of expected credit and collectability trends. Volatility in market conditions and evolving credit trends are difficult to predict and may cause variability and volatility that may have a material impact on the allowance for credit losses in future periods. The allowance for credit losses at December 31, 2020 was not material (December 31, 2019 — not material).

Right-of-Use Asset and Lease Liability

The Company accounts for its right-of-use assets and lease liabilities in accordance with ASC 842, Leases. Practical expedient has been taken for low value and short-term (less than one year) leases. The Company does not have any lease arrangements that do not meet this expedient criteria.

Long-Lived Assets and Other Acquired Intangible Assets

The Company reviews long-lived assets and identifiable intangible assets for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During this review, the Company re-evaluates the significant assumptions used in determining the original cost and estimated lives of long-lived assets. Although the assumptions may vary from asset to asset, they generally include operating results, cash flows, and other indicators of value. Management then determines whether the remaining useful life continues to be appropriate, or whether there has been an impairment of long-lived assets

Locals Technology Inc. Notes to the Financial Statements For the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019

2.      Summary of Significant Accounting Policies (cont.)

based primarily upon whether expected future undiscounted cash flows are sufficient to support the assets’ recovery. If impairment exists, the Company adjusts the carrying value of the asset to fair value, generally determined using a discounted cash flow analysis.

Recently Adopted Accounting Pronouncements

Upon inception on March 4, 2019, the Company adopted ASC 606, Revenue from Contracts with Customers. Further details of the Company’s revenue recognition are included previously in this Note.

Upon inception on March 4, 2019, the Company adopted ASC 842, Leases. Further details of the Company’s lease accounting are previously included in this Note.

Effective January 1, 2020, the Company adopted ASC 326, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. This guidance replaces the existing incurred loss impairment model with an expected credit loss model, which requires the use of forward-looking information to calculate credit loss estimates and results in earlier recognition of credit losses. The Company adopted ASC 326 using the modified retrospective approach as of January 1, 2020. The cumulative effect upon adoption was not material to the financial statements.

Future Accounting Pronouncements

The Company has reviewed the FASB issued ASU accounting pronouncements and interpretations thereof that have effective dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and do not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s management.

COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 Outbreak”) and the risks to the international community as the virus spreads globally. On March 11, 2020, the WHO classified the COVID-19 outbreak as a global pandemic, based on the rapid increase in exposure globally.

The Company has undertaken measures to safeguard its employees and workplaces by enabling employees to work and collaborate remotely in order to continue its operations and deliver the same level of service as it did under normal operating circumstances.

The full impact of the COVID-19 outbreak continues to evolve as of the date of these financial statements. Management is actively monitoring the global situation and the resulting impact it could have on the Company’s financial condition, liquidity, operations, industry, and workforce. Management believes that the nature of its services and of the related revenues and expenses has allowed for the Company to mitigate potential negative impacts of the pandemic that have affected other businesses, such as slower cash collections and potential reductions of revenues.

Locals Technology Inc. Notes to the Financial Statements For the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019

3.      Intangible Asset

During the period ended December 31, 2019, the Company acquired the rights and title to a domain for a value of $400,000 (Note 10), which has been classified as a definite life of 15 years.

As at December 31, 2020, the balance outstanding towards the payment of this intangible asset was $390,000 (2019 – $400,000).

In addition, the Company acquired intellectual property (IP) assets during the period ended December 31, 2019, in exchange for common shares. The IP assets have been valued at $73,550 and has been classified as an indefinite life intangible asset. During the periods ended December 31, 2020 and 2019, the Company did not note any events or circumstances that would indicate impairment on this indefinite life intangible asset.

	Domain	IP Assets	Total
Cost:
Balance at December 31, 2019	$400,000	$73,550	$473,550
Additions	—	—	—
Balance at December 31, 2020	$400,000	$73,550	$473,550

Accumulated amortization:
Balance at December 31, 2019	$4,444	$—	$4,444
Amortization in the year	26,667	—	26,667
Balance at December 31, 2020	$31,111	$—	$31,111

Net carrying amounts:
December 31, 2019	$395,556	$73,550	$469,106
December 31, 2020	$368,889	$73,550	$442,439

4.      Income Taxes

The difference between the tax calculated on income before income tax according to the statutory tax rate and the amount of the income tax included in the income tax expense is reconciled as follows:

	2020	2019
Loss before income taxes	$(795,920)	$(146,734)
Statutory income tax rate	31.27%	21.00%
Income tax recovery at statutory income tax rate	(248,884)	(30,814)
Valuation allowance	247,663	36,181
Permanent items	27,584	(5,367)
Tax credit	(8,672)	—
Change in tax rate	(17,691)	—
Other	125	—
Current income tax expense	$125	$—

Deferred tax asset/ liability:
Taxable variance in capital assets	(1,470)	—
Taxable variance in intangible assets	35,610	25,595
Net operating losses carryforward	241,032	10,586
Federal tax credit carryforward	8,672	—
Valuation allowance	(283,844)	(36,181)
Deferred tax asset (liability)	$—	$—

The Company’s net operating loss carryforward of $770,811 (2019 — $50,411) can be carried indefinitely.

Locals Technology Inc. Notes to the Financial Statements For the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019

5.      Simple Agreement for Future Equity (“SAFE”)

In 2019, the Company entered into a series of SAFE arrangements for proceeds of $300,000. The SAFE provides the holder the right to either (a) future equity in the Company when it completes an equity financing, or (b) future equity in the Company or cash proceeds if there is a liquidity event. The terms of the SAFE arrangements are as such that the number of shares issuable to the investor is variable depending on the occurrence, or non-occurrence, of specified future events and conditions, based on the pre-money valuation cap of such SAFE arrangements.

The Company designated the SAFE arrangements as financial liabilities in accordance with ASC Topic 480, Distinguishing Liabilities from Equity. On initial recognition, the Company measured the liability at an amount equal to the aggregate proceeds that were received from investors in exchange for the SAFEs. For the year ended December 31, 2020, the Company recognized a fair value adjustment on revaluation of the SAFEs of $80,853 (2019 — $20,557).

In 2020, the Company entered into a qualifying equity financing transaction. As a result, the SAFE arrangements were converted to 691,641 preference shares. The Company recognized a fair value adjustment on conversion to equity of $355,296.

6.      Shareholders’ Equity Members Units

On March 4, 2019, Seastead Digital LLC issued 8,370,000 Class A founder member units to its two members valued at a nominal amount. On July 1, 2019, Seastead Digital LLC issued 630,000 Class B member units for proceeds of $250,000. On November 1, 2019, Seastead Digital LLC issued 1,000,000 Class A-1 member units in exchange for IP Assets and services. The Class A-1 member units were valued at $0.141 per unit with 500,000 Class A-1 units being recognized as an intangible asset and the remaining 500,000 Class A-1 units being recognized over time as they vest. The Company recorded $3,315 worth of expense during the year ended December 31, 2019 in related to the services provided for the Class A-1 units.

On December 10, 2019, Seastead Digital LLC filed an amendment to the Articles of Origination in California to change the name to Locals LLC.

Preference Shares

Authorized

At formation, the Company’s Certificate of Incorporation authorized 630,000 of preference shares for issuance. On March 12, 2020, the Company’s Certificate of Incorporation was amended and restated to authorize an additional 3,770,000 preference shares, for a total of 4,400,000 preference shares. The par value of preference shares is $0.0001 per share.

The holders of preference shares are entitled to received dividends at the discretion of the board of directors in an amount equal to common shares and are entitled to one vote for each preference share held at any meeting of shareholder of the Company. The holders of preference shares are entitled to receive the remaining property of the Company upon liquidation, dissolution, or winding-up, whether voluntary or involuntary, and any other distribution of assets of the Company among its shareholders for the purpose of winding-up of its affairs. The holders of preference share have the right to convert into common shares.

On March 12, 2020, the predecessor Limited Liability Corporation was converted into Locals Technology Inc. Upon conversion, the Company issued 630,000 preference shares for the members contribution of $250,000.

On March 12, 2020, the SAFE converted into preference shares (Note 5).

Locals Technology Inc. Notes to the Financial Statements For the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019

6.      Shareholders’ Equity Members Units (cont.)

Throughout 2020, the Company issued 1,681,677 preference shares for proceeds of $1,100,998. Financing costs of $52,521 were recorded against preference shares. The Company recognized $168 as preference shares and $1,048,309 as additional paid-in capital.

Common Shares

Authorized

The Company’s Articles of Incorporation authorized 15,500,000 of common shares for issuance. The par value of common shares is $0.0001 per share.

The holders of common shares are entitled to receive dividends at the discretion of the board of directors and are entitled to one vote for each common share held at any meeting of shareholders of the Company. The holders of common shares are entitled to receive the remaining property of the Company upon liquidation, dissolution, or winding-up, whether voluntary or involuntary, and any other distribution of assets of the Company among its shareholders for the purpose of winding-up of its affairs subject to the rights of the preference shares described above.

On March 12, 2020, the Company issued 9,370,000 commons shares for proceeds of $937. As at December 31, 2020, of the total shares issued and outstanding, 8,617,125 were vested (2019 — 6,275,217). Additionally, 5,329,632 of these common shares (2019 — nil) remain restricted due to repurchase option available to the Company.

On December 24, 2020, the Company issued 269,871 common shares for proceeds of $27. These shares are restricted from sale, transfer, or assignment.

Stock Options

In 2020, the Board of Directors of the Company authorized and approved a stock option plan whereby stock options may be granted to employees, advisory board members, directors, officers, and consultants of the Company and any present or future subsidiaries at an exercise price determined by the Board of Directors at the date of grant. The aggregate number of shares of the Company which may be issued and sold under the stock option plan shall be subject to authorization by the Company’s Board of Directors from time to time and is currently limited to the number of options currently granted. Under the stock option plan, participants are granted options which are subject to certain service conditions.

Prior to the authorization and approval of the existing stock option plan, from time to time, the Board of Directors authorized and approved the grant of various stock options under similar terms and conditions as the existing stock option plan. As at the date of the authorization and approval of the existing stock option plan, the Company revoked all stock options previously granted and approved and authorized the issuance of new stock options to replace and supersede those options previously granted.

There were no options issued or outstanding as at December 31, 2020 and 2019.

7.      Commitments and Contingencies

In the normal course of business, to facilitate transactions in services and products, the Company indemnifies certain parties. The Company has agreed to hold certain parties harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties. Several of these agreements limit the time within which an indemnification claim can be made and the amount of the claim. In addition, the Company has entered into indemnification agreements with its officers and directors, and its bylaws contain similar indemnification obligations to its agents.

Locals Technology Inc. Notes to the Financial Statements For the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019

7.      Commitments and Contingencies (cont.)

Furthermore, many of the Company’s agreements with its customers and partners require the Company to indemnify them for certain intellectual property infringement claims against them, which would increase costs as a result of defending such claims, and may require that we pay significant damages if there were an adverse ruling in any such claims. Customers and partners may discontinue the use the Company’s, services and technologies as a result of injunctions or otherwise, which could result in loss of revenues and adversely impact the business.

It is not possible to make a reasonable estimate of the maximum potential amount under these indemnification agreements due to the unique facts and circumstances involved in each particular agreement. As of December 31, 2020 and 2019, there were no material indemnification claims that were probable or reasonably possible.

8.      Fair Value Measurements

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the most advantageous market for the asset or liability in an orderly transaction. Fair value measurement is based on a hierarchy of observable or unobservable inputs. The standard describes three levels of inputs that may be used to measure fair value.

Level 1 —  Inputs to the valuation methodology are quoted prices available in active markets for identical investments as of the reporting date;

Level 2 —  Inputs to the valuation methodology other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and the fair value can be determined through the use of models or other valuation methodologies; and

Level 3 —  Inputs to the valuation methodology are unobservable inputs in situations where there is little or no market activity of the asset and liability and the reporting entity makes estimates and assumptions relating to the pricing of the asset or liability, including assumptions regarding risk. This includes certain cash flow pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company may measure eligible assets and liabilities at fair value, with changes in value recognized in earnings. Fair value treatment may be elected either upon initial recognition of an eligible asset or liability or, for an existing asset or liability, if an event triggers a new basis of accounting. The Company did not elect to remeasure any of its existing financial assets or liabilities, and did not elect the fair value option for any financial assets or liabilities transacted in the periods ended December 31, 2020 or 2019. Financial liabilities subject to fair value remeasurement include SAFE arrangements discussed in Note 6.

Locals Technology Inc. Notes to the Financial Statements For the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019

9.      Financial Instrument Risks

The Company is exposed to the following risks that arise from its use of financial instruments:

Market Risk

Market risk is the risk of loss that may arise from changes in market factors such as interest rates, foreign exchange rates, and commodity and equity prices.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company has no variable interest-bearing debt and therefore, exposure to interest rate risk is minimal at this time.

Foreign Currency Risk

For the Company’s foreign currency transactions, the fluctuations in the respective exchange rates relative to the U.S. dollar will create volatility in the Company’s cash flows on a period-to-period basis. Additional earnings variability arises from the translation of monetary assets and liabilities denominated in foreign currencies at the rates of exchange at each balance sheet date, the impact of which is reported as a foreign exchange gain or loss in the determination of comprehensive income or loss for the period.

Liquidity Risk

Liquidity risk is the risk that the Company encounters difficulty in meeting its obligations associated with financial liabilities. Liquidity risk includes the risk that, as a result of operational liquidity requirements, the Company will not have sufficient funds to settle a transaction on the due date; will be forced to sell financial assets at a value which is less than what they are worth; or may be unable to settle or recover a financial asset. Liquidity risk arises primarily from the Company’s accounts payable and accrued liabilities.

The Company focuses on maintaining adequate liquidity to meet its operating working capital requirements and capital expenditures. The majority of the Company’s financial liabilities are due within one year.

Credit Risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Company is exposed to credit risk resulting from the possibility that a customer or counterparty to a financial instrument defaults on their financial obligations or if there is a concentration of transactions carried out with the same counterparty. Financial instruments that potentially subject the Company to concentrations of credit risk include cash and accounts receivable.

The Company’s cash are held in reputable banks in its country of domicile and management believes the risk of loss to be remote. The Company is exposed to credit risk in the event of default by its customers. Accounts receivable are recorded at the invoiced amount, do not bear interest, and do not require collateral. The Company does not have any customers that make up a significant portion of their revenue and/or accounts receivable balance as at December 31, 2020 and 2019.

Locals Technology Inc. Notes to the Financial Statements For the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019

10.    Related Party Transactions

The Company’s related parties include directors, shareholders and key management.

During year ended December 31, 2020, the Company incurred compensation expenses of $193,759 (2019 — $60,000).

One of the shareholders of the Company published and monetized their content through the Company’s technology platform. During the year ended December 31, 2020, the Company recognized revenue of $14,994 (2019 — $nil).

As at December 31, 2020, the balance outstanding towards the payment to the shareholder noted above was $11,438 (2019 — $55).

On November 1, 2019, the Company purchased the rights to the domain license for $400,000 from a related party. The purchase price of the domain license was determined based on a contractually agreed price. As a result, the Company has recognized the domain license under intangible assets (Note 3).

As at December 31, 2020, the balance outstanding towards the payment of this intangible asset was $390,000 (2019 — $400,000).

There were no other related party transactions during these periods.

11.    Segment Information

Disclosure requirements about segments of an enterprise establish standards for reporting information regarding operating segments in annual financial statements. These requirements include presenting selected information for each segment. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding how to allocate resources and assess performance. The Company’s chief decision-maker is its chief executive officer. The Company and its chief decision-maker view the Company’s operations and manage its business as one operating segment.

The Company’s long-lived assets are located in the United States.

12.    Subsequent Events

Subsequent to the year-end, the Company completed Seed Series-2 financing, whereby 4,130,434 preferred shares were issued to certain investors for total proceeds of $3,759,077. The terms and nature of these preferred shares are in line with those described in Note 6.

On October 25, 2021, the Company fully paid for the remaining $390,000 balance outstanding related to the acquisition of the intangible asset (Note 3).

On October 26, 2021, the Company was wholly acquired by Rumble Inc. by way of a share transaction.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the securities being registered hereby.

Securities and Exchange Commission registration fee		$337,876.55
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total	$	*

____________

*        To be completed by Amendment

Item 14.     Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our charter provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as amended. Our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.     Recent Sales of Unregistered Securities.

In connection with the Closing of the Business Combination, on September 16, 2022, pursuant to the Forward Purchase Contract entered into on February 18, 2021 between the Sponsor and CF VI (the “Forward Purchase Contract”), the Company consummated the sale and issuance of 1,875,000 shares of Class A Common Stock and 375,000 Warrants, for an aggregate purchase price of $15.0 million. The sale and issuance of securities under the Forward Purchase Contract was made to the Sponsor, in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The foregoing summary is qualified in its entirety by reference to the text of the form of Forward Purchase Contract, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

PIPE Investment

Upon the Closing, the Company consummated the PIPE Investment and issued 8,300,000 shares of Class A Common Stock for aggregate proceeds of $83,000,000. The sales and issuances of securities in the PIPE Investment were made to accredited investors in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The foregoing summary is qualified in its entirety by reference to the text of the form of subscription agreement in connection with the PIPE Investment, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Business Combination Consideration

Upon the closing of the Business Combination, the Company issued 63,123,432 shares of Class A Common Stock (inclusive of 20,800,870 shares of Class A Common Stock placed in escrow pursuant to the terms of the BCA), 168,762,211 shares of Class C Common Stock (inclusive of 55,611,713 shares of Class C Common Stock placed in escrow pursuant to the terms of the BCA) and 105,782,403 shares of Class D Common Stock to the stockholders of Rumble in connection with the closing of the Business Combination. The issuances of the Class C Common Stock and Class D Common Stock were made in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

For an aggregate purchase price of $1.0 million, upon the closing of the Business Combination and pursuant to the Key Individual Subscription Agreement, CF VI issued and sold to Mr. Pavlovski a number of shares of Class D Common Stock, a new class of non-economic shares of common stock of CF VI carrying the right to 11.2663 votes per share, which were created and issued in connection with the closing of the Business Combination, and which shares provide Mr. Pavlovski with a number of votes, together with any shares of Class A Common Stock and Class C Common Stock held by him as of closing of the Business Combination, such that he has approximately 85% of the voting rights of the Company.

Concurrently with the execution of the BCA, CF VI entered into a Share Repurchase Agreement with Mr. Pavlovski, pursuant to which, upon the closing of the Business Combination, CF VI repurchased 1.1 million ExchangeCo Shares from Mr. Pavlovski and redeemed a corresponding number of shares of Class C Common Stock, for a total purchase price of $11.0 million or $10.00 per ExchangeCo Share. Of the $11.0 million of proceeds, Mr. Pavlovski reinvested $1.0 million to pay the purchase price for the shares of Class D Common Stock purchased by Mr. Pavlovski pursuant to the Key Individual Subscription Agreement. The closing of the share repurchase occurred immediately following the closing of the Business Combination.

Item 16.     Exhibits and Financial Statement Schedules.

(a) Exhibits.

2.1

Business Combination Agreement, dated as of December 1, 2021, by and between CF Acquisition Corp. VI and Rumble Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus filed on August 12, 2022).

2.2

Amendment to Business Combination Agreement, by and between CF Acquisition Corp. VI and Rumble Inc. dated August 24, 2022 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 24, 2022).

2.3	Plan of Arrangement, dated September 16, 2022 (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
3.1	Amended and Restated Certificate of Incorporation of Rumble Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
3.2	Amended and Restated Bylaws of Rumble Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
3.3	Articles of Incorporation of ExchangeCo, as amended (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
3.4	By-Law No. 1 of ExchangeCo (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
3.5	Provisions Attaching to ExchangeCo Shares (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
4.1

Warrant Agreement dated February 18, 2021, by and between Continental Stock Transfer & Trust Company, as warrant agent and CF Acquisition Corp. VI (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 24, 2021).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A filed on February 3, 2021).
4.3

Warrant Assignment, Assumption and Amendment Agreement, dated September 16, 2022, by and among the Company, Computershare Inc., Computershare Trust Company, N.A., and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 22, 2022).

5.1	Opinion of Willkie Farr & Gallagher LLP.
10.1

Exchange and Support Agreement, dated September 16, 2022, by and among the Company, ExchangeCo, CallCo and the shareholders of ExchangeCo who hold ExchangeCo Shares (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 22, 2022).

10.2

Subscription Agreement, dated September 16, 2022, by and between CF Acquisition Corp. VI and Christopher Pavlovski (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 22, 2022).

10.3

Sponsor Support Agreement dated December 1, 2021, by and among CF Acquisition Corp. VI, CFAC Holdings VI, LLC and Rumble Inc. (incorporated by reference to Annex E to the Proxy Statement/Prospectus filed on August 12, 2022).

10.4

Form of Lock-Up Agreement, by and among CF Acquisition Corp. VI, Rumble Inc. and the holders party thereto (incorporated by reference to Annex H to the Proxy Statement/Prospectus filed on August 12, 2022).

10.5+	Rumble Inc. 2022 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
10.6+	Rumble Inc. Second Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
10.7

Share Repurchase Agreement dated December 1, 2021, by and between CF Acquisition Corp. VI and Christopher Pavlovski (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 2, 2021).

10.8+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
10.9

Amended and Restated Registration Rights Agreement, dated September 16, 2022, by and among the Company, Sponsor and the other parties named therein (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on September 22, 2022).

10.10	Google AdSense Online Terms of Service. (incorporated by reference to Exhibit 10.8 to CF Acquisition Corp. VI’s Amendment No. 1 to Registration Statement on Form S-4 filed on May 12, 2022).
10.11

LockerDome, Inc. (now known as Decide) Order Form dated September 24, 2021. (incorporated by reference to Exhibit 10.9 to CF Acquisition Corp. VI’s Amendment No. 3 to Registration Statement on Form S-4 filed on July 15, 2022).

10.12

Amended and Restated Business Cooperation Agreement, dated as of January 16, 2022 and effective as of December 31, 2021, by and between Cosmic Inc. and Rumble Inc. (incorporated by reference to Exhibit 10.9 to CF Acquisition Corp. VI’s Amendment No. 1 to Registration Statement on Form S-4 filed on May 13, 2022).

10.13

Amended and Restated Business Cooperation Agreement, dated as of January 16, 2022 and effective as of December 31, 2021, by and between Kosmik Development Skopje doo and Rumble Inc. (incorporated by reference to Exhibit 10.10 to CF Acquisition Corp. VI’s Amendment No. 1 to Registration Statement on Form S-4 filed on May 13, 2022).

10.14+

Letter Agreement, dated November 4, 2021, by and between Rumble USA Inc. and Michael Ellis (incorporated by reference to Exhibit 10.11 to CF Acquisition Corp. VI’s Amendment No. 2 to Registration Statement on Form S-4 filed on June 17, 2022).

10.15+

Letter Agreement, dated July 26, 2021, by and between Rumble USA Inc. and Tyler Hughes (incorporated by reference to Exhibit 10.12 to CF Acquisition Corp. VI’s Amendment No. 2 to Registration Statement on Form S-4 filed on June 17, 2022).

10.16+

Form of Restricted Class Common Share Ownership Agreement (incorporated by reference to Exhibit 10.13 to CF Acquisition Corp. VI’s Amendment No. 2 to Registration Statement on Form S-4 filed on June 17, 2022).

10.17+

Employment Agreement by and between Rumble Inc. and Christopher Pavlovski, effective as of September 16, 2022 (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed on September 22, 2022).

10.18

Forward Purchase Contract dated February 18, 2021, by and between CF Acquisition Corp. VI and CFAC Holdings VI, LLC (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on February 24, 2021).

10.19+

Letter Agreement, dated as of September 16, 2022 by and between Christopher Pavlovski and Rumble Inc. amending Mr. Pavlovski’s employment agreement with Rumble Inc. (incorporated by reference to Exhibit 10.19 to the Company’s Current Report on Form 8-K filed on September 22, 2022).

10.20+

Restricted Stock Unit Grant Notice and Agreement by and between Rumble Inc. and Christopher Pavlovski, dated as of September 16, 2022 (incorporated by reference to Exhibit 10.20 to the Company’s Current Report on Form 8-K filed on September 22, 2022).

10.21	Form of Class A Common Stock Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 2, 2021).
14.1	Rumble Inc. Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
16.1	Letter of WithumSmith+Brown, PC to the SEC, dated September 22, 2022 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
23.1	Consent of WithumSmith+Brown, PC (with respect to CF Acquisition Corp. VI financial statements).
23.2	Consent of MNP LLP (with respect to Rumble Inc. financial statements).
23.3	Consent of MNP LLP (with respect to Locals, Inc. financial statements).
23.4	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table.

____________

*        Previously filed

+        Indicates a management or compensatory plan.

†        Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Item 17.     Undertakings

The undersigned registrant, hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longboat Key, State of Florida, on November 4, 2022.

RUMBLE INC.
By:	/s/ Christopher Pavlovski
Christopher Pavlovski
Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Christopher Pavlovski	Chief Executive Officer and Chairman	November 4, 2022
Christopher Pavlovski	(principal executive officer)
*	Chief Financial Officer	November 4, 2022
Brandon Alexandroff	(principal financial officer and principal accounting officer)
*	Director	November 4, 2022
Nancy Armstrong
*	Director	November 4, 2022
Robert Arsov
*	Director	November 4, 2022
Paul Cappuccio
*	Director	November 4, 2022
Ethan Fallang
*	Director	November 4, 2022
Ryan Milnes
*By:	/s/ Michael Ellis
Michael Ellis Attorney-in-Fact